As Filed with the Securities and Exchange Commission on September 29, 1995

                                                       Registration No. 33-60011
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           AMENDMENT NO. 1 - FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               HOST FUNDING, INC.
             (Exact name of registrant as specified in its charter)
     MARYLAND                         7012                       52-1907962
(State or other jurisdiction     (Primary Standard            (IRS Employer
of incorporation or            Industrial Classification     Identification No.)
 organization)                      Code Number)


               (Address, including ZIP Code, and telephone number,
        including area code, of registrant's principal executive offices)
                           7825 FAY AVENUE, SUITE 250
                               LA JOLLA, CA 92037
                                  (619)456-6070


            (Name, address, including ZIP Code, and telephone number,
                   including area code, of agent for service)
                           MICHAEL MCNULTY, PRESIDENT
                           7825 FAY AVENUE, SUITE 250
                               LA JOLLA, CA 92037
                                 (619) 456-6070


                                   Copies to:
                             Peter G. Aylward, Esq.
                       Law Office of Peter G. Aylward, APC
                              3250 Vista Diego Road
                                 Jamul, CA 91935
                                 (619) 669-4800
                           (619) 669-4844 (telecopier)


     Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with
General Instruction G, check the following box.    / /
                                                    -



THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
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


                                 HOST FUNDING, INC.
                              CROSS-REFERENCE SHEET
                   (PURSUANT TO ITEM 501(B) OF REGULATION S-K)



ITEM                                               LOCATION IN
                                                  PROSPECTUS/CONSENT
                                                  SOLICITATION STATEMENT
1.   Forepart of Registration Statement
     and Outside Front Cover Page
     of Prospectus................................Facing Page; Cross Reference
                                                  Sheet; Outside Front Cover
                                                  Page of Prospectus/Consent
                                                  Solicitation Statement

2.   Inside Front and Outside Back Cover
     Pages of Prospectus .........................Table of Contents;
                                                  Available Information

3.   Risk Factors, Ratio of Earnings to
     Fixed Charges, and Other
     Information..................................Summary

4.   Terms of the Transaction.....................Summary

5.   PRO FORMA Financial Information..............Unaudited PRO FORMA
                                                  Condensed Combined
                                                  Financial Statements
6.   Material Contracts with the
     Company Being Acquired ......................Background

7.   Additional Information
     Required for Reoffering by Persons
     and Parties Deemed to be Underwriters........Not Applicable

8.   Interests of Named Experts and Counsel.......Legal Matters

9.   Disclosure of Commission Position
     on Indemnification for
     Securities Act Liabilities...................Not Applicable

10.  Information with Respect to S-3
     Registrants .................................Not Applicable

11.  Incorporation of Certain Information
     by Reference ................................Not Applicable

12.  Information with Respect to S-2 or
     S-3 Registrants .............................Not Applicable

13.  Incorporation of Certain Information
      by Reference ...............................Not Applicable

14.  Information with Respect to
     Registrants Other than S-3 or S-2
     Registrants..................................Summary; Risk Factors; The
                                                  Company in General; Formation
                                                  Transactions

15.  Information with Respect to S-3
     Companies....................................Not Applicable

16.  Information with Respect to S-2
     or S-3 Companies.............................Prospectus/Consent
                                                  Solicitation Statement;
                                                  Summary; Risk ; Business
                                                  and Properties; Voting
                                                  Procedures

17.  Information with Respect to
     Companies Other than S-2
     or S-3 Companies.............................Not Applicable

18.  Information if Proxies, Consents
     or Authorizations Are to be
     Solicited....................................Outside Front Cover Page of
                                                  Prospectus/Consent
                                                  Solicitation Statement;
                                                  Summary

19.  Information if Proxies, Consents
     or Authorizations Are Not to
     be Solicited, or in an Exchange
     Offer........................................Not Applicable

                        SUBJECT TO COMPLETION      , 1995
                                              -----


PRELIMINARY COPY


                              GHG HOSPITALITY, INC.
                           3145 SPORTS ARENA BOULEVARD
                           SAN DIEGO, CALIFORNIA 92110



                                                      , 1995



Dear Limited Partner:

     We are pleased to report that we have recently completed the negotiations whereby Host Funding, Inc., a Maryland corporation (the "REIT"), will acquire the Mission Bay Super 8 Motel from Mission Bay Super 8, Ltd., a California limited partnership (the "Partnership"), pursuant to the "Mission Bay Acquisition Agreement". Subject to the approval of the Limited Partners owning more than 50% of the limited partnership interests and subject to the dissenting limited partners owning not more than 5% of the limited partnership interests, in exchange for the Mission Bay Super 8 Motel, the Limited Partners of Mission Bay will receive shares of common stock in the REIT. The Limited Partners that disapprove of the Mission Bay Acquisition and perfect their dissenters rights (the "Dissenting Limited Partners") will receive cash in exchange for their limited partnership interests.

     Pursuant to Section 15.4 of the Mission Bay Super 8 Limited Partnership Agreement, the General Partner does hereby call for a vote without a meeting as to whether the Limited Partners approve or disapprove of the Mission Bay Acquisition, the details of which are set forth in the Proxy
Statement/Prospectus.

     I highly recommend approval of the Mission Bay Acquisition Agreement for numerous reasons, several of which are the following:

     - Upon approval, the Limited Partners will receive common stock in an externally advised REIT.

     - The REIT Common Stock issued to you upon the completion of the Mission Bay acquisition will be a liquid investment -- unlike your investment in the limited partnership interest you now hold you can choose to sell the REIT stock whenever you wish.

     - The Mission Bay Acquisition, on a PRO FORMA basis, increases funds from operations available for payment to former Limited Partners.

     - The Mission Bay Acquisition will lead to operating synergies and additional savings, thereby increasing funds from operations of the REIT.

     - The Limited Partners would diversify their investment since the REIT owns four other Super 8 Motels throughout the United States, and has an acquisition strategy in place for additional hotel properties.

     The Mission Bay Acquisition requires the affirmative vote of Mission Bay Limited Partners owning more than 50% of the limited partnership interests in the Mission Bay Limited Partnership. Accordingly, please complete, sign and date the accompanying proxy card and return it in the enclosed prepaid envelope.


     Consents given by Limited Partners in the form of consent form accompanying this Prospectus and Proxy Statement will, when executed and delivered to the General Partner, be revocable by written notice to the General Partner until such time as unrevoked consents are received from Limited Partners holding more than 50% of the outstanding Mission Bay Limited Partnership interests. Accordingly, the action would be approved and the right of revocation automatically will terminate, upon receipt of unrevoked consents from Mission Bay Limited Partners holding more than 50% of the outstanding Mission Bay Limited Partnership interests. Your prompt cooperation will be greatly appreciated.


                              Sincerely,




                              J. Mark Grosvenor, President
                              GHG Hospitality, Inc.
                              General Partner of
                              Mission Bay Limited Partnership



INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                    PROSPECTUS/CONSENT SOLICITATION STATEMENT



     Host Funding, Inc., a recently organized Maryland corporation (the "Company"), is proposing the acquisition (the "Mission Bay Acquisition") of one hotel property from Mission Bay Super 8, Ltd., a California Limited Partnership ("Mission Bay"). The Company currently owns four Super 8 hotels (the "Initial Hotels") which were acquired by the Company pursuant to the Contribution and Assumption Agreement entered into by and between the Company and All American Group, Ltd., a Delaware limited partnership ("AAG") effective April 1, 1995. The Initial Hotels are the Poplar Bluff Super 8 located in Poplar Bluff, Missouri, the Miner Super 8 located in Miner, Missouri, the Rock Falls Super 8 located in Rock Falls, Illinois, and the Somerset Super 8 located in Somerset, Kentucky, respectively.

     The Company, in exchange for its shares of Class A common stock ("Class A Common Stock"), now proposes to acquire the Mission Bay Super 8 motel located in San Diego, California (the "Acquisition Hotel") from Mission Bay pursuant to the Mission Bay Acquisition Agreement to be entered into by and between Mission Bay and the Company. Upon the consummation of the Mission Bay Acquisition, the Company will own five Super 8 hotels. (Collectively, all the Initial Hotels and the Acquisition Hotel will be referred to as the "Hotels"). Concurrently with the closing of the Mission Bay Acquisition, the Company will issue 500,000 shares of Class A Common Stock in a public offering for a gross consideration of $5 million (the "Public Offering"). The acquisition of Mission Bay by the Company is specifically conditioned upon the Company's closing of the Public Offering for a gross consideration of $5 million. The Mission Bay Acquisition, the Public Offering, and the Company's issuance of its Common Stock to its existing Shareholders in exchange for their existing common shares, are collectively referred to as the "Formation Transactions".

     The Company will enter into the Advisory Agreement with Host Funding Advisors, Inc., a Delaware corporation (the "Advisor"). FOR THE DEFINITIONS OF CERTAIN TERMS USED IN THIS PROSPECTUS/CONSENT SOLICITATION STATEMENT, SEE "GLOSSARY".

     Following the Formation Transactions, the Company will own and operate the Hotels pursuant to lease agreements (the "Percentage Leases") which will be entered into upon the closing of the Public Offering by and between the Company and Crossroads Hospitality Tenant Company, LLC, a Delaware limited liability company (the "Lessee"). The Company expects to qualify as a real estate investment trust (a "REIT") and elect REIT status for its taxable year beginning January 1, 1996.

     Upon issuance, the Class A Common Stock will be transferable. The Company will apply for a listing of its Class A Common Stock on the American Stock Exchange. If the shares of Class A Common Stock are not listed on the AMEX, they will be listed on the NASDAQ Stock Market. The Company will issue the Class A Common Stock to Mission Bay pursuant to a Form S-4 registration statement under the Securities Act of 1933, as amended.

     This Prospectus/Consent Solicitation Statement relates solely to the solicitation of consents to Mission Bay's approval of the Mission Bay Acquisition from the Mission Bay Limited Partners.

     THIS PROSPECTUS/CONSENT SOLICITATION STATEMENT IS DIRECTED ONLY TO THE 1,149 LIMITED PARTNERS IN MISSION BAY WITH RESPECT TO THE 6,600 LIMITED PARTNERSHIP UNITS DESCRIBED HEREIN AND IS NOT TO BE CONSIDERED AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES TO OR FROM ANYONE TO WHOM DELIVERY OF THIS PROSPECTUS/CONSENT SOLICITATION STATEMENT IS NOT AUTHORIZED BY THE COMPANY IN CONNECTION WITH THE SOLICITATION OF CONSENTS FOR THE FORMATION TRANSACTIONS. THIS PROSPECTUS/CONSENT SOLICITATION STATEMENT DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THE COMMON STOCK REFERRED TO HEREIN.

     There are 1,149 Mission Bay Limited Partners. The Mission Bay Limited Partners are either original partners who acquired their interests pursuant to a public offering in 1986 and 1987 or persons who acquired their interests primarily through gifts or bequests from the original partners.

     THE GENERAL PARTNER OF MISSION BAY BELIEVES THAT THE TERMS OF THE FORMATION TRANSACTIONS ARE FAIR TO THE MISSION BAY LIMITED PARTNERS AND RECOMMENDS THAT ALL MISSION BAY LIMITED PARTNERS VOTE TO APPROVE THE FORMATION TRANSACTIONS.

     The Company has conditioned the Mission Bay Acquisition upon (i) the approval by the Mission Bay Limited Partners holding either all or more than 50% of the outstanding limited partner interests, (ii) the approval by the general partner of Mission Bay, Grosvenor Hospitality Group, Inc., a California corporation ("GHG"), and (iii) the dissenting vote of not more than 5% of the Limited Partners, which such limitation can be waived by the Company. The Mission Bay Acquisition is also conditioned upon completion by the Company of the Public Offering yielding gross proceeds to the Company of at least $5.0 million and completion of the Formation Transactions on or before April 30, 1996.

     ALL INFORMATION CONCERNING THE EXPECTED OFFERING PRICE AT $10.00 PER SHARE OF THE COMMON STOCK IN THE PUBLIC OFFERING REFERRED TO HEREIN IS BASED ON MARKET CONDITIONS AS OF THE DATE OF THE PUBLIC OFFERING. THE INFORMATION INCLUDED HEREIN ASSUMES THAT 500,000 SHARES ARE ACTUALLY SOLD BY THE COMPANY IN THE PUBLIC OFFERING AT $10.00 PER SHARE.

     Upon completion of the Formation Transactions, Mission Bay will transfer the Acquisition Hotel and all other assets to the Company in exchange for shares of Class A common stock in the Company ("Class A Common Stock") and upon the liquidating distribution of these shares of Class A Common Stock by Mission Bay, the limited partners of Mission Bay (the "Mission Bay Limited Partners") will become shareholders ("Shareholders") of the Company. Mission Bay also will distribute to the Mission Bay Limited Partners excess cash on hand at the time of the Mission Bay Acquisition. See the Prospectus/Consent Solicitation Statement attached hereto under the heading "The Formation Transactions -- The Public Offering."

     The Formation Transactions have been structured to afford the Mission Bay Limited Partners who dissent (the "Dissenting Partners") the dissenters' rights contained in the recently enacted California legislation which is known as the Thompson-Killea Limited Partnership Protection Act of 1992 (the "Thompson-Killea Act"). The Thompson-Killea Act requires that the Dissenting Partners receive the appraised value of their Interest in Mission Bay in the form of cash, freely tradeable securities or secured or unsecured debt instruments satisfying certain statutory requirements. The Company is satisfying this requirement by offering Dissenting Partners the right to receive the appraised value of their Interests in Mission Bay in the form of cash (up to an aggregate of $140,500 (or 5% of the limited partner units), subject to increase by the Company in its sole discretion). For a detailed discussion of partners' dissenters' rights, see "Voting Procedures - Dissenters' Rights".

     As a part of the Formation Transactions and as a condition to their consummation, the Company will make an initial Public Offering of its Class A Common Stock, par value $.01 per share. The gross proceeds to the Company of the Public Offering (which are estimated to be $5.0 million, assuming market conditions as of the date hereof and the sale of 500,000 shares of Class A Common Stock in the Public Offering at a price of $10 per Share), will be used by the Company primarily to repay certain costs incurred in the Formation Transactions, pay transaction expenses, provide cash for the Mission Bay Dissenting Partners, pay down principal on certain secured indebtedness of the Hotels, and provide for working capital for the Company. The Company will operate as an externally managed REIT, its operations will be conducted solely through the Advisor, and it intends to apply for listing of its Class A Common Stock on the American Stock Exchange (the "AMEX"), or if not on the AMEX, it will be listed on the NASDAQ Stock Market.

     The approval of the Mission Bay Acquisition by the Mission Bay Limited Partners is hereby solicited and the Mission Bay Limited Partners are hereby requested to complete, sign and return the Consent Form accompanying this Prospectus/Consent Solicitation Statement. See "Voting Procedures". Once completed, signed and returned, a Consent Form wherein a Mission Bay Limited Partner votes "for" the Mission Bay Acquisition is irrevocable, regardless of the amount of time remaining in the Solicitation Period.

THIS SOLICITATION OF CONSENTS EXPIRES AT 11:59 P.M., PACIFIC TIME, ON __________, 1995, UNLESS EXTENDED. NEITHER THIS TRANSACTION NOR THESE SECURITIES HAVE BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS/CONSENT SOLICITATION STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE TRANSACTION DESCRIBED IN THIS PROSPECTUS/CONSENT SOLICITATION STATEMENT WILL BE SUBJECT TO THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT")

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED OR INCORPORATED IN THIS PROSPECTUS/CONSENT SOLICITATION STATEMENT IN CONNECTION WITH THE MATTERS REFERRED TO HEREIN AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN SO AUTHORIZED BY THE COMPANY, THE FOUNDER, THE LESSEE, OR THE ADVISOR. THE DELIVERY OF THIS PROSPECTUS/CONSENT SOLICITATION STATEMENT SHALL NOT, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

 The date of this Prospectus/Consent Solicitation Statement is __________, 1995.

     This Prospectus/Consent Solicitation Statement does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Class A Common Stock offered hereby, nor does it constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby to any person in any jurisdiction in which it is unlawful to make such an offer or solicitation to such person. Neither the delivery of this Prospectus/Consent Solicitation Statement nor any sale made hereunder shall under any circumstances imply that the information contained herein is correct as of any time subsequent to the date hereof.

                             ADDITIONAL INFORMATION

     The Company has filed with the California Department of Corporations (the "Department") Application for Qualification of Securities (the "Application") under the California Corporate Securities Law of 1968, as amended, with respect to the Class A Common Stock and Subordinated Shares to be issued in the Formation Transactions. This Prospectus/Consent Solicitation Statement does not contain all the information set forth in the Application. Copies of the exhibits and schedules attached to the Application may be examined at the Department of Corporations, 3700 Wilshire Boulevard, Los Angeles, CA.

     The Company will be required to file reports and other information with the Commission pursuant to the Securities Exchange Act of 1934, as amended. Shareholders will receive annual reports containing audited financial statements with a report thereon by the Company's independent certified public accountants, and quarterly reports containing unaudited financial information for each of the first three quarters of each fiscal year.

                              AVAILABLE INFORMATION

     The Company has filed a Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended ("Securities Act"), with the Securities and Exchange Commission (the "Commission") covering the shares of Host Funding Common Stock to be issued in connection with the Formation Transactions. As permitted by the rules and regulations of the Commission, this Prospectus/Consent Solicitation Statement omits certain information, exhibits and undertakings contained in the Registration Statement. For further information pertaining to the securities offered hereby, reference is made to the Registration Statement, including the exhibits filed as part thereof.

     Mission Bay is subject to the informational requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and, in accordance therewith, file reports, proxy statements and other information with the Commission. Reports, proxy statements and other information filed by Mission Bay can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; and at its Regional Offices located at Suite 1400, 500 West Madison Street, Chicago, Illinois 60661; and Seven World Trade Center, New York, New York 10048. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549.

     All information contained in this Prospectus/Consent Solicitation Statement with respect to Mission Bay has been supplied by Mission Bay and all information with respect to the Company has been supplied by the Company.

     NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS/CONSENT SOLICITATION STATEMENT, OR INCORPORATED IN IT BY REFERENCE, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS/CONSENT SOLICITATION STATEMENT DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, THE SECURITIES OFFERED BY THIS PROSPECTUS/CONSENT SOLICITATION STATEMENT, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER, OR SOLICITATION OF AN OFFER, OR PROXY SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS/CONSENT SOLICITATION STATEMENT NOR ANY DISTRIBUTION OF THE SECURITIES OFFERED PURSUANT TO THIS PROSPECTUS/CONSENT SOLICITATION STATEMENT SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF HOST FUNDING, INC., SINCE THE DATE OF THIS PROSPECTUS/CONSENT SOLICITATION STATEMENT.

                                TABLE OF CONTENTS


SUMMARY
  The Company. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
  Risk Factors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
  The Hotel Industry and the Hotels. . . . . . . . . . . . . . . . . . . . . . 5
  Management Strategy. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
  Growth Strategy. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
  Formation Transactions . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
  The Company's Related Parties - The Advisor, The Acquisition Company,
  and The Lessee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .12
  Distribution Policy. . . . . . . . . . . . . . . . . . . . . . . . . . . . .13
  Tax Status . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .14
  Conflicts of Interest. . . . . . . . . . . . . . . . . . . . . . . . . . . .14
  The Offering . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .15
  Summary Financial Data . . . . . . . . . . . . . . . . . . . . . . . . . . .16
  Voting Procedures. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
  Dissenters' Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . .19
  Compliance with and Approval from Federal and State Authorities. . . . . . .19

RISK FACTORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .20
  Insufficient Cash Available for Pro Forma Distributions. . . . . . . . . . .20
  Tax Risks. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .20
     Failure to Qualify as a REIT. . . . . . . . . . . . . . . . . . . . . . .20
     REIT Minimum Distribution Requirements. . . . . . . . . . . . . . . . . .20
     Adverse Tax Consequences to Shareholders of the Company from a Sale of Any of the Hotels. . . . . . . . . . . . . . . . . . . . . . . . . . .21
  Insufficient Cash Available for Target Distribution. . . . . . . . . . . . .21
  Inability to Operate the Hotel Properties. . . . . . . . . . . . . . . . . .21
  Historical Operating Losses . . . . . . . . . . . . . .. . . . . . . . . . .21
  Conflicts of Interest. . . . . . . . . . . . . . . . . . . . . . . . . . . .22
     General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .22
     Continuing Hotel Operation, Development and Investment by Hatfield
     Affiliates. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .22
     New and Continuing REIT Organizational Efforts by Advisor Affiliates. . .22
     Conflicting Demands for Management Time . . . . . . . . . . . . . . . . .22
  Newly Organized Entities; Limited Assets and Operating History . . . . . . .22
  Reliance on Board of Directors, Key Personnel and Advisor. . . . . . . . . .23
  Risks of Leverage. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .23
  Dependence on Lessee . . . . . . . . . . . . . . . . . . . . . . . . . . . .24
  Dependence on Single Brand Name. . . . . . . . . . . . . . . . . . . . . . .24
  Stock Ownership of Mr. Hatfield. . . . . . . . . . . . . . . . . . . . . . .24
  Underwriting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .24
  No Prior Market for Common Stock . . . . . . . . . . . . . . . . . . . . . .25
  Effect of Market Interest Rates on Price of Common Stock and Cost of Funds .25
  Hatfield Note Default. . . . . . . . . . . . . . . . . . . . . . . . . . . .25
  Exemptions for Mr. Hatfield from the Maryland Business Combination Law . . .25
  Risks of Operating Hotels under Franchise Agreements . . . . . . . . . . . .26
  Value of Hotels and Terms of Formation Transactions. . . . . . . . . . . . .27
  Potential Dilution . . . . . . . . . . . . . . . . . . . . . . . . . . . . .27
  Possible Adverse Effects of Shares Available for Future Sale upon Prices of Common Stock. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .28
  Mortgage Loans and Participating Debt Investments. . . . . . . . . . . . . .28
  Reliance on Board of Directors to Change Certain Policies. . . . . . . . . .28
  Anti-takeover Effect of Ownership Limit, Staggered Board and Power to
  Issue Additional Stock . . . . . . . . . . . . . . . . . . . . . . . . . . .28
  Hotel Industry Risks . . . . . . . . . . . . . . . . . . . . . . . . . . . .29
     Operating Risks . . . . . . . . . . . . . . . . . . . . . . . . . . . . .29
     Competition . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .29

     Investment Concentration in a Single Industry . . . . . . . . . . . . . .30
     Seasonality of Hotel Business . . . . . . . . . . . . . . . . . . . . . .30
     Limited Number of Hotels; Emphasis on Limited Service Hotel Market. . . .30
     Renewal of Leases and Reletting of Hotels . . . . . . . . . . . . . . . .30
  Real Estate Investment Risks . . . . . . . . . . . . . . . . . . . . . . . .30
     Illiquidity of Real Estate. . . . . . . . . . . . . . . . . . . . . . . .30
     Uninsured and Underinsured Losses . . . . . . . . . . . . . . . . . . . .31
     Environmental Matters . . . . . . . . . . . . . . . . . . . . . . . . . .31
     Compliance with Americans with Disabilities Act . . . . . . . . . . . . .32
     Increases in Property Taxes . . . . . . . . . . . . . . . . . . . . . . .32
     Acquisition and Development Risks . . . . . . . . . . . . . . . . . . . .32
     Changes in Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . .33

THE COMPANY IN GENERAL . . . . . . . . . . . . . . . . . . . . . . . . . . . .34
  Overview . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .34
  Growth Strategy. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .34
    Acquisition Strategy . . . . . . . . . . . . . . . . . . . . . . . . . . .35
    Internal Growth Strategy . . . . . . . . . . . . . . . . . . . . . . . . .35
    Possible Refinancing Strategy. . . . . . . . . . . . . . . . . . . . . . .36

USE OF PROCEEDS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .36

DISTRIBUTION POLICY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .37

PRO FORMA CAPITALIZATION . . . . . . . . . . . . . . . . . . . . . . . . . . .40
   Potential Dilution. . . . . . . . . . . . . . . . . . . . . . . . . . . . .40

SELECTED FINANCIAL INFORMATION AND OPERATIONS DATA . . . . . . . . . . . . . .41

FINANCIAL CONSIDERATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . .56
  Overview . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .56
     General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .57
  Results of Operations. . . . . . . . . . . . . . . . . . . . . . . . . . . .65
     Actual Results of Operations. . . . . . . . . . . . . . . . . . . . . . .65
     Pro Forma Results of Operations . . . . . . . . . . . . . . . . . . . . .66
  Liquidity and Capital Resources. . . . . . . . . . . . . . . . . . . . . . .67
     The Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .67
     The Lessee. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .68
  Inflation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .68
  Seasonality. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .68

BUSINESS AND PROPERTIES. . . . . . . . . . . . . . . . . . . . . . . . . . . .69
  The Hotel Industry . . . . . . . . . . . . . . . . . . . . . . . . . . . . .69
  The Initial Hotels . . . . . . . . . . . . . . . . . . . . . . . . . . . . .69
     General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .69
     The Miner Super 8 . . . . . . . . . . . . . . . . . . . . . . . . . . . .70
     The Poplar Bluff 8. . . . . . . . . . . . . . . . . . . . . . . . . . . .70
     The Rock Falls Super. . . . . . . . . . . . . . . . . . . . . . . . . . .71
     The Somerset Super 8. . . . . . . . . . . . . . . . . . . . . . . . . . .71
  The Mission Bay Partnership and the Acquisition Hotel. . . . . . . . . . . .71
  Limited Service Hotels . . . . . . . . . . . . . . . . . . . . . . . . . . .73
  Appraisals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .73
  The Percentage Leases  . . . . . . . . . . . . . . . . . . . . . . . . . . .73
     In General. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .73

     Percentage Lease Terms    . . . . . . . . . . . . . . . . . . . . . . . .73
     Amounts Payable Under the Percentage Leases . . . . . . . . . . . . . . .74
     Maintenance and Modifications . . . . . . . . . . . . . . . . . . . . . .75
     Insurance and Property Taxes. . . . . . . . . . . . . . . . . . . . . . .76
     Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . .76
     Assignment and Subleasing . . . . . . . . . . . . . . . . . . . . . . . .76
     Damage to Hotels. . . . . . . . . . . . . . . . . . . . . . . . . . . . .76
     Condemnation of Hotel . . . . . . . . . . . . . . . . . . . . . . . . . .77
     Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . .77
     Termination of Percentage Leases on Disposition . . . . . . . . . . . . .78
     Franchise License . . . . . . . . . . . . . . . . . . . . . . . . . . . .78
     Inventory . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .78
     Master Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . . .79
  Franchise Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . .79
  Environmental Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . .80
  Employees. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .81
  Competition. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .81
  Depreciation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .81
  Legal Proceedings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .81
  Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .81
  Regulatory Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . .82
     General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .82
     Americans With Disabilities Act . . . . . . . . . . . . . . . . . . . . .82

FORMATION TRANSACTIONS AND OTHER RELATED TRANSACTIONS. . . . . . . . . . . . .83
  Overview . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .83
  AAG Acquisition. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .83
  Mission Bay Acquisition. . . . . . . . . . . . . . . . . . . . . . . . . . .83
  Public Offering. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .83
  The Advisor and The Advisory Agreement . . . . . . . . . . . . . . . . . . .84
  The Acquisition Co. and The Post-Formation Acquisition Agreement . . . . . .84
  The Lessee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .84
     General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .84
  The Hatfield Note Amendments . . . . . . . . . . . . . . . . . . . . . . . .85
  Benefits to Hatfield Affiliates. . . . . . . . . . . . . . . . . . . . . . .85
  Benefits to Mission Bay Limited Partners and Affiliates. . . . . . . . . . .86
  Advantages and Disadvantages of the Formation Transactions . . . . . . . . .86
     Advantages. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .86

     Disadvantages . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .86

ALLOCATION OF SHARES . . . . . . . . . . . . . . . . . . . . . . . . . . . . .87
  Exchange Value of Shares . . . . . . . . . . . . . . . . . . . . . . . . . .87
  Appraised Value Basis of Exchange Value. . . . . . . . . . . . . . . . . . .87
  Per Share Price of Public Offering . . . . . . . . . . . . . . . . . . . . .87

VOTING PROCEDURES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .88
  Distribution of Solicitation Materials . . . . . . . . . . . . . . . . . . .88
  No Special Meetings. . . . . . . . . . . . . . . . . . . . . . . . . . . . .88
  Required Vote. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .88
  Voting Procedures and Consents . . . . . . . . . . . . . . . . . . . . . . .89
  Completion Instructions. . . . . . . . . . . . . . . . . . . . . . . . . . .89
  Withdrawal or Change of Vote . . . . . . . . . . . . . . . . . . . . . . . .90
  Final Cash Distribution by Mission Bay . . . . . . . . . . . . . . . . . . .90
  Solicitation and Tabulation of Consents by Information Agent . . . . . . . .90
  Special Requirements for Certain Partners. . . . . . . . . . . . . . . . . .90

  Dissenters' Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . .90
  Compliance with and Approval from Federal and State Authorities. . . . . . .91

COMPARISON OF OWNERSHIP OF MISSION BAY INTERESTS AND SHARES. . . . . . . . . .92
  Form of Organization and Purpose . . . . . . . . . . . . . . . . . . . . . .92
  Length of Investment . . . . . . . . . . . . . . . . . . . . . . . . . . . .92
  Properties and Diversification . . . . . . . . . . . . . . . . . . . . . . .93
  Permitted Investments. . . . . . . . . . . . . . . . . . . . . . . . . . . .93
  Additional Equity. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .93
  Borrowing Policies . . . . . . . . . . . . . . . . . . . . . . . . . . . . .93
  Other Investment Restrictions. . . . . . . . . . . . . . . . . . . . . . . .94
  Management Control . . . . . . . . . . . . . . . . . . . . . . . . . . . . .94
  Fiduciary Duties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .95
  Management Liability and Indemnification . . . . . . . . . . . . . . . . . .95
  Anti-takeover Provisions . . . . . . . . . . . . . . . . . . . . . . . . . .96
  Voting Rights. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .96
     Vote Required to Amend the Partnership Agreement or the Charter . . . . .96
     Vote Required to Dissolve the Mission Bay Partnership or the Company. . .97
     Vote Required to Sell Assets. . . . . . . . . . . . . . . . . . . . . . .97
     Vote Required to Merge. . . . . . . . . . . . . . . . . . . . . . . . . .97
  Compensation, Fees and Distributions . . . . . . . . . . . . . . . . . . . .98
  Liability of Investors . . . . . . . . . . . . . . . . . . . . . . . . . . .98
  Nature of Investment . . . . . . . . . . . . . . . . . . . . . . . . . . . .98
  Potential Dilution of Payment Rights . . . . . . . . . . . . . . . . . . . .99
  Liquidity. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .99
  Taxation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .99
  Passive vs. Portfolio. . . . . . . . . . . . . . . . . . . . . . . . . . . 100
  Benefits from Depreciation . . . . . . . . . . . . . . . . . . . . . . . . 100
  Reporting Procedures . . . . . . . . . . . . . . . . . . . . . . . . . . . 100
  State Taxation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 100

POLICIES AND OBJECTIVES WITH RESPECT TO CERTAIN ACTIVITIES . . . . . . . . . 101
  Overview of Policies and Objectives. . . . . . . . . . . . . . . . . . . . 101
  Investment Policies. . . . . . . . . . . . . . . . . . . . . . . . . . . . 101
     Investment in Real Estate or Interests in Real Estate . . . . . . . . . 101
     Investment in Other Entities. . . . . . . . . . . . . . . . . . . . . . 101
     Investment in Real Estate Mortgages . . . . . . . . . . . . . . . . . . 101
  Financing Policies . . . . . . . . . . . . . . . . . . . . . . . . . . . . 102
  Conflict of Interest Policies. . . . . . . . . . . . . . . . . . . . . . . 102
     Arm's-Length Negotiations . . . . . . . . . . . . . . . . . . . . . . . 102
     Business Opportunities/Lack of Non-competition Arrangements . . . . . . 102
  Limitation of Liability and Indemnification. . . . . . . . . . . . . . . . 103
     Charter and Bylaws Provisions . . . . . . . . . . . . . . . . . . . . . 103
     Maryland Law -- Limitations of Liability and Indemnification. . . . . . 103
  Policies with Respect to Other Activities. . . . . . . . . . . . . . . . . 104
  Working Capital Reserves . . . . . . . . . . . . . . . . . . . . . . . . . 104

MANAGEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 105
  Directors and Executive Officers . . . . . . . . . . . . . . . . . . . . . 105
  Management of the Advisor. . . . . . . . . . . . . . . . . . . . . . . . . 106
  Audit Committee. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 106
  Compensation Committee . . . . . . . . . . . . . . . . . . . . . . . . . . 107
  Compensation of Directors  . . . . . . . . . . . . . . . . . . . . . . . . 107

PRINCIPAL SHAREHOLDERS . . . . . . . . . . . . . . . . . . . . . . . . . . . 108

THE COMPANY'S CAPITAL STOCK. . . . . . . . . . . . . . . . . . . . . . . . . 109
  Description of Securities. . . . . . . . . . . . . . . . . . . . . . . . . 109
  In General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 109
  Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 109
  Preferred Stock. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 109
  Excess Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 110
  Power to Issue Additional Shares of Common Stock . . . . . . . . . . . . . 110
  Restrictions on Transfer . . . . . . . . . . . . . . . . . . . . . . . . . 110
  Transfer Agent and Registrar . . . . . . . . . . . . . . . . . . . . . . . 111
  Certain Provisions of Maryland Law and of the Company's Charter
  and Bylaws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 111
     Classification of the Board of Directors. . . . . . . . . . . . . . . . 112
     Removal of the Directors. . . . . . . . . . . . . . . . . . . . . . . . 112
     Business Combinations . . . . . . . . . . . . . . . . . . . . . . . . . 112
     Control Share Acquisitions. . . . . . . . . . . . . . . . . . . . . . . 113
     Amendment to the Charter. . . . . . . . . . . . . . . . . . . . . . . . 113
     Dissolution of the Company. . . . . . . . . . . . . . . . . . . . . . . 113
     Advance Notice of Director Nominations and New Business . . . . . . . . 114
     Anti-takeover Effect of Certain Provisions of Maryland Law and of the
     Charter and Bylaws. . . . . . . . . . . . . . . . . . . . . . . . . . . 114
  Shares Available for Future Sale . . . . . . . . . . . . . . . . . . . . . 114

FEDERAL INCOME TAX CONSIDERATIONS. . . . . . . . . . . . . . . . . . . . . . 116
  General. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 116
  Tax Treatment of the Formation Transactions. . . . . . . . . . . . . . . . 116
  Taxation of the Company. . . . . . . . . . . . . . . . . . . . . . . . . . 116
  Requirements for Qualification . . . . . . . . . . . . . . . . . . . . . . 117
     REIT Qualifications . . . . . . . . . . . . . . . . . . . . . . . . . . 117
     Income Tests. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 118
     Asset Tests . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 122
     Distribution Requirements . . . . . . . . . . . . . . . . . . . . . . . 123
     Partnership Anti-Abuse Rule . . . . . . . . . . . . . . . . . . . . . . 124
     Depreciation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 124
  Failure to Qualify . . . . . . . . . . . . . . . . . . . . . . . . . . . . 124
  Taxation of Taxable U.S. Shareholders. . . . . . . . . . . . . . . . . . . 124
  Taxation of Shareholders on the Disposition of Common Stock. . . . . . . . 125
  Information Reporting Requirements and Backup Withholding. . . . . . . . . 125
  Taxation of Tax-Exempt Shareholders. . . . . . . . . . . . . . . . . . . . 125
  Capital Gain and Losses. . . . . . . . . . . . . . . . . . . . . . . . . . 126
  Taxation of Foreign Shareholders . . . . . . . . . . . . . . . . . . . . . 126
     United States Taxation Rules. . . . . . . . . . . . . . . . . . . . . . 126
     Other Tax Consequences. . . . . . . . . . . . . . . . . . . . . . . . . 128
  Sale of the Company's Property . . . . . . . . . . . . . . . . . . . . . . 128

UNDERWRITING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 129

EXPERTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 130

REPORTS TO SHAREHOLDERS. . . . . . . . . . . . . . . . . . . . . . . . . . . 130

LEGAL MATTERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 130
  Additional Information . . . . . . . . . . . . . . . . . . . . . . . . . . 130

GLOSSARY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 132

FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . . . . . . . F-1 thru F-

  Index to Financial Statements

Appendix A  Consent Form . . . . . . . . . . . . . . . . . . . . . . . . . . A-1
Appendix B  Mission Bay Acquisition Agreement  . . . . . . . . . . . . . . . B-1

                               PROSPECTUS SUMMARY


     THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS APPEARING ELSEWHERE IN THIS PROSPECTUS/CONSENT SOLICITATION STATEMENT (THE "PROSPECTUS"). SEE " GLOSSARY" FOR THE DEFINITION OF CERTAIN TERMS USED IN THIS PROSPECTUS. UNLESS OTHERWISE INDICATED, THE INFORMATION CONTAINED IN THIS PROSPECTUS ASSUMES THAT (I) THE INITIAL PRICE PER SHARE OF THE CLASS A COMMON STOCK IN THE PUBLIC OFFERING WILL BE $10.00 (WHICH IS ALSO THE EXCHANGE VALUE OF THE COMMON STOCK UTILIZED IN THE COMPANY'S ACQUISITION OF THE HOTELS), AND (II) WITH RESPECT TO THE OWNERSHIP OF THE HOTELS, THE TRANSACTIONS RELATING TO THE FORMATION OF THE COMPANY AND THE OFFERING DESCRIBED ELSEWHERE IN THIS PROSPECTUS (THE "FORMATION TRANSACTIONS") SHALL HAVE OCCURRED. REFERENCES IN THIS PROSPECTUS TO THE "COMPANY" SHALL MEAN HOST FUNDING, INC., A MARYLAND CORPORATION, REFERENCES TO THE "HOTELS" SHALL MEAN THE FOUR (4) HOTEL PROPERTIES ACQUIRED BY THE COMPANY EFFECTIVE APRIL 1, 1995 AND THE ONE (1) HOTEL PROPERTY TO BE ACQUIRED BY THE COMPANY IN CONNECTION WITH THE MISSION BAY ACQUISITION, AND REFERENCES TO THE NET PROCEEDS OF THE OFFERING SHALL INCLUDE THE NET PROCEEDS OF THE CONCURRENT PUBLIC OFFERING. SEE "GLOSSARY" FOR THE DEFINITIONS OF CERTAIN TERMS USED IN THIS PROSPECTUS.


     ALL INFORMATION CONCERNING THE EXPECTED OFFERING PRICE AT $10.00 PER SHARE OF THE COMPANY'S CLASS A COMMON STOCK IN THE PUBLIC OFFERING REFERRED TO HEREIN IS BASED ON MARKET CONDITIONS AS OF THE DATE OF SUCH PUBLIC OFFERING. THE INFORMATION INCLUDED HEREIN ASSUMES THAT 500,000 SHARES OF CLASS A COMMON STOCK ARE ACTUALLY SOLD BY THE COMPANY IN THE PUBLIC OFFERING AT $10.00 PER SHARE.

THE COMPANY

     Host Funding, Inc. (the "Company"), a Maryland corporation which intends to qualify as a real estate investment trust ("REIT"), proposes to acquire the Mission Bay Super 8 hotel (the "Acquisition Hotel") having 117 rooms. The Company will be governed by a five-person Board of Directors and the Company will apply for a listing of its Class A Common Stock on the American Stock Exchange.

     In 1995, the Company acquired a note receivable secured by real property in an approximate principal amount of $1.8 million (the "Hatfield Note") and four Super 8 hotels (the "Initial Hotels") as a result of the transfer of certain assets from All American Group, Ltd., a Delaware limited partnership ("AAG") to the Company. The Initial Hotels are located in Miner, Missouri; Poplar Bluff, Missouri; Rock Falls, Illinois; and Somerset, Kentucky, respectively. Pursuant to the "Contribution and Assumption Agreement", partners of AAG (the "AAG Partners") received 100 shares of Common Stock of the Company (the "Initial Shares" of Common Stock) upon the consummation of the Contribution and Assumption Agreement effective April 1, 1995.

     The Acquisition Hotel is currently owned by Mission Bay Super 8, Ltd., a California limited partnership ("Mission Bay"). In late-1995, the Company will acquire the Acquisition Hotel from Mission Bay pursuant to an asset acquisition agreement ("Mission Bay Acquisition Agreement") by which the Company will acquire the hotel assets of Mission Bay in exchange for its shares of Class A Common Stock ("Class A Common Stock") and after which the Class A Common Stock of the Company will be distributed to the limited partners of Mission Bay (the "Mission Bay Limited Partners") in a final liquidating distribution of Mission Bay. Grosvenor Hospitality Group, Inc. ("GHG"), the general partner of Mission Bay, will no longer manage the Acquisition Hotel after the acquisition. Instead, after the acquisition, the Acquisition Hotel and the Initial Hotels will be managed by Crossroads Hospitality Tenant Company, LLC, a Delaware limited liability company ("Lessee"). Upon the consummation of the acquisition of the Acquisition Hotel, the Company will own five (5) Super 8 Hotels (the "Hotels"). In order to acquire additional hotel properties, the Company may incur additional indebtedness.

     This Prospectus relates to the solicitation of consents from the 1,149 Mission Bay Limited Partners holding 6,600 Limited Partnership Units in Mission Bay. GHG will solicit the consents of the Mission Bay Limited Partners, in accordance with its role as general partner, by sending a letter to all the limited partners disclosing the terms of the Mission Bay Acquisition. The Company has conditioned the effectiveness of the Mission Bay Acquisition upon the approval of Mission Bay Limited Partners holding more than 50% of the outstanding limited partnership interests. The Mission Bay Acquisition is also conditioned upon not more than 5% of the Mission Bay Partners electing to be Dissenting Partners. (The Company can waive this 5% limitation, in which case the Company will transfer to Mission Bay less shares of its Class A Common Stock and more cash than would have been utilized had the percentage of Dissenting Partners been 5% or less). In addition, the Mission Bay Acquisition is conditioned upon the closing of the Formation Transactions, which include a $5.0 million Public Offering.

RISK FACTORS

     AN INVESTMENT IN THE COMPANY'S COMMON STOCK INVOLVES VARIOUS RISKS, AND INVESTORS SHOULD CAREFULLY CONSIDER THE MATTERS DISCUSSED UNDER "RISK FACTORS," INCLUDING THE FOLLOWING:


     - INSUFFICIENT CASH AVAILABLE FOR PRO FORMA DISTRIBUTIONS. Base Rent due under the Percentage Leases is, by itself, insufficient to enable the Company to make distributions to holders of Common Stock at the Pro Forma Distribution rate of $0.8825 for 1996 and $0.7925 for 1997.

     - FAILURE TO QUALIFY AS A REIT. If the Company fails to qualify as a REIT, it would be taxed as a corporation which could reduce the cash available for distribution and distributions to Shareholders.

     - INSUFFICIENT CASH AVAILABLE FOR TARGET DISTRIBUTION. The Company has established a Target Distribution to Shareholders with respect to their shares of Class A Common Stock for the twelve month period commencing January 1, 1996 of $0.91 per share. On a pro forma basis, 98% of the earnings and cash flow of the Company for the twelve month period ending June 30, 1995, would yield a distribution of only $0.8825 for 1996 and $0.7925 for 1997. Any failure to make the Target Distribution could result in a decrease in the market price of the Class A Common Stock.

     - INABILITY TO OPERATE THE HOTELS. As a REIT, the Company is restricted in its ability to operate the Hotels and hotel properties owned or acquired by the Company in the future. The Company will rely on the Lessee to operate the Hotels and could rely on other lessees to operate any additional hotel properties it acquires. No assurances can be given that the Lessee or the other lessees will operate the Hotels or additional hotel properties in a manner to generate sufficient funds to pay base rent and maximize percentage rent.

     - DISTRIBUTION POLICY. To maintain its status as REIT, the Company must distribute annually at least 95% of its taxable net income and, as a consequence, may be required to borrow funds to make distributions; the Company's obligation to pay the Advisor an annual base fee and percentage fee, may effect the Company's ability to distribute 95% of its taxable net income. See "The Advisor -- The Advisory Agreement."; should the Company fund future investments or distributions with borrowings, it may risk the loss of all or a portion of its assets through foreclosure if it is unable to meet its obligations with respect to the indebtedness subsequently incurred;

     - HISTORICAL OPERATING LOSSES OF THE HOTELS. The Hotels have generally operated at a loss over the last five years. Although ADR and REVPAR have steadily increased, there can be no assurances that the Hotels will generate profits.

     - CONFLICTS OF INTEREST. Conflicts of interest exist between the Company and certain of its Affiliates, including the Advisor and the Acquisition Co. The Hatfield Affiliates have conflicts of interest with respect to the Formation Transactions. Messrs. Gardner-Smith, McNulty and other Affiliates of the Advisor and the Acquisition Co. will have conflicts of interest with respect to the Formation Transactions and the operation and growth of the Company and they will continue to have significant influence over the affairs of the Company by reason of their management and control of the Advisor and the Acquisition Co. See "Risk Factors -- Conflicts of Interest", "The Company in General -- Potential Dilution", and "Formation Transactions and Other Related Transactions."

     - NEWLY ORGANIZED ENTITIES; LIMITED ASSETS AND OPERATING HISTORY. The Company has only a limited operating history and, as of the completion of the Offering, will have had no experience operating as an independent company.

     - DEPENDENCE ON KEY PERSONNEL. The Company is an externally advised REIT and will be highly dependent on the efforts of the Advisor and the Company's officers, whom have experience investing in hotel properties but only limited experience in operating a REIT. The future success of the Company and its acquisition program is dependent on the active participation of Messrs. Gardner-Smith and McNulty. The loss of the services of either of these individuals could have a material adverse effect on the Company. See "Management and Various Policies and Objectives -- Directors and Executive Officers.";

     - RISKS OF LEVERAGE. The Company's Charter does not limit the level of debt the Company may incur. The Company could become highly leveraged, which could adversely affect the ability of the Company to make distributions to shareholders and increase the risk of default under its indebtedness.

     - DEPENDENCE ON SINGLE LESSEE. All of the Hotels will be leased to and managed by the Lessee. In order to generate cash sufficient to make distributions to shareholders, the Company will rely on timely receipt of rent payments from the Lessee. The failure or delay by the Lessee to make rental payments under the Percentage Leases could adversely affect the ability of the Company to make distributions to shareholders. The failure of the Lessee to generate sufficient cash flow from the Hotels to make lease payments under the Percentage Leases could adversely affect (i) the ability of the Company to make anticipated distributions to Shareholders, (ii) the Company's ability to meet its operating expenses, and (iii) the Company's operating results. The Lessee is a limited purpose entity which has been recently organized to lease and operate the Hotels. See "The Company in General -- The Lessee."

     - DEPENDENCE ON SINGLE BRAND NAME. Each of the Hotels is a Super 8 hotel. The Super 8 brand name is owned by Super 8 Motels, Inc. Any degradation or adverse market developments relating to the Super 8 brand name could adversely affect the results of operations of the Hotels and the ability of the Lessee to make rent payments.

     - STOCK OWNERSHIP OF MR. HATFIELD. Assuming the Company sells all of the shares offered in the Public Offering and issues 281,000 shares of Class A Common Stock to the Mission Bay Limited Partners, Mr. Hatfield and his Affiliates will own 33.6% of the Class A Common
          Stock of the Company. Thus the future sale by Mr. Hatfield and his Affiliates of a significant number of shares of Class A Common Stock may have an adverse effect upon the market price of the Class A
          Common Stock.

     - UNDERWRITING. The Company is relying heavily on the ability of its Underwriter to effect a successful all or none underwriting of the 500,000 shares of Class A Common Stock to be issued in the Public Offering for gross proceeds of $5,000,000.

     - LACK OF PRIOR MARKET FOR SHARES. The market price of the Common Stock may be adversely affected if no active trading market for the Common Stock develops or if interest rates increase.

     - DEFAULT ON HATFIELD NOTE. A default on the Hatfield Note could cause a substantial loss to the Company. Pursuant to the Pledge Agreement, the Company could reaquire the Class B Common Stock and Class C Common Stock which will secure the Hatfield Note upon consummation of the Hatfield Note Amendments, and therefore the amount of any resulting loss to the Company would be a function of the then current value and distribution yield of the Class B Common Stock and Class C Common Stock which the Company would reaquire.

     - EXEMPTIONS FOR MR. HATFIELD FROM MARYLAND BUSINESS COMBINATION LAW. Pursuant to the Maryland Business Combination Law, the Company has exempted any business combination involving Mr. Hatfield and, consequently, the statute's five-year prohibition and the super-majority vote requirements will not apply to a business combination between Mr. Hatfield and the Company. Given the foregoing exemptions from the Maryland Business Combination Law and Mr. Hatfield's ownership and ability to control the activities of the Company, Mr. Hatfield may be able to enter into business combinations with the Company, which may not be in the best interest of the Shareholders, without compliance by the Company with the super-majority vote requirements and other provisions of the statute. See "The Company's Capital Stock -- Business Combinations."

     - FRANCHISE AGREEMENT RISKS. The effect of any adverse developments in the business or prospects of any of the franchisors of the Hotels that would impact the Company's Hotels.

     - ASSET VALUES MAY NOT REFLECT MARKET VALUES. The value at which the Hotels were contributed to the Company and the terms of certain of the Formation Transactions were primarily established through recent (i.e., December 1, 1994) independently prepared real estate appraisals performed by Arthur Andersen LLP, a national consulting and accounting firm. Although such appraisals may have been accurate, they may not reflect current fair marketvalues. As a result, purchasers of the Class A Common Stock of the Company could experience dilution in their investment on consummation of the Formation Transactions. The value of the Initial Shares received by the Hatfield Affiliates exceeded the net asset value of the assets contributed to the Company by approximately $8,612,000.

     - POTENTIAL DILUTION. The holders of the shares of Class A Common Stock issued in the Offering will experience dilution of approximately $6.44 per share from the $10.00 Exchange Value as a result of the Formation Transactions. Also, when the 140,000 shares of Class C Common Stock convert to Class A Common Stock in January 1997, the dividends payable to the holders of the Class A Common Stock acquired in the Offering will be diluted. Finally, holders of the Class A Common Stock may experience dilution in the future if the market value of the Company's shares of Common Stock falls below the Exchange Value of $10 per share and the Company issues new shares of Common Stock at such lower price.


     - FUTURE SALE OF COMMON STOCK. The Hatfield Affiliates will have certain registration and piggyback rights to register for resale their shares of Common Stock. In addition, the Company may adopt stock option plans. Such future sales of Common Stock could adversely affect the market price of the Common Stock, from time to time, or the Company's ability to sell additional shares of Common Stock in the future.

     - PARTICIPATION IN MORTGAGE LOANS. The REIT intends to be a hybrid operation in that it expects to make mortgage loans and participate in mortgage loans. Accordingly, the future operations of the REIT may be negatively impacted by risk and losses resulting from real estate lending activities, interest rate fluctuation, other mortgage risks such as failure to repay, foreclosure, and decreased property values.

     - RELIANCE ON BOARD OF DIRECTORS. Subject to the fiduciary duty the Board of Directors owes to the shareholders, the Board of Directors has the ability to change the policies of the Company, including its investment, financing and distribution policies, without a vote of Shareholders, which could result in policies that do not reflect the interests of all Shareholders.

     - ANTI-TAKEOVER EFFECT OF OWNERSHIP LIMIT. The restriction on ownership of Common Stock intended to help assure compliance with certain requirements related to continued qualification of the Company as a REIT, and certain other provisions in the Company's Charter and Bylaws, may have the effect of inhibiting a change of control of the Company even though such change of control could be beneficial to the Company's Shareholders.

     - HOTEL INDUSTRY RISKS. Risks affecting the hotel industry generally, and the Company's Hotels specifically, that may adversely affect the Company's revenue and the amounts available for distribution to Shareholders, including:

          - General: Investments in the hotel industry involve certain risks, such as potential losses of franchises, changes in demand for hospitality services, the need for capital replacements and improvements, the cyclical and seasonal nature of the industry and the dependence of the industry on general economic conditions;

          - Economic Conditions: Economic conditions which may adversely affect hotel investments generally and, more particularly, the demand for hospitality services, revenues of the Hotels and the Lessee's ability to make lease payments from cash generated by the operation of the Hotels;

          - Competition: Intense competition, geographic concentration in the California, Illinois, Kentucky, and Missouri markets and specifically within the San Diego, California market, and the past and possible over-building of hotel properties in future general;

          - Overhead Costs: The effect of increases in labor costs, utilities, employee health insurance and other expenses on the Lessee's ability to make lease payments from cash generated by the operation of the Hotels;

          - Future Capital Investments: The need for future capital expenditures to preserve competitiveness and/or franchise licenses and the potential loss of such licenses.

     - REAL ESTATE INVESTMENT RISKS. Risks affecting the real estate industry generally that may adversely affect the value of the Hotels and the market price of the Common Stock, including:

               -    relative illiquidity of real estate;
               -    potential uninsured or underinsured losses;
               - potential lability for unknown or future environmental liabilities; and
               -    increases in assessed values or property tax rates.


THE HOTEL INDUSTRY AND THE HOTELS

     THE HOTEL INDUSTRY

     The United States hotel industry is experiencing consistently steady growth. Since 1990, the hotel industry has experienced improved fundamentals as the annual rates of growth in demand for hotel rooms have exceeded the annual rates of growth in supply and annual average daily room rates ("ADR") have increased each year. According to Smith Travel Research, total U.S. room demand (average daily rooms rented for the year) in 1993 increased by 3.6% over 1992 while total U.S. room supply (average daily rooms available for the year) in 1993 increased by only 1.0% over 1992. During each of the past ten quarters through June 30, 1994, the industry average occupancy, ADR and revenue per available room or suite ("REVPAR") for all U.S. hotels have increased, versus the comparable prior year period. Occupancy, ADR and REVPAR are the cost significant indicators of a hotel's revenue performance.

     The table set forth below contains information with respect to average occupancy, ADR and REVPAR for the United States hotel industry for the last five years:


TABLE 1                                                Years Ended December 31


                                             1990                1991                1992                1993                1994
                                             ----                ----                ----                ----                ----
Average hotel occupancy                      61.8%               60.2%               61.9%               63.3%               65.2%
Annual%  growth in room supply               3.4%                2.5%                1.3%                1.0%                1.4%
Annual % growth in room demand               2.1%                0.0%                3.2%                3.6%                4.5%
ADR                                          $58.49              $58.83              $59.65              $61.14              $63.77
REVPAR                                       $36.15              $35.42              $36.92              $38.70              $41.58
% Change in REVPAR                           1.9%                (2.0)%              4.2%                4.8%                7.4%

     THE HOTELS

     The four Initial Hotels and the Acquisition Hotel constitute the five Hotels. The four Initial Hotels and the Hatfield Note were acquired from AAG by the Company effective April 1, 1995, at an Exchange Value of $6.9 million for 100 shares of Common Stock ("Initial Shares"). These 100 Initial Shares of Common Stock will, upon the closing of the Public Offering, be converted into 410,000 shares of Class A Common Stock, 140,000 shares of Class B Common Stock, and 140,000 shares of Class C Common Stock of the Company. The distributions on the shares of both the Class B Common Stock and the Class C Common Stock will be subordinated to a Target Distribution of $0.91 on the Class A Common Stock. However, the 140,000 shares of Class C Common Stock will be freely and unconditionally convertible into Class A Common Stock on January 1, 1997.

     As part of the Formation Transactions, in late-1995, the Company will acquire the Acquisition Hotel from Mission Bay and in exchange will offer 281,000 shares of Class A Common Stock in the Company (with an Exchange Value of $2,810,000) to the Mission Bay Limited Partners pursuant to the Mission Bay Acquisition Agreement. (The number of shares will decrease proportionately by reason of the Dissenting Partners.)
     The following tables set forth certain information with respect to the five
Hotels:



TABLE 2   - 1995                             12 MONTHS ENDED JUNE 30, 1995
                                                       (Unaudited)

($s in 000)                        Number                      Pro
                                   of Rooms                    Forma         Revenue
                                   at                        Pro Forma       Lessee         Average          Per
                    Year           December    Pro Forma       Lease           Net           Daily         Average       Available
Location            Opened         1994        Revenue      Payment(1)      Income(2)        Rate         Occupancy      Room (3)
--------            ------         ----        -------      ----------      ---------        ----         ---------      --------
INITIAL HOTELS
Miner, M            1985           63            $834      $  326          $  45         $37.84           92.2%        $34.90
Poplar Bluff, MO    1985           63             651         236             47         $35.78           75.5%        $27.03
Rock Falls, IL      1985           63             684         230             64         $37.00           75.6%        $27.99
Somerset, KY        1985           63             564         161             56         $34.31           69.2%        $23.75
                                   ---         ------      ------         ------         ------         ------         ------
         Subtotal                  252          2,733         953            212         $36.36           78.2%        $28.42
                                   ---         ------      ------         ------         ------         ------         ------
ACQUISITION HOTEL
Mission Bay         1987           117         $1,107      $  267            55          $42.73           56.9%        $24.29
                                   ---         ------      ------         ------         ------         ------         ------
Consolidated Totals                369         $3,840      $1,221          $267
                                   ---         ------      ------         ------
                                   ---         ------      ------         ------
Weighted Averages                                                                        $37.97           71.4%        $27.11
                                                                                         ------         ------         ------
                                                                                         ------         ------         ------

(1) Represents lease payments from the Lessee to the Company calculated on a pro forma basis by applying the rent provisions of the Percentage Leases to the pro forma revenues of the Initial Hotels and Acquisition Hotel for the twelve month period as if July 1, 1994 was the beginning of the lease year.

(2) Represents Lessee pro forma net income which includes a reduction for pro forma lease payments from the Lessee to the Company pursuant to the Percentage Leases. See "The Hotels and Lessee-Pro Forma Combined Statements of Operations". Includes a deduction for a replacement reserve at $125 per room per quarter which the lessee must set aside for capital improvements.

(3)  Determined by dividing room revenue by the number of available rooms.
_________


MANAGEMENT STRATEGY

     The Company believes that the economic trends affecting the hotel industry will be the major factor in any future growth in Percentage Lease revenue from the Hotels and in the hotel properties that may be acquired by the Company. Additionally, the Company believes that if the Lessee operates and manages the Hotels in an efficient manner, such operation and management could have a positive effect on any future growth in Percentage Lease revenue from the Hotels
and in the hotel properties that may be acquired by the Company.   The Hotels
will be, and any hotel properties which may be acquired by the Company for operation, may be managed by the Lessee. Based upon information provided by AAG, the Initial Hotels had average occupancy, ADR and REVPAR of 78.8%, $36.00, and $28.38, respectively, for 1994. The Company expects that, since January 1, 1995 and prior to the closing of the Offering, between 1% and 4% of room revenues of the Initial Hotels for such period will have been spent on upgrades and improvement of the Initial Hotels. Such capital improvements have been made to maintain and increase the quality standards at the Initial Hotels, respectively.

     Combined REVPAR for the Initial Hotels has increased from $24.45 for 1992 to $28.38 for 1994 and to $28.42 for the twelve months ended June 30, 1995. Management of the Company believes the growth in REVPAR at the Initial Hotels reflects the impact that can result from improved economic trends, improved management, capital improvements, and stronger demand in the market area. See "Business and Properties -- The Initial Hotels."

GROWTH STRATEGY

     GENERAL

     The Company's growth strategy is to increase cash flow and enhance Shareholder value by acquiring additional existing hotels that meet the Company's investment criteria and by participating, through the Percentage Leases, in any growth in revenue at its Hotels and subsequently acquired hotels.


     SELECTION OF HOTELS

     The Company's selection of the Hotels for acquisition was principally based on competitive position of each Initial Hotel in its market and the prospects for growth in revenues and property values of such hotel properties. In selecting the Hotels, the Company considered a range of factors with respect to each Initial Hotel, including (i) the historical and projected cash flows, (ii) the estimated replacement cost and proposed acquisition price of each Initial Hotel, (iii) the availability of qualified lessees, (iv) the physical condition and potential for repositioning (including changing the franchise) or expansion or other physical improvements, (v) the price segment, (vi) the growth potential of the market, and (vii) the strength of the particular affiliated national hotel organization, if any.

     PERCENTAGE LEASES/ INTERNAL GROWTH

     The Percentage Leases are designed to allow the Company to participate in any growth in revenues at the Hotels, which the Company's management believes can be achieved through increases in both occupancy rates and ADR. During the term of each Percentage Lease, the Lessee will be obligated to pay (i) the Base Rent (as set forth below) (ii) Percentage Rent (as set forth below), (iii) all taxes other than the property taxes on the Hotels (the Company will pay such property taxes), assessments, ground rents, water, sewer or other rents and charges, excises, tax inspection, authorization or similar fees and all other governmental charges (the "Impositions"), and (iv) every fine, penalty, interest and cost for non-payment or late payment of Base Rent, Percentage Rent, or the Impositions (the "Additional Charges").

     A summary of the Percentage Leases with respect to the Hotels is set forth below.


TABLE 3
                                                                                                         Pro Forma Percentage
                    Annual         Annual                                                                Rent for the Twelve
Hotel               Base Rent      Percentage Rent Formula                                               Months Ended 12/31/94
-----               ---------      -----------------------                                               ---------------------
INITIAL HOTELS:
---------------
MINER                $265,300      35% YTD REVENUES OVER INITIAL BREAK-EVEN THRESHOLD OF                       $660,000*
                                   ON FIRST $200,000 OVER BREAK-EVEN THRESHOLD, AND 40% THEREAFTER,            $330,407
                                   LESS PERCENTAGE RENT PREVIOUSLY PAID YTD

POPLAR BLUFF         $202,000      35% YTD REVENUES OVER INITIAL BREAK-EVEN THRESHOLD OF $555,000*
                                   ON FIRST $100,000 OVER BREAK-EVEN THRESHOLD, AND 37% THEREAFTER,            $224,352
                                   LESS PERCENTAGE RENT PREVIOUSLY PAID YTD

ROCK FALLS           $200,500      28.75% YTD REVENUES OVER INITIAL BREAK-EVEN THRESHOLD OF $580,000**
                                   ON FIRST $200,000 OVER BREAK-EVEN THRESHOLD, AND 35% THEREAFTER,            $237,336
                                   LESS PERCENTAGE RENT PREVIOUSLY PAID YTD


SOMERSET             $112,000      32% YTD REVENUES OVER INITIAL BREAK-EVEN THRESHOLD OF $410,000***
                                   ON FIRST $200,000 OVER BREAK-EVEN THRESHOLD, AND 35% THEREAFTER,            $160,467
                                   LESS PERCENTAGE RENT PREVIOUSLY PAID YTD

ACQUISITION HOTEL    $250,000      30% YTD REVENUES OVER INITIAL BREAK-EVEN THRESHOLD OF $1,050,000**
                                   ON FIRST $100,000 OVER BREAK-EVEN THRESHOLD, AND 40% THEREAFTER,            $251,446
                                   LESS PERCENTAGE RENT PREVIOUSLY PAID YTD

* Break-Even Threshold increases by 2% per year
** Break-Even Threshold increases by 3% per year
*** Break-Even Threshold remains constant


     ACQUISITION STRATEGY/EXTERNAL GROWTH

     The Acquisition Co. will utilize its management's extensive experience in the hotel industry to identify for acquisition additional existing hotel properties that meet the Company's investment criteria. The Company intends to place particular emphasis on the acquisition of additional high quality, limited service hotels throughout the United States. Management of the Acquisition Co. plans, as part of its short-term strategic plan, to acquire additional existing hotels at attractive prices because of the adverse impact of high leverage on the profitability and operations of many hotel properties, past over-building of hotel properties and the effects of the recent economic recession. Additional investments by the Company may be financed, in whole or in part, from borrowings, subsequent issuances of Common Stock or other securities, or cash flow; however, because the Company must distribute annually at least 95% of its taxable net income to maintain its REIT status, cash flow available for investment may be limited. The Company intends to operate as a hybrid REIT in that it expects to make mortgage loans and participate in mortgage loans.

FORMATION TRANSACTIONS

     Pursuant to the Contribution and Assumption Agreement, the AAG Partners received the Initial Shares upon the consummation of the Contribution and Assumption Agreement in exchange for the Initial Hotels and the Hatfield Note. The fair value of the Initial Shares received by the Hatfield Affiliates was $6.9 million. The historical carrying value of the net assets contributed to the Company by AAG was approximately ($1,712,000). Accordingly, the difference between the fair value of the Company's Initial Shares received by the Hatfield Affiliates and the net asset deficit of the Company resulting from the contribution of assets to the Company was approximately $8,612,000. This $8,612,000 will be referred to as the "Hatfield Affiliates, Contribution Gain". The Formation Transactions (See generally "Formation Transactions and Other

Related Transactions.") will be as follows:


     - The Acquisition Hotel is currently owned by Mission Bay. In late 1995, subject to the approval of the Mission Bay Limited Partners the Company will acquire the Acquisition Hotel from Mission Bay pursuant to the Mission Bay Acquisition Agreement by which the Company will acquire the hotel assets of Mission Bay in exchange for Common Stock of the Company and after which the Common Stock of the Company will be distributed to the Mission Bay Limited Partners in a final liquidating distribution of Mission Bay. Even if the Mission Bay Limited Partners approve the Mission Bay Acquisition an additional condition to the Mission Bay Acquisition is the Company's concurrent closing at its Public Offering described below.

     - In order to adopt the Mission Bay Acquisition Agreement, Mission Bay must secure the approval of (i) GHG; and (ii) the partners holding more than 50% of the outstanding limited partner interests of Mission Bay. In addition, the Company's acquisition of Mission Bay is conditioned upon not more than 5% of the Mission Bay Partners exercising their rights to become "Dissenting Partners". The Company may in its discretion, waive the 5% limitation in which case the Company will transfer to Mission Bay less shares of its Class A Common Stock and more cash than would have been utilized had the percentage of Dissenting Partners been 5% or less . The acquisition of the Acquisition Hotel by the Company has also been structured to comply with the other protections afforded by the Thompson-Killea Act.

     - In addition, concurrent with the issuance of Common Stock of the Company for the Acquisition Hotel, the Company will issue its Class A Common Stock in a public offering (the "Public Offering") with a required gross cash offering proceeds of $5 million. The Public Offering, in its present form, is conditioned upon the closing of the Mission Bay Acquisition. However, the Company anticipates that, in the event either
     (i) only a non-majority of the Mission Bay Limited Partners vote in favor of the Mission Bay Acquisition, and/or (ii) more than 5% of the Mission Bay Limited Partners dissent and the Company does not waive the 5% limitation, then the management of the Company may amend the Registration Statement for the Public Offering by deleting any and all references to the Mission Bay Acquisition and the Company may go forward with the Public Offering, as amended, covering only the Initial Hotels.

     - The Company will enter into an Advisory Agreement with Advisor upon the closing of Public Offering. The Advisor will provide information, advice, assistance and facilities to the Company with regards to the investment decisions, day-to-day operations and management of the Company. In exchange for such services, the Company will generally pay the Advisor a base annual fee of $30,000 payable quarterly and a percentage fee (as defined herein), subject to certain restrictions. See "The Advisor -- The Advisory Agreement." The Company shall reimburse the Advisor for any third party professional fees incurred in its role as Advisor.

     - The Company will enter into a Post-Formation Acquisition Agreement with Acquisition Co. upon the closing of the Public Offering. The Acquisition Co. will actively seek to acquire additional hotel properties that meet the investment criteria of the Company. The Acquisition Co. will perform all action necessary for the acquisition of additional hotels. In exchange, the Company will pay the Acquisition Co. a 6% placement fee payable in Common Stock of the Company (valued at its then current trading value) for such services.

     - In order for the Company to qualify as a REIT, the Company cannot operate hotels directly. Therefore, the Company will lease the Hotels to the Lessee for a term of fifteen years pursuant to the Percentage Leases.

     -    Upon the closing of the Public Offering, the Hatfield Note and its
supporting documents will be amended    to revise the interest rate and security
for the Hatfield Note. See "Formation Transactions -- The Hatfield Note Amendments."

     OWNERSHIP OF AAG

     The Hatfield Affiliates own 100% of the partnership interests of AAG.   All
American Group, Inc., a Delaware corporation, is the general partner of AAG.
The limited partners of AAG are Guy and Dorothy Hatfield as Trustees of Trust dated May 24, 1978 and Amended August 12, 1987, Scott Jeffrey Hatfield, and Julia Hatfield King. The ownership interests in AAG are the following: Guy and Dorothy Hatfield as Trustees of Trust dated May 24, 1978 and Amended August 12, 1987 own 86.8% of AAG, Scott Jeffrey Hatfield owns 6%, Julia Hatfield King owns 6%, and All American Group, Inc. owns 1.2%.

     FRANCHISE AGREEMENTS

     The Lessee will be the licensee under the franchise licenses on the Hotels. Upon the occurrence of certain events of default by the Lessee under a franchise license, the franchisor has agreed to transfer the franchise license for the relevant Hotel to the Company (or its designee). See "Business and Properties - Various Franchise Agreements."

          Following consummation of the Formation Transactions, the structure and relationships among the Company, the Hotels, Advisor, the Acquisition Co., and the Lessee, will be as follows:


                                                          REIT Shareholders
-----------------------------------------------------------------------------------------------------------------------------------
Former                                                                Public
Mission Bay                        Hatfield                           Offering                           Directors
Partners                           Affiliates                         Purchasers
-----------------------------------------------------------------------------------------------------------------------------------
281,000 Shares of Class A          410,000 Shares of Class A          500,000 Shares of Class A          30,000 Shares of Class A
Common Stock                       Common Stock                       Common Stock                       Common Stock

266,950 minimum number             140,000 Shares of Class B
of shares of Class A               Common Stock
Common Stock to Mission
Bay Limited Partners               140,000 Shares of Class C
if Company does not                Common Stock
waive the 5% dissenters'
condition
-----------------------------------------------------------------------------------------------------------------------------------


                                                                 HOST FUNDING
                                                                 ADVISORS, INC.
                                                                 (the "Advisor")
                                                                 Ian Gardner-Smith 100%)
                         -------------------------------------------------------------------------------------
                                   REIT

                                   HOST FUNDING, INC.
                                   (the "Company")
                                                              CLASS A   CLASS B   CLASS C    TOTALS
                                                              -------   -------   -------    ------
                                   Hatfield Affiliates          27.4%      9.3%      9.3%     46.0%
                                   Public Offering Purchasers   33.3%                         33.3%
                                   Former Mission Bay Partners  18.7%                         18.7%
                                                    Directors    2.0%                          2.0%
                                                                 ----      ----      ----     -----
                                                                81.4%      9.3%      9.3%      100%
                         --------------------------------------------------------------------------------------
                         --------------------------------------------------------------------------------------
                                                          PERCENTAGE LEASES

                                             CROSSROADS HOSPITALITY TENANT COMPANY, LLC
                                                           (the "Lessee")



                                    CROSSROADS HOSPITALITY COMPANY, LLC      IHC MEMBER CORPORATION          Post-Formation
                                    75% of voting interests                  25% of voting interests          Acquisition
                                    99% of profits & losses                  1% of profits & losses           Agreement


                                    INTERSTATE HOTELS CORPORATION            IHC MEMBER CORPORATION
                                    75% of voting interests                  25% of voting interests
                                    99% of profits & losses                  1% of profits & losses

                                                                                                   HOST ACQUISITION GROUP, LLC
                                                                                                     (the "Acquisition Company")
                                                                                                           Ian Gardner-Smith   99%
                                                                                                            Paul K. Richey      1%


As a result of the Formation Transactions, the Hatfield Affiliates will receive the following benefits, among others:

     - the Hatfield Affiliates' Contribution Gain of approximately $8,612,000 will be realized by the Hatfield Affiliates in the Formation Transactions.

     - Guy and Dorothy Hatfield will be relieved of $3,750,000 of personal guarantees when the Company pays off certain indebtedness which they have guaranteed with a portion of the proceeds of the Public Offering.

     - the Common Stock of the Company received by the Hatfield Affiliates will be more liquid than their prior equity interests in the Company;

     - the Company's Common Stock which the Hatfield Affiliates will possess after the Formation Transactions will constitute nearly a majority of voting rights.


     As a result of the Formation Transactions, the Mission Bay Limited Partners and Affiliates of Mission Bay will receive the following benefits, among others:

     - the Common Stock of the Company received by Mission Bay Limited Partners pursuant to the Mission Bay Acquisition Agreement will be more liquid than their prior equity interests in Mission Bay;

     Management of the Company believes the Formation Transactions will have various beneficial effects on the operation of the Hotels and the lease revenue of the Company after the closing of the Public Offering, including:

     - access to the public capital markets and other financing alternatives, including the ability to issue additional equity or debt securities, will enhance the Company's ability to fund future investments in hotel properties.

THE COMPANY'S RELATED PARTIES -- THE ADVISOR, THE ACQUISITION CO., AND THE
LESSEE

     THE COMPANY: HOST FUNDING, INC.

     The Company will be governed by a five person Board of Directors. The three Independent Directors will be Don W. Cockcroft, William Birdsall, and Charles R. Dunn. The two non-Independent Directors will be Michael S. McNulty and Guy E. Hatfield. Mr. McNulty will be the President and Treasurer of the Company. Michael P. Fedynyshyn will be the Vice President and Secretary of the Company.

     THE ADVISOR:  HOST FUNDING ADVISOR, INC.

     The Advisor is a newly-formed Delaware corporation. Mr. Gardner-Smith will be the Vice President and Secretary of the Advisor and Mr. McNulty will serve as the Advisor's President and Treasurer. All of the stock of the Advisor is owned by Ian Gardner-Smith. Upon closing of the Offering, the Company will enter into an Advisory Agreement with the Advisor pursuant to which the Advisor will provide its management and strategic business services to the Company. The Company shall pay to the Advisor an annual base fee of $30,000 payable quarterly and a percentage fee (as defined herein), subject to certain restrictions. See "Formation Transactions and Other Related Transactions -- The Advisor and The Advisory Agreement." The Company shall reimburse the Advisor for all third party professional expenses incurred in its role as Advisor. The Advisory Agreement may be canceled by the Company or the Advisor on sixty (60) days notice.

     THE ACQUISITION CO.:  HOST ACQUISITION GROUP, LLC

     Host Acquisition Group, LLC, a Delaware limited liability company, is the acquisition company (the "Acquisition Co."). Ian Gardner-Smith is President and Treasurer of the Acquisition Co. and Michael McNulty will serve as the Vice

President and Secretary.   Ian Gardner-Smith owns 99% of the membership interest
in the Acquisition Co. and Paul K. Richey owns 1% of the membership interest in the Acquisition Co. Mr. Gardner-Smith is Manager of Acquisition Co. Upon closing of the Offering, the Company will enter into a Post-Formation Acquisition Agreement with the Acquisition Co. pursuant to which the Acquisition Co. will be paid up to a 6% placement fee payable in Common Stock of the Company for services in connection with the acquisition of additional (new and incremental) hotel properties and/or for structuring cash private placements of the Company's Common Stock. No fees will be paid to the Acquisition Co. with respect to any aspect of the Formation Transactions. See "Formation Transactions and Other Related Transactions -- The Acquisition Co. and The Placement Agreement."

     THE LESSEE: CROSSROADS HOSPITALITY TENANT COMPANY, LLC

     The Lessee is a newly formed Delaware limited liability company. Crossroads Hospitality Company, a Delaware limited liability company, ("Crossroads Parent") is the Manager of the Lessee and owns 75% of the voting interests and a 99% interest in the profits, losses and distributions of the Lessee. IHC Member Corporation, a Delaware corporation, ("IHCM") owns 25% of the voting interests and a 1% interest in the profits, losses and distributions of the Lessee. Interstate Hotels Corporation, a Pennsylvania corporation, ("Interstate") owns 75% of the voting interests and a 99% interest in the profits, losses, and distributions of Crossroads Parent. IHCM owns 25% of the voting interests and a 1% interest in the profits, losses, and distributions of Crossroads Parent.

     Milton Fine is Chairman of the Board and Chief Executive Officer of Interstate and IHCM. W. Thomas Parrington, Jr. is President and Chief Operating Officer of Interstate and IHCM. Robert L. Froman is Executive Vice-President of Interstate and IHCM. J. William Richardson is Executive Vice-President and Chief Financial Officer of Interstate and IHCM. Marvin Droz is Senior Vice-President, General Counsel, and Secretary of Interstate and IHCM. Timothy Q. Hudak is Assistant Secretary of Interstate and IHCM. 100% of Interstate and IHCM is owned by Milton Fine and his Affiliates.

     Interstate manages more than 95 upscale hotels and 35 resorts nationwide, including numerous Marriott hotels and resorts. Crossroads Parent is an affiliate of Interstate Hotels and manages over 50 hotels nationwide. The Lessee was created in response to requests from financial institutions and private investors for superior provision of management services for mid-market full service and limited service hotel properties. The Lessee will operate the Hotels pursuant to the Percentage Leases. See "The Percentage Leases."

DISTRIBUTION POLICY

     The Company has established a Target Distribution for regular quarterly distributions to Shareholders of Class A Common Stock initially equal to $0.2275 per share, which, on an annualized basis, is equal to $0.91 per share. This is referred to as the "Target Distribution" since the shares of Class B Common Stock and Class C Common Stock will only participate in distributions in any calendar quarter once the shares of Class A Common Stock have received $0.2275 per share. However, on a pro forma basis, the Target Distribution would represent approximately 100% of the Company's estimated cash available for distribution for 1996 and approximately 112% of the cash available for distribution in 1997.

     If the Company's earnings and cash available for distribution in the calendar year 1996 and calendar year 1997 are only equal to the earnings and cash available for distribution for the twelve month period ending June 30, 1995, at a 98% distribution of cash available for distribution, the distribution per share would be $0.8825 per share for 1996 and $0.7925 per share in 1997.
The $0.8825 distribution for 1996 and the $0.7925 distribution for 1997 are collectively referred to as the Pro Forma Distribution. The Company could only commence and sustain the Target Distribution of $0.91 per share by distributing cash in excess of its cash available for distribution generated by current earnings or by increasing its earnings in the future.

     Approximately 33.6% of the distributions by the Company initially will be received (directly or indirectly) by the Hatfield Affiliates. For the period from the closing of the Offering to December 31, 1995, it is expected that there will be no distribution. The Company estimates that approximately 22% of the assumed initial 12 month Pro Forma Distribution per share will represent a return of capital for federal income tax purposes. The Company established the initial Pro Forma

Distribution based upon estimated cash available for distribution and the pro forma condensed statement of operations for the twelve month period ended, June 30, 1995. See "The Company in General -- Distribution Policy" for information regarding the basis for determining the initial distribution rate and " -- Selected Financial Information" for information regarding cash flows provided by operating, investing and financing activities. The Company believes that such historical financial information, with pro forma adjustments, provides a reasonable basis for setting the initial Pro Forma Distribution. However, no assurance can be given that this level of estimated adjusted cash available for distribution will be achieved in the future, and actual distributions may be significantly different from expected distributions. The foregoing notwithstanding, distributions by the Company will be at the discretion of the Board of Directors and will depend on a number of factors, including the Company's actual cash available for distribution, the Company's financial condition, the Company's capital requirements, and the federal income tax requirement that in general a REIT must distribute annually at least 95% of its net taxable income and such other factors as the Company's Board of Directors deems relevant.

TAX STATUS

     The sale of the Acquisition Hotel by Mission Bay in exchange for the Company's Common Stock will be a taxable transaction which will generate a taxable loss to Mission Bay. The extent to which a Mission Bay Limited Partner may utilize its distributive share of the partnership loss (and the character of such loss as a capital loss or an ordinary loss) will depend on various factors, including the adjusted basis of the partnership interest to such Mission Bay Limited Partner, whether such Mission Bay Limited Partner is an individual, a pension plan or an individual retirement account.

     MISSION BAY LIMITED PARTNERS SHOULD CONSULT WITH THEIR TAX ADVISORS TO DETERMINE THE PRECISE TAX TREATMENT TO THEM RESULTING FROM THIS TRANSACTION.

     The Company intends to make an election to be taxed as a REIT under Sections 856-860 of the Internal Revenue Code of 1986, as amended (the "Code"), commencing with its taxable year beginning January 1, 1996. If the Company qualifies for taxation as a REIT, the Company (subject to certain exceptions) will not be subject to federal income taxation, at the corporate level, on its taxable income that is distributed to the Shareholders of the Company. A REIT is subject to a number of organizational and operational requirements, including a requirement that it currently distribute at least 95% of its taxable income. Failure to qualify as a REIT would render the Company subject to tax (including any applicable minimum tax) on its taxable income at regular corporate rates and distributions to the Shareholders in any such year would not be deductible by the Company. Although the Company does not intend to request a ruling from the Internal Revenue Service (the "IRS") as to its REIT status, the Company has obtained the opinion of its legal counsel that it will qualify for REIT status, which opinion is based on certain assumptions and representations and is not binding on the IRS or any court. Even if the Company qualifies for taxation as a REIT, the Company may be subject to certain state and local taxes on its income and property. In connection with the Company's election to be taxed as a REIT, the Company's Charter imposes restrictions on the transfer of shares of Common Stock. The Company intends to adopt the calendar year as its taxable year. See "Risk Factors -- Tax Risks", " -- Anti-takeover Effect of Ownership Limit, Staggered Board and Power to Issue Additional Stock", "Federal Income Tax Considerations -- Taxation of the Company", "The Company's Capital Stock -- Description of Securities", and " -- Certain Provisions of Maryland Law and of the Company's Charter and Bylaws."

CONFLICTS OF INTEREST

     Because of the ownership interests of Messrs. Hatfield, Gardner-Smith, and McNulty in, and their positions with, the Company, the Advisor, the Acquisition Co., the entities from which the Initial Hotels were acquired, and the entities from which the Acquisition Hotel will be acquired there are inherent conflicts of interests in the Formation Transactions, and the interests of the Company's Shareholders may not have been, and in the future may not be, solely reflected in all decisions made or actions taken by officers and Directors of the Company. See "Formation Transactions and Other Related Transactions -- Options and Rights of First Refusal" and "Management and Various Policies and Objectives -- Conflict of Interest Policies." The Hatfield Affiliates may (i) continue to own, develop and operate their respective existing interests in the various other hotels they own, primarily known as Hatfield Inns, (ii) modify, dispose of or add to such existing interests or properties, and (iii) acquire new or additional interests in any hotel development. Pursuant to the Non-Competition Agreement, except for their existing Hatfield Inn located in Sikeston, Missouri, the Hatfield Affiliates have agreed not to develop, own or operate any additional hotel properties located within five miles of any hotel property owned by the Company. See "Policies and Objectives with Respect to Certain Activities -- Conflict of Interest Policies."

THE OFFERING

Common Stock offered by the Company in the Offering is as follows:

     Class A Common Stock:
     --------------------
     For Mission Bay Hotel                             281,000 Shares of Class A Common Stock
       (Assuming no Dissenting
        Partners)
     For Cash in Public Offering                       500,000 Shares of Class A Common Stock
       (Issued to Public Offering
        purchasers)
     For Directors                                     30,000 Shares of Class A Common Stock
        (10,000 Shares of Class A
         Common Stock per
          Independent Director)
     Total Class A Common Stock to be
      Issued in the Offering                           811,000 Shares of Class A Common Stock
                                                       -------

Total Class A Common Stock Outstanding
  after the Offering                                   1,221,000  Shares *

Total Common Stock Outstanding after
  the Offering . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1,501,000 Shares **

--------------------------------

Use of Cash Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .$5,000,000

Sales Commission on Offering                           $500,000
Total Costs of Formation Transactions                   500,000
Mortgage Payoffs/Paydown:
     Miner - pay off                    1,114,000
     Somerset - pay off                 1,160,000
     Poplar Bluff - pay off               901,000
     Rock Falls - pay down (Partial)      575,000
                                         --------
Total Payoffs                                          3,750,000
Working Capital Reserve                                  250,500
                                                       ---------
          Total                                        $5,000,000
                                                       ----------
                                                       ----------

* Includes an additional 410,000 shares of Class A Common Stock to be issued to the Hatfield Affiliates in exchange for a portion of their existing 100 Initial Shares in the Company. See "Formation Transactions and Other Related Transactions -- Principal Shareholders."

** Includes 140,000 shares of Class B Common Stock and 140,000 shares of Class C Common Stock to be issued to the Hatfield Affiliates in exchange for a portion of their existing 100 Initial Shares in the Company.

SUMMARY FINANCIAL DATA

     The following tables set forth unaudited summary pro forma financial information for the Company and unaudited summary pro forma financial information for the Hotels and Lessee and summary combined historical financial information for the Hotels. Such data should be read in conjunction with the financial statements and the Notes thereto which are contained elsewhere in this Prospectus. The pro forma operating information for the Company and for the Hotels and Lessee is presented as if the consummation of the Formation Transactions had occurred on July 1, 1994. The pro forma balance sheet data is presented as if the consummation of the Formation Transactions had occurred on June 30, 1995.

TABLE 4                        HOST FUNDING, INC.
                    Summary Pro Forma Financial Data (1) (7)
                    (in thousands, except for per share data)
                                   (unaudited)

                                                  TWELVE MONTHS ENDED             SIX MONTHS ENDED
                                                  -------------------             ----------------

                                               12/31/94        6/30/95        6/30/94        6/30/95
STATEMENT OF OPERATIONS DATA:
Revenues:
  Lease revenue (2)                              $1,204         $1,221           $576           $577
  Interest income (3)                               238            238            119            119
                                                    ---           ----           ----           ----
    Total revenues                                1,442         $1,458            694            695
                                                  -----         ------            ---            ---

Expenses:
  Interest expense                                   41             41             20             20
  Depreciation and amortization                     184            184             92             92
  Advisory fee (4)                                   30             30             15             15
  General and administrative (5)                    150            150             75             75
  Amortization of share purchase plan costs (6)      54             54             27             27
                                                                  ----
  Property taxes (11)                               114            114             58             58
                                                    ---            ---             --             --
    Total expenses                                  573            573            287            287
                                                   ----           ----           ----           ----

 Net income applicable to
    common shareholders (7)                        $869         $  886           $407           $407
                                                   ----         ------          -----           ----
                                                   ----         ------          -----           ----

Per share information:
  Net income per common share                     $0.58          $0.58          $0.27          $0.27
                                                  -----          -----          -----           ----
                                                  -----          -----          -----           ----
  Weighted average number of
    common shares outstanding                    $1,501          1,501         $1,501          1,501
                                                 ------          -----         ------          -----
                                                 ------          -----         ------          -----

                                                                                              AS OF
                                                                                             6/30/95
                                                                                             -------
BALANCE SHEET DATA:
Investment in hotel properties, at cost                                                       $5,516
Total assets                                                                                   6,042
Total debt                                                                                       462
Shareholders' Equity                                                                           5,351

                                                  TWELVE MONTHS ENDED             SIX MONTHS ENDED
                                                  -------------------             ----------------
                                               12/31/94        6/30/95        6/30/94        6/30/95

Other Data:
Funds from Operations (8)                         1,108          1,123            526            527
Net cash used in investing activities (9)            --             --             --             --
Net cash used in financing activities (10)        1,708          1,078            539            539
Weighted average number of common                 1,501          1,501          1,501          1,501
shares outstanding


TABLE 4 (PAGE 2)

                                Hotels and Lessee
                  Summary Pro Forma Financial Data (1) (7) (11)
                                 (in thousands)
                                   (unaudited)

                                                  TWELVE MONTHS ENDED             SIX MONTHS ENDED
                                                  -------------------             ----------------

                                               12/31/94        6/30/95        6/30/94        6/30/95
Pro Forma Statement of
Operations Data:
Revenues:
  Room revenue                                   $3,600         $3,651         $1,661         $1,712
  Other revenue                                     189            189             86             85
                                                    ---          -----      ---------      ---------

    Total revenue                                 3,789          3,840          1,746          1,797
                                                  -----          -----          -----          -----

Expenses:
  Hotel operating expenses (11)                   2,155         $2,168          1,011          1,024
  Percentage Lease payment                        1,204          1,221            576            577
  Replacement Reserve                               185            185             92             92
                                                    ---            ---      ---------      ---------
     Total expenses                               3,543          3,573          1,679          1,693
                                                  -----          -----         ------          -----


Lessee net income (7)                              $246           $267            $67           $104
                                                   ----           ----          -----          -----
                                                   ----           ----          -----          -----

ACTUAL STATEMENT OF
OPERATIONS DATA:
Revenues:
  Room Revenue                                   $3,600         $3,651         $1,661         $1,712
  Other revenue                                     189            189             86             85
                                                  -----          -----          -----          -----
     Total revenue                                3,789          3,840          1,746          1,797
                                                  -----          -----          -----          -----


Expenses:
  Hotel expenses                                  2,405          2,887          1,132          1,613
  Depreciation and amortization                     224            170             97             43
  Interest expense                                  400            199            201              0
  Provision for loss (12)                         1,535          1,535
                                                                 -----
    Total expenses                                4,564          4,791          1,429          1,656
                                                  -----         ------          -----          -----

Net income (loss) (7)                             ($775)         ($951)          $317           $141
                                                  -----          -----           ----          -----
                                                  -----          -----           ----          -----

                                       17


TABLE 4 (PAGE 3)

Notes to Pro Forma Financial Data
Twelve Months Ended June 30, 1995
(Unaudited)

(1) The pro forma information does not purport to represent what the Company's or the Lessee's financial position or results of operations would actually have been if the consummation of the Formation Transactions had, in fact, occurred on such dates, or to project the Company's or the Lessee's financial position or results of operations at any future date or for any future period.

(2) Represents lease payments from the Lessee to the Company calculated on a pro forma basis by applying the rent provisions in the Percentage Leases to the pro forma room revenues. See "Hotels and Lessee - Pro Forma Combined States of Operations."

(3)  Represents interest income on mortgage note receivable.

(4)  Represents initial fee due under advisory agreement.

(5)  Estimated at $150,000 annually for legal and audit and other expenses.

(6) Represents annual amortization of share purchase plan costs (30,000 shares of Class A Common Stock at $1.80 per share).

(7) Assumes Company is qualified as a REIT and no federal income taxes are due. Assumes Lessee is a limited liability corporation and no federal income taxes are due. Actual statement of operations does not provide for federal income taxes as the Initial Hotels and Mission Bay properties were owned by Partnerships.

(8) Represents Funds From Operations of the Company, on a consolidated basis. In accordance with the resolution adopted by the Board of Governors of the National Association of Real Estate Investment Trust, Inc. ("NAREIT"), Funds From Operation represents net income (loss) (computed in accordance with generally accepted accounting principles), excluding gains (or losses) from debt restructuring or sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. For the periods presented, depreciation, and amortization of share purchase plan costs were the only non-cash adjustments. Funds From Operations should not be considered as an alternative to net income or other measurements under generally accepted accounting principles as an indicator of the Company's operating performance or to cash flows from operating, investing or financing activities as a measure of liquidity. Funds From Operations does not reflect cash expenditures for capital improvements or debt service with respect to the Hotels. Under the Percentage Leases, the Lessee is obligated to pay the costs of real estate and personal property taxes, of property insurance and of maintaining underground utilities and structural elements of the Hotels, and to fund capital expenditures for the periodic replacement or refurbishment of furniture, fixtures and equipment required for the retention of the franchise licenses with respect to the Hotels.

(9) Represents historical improvements and additions to hotel properties which are assumed to equal improvements and additions to hotel properties on a pro forma basis. Lessee is responsible for improvements or additions to the hotel property.

(10) Represents pro forma initial distributions to be paid based on cash flow available for distribution of $____ per share of Class A Common Stock with $___ remaining available cash flow for distribution to Class B Common Stock and nothing paid to Class C Stock (1,221,000 Class A shares and 140,000 Class B shares and 140,00 Class C shares outstanding) plus pro forma principal payments on the Rock Falls, Illinois debt of $_____.

(11) Pro forma amounts as if (i) the Lessee recorded and paid real and personal property taxes and property insurance as contemplated by the Percentage Leases and (ii) the Formation Transactions occurred on July 1, 1994.

(12) Represents a provision for loss established to write down the Mission Bay investment in hotel property to an amount equal to the appraisal of the property completed as of December 1, 1994.

--------------------

Voting Procedures

     This Prospectus, together with the accompanying Transmittal Letter, and the Partner Consent, (the Transmittal Letter and the Partner Consent are referred to collectively as the "Consent Form," forms of which are attached hereto at Appendix A), constitute the Solicitation Materials being distributed to the Partners to obtain their votes "for" or "against" Mission Bay's approval of the Mission Bay Acquisition.

     In order to approve the Mission Bay Acquisition, (i) the Partners of Mission Bay holding either all or more than 50% of the outstanding limited partner interests and the general partner of Mission Bay must approve the Mission Bay Acquisition. Each Partner, therefore, should complete and return the Consent Form before the expiration of the Solicitation Period. The Solicitation Period is the time period during which the Partners may vote "for" or "against" the Mission Bay Acquisition. The Solicitation Period will commence upon the delivery of the Solicitation Materials to the Partners (ON OR

ABOUT _________, 1995) and will continue until the later of (a) _________, 1995 (a date not less than 30 calendar days from the initial delivery of the Solicitation Materials) or (b) such later date as may be selected by the Company and as to which notice is given to the Partners. At its discretion, the Company may elect to extend the Solicitation Period. Under no circumstances will the Solicitation Period be extended beyond December 31, 1995. Any Consent Form received by the information agent (the "Information Agent") prior to 11:59 p. m. Pacific time on the last day of the Solicitation Period will be effective provided that such Consent Form has been properly completed and signed.

DISSENTERS' RIGHTS

     The Mission Bay Acquisition has been structured to afford Dissenting Partners the dissenters' rights contained the recently enacted California legislation which is known as the Thompson-Killea Limited Partnership Protection Act of 1992 (the "Thompson-Killea Act"). The Thompson-Killea Act requires that the Dissenting Partners receive the appraised value of their Interest in Mission Bay in the form of cash, freely tradeable securities or secured or unsecured debt instruments satisfying certain statutory requirements. The Company is satisfying this requirement by offering Dissenting Partners the right to receive the appraised value of their interests in Mission Bay (adjusted for outstanding indebtedness) (the "Adjusted Appraised Value") in the form of cash (up to an aggregate of $140,500, subject to increase by the Company in its sole discretion). The Mission Bay Acquisition has also been structured to comply with the other protections afforded in the Thompson-Killea Act.

COMPLIANCE WITH AND APPROVAL FROM FEDERAL AND STATE AUTHORITIES

     The Mission Bay Acquisition will not be completed if any moratorium on transactions of its type are imposed by federal, state or regulatory authorities or if any state blue sky or securities authority imposes any restriction upon or prohibits any aspect of the transactions contemplated by the Formation Transactions, which in the judgment of the Company, renders the Formation Transactions undesirable or impractical.

                                  RISK FACTORS

     Prospective investors should carefully consider the following information in conjunction with the other information contained in this Prospectus before acquiring Class A Common Stock of the Company's in the Offering.

INSUFFICIENT CASH AVAILABLE FOR PRO FORMA DISTRIBUTIONS

     The Base Rent due under the Percentage Leases is, by itself, insufficient to enable the Company to make distributions to holders of Common Stock at the Pro Forma Distribution rate. Accordingly, the Company will be dependent upon the generation of Percentage Rent with respect to the Hotels to make such Pro Forma Distributions. The Company's financial plan for 1996 and thereafter contemplates increases in revenue and therefore, increases in Percentage Rent. However, if the revenue generated by the Hotels decreases the Percentage Rent will decrease and thus the Company may have insufficient funds to enable it to make distributions to holders of the Class A Common Stock at the Pro Forma Distribution rate of $0.8825 for 1996 and $0.7925 for 1997.

TAX RISKS

     FAILURE TO QUALIFY AS A REIT

     The Company intends to operate so as to qualify as a REIT for federal income tax purposes. Although the Company has not requested, and does not expect to request, a ruling from the IRS that it qualifies as a REIT, it has received an opinion of its counsel that, based on certain assumptions and representations, it will so qualify. Investors should be aware, however, that opinions of counsel are not binding on the IRS or any court. The REIT qualification opinion only represents the view of counsel to the Company based on counsel's review and analysis of existing law, which includes no controlling precedent. Furthermore, both the validity of the opinion and the continued qualification of the Company as a REIT will depend on the Company's continuing ability to meet various requirements concerning, among other things, the ownership of its outstanding stock, the nature of its assets, the sources of its income, and the amount of its distributions to the Shareholders of the Company. See "Federal Income Tax Considerations -- Taxation of the Company."

     If the Company were to fail to qualify as a REIT in any taxable year, the Company would not be allowed a deduction for distributions to Shareholders in computing its taxable income and would be subject to federal income tax (including any applicable minimum tax) on its taxable income at regular corporate rates. Unless entitled to relief under certain Code provisions, the Company also would be disqualified from treatment as a REIT for the four taxable years following the year during which qualification was lost. As a result, the funds available for distribution to the Shareholders would be reduced for each of the years involved. Although the Company currently intends to operate in a manner designed to qualify as a REIT, it is possible that future economic, market, legal, tax or other considerations may cause the Board of Directors, with the consent of a majority of the Shareholders, to revoke the REIT election. See "Federal Income Tax Considerations."

     REIT MINIMUM DISTRIBUTION REQUIREMENTS

     In order to qualify as a REIT, the Company generally will be required each year to distribute to its Shareholders at least 95% of its net taxable income (excluding any net capital gain). In addition, the Company will be subject to a 4% nondeductible excise tax on the amount, if any, by which certain distributions paid by it with respect to any calendar year are less than the sum of 85% of its ordinary income plus 95% of its capital gain net income for that year.

     The Company intends to make distributions to its Shareholders to comply with the 95% distribution requirement and to avoid the nondeductible excise tax. The Company's income will consist primarily of its income from the Percentage Leases and the Company's cash available for distribution will likewise consist primarily of its cash receipts from the Percentage Leases. Differences in timing between taxable income and cash available for distribution and seasonality of the hospitality industry could require the Company to borrow funds on a short-term basis to meet the 95% distribution requirement and to avoid the nondeductible excise tax. For federal income tax purposes, distributions paid to Shareholders may consist of ordinary income, capital gains, nontaxable return of capital, or a combination thereof. The Company will provide its Shareholders with an annual statement as to its designation of the taxability of distributions.

     Distributions by the Company will be determined by the Company's Board of Directors and will be dependent on a number of factors, including the amount of the Company's cash available for distribution, the Company's financial condition, any decision by the Board of Directors to reinvest funds rather than to distribute such funds, the Company's capital expenditures, the annual distribution requirements under the REIT provisions of the Code and such other factors as the Board of Directors deems relevant. See "Federal Income Tax Considerations -- Requirements for Qualification."

     ADVERSE TAX CONSEQUENCES TO SHAREHOLDERS OF THE COMPANY FROM A SALE OF ANY OF THE HOTELS

     The AAG Partners have unrealized gain in their investments in the Initial Hotels transferred to the Company. Accordingly, a subsequent sale of the Initial Hotels by the Company will cause adverse tax consequences to the Shareholders of the Company. Therefore, the interests of the Company and certain of its Affiliates, including the Hatfield Affiliates, could be different in connection with the disposition of the Initial Hotels. However, decisions with respect to the disposition of all hotel properties in which the Company invests will be made by a majority of the Board of Directors, which majority must include a majority of the Independent Directors when the disposition involves the Initial Hotels.

INSUFFICIENT CASH AVAILABLE FOR TARGET DISTRIBUTION

     The Company's has established a Target Distribution to Shareholders with respect to their shares of Class A Common Stock for the twelve month period commencing January 1, 1996 following the completion of the Offering of $0.91 per share, which represents approximately 100% of the Company's pro forma cash available for distribution for 1996 and 112% for 1997. On a pro forma basis, 98% of the earnings and cash flow of the Company for the twelve month period ending June 30, 1995, (giving effect to all the Formation Transactions, including the Percentage Leases) would yield a distribution of only $0.8825 for 1996 and $0.7925 for 1997. See "Dependence on Lessee" for a discussion of the risks associated with the Company's dependence on the performance of the Lessee under the Percentage Leases. Only an increase in revenue or a distribution representing a partial return of capital would permit the Company to make the Target Distribution. Any failure to make, or any reduction in, the Target Distribution could result in a decrease in the market price of the Class A Common Stock.

INABILITY TO OPERATE THE HOTEL PROPERTIES

     Consistent with its status as a REIT, the Company will not be able to operate the hotel properties. As a result, the Company will be unable to implement strategic business plans with respect to the hotel properties (unless the Lessee were to agree), such as plans with respect to the repositioning of the franchise or license of a hotel property, even if such decisions were in the best interests of the hotel property. In addition, the Company's interest in the hotel properties as a lessor is clearly not as marketable and valuable as a fee interest in the hotels. Although the Company intends to consult with the Lessee of the hotel properties with respect to such matters, the Lessee will be under no obligation to implement any recommendations of the Company with respect to such matters. Accordingly, there can be no assurance that the Lessee will operate the hotel properties in a manner that is in the best interests of the Company. In addition, if there is a default under a Percentage Lease for a hotel property which results in the termination of such Percentage Lease, the Company would likely not be able to operate the affected hotel property for a period in excess of 90 days following such termination without resulting in failure to qualify as a REIT for federal income tax purposes. This restriction might cause the Company to enter into an operating lease with a new lessee on terms and conditions which are less favorable to it than if the Company were not subject to this restriction.

HISTORICAL OPERATING LOSSES

     During 1992, the Initial Hotels experienced combined net losses of approximately $49,264. The Initial Hotels, since that time, have generated combined net income of approximately $288,162 during 1993 and $605,978 during 1994.

     During 1994, the Acquisition Hotel experienced a net loss of $1,381,028 after reflecting a $1,534,950 expense for an unrealized loss due to a decline in value of the Acquisition Hotel. However, net cash provided by operating activities was $250,369 in 1994 and $160,833 in 1993.

CONFLICTS OF INTEREST

     GENERAL

     Because of the direct and indirect ownership interests of Messrs. Hatfield, Gardner-Smith, and McNulty in, and their positions with, the Company, the Advisor, the Acquisition Co., the entities from which the Initial Hotels were acquired, and the entities from which the Acquisition Hotel will be acquired there are inherent conflicts of interests in the Formation Transactions, and the interests of the Company's Shareholders may not have been, and in the future may not be, solely reflected in all decisions made or actions taken by officers and Directors of the Company. See "Formation Transactions and Other Related Transactions -- Options and Rights of First Refusal" and "Management and Various Policies and Objectives -- Conflict of Interest Policies."

     CONTINUING HOTEL OPERATION, DEVELOPMENT AND INVESTMENT BY HATFIELD
AFFILIATES

     The Hatfield Affiliates may (i) continue to own, develop and operate their respective existing interests in the various other hotels they continue to own, primarily known as Hatfield Inns, (ii) modify, dispose of or add to such existing interests or properties, and (iii) acquire new or additional interests in any hotel development. Pursuant to a non-competition agreement entered into by and between the Company and Guy and Dorothy Hatfield dated September __, 1995 (the "Non-Competition Agreement"), except for their existing Hatfield Inn located in Sikeston, Missouri, the Hatfield Affiliates have agreed not to develop, own or operate any additional hotel properties located within five miles of a hotel property owned by the Company.

     NEW AND CONTINUING REIT ORGANIZATIONAL EFFORTS BY ADVISOR AFFILIATES

     Certain Affiliates of the Advisor are currently considering the formation and organization of additional equity and/or debt REITs focusing on hotel ownership as well as additional equity REITs involving non-hotel real estate ownership. In addition, these Affiliates of the Advisor are also considering the formation of a mortgage or hybrid REIT. Accordingly, should any of these additional REITs be organized by Affiliates of the Advisor, the Affiliates of the Advisor could have a significant conflict of interest vis-a-vis the Company.

     CONFLICTING DEMANDS FOR MANAGEMENT TIME

     Messrs. Gardner-Smith and McNulty will be actively involved in the ownership and management of the Advisor, and the Acquisition Company. Mr. McNulty will also serve as an officer and Director of the Company. However, in addition to these services, they will be involved in other activities, such activities will include, without limitation, the ownership and management of their interests in their other business pursuits. Therefore, officers and employees of the Company, some of whom are also officers or employees of the Advisor and the Acquisition Company will be subject to competing demands on their time. See "Management and Various Policies and Objectives -- Executive Compensation."

NEWLY ORGANIZED ENTITIES; LIMITED ASSETS AND OPERATING HISTORY

     The Company, the Advisor, the Lessee, and the Acquisition Co. have been recently organized and have no operating history. Although the management of the Company, the Advisor, the Lessee, and the Acquisition Co. have experience in developing, financing and operating hotel properties, they have no experience in operating or managing a REIT. The Company must rely on the Lessee to generate sufficient cash flow from the operation of the Hotels to enable the Lessee to meet the rent obligations under the Percentage Leases. The Hotels will be managed by the Lessee, which is a newly formed entity with no operating history. See "Formation Transactions and Other Related Transactions -- The Lessee."

RELIANCE ON BOARD OF DIRECTORS, KEY PERSONNEL AND ADVISOR

     Shareholders have no right or power to take part in the management of the Company except through the exercise of voting rights on certain specified matters. Although the Board of Directors will actively function as the governing body of the Company, the Advisor will manage and oversee the daily operations of the Company. The Board of Directors will rely heavily upon the services and expertise of the Advisor and its management pursuant to the Advisory Agreement for strategic business direction.

     The Company's future success, including particularly the implementation of the Company's acquisition growth strategy, is dependent on the active participation of Messrs. Gardner-Smith and McNulty. The loss of the services of either of these individuals could have a material adverse effect on the Company. See "Management and Various Policies and Objectives -- Directors and Executive Officers."

RISKS OF LEVERAGE

     The Company initially will have outstanding debt equal to approximately 5% of its gross assets; however, since the Company must distribute annually at least 95% of its taxable net income to maintain its REIT status, it may be required to borrow funds to make additional investments or distributions. The Board of Directors has the discretion to permit the Company to incur debt in any amount of the Company's investment in hotel properties. The Acquisition Hotel will not be encumbered by any debt upon the close of the Offering. The four Initial Hotels were encumbered by $4,221,000 of debt on June 30, 1995. As specified in "Use of Proceeds" below, the cash proceeds of the Offering will be used to pay off the approximately $1.14 million of debt on the Miner, Missouri Super 8, to pay off the approximately $901,000 of debt on the Poplar Bluff, Missouri Super 8, to pay off approximately $575,000 of the $1.31 million of debt on the Rock Falls, Illinois Super 8, and to pay of the approximately $1.16 million of debt on the Somerset, Kentucky Super 8. Accordingly, after the Offering, the Rock Falls, Illinois Super 8 will be encumbered by approximately $462,000 of debt. The loan on the Rock Falls Super 8 hotel is all due and payable on February 4, 1998. The Company may have to refinance this loan. In addition, the Company may seek a new line of credit after the Offering to provide, as necessary, funds for investments in additional hotel properties, working capital and cash to make distributions. At the closing of the Offering, the Company will commence actual negotiations with various financial institutions to secure a line of credit to be used in the acquisition of additional hotel properties. Subject to the limitations described above, the Company may borrow additional amounts from the same or other lenders in the future, or may issue corporate debt securities in public or private offerings. Certain of such additional borrowings may be secured by properties owned by the Company. See "Management and Various Policies and Objectives -- Financing."

     The debt on the Initial Hotels (which will be paid off or paid down considerably at the closing of the Formation Transactions) is more particularly described below:


                        MINER      POPLAR BLUFF       ROCK FALLS    SOMERSET
                        -----      ------------       ----------    --------
Principal Amount
 as of 6/30/95          $1,140,000  $901,000           $1,310,000    $1,160,000

Interest Rate           9.75%*      9.75%*             8.75%         9.25%

Amortization
 Provisions             15 years    15 years           15 years      Rolling 6 months

Pre-Payment Penalty     NO          NO                 NO            NO

Maturity Date           3/11/98     3/12/98            2/4/98        9/30/95

* Adjustable interest rates

     There can be no assurance that the Company, after incurring additional debt, will be able to meet its debt service obligations and, to the extent that it cannot, the Company risks the loss of some or all of its assets, including the Hotels, to foreclosure. Adverse economic conditions could result in higher interest rates which could increase debt service requirements on floating rate debt and could reduce the amounts available for distribution to Shareholders. The Company may obtain one or more forms of interest rate protection (swap agreements, collars, etc.) to hedge against the possible adverse effects of interest rate fluctuations. Adverse economic conditions could cause the terms on which borrowings become available to be unfavorable. In such circumstances, if the Company is in need of capital to repay indebtedness in accordance with its terms or otherwise, it could be required to liquidate one or more investments in hotel properties at times which may not permit realization of the maximum return on such investments.

DEPENDENCE ON LESSEE

     In order to generate revenues to enable it to make distributions to Shareholders, the Company will rely on the ability of the Lessee to make rent payments under the Percentage Leases for the hotel properties (which will be dependent, in part, upon the Lessee's ability to generate sufficient revenues from the operation of the hotel properties). Reductions in revenues at the hotel properties or in the net operating income of the Lessee may adversely affect the financial condition of the Lessee and their ability to make rent payments under such Percentage Leases. The failure or delay of the Lessee to make rent payments with respect to a significant number of hotel properties could have a material adverse effect on the financial condition and results of operations of the Company and consequently the Company's ability to make the Target Distribution to Shareholders.

     Failure on the part of a Lessee to materially comply with the terms of a Percentage Lease for a hotel property could give the Company the right terminate such Percentage Lease, repossess the applicable hotel property and enforce the payment obligations under such Percentage Lease. Under certain conditions, a default by the Lessee on one of the Percentage Leases could result in a default on all of the existing Percentage Leases. Such failure, however, could have a material adverse effect on the Company's ability to make distributions to its Shareholders or the value of the applicable hotel property, or both.
DEPENDENCE ON SINGLE BRAND NAME

     Each of the Hotels is marketed as a Super 8 hotel. The Super 8 brand name is owned by Super 8 Motels, Inc., a South Dakota corporation, and as of September 1, 1995 there were 1,320 Super 8 hotels (including the Hotels) located throughout the United States and 30 Super 8 hotels located throughout Canada. Although the Company intends to seek diversification of its lodging properties, any degradation or adverse market developments relating to the Super 8 brand name could adversely affect the results of operations of the Company's Hotels and the ability of the Lessee to make rent payments.

STOCK OWNERSHIP OF MR. HATFIELD

     The Hatfield Affiliates will own 33.6% of the Class A Common Stock and 46.0% of the Common Stock of the Company upon closing of the Formation Transactions. Mr. Hatfield will have substantial control over the affairs of the Company and the Company will be highly dependent on the judgment and influence of Mr. Hatfield. Although Mr. Hatfield has over twenty years of experience in operating hotel properties, there can be no assurances that he will use his influence to make decisions, implement policies, or take actions that are beneficial to the Company or the shareholders.

UNDERWRITING

     The Company has entered an agreement dated August 22, 1995 (the "Underwriting Agreement"), with La Jolla Securities Corporation, a California corporation (the "Underwriter"), whereby the Company has retained the Underwriter to serve as it investment banker and underwriter in connection with the distribution and underwriting of the 500,000 shares of Class A Common Stock to be issued in the Public Offering. The Underwriting Agreement provides for an "all or none" transaction and the obligations of the Underwriter are expressly conditioned upon the prior receipt of an opinion from the Company's counsel stating that either: (i) the Mission Bay Acquisition is statutorily exempt from the Federal Roll-Up Rules,

(ii) the Mission Bay Acquisition has been administratively exempted from the Federal Roll-Up Rules, or (iii) the Mission Bay Acquisition complies in all respects with the Federal Roll-Up Rules. If the Underwriter cannot sell all of the 500,000 shares of Class A Common Stock in the Public Offering for a gross consideration of $5,000,000, then the Public Offering will terminate and the Company will not consummate the Formation Transactions, including the Mission Bay Acquisition. See "Miscellaneous -- Underwriting."

NO PRIOR MARKET FOR COMMON STOCK

     Prior to the Offering, there has been no public market for the shares of the Company's Common Stock. The Company will apply for a listing of its Class A Common Stock on the American Stock Exchange. See "Miscellaneous -- Underwriting/Listing of Common Stock." The initial Exchange Value price of $10 per share may not be indicative of the market price for the Class A Common Stock after the Offering, and there can be no assurance that an active public market for the shares of Class A Common Stock will develop or continue after the Offering. See "Miscellaneous -- Underwriting/Listing of Common Stock." The Company will use the $10.00 per share exchange value to exchange the Company's 100 Initial Shares. If the Company's Class A Common Stock is not accepted for listing on the American Stock Exchange, the Company's Class A Common Stock will be listed and traded on the NASDAQ National Market.

EFFECT OF MARKET INTEREST RATES ON PRICE OF COMMON STOCK AND COSTS OF FUNDS

     One of the factors that may influence the price of the Common Stock in public trading markets will be the annual yield from distributions by the Company on the Common Stock as compared to yields on other financial instruments. Thus, an increase in market interest rates will result in higher yields on other financial instruments, which could adversely affect the market price of the shares of Common Stock. Increases in market interest rates could also increase the Company's cost of funds borrowed.

HATFIELD NOTE DEFAULT

     Should there be a default on the Hatfield Note, the Company's interest income would decrease by $216,681 per year. The Company, however, in the event of a default could reacquire its 140,000 shares of Class B Common Stock and its 140,000 shares of Class C Common Stock which will be held as collateral for the Hatfield Note pursuant to a pledge agreement entered into by and between the Hatfield Affiliates (as "pledgor"), the Company (as "pledgee"), and Hotel Mortgage Resources, a Delaware corporation, (as "pledgeholder") effective April 1, 1995 (the "Pledge Agreement") which will be amended upon the closing of the Formation Transactions. See "Formation Transactions -- The Hatfield Note Amendments." The distributions on all of these shares of Class B Common Stock and Class C Common Stock are subordinated to the return of a $0.2275 quarterly distribution on the Class B and Class C Common Stock. Accordingly, the loss that the Company would suffer on a default of the Hatfield Note would be a function of the per share value and the then-current distribution policy applicable to the subordinated shares of Class B Common Stock and Class C Common Stock. Depending on such amounts, the loss to the Company as a result of a default on the Hatfield Note could be substantial.

EXEMPTIONS FOR MR. HATFIELD FROM THE MARYLAND BUSINESS COMBINATION LAW

     Under the Maryland General Corporation Law, as amended ("MGCL"), certain "business combinations" (including certain issuances of equity securities) between a Maryland corporation and any person who beneficially owns ten percent or more of the voting power of the corporation's shares (an "Interested Stockholder") or an affiliate thereof are prohibited for five years after the most recent date on which the Interested Stockholder becomes an Interested Stockholder. Thereafter, any such business combination must be approved by two super-majority stockholder votes unless, among other conditions, the corporation's common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Stockholder for its common shares.
Mr. Hatfield beneficially will own more than 10% of the Company's voting shares of Class A Common Stock upon the consummation of the transaction contemplated in the Formation Transactions and would, therefore, be subject to the business combination provisions of the MGCL. However, pursuant to the statute, the Company has exempted any business combination involving Mr. Hatfield and, consequently, the five-year prohibition and the super-majority vote requirements described above will not apply to a business combination between Mr. Hatfield and the Company. As a result, Mr. Hatfield may be able to enter into business combinations with the Company, which may not be in the best interest of the Shareholders, without compliance by the Company with the super-majority vote requirements and other provisions of the statute. See "The Company's Capital Stock -- Business Combinations."

RISKS OF OPERATING HOTELS UNDER FRANCHISE AGREEMENTS

     Upon completion of the Offering, all of the Hotels will be operated pursuant to existing franchise or license agreements (the "Franchise Agreements") between the Lessee or its affiliates and Super 8 Motels, Inc. (the "Franchisor"). In addition, the Company anticipates that the majority of any additional hotel properties will be operated under franchise agreements. In connection with the acquisition of the Hotels, the Company may propose a change in the franchise at one or more Hotels. Franchise agreements generally contain specific standards for, and restrictions and limitations on, the operation and maintenance of a hotel property in order to maintain uniformity in the system created by the franchisor. Such standards are often subject to change over time, in some cases, at the discretion of the franchisor, and may restrict a franchisee's ability to make improvements or modifications to a hotel property without the consent of the franchisor. In addition, compliance with such standards could require a franchisee to incur significant expenses or capital expenditures. See "Business and Properties -- Various Franchise Agreements."
To the best of the Company's knowledge, the Franchisor will not require the Company to complete any significant additional capital improvements with respect to the Hotels as a condition to the transfer to the Lessee of the franchise license. No assurance can be provided that the Company will not be required to fund significant additional improvements to the Hotels in the future to maintain such franchise licenses. The Lessee may determine that required capital improvements are too expensive or otherwise unwarranted in light of general economic conditions, the prospects for an applicable hotel property or other factors. Failure by a Lessee to make required capital improvements or to comply with any other material terms of a franchise agreement could result in cancellation of the franchise license. There can be no assurance that the Lessee will comply with the terms of the franchise agreements relating to the hotel properties operated by it. If a franchise agreement relating to a hotel property is terminated, the resulting loss of franchise could have a material adverse effect on the operations or the value of the applicable hotel property, or both. Upon any such termination, the Company could also be required to incur significant capital expenditures and other expenses which it may not be able to pass on to subsequent Lessees of the applicable hotel property. In addition, the Company may desire to operate hotel properties acquired by it under franchise licenses from or another franchisor, and such franchisors may require that significant capital expenditures be made to such acquired hotels as a condition of granting such franchise licenses.

     The continuation of the various franchise licenses is subject to the maintenance of specified operating standards and other terms and conditions. Franchisors periodically inspect their licensed properties to confirm adherence to its maintenance and operating standards. Under each Percentage Lease, the Lessee will be obligated, among other things, to pay the costs of maintaining the structural elements of each hotel and to make deposits into the Capital Expenditure Reserve Account. The revenues from the Hotels will fund such
deposits.    These deposits are designed, among other things, to help ensure the compliance by the Lessee with the terms of the Franchise Agreements. See "The Percentage Leases." However, there can be no assurance that such deposits will be sufficient to cover the cost of necessary repairs and maintenance at the Hotels.

     The Company may be obligated or deem it advisable to make additional capital investments in the Hotels. Should the Company be required or elect to do so, such investments may necessitate the use of borrowed funds or the reduction of distributions. The Lessee will be responsible for routine maintenance and repair expenditures with respect to the Hotels. The failure to maintain the standards or adhere to the other terms and conditions of the other franchise license agreements could result in the loss or cancellation of such franchise licenses. It is possible that a franchisor could condition the continuation of a franchise license on the completion of substantial capital improvements, which the Board of Directors may determine to be too expensive or otherwise unwarranted in light of general economic conditions or the operating results or prospects of the affected hotel. In that event, the Board of Directors may elect to allow the franchise license to lapse, in which event the Company will be obligated to indemnify the Lessee against any loss or liability incurred by it as a consequence of such decision. In any case, if a franchise is terminated, the Company and the Lessee may seek to obtain a suitable replacement franchise, or to operate the affected hotel independent of a franchise license. The loss of any franchise license could have a material adverse effect upon the operations or the underlying value of the hotel covered by such license because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor. The loss of a franchise license for one or more of the Hotels could have a material adverse effect on the Company's revenues under the Percentage Leases and the Company's cash available for distribution to its Shareholders.

     Certain of the Franchise Agreements covering the Hotels expire or terminate, without specified renewal rights, at various times. The terms of the Franchise Agreements are also not coextensive with the terms of the underlying Percentage Leases. As a condition to renewal, the Franchise Agreements frequently contemplate a renewal application process, which may require substantial capital improvements to be made to the Initial Hotel. Any such required capital improvements would in general, be the responsibility of the Lessee. The Company, however, might agree with a Lessee to make such capital expenditures if it believed it could recover the amount of the expenditures through increases in rent payments. In addition, no assurance can be given that upon termination of any Franchise Agreement, the Lessee will determine to renew the applicable Franchise Agreement. In addition, upon termination of any Percentage Lease for a hotel property, there can be no assurance that the franchisor would permit a new tenant to continue under the then existing franchise agreement.

VALUE OF HOTELS AND TERMS OF FORMATION TRANSACTIONS

     Pursuant to the Contribution and Assumption Agreement the Company has previously acquired the Initial Hotels for its Common Stock. The Company will also acquire the Acquisition Hotel for shares of Class A Common Stock. At the close of the Offering, the existing Company Shareholders will receive Class A Common Stock, Class B Common Stock, and Class C Common Stock of the Company reflecting an aggregate value of $6.9 million. This $6.9 million value reflects the appraised value of the Initial Hotels and the unpaid principal balance of the Hatfield note. The valuation of all Hotels was based upon individual appraisals performed by Arthur Andersen LLP. The Company, however, recorded the assets transferred to it in the contribution transaction at a net asset value of approximately $1,712,000. Thus, the Hatfield Affiliates realized a gain of $8,612,000 representing the difference between the fair value of their Initial Shares and the net asset values contributed by them pursuant to the Contribution and Assumption Agreement.

     While the terms of the Percentage Leases were negotiated on an arms-length basis, the Advisory Agreement, and the Post-Formation Acquisition Agreement were not negotiated on an arms-length basis. Based on industry practice, the Company believes, however, that the terms of such agreements are fair to the Company. The lease payments under the Percentage Leases for each of the Hotels were calculated with reference to historical financial data and projected operating and financial performance of the Hotels. Based on its research and analysis of transactions substantially similar to the Formation Transactions and the lease agreements implemented in such transactions, management of the Company believes that the terms of the Percentage Leases are typical of provisions found in such other leases. Management also believes that the compensation arrangements for officers and Directors of the Company will provide incentives to seek to maximize shareholder value, by tying incentive compensation to increases in the market value of the Common Stock. The Contribution and Assumption Agreement pursuant to which the Company acquired the Initial Hotels, the Mission Bay Acquisition Agreement pursuant to which the Company will acquire the Acquisition Hotel, the Percentage Leases, the Advisory Agreement, the Post-Formation Acquisition Agreement and the employee compensation plans are subject to the approval by the Independent Directors prior to the closing of the Offering. See "Business and Properties -- The Percentage Leases" and "Management and Various Policies and Objectives -- Conflict of Interest Policies." The Company will not own any interest in the Advisor, the Lessee, or the Acquisition Co.

POTENTIAL DILUTION

     The holders of the shares of Common Stock issued in the Offering may experience dilution in the future if the market value of the Company's shares of Common Stock falls below the Exchange Value of $10 per share and the Company issues new shares of Common Stock at such lower price. In addition, the Shareholders of Class A Common Stock who acquire stock in the Offering will suffer a dilution in book value of $6.44 per share. Finally, the 140,000 shares of Class C Common Stock, when converted to Class A Common Stock in 1997, will dilute the dividends payable to the shares of Class A Common Stock. Finally, holders of the Class A Common Stock may experience dilution in the future if the market value of the Company's shares of Common Stock falls below the Exchange Value of $10 per share and the Company issues new

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

shares of Common Stock at such lower price.


POSSIBLE ADVERSE EFFECTS OF SHARES AVAILABLE FOR FUTURE SALE UPON PRICES OF COMMON STOCK

     Upon completion of the Offering, the Company will have issued (i) 500,000 shares of Class A Common Stock in the Public Offering, (ii) 281,000 shares of Class A Common Stock to the Mission Bay Limited Partners (assuming no dissenters), (iii) 30,000 shares of Class A Common Stock issued to the Independent Directors as compensation for services performed, and (iv) the Hatfield Affiliates will also receive 410,000 shares of Class A Common Stock, 140,000 shares of Class B Common Stock, and 140,000 shares of Class C Common Stock in exchange for their 100 Initial Shares. The 140,000 shares of Class C Common Stock will convert into Class A Common Stock on January 1, 1997. See "The Company's Capital Stock." The Hatfield Affiliates will have certain direct registration rights as well as piggyback rights to register for resale shares of Class A Common Stock received by them in the Offering. In addition, the Company may adopt stock option plans. No prediction can be made as to the effect, if any, that future sales of such shares of Class A Common Stock, the availability thereof for future sale, or the existence of such registration rights and/or options may have upon the market price of the shares of Class A Common Stock, from time to time, or upon the Company's ability to sell additional shares of Class A Common Stock in the future.

MORTGAGE LOANS AND PARTICIPATING DEBT INVESTMENTS

     The Company may fund mortgage investment in real estate development projects and/or in completed real estate properties. Mortgage loans to real estate development projects generally carry a higher degree of risk than mortgage loans to completed, income-producing projects. In that connection, however, even mortgage loans to existing income-producing real estate properties are higher risk than other fixed income investments since the owner"s ability to fund the debt service on such a mortgage loan is generally totally dependent on the cash flow of the secured property and accordingly, unexpected vacancies and/or other economic exigencies which adversely affect the property will generally decrease the ability of the owner to fund debt service payments.

RELIANCE ON BOARD OF DIRECTORS TO CHANGE CERTAIN POLICIES

     The major policies of the Company, including its policies with respect to acquisitions, financing, growth, operations, debt capitalization and distributions, will be determined by its Board of Directors. The Board of Directors may amend or revise these and other policies from time to time without a vote of the Shareholders of the Company.

ANTI-TAKEOVER EFFECT OF OWNERSHIP LIMIT, STAGGERED BOARD AND POWER TO ISSUE ADDITIONAL STOCK

     For the Company to maintain its qualification as a REIT under the Internal Revenue Code of 1986 (the "Code"), not more than 50% in value of the outstanding shares of stock of the Company may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) at any time during the last half of the Company's taxable year (other than the first taxable year for which the election to be treated as a REIT has been made).

     To ensure that the Company will not fail to qualify as a REIT under this and other tests under the Code, the charter, subject to certain exceptions, authorizes the Directors to take such actions as are necessary and desirable to preserve its qualification as a REIT and to limit any person, other than Mr. Hatfield, to direct or indirect ownership of no more than the lesser of 9.9% (the "Ownership Limit") of the number or value of the outstanding shares of stock of the Company. The Company's Board of Directors, upon receipt of a ruling from the IRS, an opinion of counsel or other evidence satisfactory to the Board of Directors and upon such other conditions as the Board of Directors may establish, may exempt a proposed transferee from the Ownership Limit. However, the Board may not grant an exemption from the Ownership Limit to any proposed transferee whose ownership, direct or indirect, of in excess of 9.9% of the number or value of the outstanding shares of stock of the Company would result in the termination of the Company's status as a REIT. See "The Company's Capital Stock -- Description of Securities" and " -- Restrictions on Transfer." The Ownership Limit does not apply to the Common Stock owned, directly or indirectly, by the Hatfield Affiliates. These restrictions on transferability and ownership will not apply if the Board of Directors determines that it is no longer in the best interests of the Company to attempt to qualify, or to continue to qualify, as a REIT.

     The Ownership Limit may delay or impede a transaction or a change of control of the Company that might involve a premium price for the Common Stock or otherwise be in the best interest of the Shareholders. See "The Company's Capital Stock -- Description of Securities" and " -- Restrictions on Transfer."

     The Company's Charter authorizes the Board of Directors to cause the Company to issue additional authorized but unissued shares of Common Stock or Preferred Stock and to classify or reclassify any unissued shares of Common Stock or Preferred Stock and to set the preferences, rights and other terms of such classified or unclassified shares. See "The Company's Capital Stock -- Description of Securities", " -- Common Stock" and " -- Preferred Stock." Although the Board of Directors has no such intention at the present time, it could establish a series of Preferred Stock that could, depending on the terms of such series, delay, defer or prevent a transaction or a change of control of the Company that might involve a premium price for the Common Stock or otherwise be in the best interest of the Shareholders. The Charter and Bylaws of the Company also contain other provisions that may delay, defer or prevent a transaction or a change of control of the Company that might involve a premium price for the Common Stock or otherwise be in the best interest of the Shareholders. See "The Company's Capital Stock -- Certain Provisions of Maryland Law and of the Company's Charter and Bylaws -- Removal of Directors", " -- Control Share Acquisitions" and " -- Advance Notice of Director Nominations and New Business."

HOTEL INDUSTRY RISKS

     OPERATING RISKS

     The Hotels are subject to all operating risks common to the hotel industry. These risks include, among other things, intense competition from other hotels; over-building in the hotel industry which has adversely affected occupancy, ADR and REVPAR in recent years; increases in operating costs due to inflation and other factors, which increases have not in recent years been, and may not necessarily in the future be, offset by increased room rates; dependence on business and commercial travelers and tourism; increases in energy costs and other expenses of travel; and adverse effects of general and local economic conditions. Such factors could adversely affect the Lessees' ability to make lease payments and, consequently, the Company's ability to make the Target Distribution to Shareholders. Further, a decrease in room revenues, would result in decreased revenues to the Company under the Percentage Leases on the Hotels and decreased amounts available for distribution to the Company's Shareholders. See "Business and Properties -- The Hotel Industry" and "--the Percentage Leases."

     COMPETITION

          (i) Competition for Guests. The hotel industry is highly competitive. Each of the Hotels experiences competition primarily from other similarly priced hotels in its immediate vicinity, but each also competes with other hotel properties in its geographic market. Some of the competitors of the Hotels have substantially greater marketing and financial resources than the Company and the Lessee. Additional competitive hotels are in development or could be developed in a relatively short period of time. Such hotel properties could have an adverse effect on the revenues of the Company's nearby hotels.
See "Business and Properties -- Competition."

          (ii) Competition for Acquisitions. When the Company seeks to acquire hotel properties, the Company will be competing for investment opportunities with entities which have substantially greater financial resources than the Company. These entities may generally be able to accept more risk than the Company prudently can manage. Competition may generally reduce the number of suitable investment opportunities offered to the Company and increase the bargaining power of property owners seeking to sell. Further, the Company believes that competition from entities organized for purposes substantially similar to the Company's objectives will increase significantly over time. See "Business and Properties -- Competition."

     INVESTMENT CONCENTRATION IN SINGLE INDUSTRY

     The Company's current strategy is to acquire primarily high quality limited service hotel properties throughout the continental United States. The Company will not seek to invest in assets selected to reduce the risks associated with investments in the hotel industry, and therefore will be subject to risks inherent in concentrating investments in a single industry. Therefore, the adverse effect on the Company's lease revenue and amounts available for distribution to Shareholders resulting from a downturn in the hotel industry will be more pronounced than if the Company had diversified its investments outside of the hotel industry. See "Business and Properties -- The Hotel Industry."

     SEASONALITY OF HOTEL BUSINESS

     The hotel industry is seasonal in nature. Generally, hotel revenues are greater in the second and third quarters than in the first and fourth quarters. All of the Hotels typically reflect the effects of this industry seasonality. This seasonality can be expected to cause significant quarterly fluctuations in the Company's lease revenues. See "Financial Considerations -- Seasonality."

     LIMITED NUMBER OF HOTELS; EMPHASIS ON LIMITED SERVICE HOTEL MARKET

     The Company initially will own only five Hotels. Significant adverse changes in the operations of any one or more of the Hotels could have a material adverse effect on lease revenues and the Company's ability to make the Target Distribution to its Shareholders. In addition to the Hotels, the Company intends to place particular emphasis on the acquisition of hotel properties that are high quality limited-service hotels. Accordingly, at least initially, the Company will be subject to risks inherent in concentrating investments in a single type of hotel property, which could have an adverse effect on the Company's lease revenues and amounts available for distribution to Shareholders. See "Business and Properties -- Limited Service Hotels."

     The Hotels are located in areas throughout the United States. See "Business and Properties -- The Hotels." Therefore, adverse events or conditions which affect those areas particularly (such as natural disasters or adverse changes in local economic conditions) could have a very pronounced negative impact on the operations of the Hotels and amounts available for distribution to the Company's Shareholders.

     RENEWAL OF LEASES AND RELETTING OF HOTELS

     The Company will be subject to the risks that upon expiration or termination of the Percentage Leases, such Percentage Leases may not be renewed, the hotel properties may not be relet or the terms of renewal or reletting (including the cost of required renovations or concessions) may be less favorable than previous lease terms. In addition, a default by the Lessee under the terms of its Percentage Leases with the Company may result in the termination of all such Percentage Leases. If the Company were unable to promptly enter into new leases for all or a substantial portion of the hotel properties or if the rental rates upon such renewal or reletting were significantly lower than expected due to market conditions or other factors, then the Company's cash flow and ability to make the Target Distribution to Shareholders could be adversely affected. Moreover, except with respect to a foreclosure property, as a result of the restrictions imposed on the Company under the REIT provisions of the Code, the Company would likely not be able to operate any hotel property without resulting in failure to qualify as a REIT for federal income tax purposes. All of the Percentage Leases for the Initial Hotels will commence effective on the closing of the Public Offering and are for a term of fifteen (15) years. The Percentage Lease for the Acquisition Hotel will commence on the completion of the Mission Bay Acquisition and will have a term of 15 years.

REAL ESTATE INVESTMENT RISKS

     The Company's investments will be subject to varying degrees of risk generally incident to the ownership of real property, including, in addition to the risks discussed below, adverse changes in general or local economic conditions, zoning laws, traffic patterns and neighborhood characteristics, tax rates, governmental rules and fiscal policies, and by civil unrest, acts of war, adverse and other factors which are beyond the control of the Company.

     ILLIQUIDITY OF REAL ESTATE

     Real estate investments are relatively illiquid. The ability of the Company to vary its portfolio in response to changes in economic and other conditions will be limited. Further, although the Hotels have been recently appraised, no assurances can be given that such appraised values reflect realizable market values. See "Business and Properties -- Appraisals" herein
for certain information regarding such appraisals.   Also, no assurances can be
given that the market value of any of the Hotels will not decrease in the future. Because market forces will most certainly value the Company as an ongoing business rather than through liquidation values of the Company or the Hotels, the valuation of the Company most likely will be determined based primarily upon a capitalization of the estimated cash flow available for distribution and other market-related factors rather than as a summation of property by property values. There can be no assurance that the Company will be able to dispose of an investment when it finds disposition advantageous or necessary or that the sale price realized in any disposition will recoup or exceed the amount of the Company's investment therein.

     UNINSURED AND UNDERINSURED LOSSES

     Each of the Hotels will be covered by comprehensive policies of insurance, including liability, fire and extended coverage. Based its past experience in obtaining insurance policies on the Initial Hotels, the Acquisition Hotel, and numerous other hotel properties, management believes such specified coverage is of the type and amount customarily obtained by owners of real property assets. However, there are certain types of losses, generally of a catastrophic nature, such as earthquakes, hurricanes and floods, that may be uninsurable or not economically insurable. The Company's Board of Directors will use their discretion in determining amounts, coverage limits and the deductibility provisions of insurance, with a view to maintaining appropriate insurance coverage on the Company's investments at a reasonable cost and on suitable terms. This may result in insurance coverage that, in the event of a substantial loss, would not be sufficient to pay the full current market value or current replacement cost of the Company's lost investment. Inflation, changes in building codes and ordinances, environmental considerations, and other factors also might make it impractical to use insurance proceeds to replace the property after such property has been damaged or destroyed. Under such circumstances, the insurance proceeds received by the Company might not be adequate to restore its economic position with respect to such property.

     ENVIRONMENTAL MATTERS

     Under various federal, state, and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the costs of removal or remediation of hazardous or toxic substances on, under or in such property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Liability also may extend to persons holding a security interest in the property, under certain limited circumstances. In addition, the presence of contamination from hazardous or toxic substances, or the failure to properly remediate such contaminated property, may adversely affect the owner's ability to dispose of such property, to fully utilize such property without restriction or to borrow using such property as collateral. Persons who arrange for the disposal or treatment of hazardous or toxic substances may also be liable for the costs of removal or remediation of such substances at the disposal or treatment facility, whether or not such facility is or ever was owned or operated by such person. Certain environmental laws and common law principles could be used to impose liability for release of hazardous or toxic substances, including the release of asbestos-containing materials ("ACMs") into the air, and third parties may seek recovery from owners or operators of real properties for personal injury or property damage associated with such releases, including exposure to released ACMs. Environmental laws also may impose restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require expenditures. Environmental laws provide for sanctions in the event of non-compliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. In connection with the ownership of the Hotels and any subsequently acquired hotels, the Company or the Company may be potentially liable for such costs. The cost of defending against claims of liability, or compliance with environmental regulatory requirements or of remediating the contaminated property could materially adversely affect the business, assets or results of operations of the Company and the Company and, consequently, amounts available for distribution to the Company's Shareholders.

     Phase I environmental audits were previously obtained for each of the Hotels from independent environmental engineers and supplemental Phase I audits of all of the Hotels have recently been prepared in connection with the Offering. The principal purpose of Phase I audits is to identify indications of potential environmental contamination for which the Company may be responsible and, secondarily, to assess, to a limited extent, the potential for environmental regulatory compliance liabilities. The supplemental Phase I audits were designed to meet the requirements of the current industry approach and ASTM Standard E 1527-93 governing Phase I audits, and consistent with those requirements, none of the audits involved testing of groundwater, soil or air. Accordingly, they do not represent evaluations of conditions at the studied sites that would be revealed only through such testing. In addition, their assessment of environmental regulatory compliance issues was general in scope and was not a detailed determination of the various above described properties" complete compliance status. Similarly, the audits did not involve comprehensive analysis of potential off-site liability. None of the Phase I audit reports revealed that a Phase II audit was necessary or required. The Phase I audit reports have not revealed any environmental liability that management believes would have a material adverse effect on the Company's business, assets or results of operations, nor is the Company aware of any such liability. Nevertheless, it is possible that these reports do not reveal all environmental liabilities or that there are material environmental liabilities of which the Company is unaware. See "Business and Properties -- Environmental Matters."

     COMPLIANCE WITH AMERICANS WITH DISABILITIES ACT

     Under the Americans with Disabilities Act of 1990 (the "ADA"), all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. While management of the Company believes that the Hotels are substantially in compliance with these requirements, a determination that the Company is not in compliance with the ADA could result in imposition of fines or an award of damages to private litigants. If the Company were required to make substantial modifications at the Hotels to comply with the ADA, the Company's ability to make the Target Distribution to its Shareholders could be adversely affected.

     INCREASES IN PROPERTY TAXES

     Each Hotel is subject to real and personal property taxes. The real and personal property taxes on hotel properties in which the Company invests may increase as property tax rates change and as the properties are assessed or assessed by taxing authorities. Since the Company (and not the Lessee) will pay the property taxes on all of the Hotels, an increase in property taxes could adversely affect the Company's ability to make the Target Distribution to its Shareholders. See "Business and Properties -- The Hotels." The Company is responsible for paying the property taxes on the Hotels. The historical and pro forma terms of the property taxes are disclosed in the section entitled "Selected Financial Information and Operations Data" and the financial statements attached hereto. Any changes in the terms of the property taxes will be made pursuant to local tax statutes.

     ACQUISITION AND DEVELOPMENT RISKS

     The Company intends to pursue acquisitions of additional hotel properties and may in the future pursue development opportunities. Acquisitions entail risks that investments will fail to perform in accordance with expectations and that estimates of the cost of improvements necessary to market and acquire properties will prove inaccurate, as well as general investment risks associated with any new real estate investment. New project development is subject to a number of risks, including risks of construction delays or cost overruns that may increase project costs, risks that the properties will not achieve anticipated occupancy levels or sustain anticipated room rate levels, and new project commencement risk such as receipt of zoning, occupancy and other required governmental permits and authorizations and the incurrence of development costs in connection with projects that are not pursued to completion. In addition, the Company anticipates that any new development it may undertake would be financed under lines of credit or other forms of secured or unsecured construction financing that could result in a risk that permanent financing for newly developed projects might not be available or would be available only on disadvantageous terms. In addition, the fact that the Company must distribute 95% of its net taxable income in order to maintain its qualification as a REIT will limit the ability of the Company to rely upon lease income from the hotel properties to finance acquisitions or new development. As a result, if permanent debt or equity financing were not available on acceptable terms to refinance acquisitions or new development undertaken without permanent financing, further acquisitions or development activities might be curtailed or cash available for distribution might be adversely affected.

     CHANGES IN LAWS

     Increased costs resulting from changes in governmental requirements will generally be the responsibility of the Lessee. The Lessee, however, may be unable to pass through such increased costs to their customers and substantial increases in expenses resulting from such increased costs may affect the Lessee' financial condition and their ability to pay rent. Such increases in expenses will not result in adjustments of the obligations of the Lessee to pay rent under the terms of the Percentage Leases and will not result in adjustments of the amount of such rent, including Percentage Rents. However, certain Percentage Leases provide that, during the latter half of the lease term, the Company will be responsible for a portion of the costs of any capital improvements resulting from changes in law to the extent the useful life of such capital improvements exceeds the remaining lease term. As a consequence, any changes in governmental requirements which result in increased costs at an Initial Hotel subject to such a provision could adversely affect the Company's ability to make distributions to Shareholders. In addition, changes in laws increasing potential liability for environmental conditions may result in significant unanticipated expenditures by the Company, which would adversely affect the Company's ability to make distributions to Shareholders.

                             THE COMPANY IN GENERAL

OVERVIEW

     The Company, a Maryland corporation formed in December, 1994, was established to acquire the four Initial Hotels. The Initial Hotels are located in Kentucky, Missouri, and Illinois. The Company acquired the Initial Hotels from AAG (an entity controlled by Mr. Hatfield) pursuant to the Contribution and Assumption Agreement. See "Formation Transactions and Other Related Transactions -- AAG Acquisition"

     The Company will be governed by a five person Board of Directors. The three Independent Directors will be Don W. Cockcroft, William Birdsall, and Charles R. Dunn. The two non-Independent Directors will be Michael S. McNulty and Guy E. Hatfield. Mr. Hatfield and his related family trusts own 1.3% of the Mission Bay limited partnership units and collectively they are they are the second largest holder of limited partnership units of Mission Bay. The Company's executive offices are located at 7825 Fay Avenue, Suite 250, La Jolla, California 92037 and its telephone number is (619) 456-6070.

     The Company will be externally-advised and therefore, will rely primarily upon the experience of the Advisor who will constitute the Company's senior management. Upon closing of the Offering, the Company will enter into an Advisory Agreement with the Advisor pursuant to which the Advisor will provide its management and strategic business services to the Company. The Company shall pay to the Advisor an annual base fee of $30,000 payable quarterly and a percentage fee (as defined herein), subject to some restrictions. See "Formation Transactions and Other Related Transactions -- The Advisor and The Advisory Agreement." The Company shall reimburse the Advisor for any third party professional fees incurred in its role as Advisor.

     Upon closing of the Offering, the Company will enter into a Post-Formation Acquisition Agreement with the Acquisition Co. pursuant to which the Acquisition Co. will be paid up to a 6% placement fee payable in Common Stock of the Company for services in connection with the acquisition of additional (new and incremental) hotel properties and/or for structuring cash private placements of the Company's Common Stock. No fees will be paid to the Acquisition Co. with respect to any aspect of the Formation Transactions. See "Formation Transactions and Other Related Transactions -- The Acquisition Co. and The Post-Formation Acquisition Agreement."

     To enable the Company to satisfy certain requirements for qualification as a REIT, the Company, at the closing of the Offering, will lease the Initial Hotels and the Acquisition Hotel to the Lessee pursuant to the Percentage Leases. Further, the Company will lease any hotel properties acquired by it after the completion of the Formation Transactions and the Offering to a variety of lessees pursuant to agreements substantially the same in form to the Percentage Leases. The Percentage Leases are designed to allow the Company to participate in any future growth in revenues at such Hotels. Due to the Lessee's limited net worth apart from its leasehold interest in the Hotels, the Lessee's ability to make lease payments under the Percentage Leases will be primarily dependent upon its generation of sufficient cash flow from the operation of the Hotels. See "Risk Factors - Conflicts of Interest."

GROWTH STRATEGY

     The Company's growth strategy is to increase cash flow and enhance shareholder value by acquiring additional existing hotels that meet the Company's investment criteria and by participating, through the Percentage Leases, in any growth in revenue at its Hotels. Currently, the Company intends to focus its acquisition strategy primarily upon the acquisition of additional high quality, limited service hotels in the Midwest and the Southwest and its internal growth strategy will focus primarily upon improvements in occupancy and ADR. Based upon recent increases in occupancy, ADR and REVPAR of all U.S. hotels, management of the Company believes that the U.S. lodging industry is recovering from a period of low profitability resulting from high levels of debt, economic recession and an over-supply of hotel rooms. As a result, management expects the Company to have opportunities to acquire additional established limited service hotels at attractive prices because of such factors. Upon completion of the Offering (and the completion of the Formation Transactions), the Company expects to have outstanding indebtedness of approximately $462,000 representing the mortgage loan on the Rock Falls Super 8. The Company's Charter does not limit the consolidated indebtedness of the Company.

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

     ACQUISITION STRATEGY

     Messrs. Gardner-Smith and McNulty will utilize their extensive experience in the hotel industry to identify for acquisition additional existing hotel properties that meet the Company's investment criteria. The Company intends to place particular emphasis on the acquisition of additional high quality, limited service hotels throughout the United States. The REIT intends to be a hybrid operation in that it expects to make mortgage loans and participate in mortgage loans. The Company may, however, consider the acquisition of hotels in the extended-stay market segment, as well as other full service hotel properties in the up-scale and mid-scale market segments. The Company intends that the Lessee will operate hotel properties which are acquired. Management believes that, in the near term, the Company will have opportunities to acquire additional existing hotels at attractive prices because of the adverse impact of high leverage on the profitability and operations of many hotel properties, past over-building of hotel properties and the effects of the recent economic recession. Potential sellers of hotel properties now include not only hotel operators but also financial institutions and government agencies that assumed control of such properties in distressed situations.

     The Company intends to consider investments in hotel properties of the types described above that meet one or more of the following criteria: (i) properties in markets with projected growth potential; (ii) properties which may be under-performing due to poor management, weak franchise affiliation or a need for renovation; (iii) properties with relatively stable operating histories; and
(iv) properties with attractive purchase prices.

     Although the Company presently anticipates that additional investments in hotel properties will be made through the Company, additional investments also may be made indirectly by other entities controlled by the Company. Such investments may be financed, in whole or in part, from borrowings, the balance of the net proceeds from the future offerings, if any, subsequent issuances of Common Stock or other securities or from cash flow. However, because the Company must distribute annually at least 95% of its taxable net income to maintain its REIT status, cash flow available for investment may be limited. The Company's Charter does not limit the consolidated indebtedness of the Company. See "Risk Factors -- Risks of Leverage", "Financial Considerations -- Liquidity and Capital Resources", and "Management and Various Policies and Objectives -- Investment Policies" and " -- Financing."

     INTERNAL GROWTH STRATEGY

     The Percentage Leases are designed to allow the Company to participate in any growth in room revenues at the Hotels, which management of the Company believes can be achieved through increases in both occupancy rates and ADR. During the term of each Percentage Lease, the Lessee will be obligated to pay
(i) Base Rent, (ii) Percentage Rent, and (iii) the Impositions (as defined herein), and (iv) the Additional Charges (as defined herein). Base Rent accrues and is required to be paid monthly. Percentage Rent is based on percentages of room revenues for each of the Hotels.

     The Company believes that the economic trends affecting the hotel industry will be the major factor in any future growth in Percentage Lease revenue from the Hotels and in the ability of the Company to successfully put on line additional hotel properties that may be acquired by it. Additionally, the Company believes that if the Lessee operates and manages the Hotels in an efficient manner, such operation and management could have a positive effect on any future growth in Percentage Lease revenue from the Hotels and in the hotel properties that may be acquired by the Company. The Hotels will be, and all hotel properties are expected to be, operated and managed by the Lessee. The Lessee will provide the Hotels with employees, accounting services, site-based marketing and day-to-day operations management. The Lessee will develop detailed business and marketing plans and budgets for each Hotel. The Lessee routinely will measure actual results against the business and marketing plans and budgets for each hotel to create a goal-oriented, coordinated and site-based approach to hotel management. The Company also believes that moderate levels of debt will enhance management's ability to focus attention on the issues most critical to the effective management of the Hotels. The Company's Charter does not limit the amount of indebtedness the Company may incur for investment in hotel properties.

     Combined REVPAR for the Hotels has increased from $25.60 for 1992 to $26.73 for 1994. See "Business and Properties -- The Hotels." The Company expects that, since January 1, 1994 and prior to the closing of the Offering, an amount equal to at least 1% to 4% of room revenues of the Hotels for such period will have been spent on upgrades and improvement of the Hotels; however, if less than such amount is spent, the difference will be received by the Company, in cash, in the merger. Management of the Company believes the growth in REVPAR at the Hotels reflects the impact that can result from improved economic conditions, management, and operating efficiencies.

     POSSIBLE REFINANCING STRATEGY

     After the Offering, the Company may seek to implement a private placement of its Common Stock with a view towards generating net cash proceeds from the offering sufficient to discharge all or some material part of the Company's indebtedness. Depending on the price at which the Company can sell its Common Stock in such a private placement, such a transaction may favorably impact cash available for distribution. While the Company is currently considering this strategy, there are no assurances that it will be able to sell its Common Stock in such a private placement.

USE OF PROCEEDS

     The net cash proceeds to the Company from the Public Offering portion of the Offering are estimated to be $4.5 million based on an Exchange Value of $10 per share of Common Stock and a 10% costs of such offering. All of such net proceeds will be held by the Company first to pay costs and expenses of the Formation Transactions (including the cash required for the Mission Bay Dissenting Partners); second, to establish a working capital reserve; third, to pay off approximately $3,750,000 million of debt of the Initial Hotels. The following schedule provides the anticipated uses of the $5,000,000 gross proceeds of the Public Offering (assuming no Mission Bay dissenters):


USE OF PROCEEDS UPON PUBLIC OFFERING

Sales Commission on Offering                           $500,000
Total Costs of Formation Transactions                   500,000

Mortgage Payoffs/Paydown:
     Miner - pay off                    1,114,000
     Somerset - pay off                 1,160,000
     Poplar Bluff - pay off               901,000
     Rock Falls - pay down (Partial)      575,000
                                        ---------

Total Payoffs                                          3,750,000

Working Capital Reserve                                  250,500
                                                       ---------

          Total                                        $5,000,000
                                                       ----------
                                                       ----------


     Pending such uses, the net proceeds may be invested in interest-bearing accounts and short-term, interest-bearing securities which are consistent with the Company's intention to qualify for taxation as a REIT. Such investments may include, for example, government and government agency securities, certificates of deposit, and interest-bearing bank deposits.

                               DISTRIBUTION POLICY

     After the Offering, the Company intends to make regular quarterly distributions to holders of its Common Stock. Initially, the Company's sole source of revenue will be from lease payments under the Percentage Leases and interest income. The Company must rely on the Lessee to generate sufficient cash flow from the operation of the Hotels to meet the Lessee's rent obligations under the Percentage Leases. See "Formation Transactions and Other Related Transactions -- The Lessee." The Company does not intend to make any distributions to its shareholders through December 31, 1995. However, commencing January 1, 1996, the Company intends to make regular quarterly distributions to holders of Class A Common Stock. The Company has established a Pro Forma Distribution per share and a Target Distribution per share. The Pro Forma Distribution is the amount indicated by the existing level of income and cash flow ($0.8825 for 1996 and $0.7925 for 1997). The Target Distribution is $0.2275 per share per quarter, which, on an annualized basis, would be equal to $0.91 per share. This $0.91 annualized distribution ($0.2275 per quarter) is referred to as the "Target Distribution" since the Class B and Class C Common Stock will only participate in distributions once the quarterly distribution on the Class A Common Stock reaches this $0.2275 Target Distribution. However, on a pro forma basis for the year ended June 30, 1995, such Target Distributions of $0.91 per share to the shareholders of Class A Common Stock in 1996 and 1997 would represent approximately 100% of the Company's estimated cash available for distribution in 1996 and 112% of the Company's cash available for distribution in 1997. Thus, in order for the Company to commence and maintain a Target Distribution policy of $0.91 through 1996 and 1997, it would be necessary for the Company to receive substantially increased Percentage Rent from the Lessee and/or for such distribution to consist of a return of capital in excess of the Company's current earnings.

     If the Company distributes approximately 98% of its cash available for distribution utilizing the pro forma June 30, 1995 twelve month earnings, then the indicated annual distribution per share would be $0.8825 per share in 1996 and $0.7925 per share in 1997 (the "Pro Forma Distribution"). The Company estimates that approximately 22% of this assumed 12 month Pro Forma Distribution per share will represent a return of capital for federal income tax purposes, which generally will not be subject to federal income tax under current law.

     The Company established the amount of the initial Pro Forma Distribution based upon estimated cash available for distribution, the pro forma condensed statement of operations and calculation of pro forma cash available for distribution as of, and for the twelve months ended June 30, 1995. The Company believes that historical financial information, with pro forma adjustments, provides a reasonable basis for setting the Pro Forma Distribution. The Board of Directors will determine the actual quarterly distribution rate based upon the Company's actual results of operations, economic conditions and other factors. Approximately 33.6% of the initial distributions by the Company initially will be received (directly or indirectly) by the Hatfield Affiliates.

     The following table sets forth certain pro forma financial information of the twelve months ended June 30, 1995, which was used to establish the estimated Pro Forma Distribution per share (based on a 98% payout of pro-forma cash available for distribution).

                                     TABLE 5
                               HOST FUNDING, INC.
                        Twelve Months Ended June 30, 1995
                  (dollars in thousands, except per share data)
                                   (unaudited)

                                                                      Prior to       After
                                                                      Dec. 31, 1996  Dec. 31, 1996
                                                                      -------------  -------------
Pro forma net income (1)                                              $ 886           $ 886
Pro forma depreciation and amortization (2)                             238             238
                                                                      -----           -----
Pro forma estimated net cash provided by operating activities         1,124           1,124
Pro forma estimated net cash used in financing activities (3)           (16)            (16)
                                                                        ---          ------
Pro forma estimated net cash available for distribution               $1,108         $1,108
                                                                      ------         ------
                                                                      ------         ------
Pro forma estimated initial aggregate distribution (4)                $1,078         $1,078
                                                                      ------         ------
                                                                      ------         ------

Pro forma estimated initial annual distribution per share (5) (6)
     Class A                                                          $0.8825        $0.7925
     Class B                                                          $0.0000        $0.0000
     Class C                                                          $0.0000        $0.0000


Pro forma estimated payout ratio of cash available for distribution (7)
     Class A                                                          103.12%        114.83%
     Class B                                                            0.00%          0.00%
     Class C                                                            0.00%          0.00%

---------------------------

(1) The pro forma net income for the twelve months ended June 30, 1995 is calculated on a pro forma basis by applying the rent provisions in the Percentage Leases for the Hotels to the pro forma room revenues of the Hotels (as if July 1, 1994 were the beginning of the lease year) and subtracting pro forma depreciation, advisory fees, interest expense, general and administrative expenses and the amortization of share purchase plan costs. For the combined Hotels, pro forma Percentage Lease revenue for the twelve months ended June 30, 1995 (which was used in calculating pro forma net income) exceeded the Lessee's annual Base Rent obligation by $190,779.

(2) Represents depreciation and amortization of share purchase plan costs related to the issuance of shares of Class A Common Stock to certain Directors in the Formation Transactions.

(3) Pro forma estimated cash used in financing activities represents payments made for debt service.

(4) Prior to December 31, 1996, the pro forma estimated initial aggregate distributions is equal to $0.8825 per share times 1,221,000 weighted average shares of Class A Common Stock outstanding and $0.00 per share times 140,000 weighted average shares of Class B Common Stock outstanding and $0.00 per share times 140,000 weighted average shares of Class C Common Stock outstanding.
After December 31, 1996, the pro forma estimated initial aggregate distributions is equal to $0.7925 per share times 1,361,000 weighted average shares of Class A Common Stock outstanding and $0.00 per share times 140,000 weighted average shares of Class C Common Stock outstanding. On January 1, 1997 the shares of Class C Common Stock are converted to shares of Class A Common Stock.

(5)  Based on 1,501,000 (1,221,000 Class A, 140,00 Class B and 140,000 Class C)
shares of Common Stock outstanding upon completion of the Formation Transactions, including an aggregate of 30,000 shares of Class A Common Stock to be

                                       38


issued to three Directors. On January 1, 1997, the Class C Common Stock are converted to Class A Common Stock.

(6) Management estimates that combined approximately 22% ($0.8825 per Class A Common Share, and $0.00 per Class B Common Share and $0.00 per Class C Common Share prior to December 31, 19996 and $0.7925 per Class A Common Share, and $0.00 per Class C Common Share) of the assumed initial twelve month distribution per share will represent a return of capital for federal income tax purposes. No assurances can be given that the portion of such pro forma twelve months ended June 30, 1995 distribution that is estimated to be, or constitutes, a return of capital will be indicative of the return of capital in any future period.

(7) Represents the anticipated initial aggregate annual distribution divided by estimated cash available for distribution.

---------------------

     The estimate of anticipated initial quarterly distributions relates only to the year ending December 31, 1996, and no assurance can be given as to the rate of distributions, if any, after that date. The Company's actual cash available for distribution will be affected by a number of factors, including changes in occupancy, ADR and REVPAR at the Hotels. To the extent that the Company has outstanding debt, whether from the Formation Transactions or whether from financing investments in additional hotel properties or for other purposes, the Company may utilize a portion of cash flow for debt service.

     The Company presently anticipates that additional acquisitions, including initial capital improvements thereto, will be financed primarily through debt financing or the issuance of addition equity securities. To the extent that such financing is insufficient to meet all of such cash needs, or the cost of such financing exceeds the cash flow generated by the acquired properties for any period, cash available for distribution could be reduced.

     In order to maintain its qualification as a REIT, the Company must make annual distributions to its Shareholders of at least 95% of its taxable income (which does not include net capital gains). The initial minimum aggregate distribution under applicable REIT taxation laws, assuming pro forma net income for financial statement purposes of $886,000 is estimated to be approximately $842,000. Under certain circumstances, the Company may be required to make distributions in excess of cash available for distribution in order to meet such distribution requirements. In such event, the Company presently would expect to borrow funds, or to sell assets for cash, to the extent necessary to obtain cash sufficient to make the distributions required to retain its qualification as a REIT for federal income tax purposes.

     It is presently anticipated that the Company's cash flow from operation of the Hotels will be sufficient to enable it to make distributions at the estimated initial rate. To the extent that cash flow from operations were to be insufficient during any quarter, due to temporary or seasonal fluctuations in Percentage Lease revenue, the Company expects to utilize other cash on hand or additional borrowings. No assurance can be given, however, that the Company will make distributions in the future at the initially estimated rate, or at all.

     The timing and amount of distributions made by the Company will be determined by the Board of Directors and will depend on a number of factors, including the amount of cash available for distribution, the Company's financial condition, the annual distribution requirements under the REIT provisions of the Code and such other factors as the Board of Directors may deem relevant. See "Federal Income Tax Considerations."

                            PRO FORMA CAPITALIZATION

     The following table sets forth the pro forma short-term debt and capitalization of the Company at June 30, 1995, as adjusted to give effect to the Offering by the Company of the shares of Class A Common, the issuance of the Class B Common Stock and Class C Common Stock to the Hatfield Affiliates in exchange for their Initial Shares and the application of the net proceeds therefrom as described under "Use of Proceeds."

                                     TABLE 6
                          Pro Forma Host Funding, Inc.
                               As of June 30, 1995
                             (Dollars in Thousands)
                                   (unaudited)

                                                            Actual  As Adjusted
Short-term debt                                                 $0           $0
                                                                --           --

Long-term debt                                              $4,197         $462
                                                            ------         ----

Shareholders' equity:
  Class A Common Stock, $.01 par value; authorized
  50,000,000 shares; issued and outstanding 100 shares;
  and, issued and outstanding 1,221,000 as adjusted.            $1          $13

  Class B Common Stock, $.01 par value; authorized
  4,000,000 shares; issued and outstanding 140,000 shares.                    1

  Class C Common Stock, $.01 par value; authorized
  1,000,000 shares; issued and outstanding 140,000 shares.                    1

  Additional paid-in capital                                              7,761
  Accumulated deficit                                         (293)        (293)
  Note receivable - related party                           (1,806)      (1,806)
  Share purchase notes                                                     (300)
                                                           -------      -------

    Total shareholders' equity                             ($2,098)      $5,377
                                                           -------      -------
                                                           -------      -------

    Total capitalization                                    $2,099       $5,839
                                                           -------      -------
                                                           -------      -------



POTENTIAL DILUTION

The Offering price per share of Common Stock offered hereby will be equal to the$10.00 per share Exchange Value. The Exchange Value was based on the appraised value of the underlying hotel properties of the Company and Mission Bay. However, the net asset value of the Company, even as adjusted for the Formation Transactions, is considerably less than $10.00 per share.
Accordingly, the Limited Partners of Mission Bay, the Company's existing Shareholders who own the Initial Shares and the purchasers of the Class A Common Stock in the Public Offering will realize substantial dilution in the net tangible book value of the Common Stock acquired by them in the Offering. Net pro forma tangible book value per share is determined by subtracting total liabilities from total tangible assets and dividing the remainder by the number of shares of Common Stock that will be outstanding after the Offering.

     The dilution will be as follows:

          Exchange Value                                              $10.00

          Book Value per share, pro forma for
            Formation Transactions ($5,351,000 / 1,501,000 shares)    $3.58
                                                                      -----

          Dilution per share of Common Stock                          $6.42

     When the $1,805,675 Hatfield Note is paid in full, the dilution will be reduced by approximately $1.20 per share. The 140,000 shares of Class C Common Stock will convert into Class A Common Stock on January 1, 1997. Since the shares of Class C Common Stock are subordinated to the Target Distribution of $0.91 on the shares of Class A Common Stock, the conversion of the shares of Class C Common Stock will dilute the dividends/distributions payable to the holders of Class A Common Stock.


               SELECTED FINANCIAL INFORMATION AND OPERATIONS DATA

     The following tables set forth (a) selected unaudited, combined estimated, pro forma balance sheet as of June 30, 1995 (b) selected unaudited combined estimated, pro forma financial data for the Company for fiscal year ended June 30, 1995, and the years ended December 31, 1994, December 31, 1993 and December 31, 1992, (c) selected unaudited combined estimated, pro forma financial data for the Lessee for the six months ended June 30, 1994, the six months ended June 30, 1995, the fiscal year ended June 30, 1995, and for the years ended December 31, 1994, December 31, 1993, December 31, 1992, (d) selected unaudited combined historical financial information for the Hotels for the six months ended June 30, 1994, the six months ended June 30, 1995, the fiscal year ended June 30, 1995, and for the years ended December 31, 1994, December 31, 1993, and December 31, 1992. The selected combined historical financial data for the Hotels for the periods presented have been derived from the historical combined financial statements and notes thereto of the Initial Hotels and Acquisition Hotel audited by William H. Ling, Certified Public Accountant of San Diego, California, and Levitz, Zacks & Ciceric, Certified Public Accountants of San Diego, California, independent accounts, whose reports with respect thereto are included elsewhere in this Prospectus. In the opinion of management, the unaudited financial statement and the interim financial statements include all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the information set forth therein. The Hotels data is derived by adding the selected combined historical financial data of the Initial Hotels and the Acquisition Hotel.

     The pro forma Statements of Operations Data is presented as if the Formation Transactions had occurred on July 1, 1994 and therefore incorporates certain assumptions that are included in the Notes to the Pro Forma Condensed Consolidated Statements of Operations included elsewhere in this Prospectus. The pro forma operating information for the Hotels and Lessee is presented to reflect the pro forma operations of the Lessee for the period presented, which operations are the source of the Lessee's Percentage Lease payments to the Company. The pro forma balance sheet data is presented as if the Formation Transactions had occurred on June 30, 1995.

                                   TABLE 7 (a)
                               HOST FUNDING, INC.
              SELECTED COMBINED ESTIMATED, PRO FORMA BALANCE SHEET
                               AS OF JUNE 30, 1995
                                 (in thousands)
                                   (Unaudited)

ASSETS
Land, property and equipment, net               $ 5,517
Rent receivable                                 $   206
Interest receivable                                  54
Loan commitment fees, net                            15
Cash                                                250
                                                    ---
    Total Assets                                 $6,042
                                                 ------

LIABILITIES AND SHAREHOLDERS" EQUITY
Long-term debt                                     $462
Deferred income taxes                                 0
Accrued interest payable                             44
Accounts payable-related parties                    180
Accounts payable-Stock issuance costs                 0
Income taxes payable                                  5
                                                      -
  Total Liabilities                                 691
                                                    ---

Shareholders' Equity (Deficit):
  Class A Common Stock, $0.01 par value;
    authorized 50,000,000 shares; issued and
   outstanding 1,221,000 shares                      13
  Class B Common Stock, $.01 par value;
    authorized 4,000,000 shares; issued and
    outstanding 140,000 shares.                       1
  Class C Common Stock, $0.01 par value;
    authorized 1,000,000 shares; issued and
    outstanding 140,000 shares.                       1
  Additional paid in capital                      7,455
  Retained earnings(deficit)                        (13)
  Less:  Mortgage note receivable                (1,806)
  Less: Share purchase notes                       (300)
                                                   ----

    Total Shareholders' Equity                    5,351
                                                  -----

      Total Liabilities and Shareholders' Equity $6,042
                                                 ------
                                                 ------

                                   TABLE 7 (b)
    SELECTED COMBINED ESTIMATED,  PRO FORMA FINANCIAL DATA-HOST FUNDING, INC.
                                 (in thousands)
                                   (Unaudited)



                                                              PRO FORMA
                                                 -----------------------------
                                                                                             Twelve
                                                         TWELVE MONTHS ENDED 12/31           Months
                                                 -------------------------------------
                                                  1992           1993           1994          Ended
                                                                                             6/30/95
REVENUES:
  Rents:
    Base                                         $1,030         $1,030         $1,030         $1,030
    Percentage                                      153            114            174            191
                                                  -----          -----          -----         ------

    Total rents                                  $1,182         $1,144         $1,204         $1,221

  Mortgage interest income                          217            217            217            217
  Share purchase plan interest                       21             21             21             21
                                                     --             --             --             --

    Total revenues                               $1,420         $1,381         $1,442         $1,458
                                                  -----          -----          -----         ------

EXPENSES:
  Interest                                           41             41             41             41
  Depreciation and amortization                     184            184            184            184
  Advisory fee                                       30             30             30             30
  General and administrative                        150            150            150            150
  Amortization of share purchase
    plan costs                                       54             54             54             54
 Property taxes                                     101            110            114            114
                                                  -----          -----          -----         ------

    Total expenses                                  560            569            572            572
                                                  -----          -----          -----         ------

NET INCOME                                          861            813            870            886
                                                  -----          -----          -----         ------

ADD:
  Depreciation and amortization                     184            184            184            184
  Amortization of share purchase
    plan costs                                       54             54             54             54

LESS:  Debt service principal payments              (16)           (16)           (16)           (16)
                                                  -----          -----          -----         ------

CASH AVAILABLE FOR DISTRIBUTION                   1,082          1,035          1,091         $1,108
                                                  -----          -----          -----         ------
                                                  -----          -----          -----         ------

                           TABLE 7 (c) - JUNE 30, 1994
         SELECTED COMBINED ESTIMATED,  PRO FORMA FINANCIAL DATA - LESSEE
                                 (in thousands)
                                   (Unaudited)

                                        SIX MONTHS ENDED JUNE 30, 1994
                                        ------------------------------
                                                  Initial Hotels
                                                  --------------
                                        Rock                                   Poplar           Sub-        Mission       Combined
                                        Falls     Miner       Somerset          Bluff          Total            Bay          Total
                                        -----     -----       --------          -----          -----            ---          -----
Revenues:
  Room Sales                            $326       $401         $237            $266          $1,230           $431         $1,661
  Telephone                               12         12            7               8              40             19             59
  Other                                    9          6            1               5              20              7             27
                                         ---        ---          ---             ---             ---            ---            ---
    Total revenues                       346        419          245             279           1,290            457          1,746

Expenses:
  Rooms                                   72         80           61              56             269            140            408
  Interest                                50         56           54              41             201              0            201
  Administrative and general              35         54           29              29             146             71            217
  Depreciation and amortization           14         15           15              14              59             38             97
  Management fee                          17         21           12              14              64             27             91
  Franchise                               23         28           17              19              86             22            108
  Repairs and maintenance                 12         13           14              12              52             28             79
  Energy cost                             19         17           11              13              59             27             86
  Property taxes                          18          4            6               5              33             25             58
  Telephone                                6          5            5               5              21              6             27
  Insurance                                5          6            4               4              19             13             31
  Marketing                                0          7           10               7              25             30             55
  Rent                                     0          0            0               0               0              0              0
                                         ---        ---          ---             ---             ---            ---            ---
    Total expenses                       271        308          236             219           1,033            425          1,458
                                         ---        ---          ---             ---           -----            ---          -----

HISTORICAL NET INCOME                     76        111            9              60             256             32            288
                                         ---        ---          ---             ---             ---            ---            ---

Add:
  Management fee                          17         21           12              14              64             27             91
  Interest expense                        50         56           54              41             201              0            201
  Depreciation and amortization           14         15           15              14              59             38             97
  Rent Expense                             0          0            0               0               0              0              0
  Property taxes                          18          4            6               5              33             25             58
                                         ---        ---          ---             ---             ---            ---            ---

  Sub-total                               99         97           87              74             356             90            447

Less:
  Rent expense                          (116)      (164)         (69)           (102)           (451)          (125)          (576)
  Replacement Reserve                    (16)       (16)         (16)            (16)            (63)           (29)           (92)
                                        ----       ----         ----            ----            ----           ----           ----

  Sub-Total                             (132)      (180)         (85)           (117)           (514)          (154)          (668)

PRO FORMA NET INCOME (LOSS)              $42        $29          $11             $17             $99           ($32)           $67
                                         ---        ---          ---             ---             ---           ----            ---
                                         ---        ---          ---             ---             ---           ----            ---

                           TABLE 7 (c) - JUNE 30, 1995
         SELECTED COMBINED ESTIMATED,  PRO FORMA FINANCIAL DATA - LESSEE
                                 (in thousands)
                                   (Unaudited)


                                        SIX MONTHS ENDED JUNE 30, 1994
                                        ------------------------------
                                                  Initial Hotels
                                                  --------------
                                        Rock                                   Poplar           Sub-        Mission       Combined
                                        Falls     Miner       Somerset          Bluff          Total            Bay          Total
                                        -----     -----       --------         -----          -----            ---          -----
Revenues:
  Room Sales                            $305       $391         $240            $297          $1,233           $478         $1,712
  Telephone                               10         10            7              10              37             17             53
  Other                                    7          5            1               5              18             14             32
                                         ---        ---          ---             ---             ---            ---            ---
    Total revenues                       322        407          247             312           1,288            509          1,797
                                         ---        ---          ---             ---           -----            ---          -----

Expenses:
  Rooms                                   66         76           59              70             270            151            421
  Interest                                 0          0            0               0               0              0              0
  Administrative and general              37         50           31              32             150             73            223
  Depreciation and amortization            0          0            0               0               0             43             43
  Management fee                           9         12            7               9              38             30             69
  Franchise                               21         27           17              21              86             24            110
  Repairs and maintenance                 16         12           11              11              51             26             77
  Energy cost                             18         16           12              13              58             25             83
  Property taxes                          18          5            6               6              35             23             58
  Telephone                                5          4            7               4              21              5             26
  Insurance                                5         11            3               4              24             12             36
  Marketing                                1          8            6               6              20             28             48
  Rent                                   120        165           93             115             492              0            492
                                         ---        ---          ---             ---             ---            ---            ---
    Total expenses                       317        386          252             292           1,247            438          1,685
                                         ---        ---          ---             ---           -----            ---          -----

HISTORICAL NET INCOME                      5         20           (4)             19              41             71            112
                                         ---        ---          ---             ---             ---            ---            ---
Add:
  Management fee                           9         12            7               9              38             30             69
  Interest expense                         0          0            0               0               0              0              0
  Depreciation and amortization            0          0            0               0               0             43             43
  Rent expense                           120        165           93             115             492              0            492
  Property taxes                          18          5            6               6              35             23             58
                                         ---        ---          ---             ---             ---            ---            ---

  Sub-Total                              148        182          106             130             566             96            661

Less:
  Rent expense                          (109)      (160)         (70)           (113)           (452)          (125)          (577)
  Replacement Reserve                    (16)       (16)         (16)            (16)            (63)           (29)           (92)
                                         ---        ---          ---             ---             ---            ---            ---

  Sub-Total                             (125)      (175)         (85)           (129)           (515)          (154)          (669)

PRO FORMA NET INCOME (LOSS)              $28        $27          $16             $21             $92            $12           $104
                                         ---        ---          ---             ---             ---            ---           ----
                                         ---        ---          ---             ---             ---            ---           ----

                       TABLE 7 (c) - FISCAL JUNE 30, 1995
         SELECTED COMBINED ESTIMATED,  PRO FORMA FINANCIAL DATA - LESSEE
                                 (in thousands)
                                   (Unaudited)


                                        TWELVE MONTHS ENDED JUNE 30, 1995
                                        ------------------------------------------------------------------------------
                                                  Initial Hotels
                                                  --------------
                                        Rock                                   Poplar           Sub-        Mission       Combined
                                        Falls     Miner       Somerset          Bluff          total            Bay          Total
                                        -----     -----       --------         -----          -----            ---          -----
Revenues:
  Room Sales                            $644       $802         $546            $622          $2,614         $1,037         $3,651
  Telephone                               22         21           15              19              77             39            116
  Other                                   18         10            3              11              42             31             73
                                         ---        ---          ---             ---             ---            ---            ---
    Total revenues                       684        834          564             651           2,733          1,107          3,840

Expenses:
  Rooms                                  136        160          128             140             564            313            877
  Interest                                53         52           48              47             199              0            199
  Administrative and general              80        106           68              67             321            136            457
  Depreciation and amortization           20         21           18              20              80             90            170
  Management fee                          27         33           23              26             110             66            176
  Franchise                               45         56           38              44             183             72            255
  Repairs and maintenance                 41         29           26              25             121             55            176
  Energy cost                             32         32           23              26             114             62            176
  Property taxes                          37         11           12              13              72             42            114
  Telephone                               12         10           12               9              43             10             54
  Insurance                               10         22            7               9              48             23             71
  Marketing                                2         16           12              17              47             55            103
  Rent                                   120        165           93             115             492              0            492
  Provision for Loss                       0          0            0               0               0          1,535          1,535
                                         ---        ---          ---             ---             ---          -----          -----
    Total expenses                       614        714          508             559           2,395          2,460          4,854
                                         ---        ---          ---             ---           -----          -----          -----

HISTORICAL NET INCOME                     70        120           55              93             338         (1,352)        (1,014)
                                         ---        ---          ---             ---             ---         ------         ------

Add:
  Management fee                          27         33           23              26             110             66            176
  Interest expense                        53         52           48              47             199              0            199
  Depreciation and amortization           20         21           18              20              80             90            170
  Rent                                   120        165           93             115             492              0            492
  Property taxes                          37         11           12              13              72             42            114
  Provision for Loss                       0          0            0               0               0          1,535          1,535
                                         ---        ---          ---             ---             ---          -----          -----

      Sub-Total                          256        282          194             221             953          1,733          2,687

Less:
  Rent expense                          (230)      (326)        (161)           (236)           (953)          (267)        (1,221)
  Replacement reserve                    (32)       (32)         (32)            (32)           (126)           (59)          (185)
                                         ---        ---          ---             ---            ----            ---           ----

      Sub-Total                         (262)      (358)        (193)           (267)         (1,079)          (326)        (1,405)

PRO FORMA NET INCOME (LOSS)              $64        $45          $56             $47            $212            $55           $267
                                         ---        ---          ---             ---            ----            ---           ----
                                         ---        ---          ---             ---            ----            ---           ----

                               TABLE 7 (c) - 1994
         SELECTED COMBINED ESTIMATED,  PRO FORMA FINANCIAL DATA - LESSEE
                                 (in thousands)
                                   (Unaudited)


                                        TWELVE MONTHS ENDED DECEMBER 31, 1994
                                        -------------------------------------------------------------------------------
                                                  Initial Hotels
                                                  --------------
                                        Rock                                   Poplar           Sub-        Mission       Combined
                                        Falls     Miner       Somerset          Bluff          total            Bay          Total
                                        -----     -----       --------         -----          -----            ---          -----
Revenues:
  Room Sales                            $664       $812         $543            $591          $2,610           $990         $3,600
  Telephone                               24         23           16              17              80             41            121
  Other                                   20         11            3              11              44             24             68
                                         ---        ---          ---             ---             ---            ---            ---
    Total revenues                       708        846          561             619           2,734          1,055          3,789

Expenses:
  Rooms                                  142        165          130             126             562            302            864
  Interest                               102        108          101              88             400              0            400
  Administrative and general              77        110           66              64             317            134            451
  Depreciation and amortization           34         37           33              35             139             85            224
  Management fee                          35         42           28              31             135             63            199
  Franchise                               47         57           38              41             183             69            252
  Repairs and maintenance                 37         30           28              26             122             57            178
  Energy cost                             34         33           22              26             115             64            179
  Property taxes                          36         10           11              12              69             44            114
  Telephone                               13         11           11              10              44             11             55
  Insurance                               10         17            7               9              43             23             66
  Marketing                                2         16           16              18              52             57            109
  Rent                                     0          0            0               0               0              0              0
  Provision for Loss                       0          0            0               0               0          1,535          1,535
                                         ---        ---          ---             ---             ---          -----          -----
    Total expenses                       568        635          493             485           2,181          2,446          4,626
                                         ---        ---          ---             ---           -----          -----          -----

HISTORICAL NET INCOME                    140        211           69             134             554         (1,391)          (837)
                                         ---        ---          ---             ---             ---         ------           ----

Add:
  Management fee                          35         42           28              31             135             63            199
  Interest expense                       102        108          101              88             400              0            400
  Depreciation and amortization           34         37           33              35             139             85            224
  Rent Expense                             0          0            0               0               0              0              0
  Property taxes                          36         10           11              12              69             44            114
  Provision for Loss                       0          0            0               0               0          1,535          1,535
                                         ---        ---          ---             ---             ---          -----          -----

     Sub-Total                           207        197          174             166             744          1,728          2,472

Less:
  Rent expense                          (237)      (330)        (160)           (224)           (953)          (251)        (1,204)
  Replacement reserve                    (32)       (32)         (32)            (32)           (126)           (59)          (185)
                                         ---        ---          ---             ---            ----            ---           ----

     Sub-Total                          (269)      (362)        (192)           (256)         (1,079)          (310)        (1,389)


PRO FORMA NET INCOME (LOSS)             $ 78        $46          $51             $43            $219            $27           $246
                                         ---        ---          ---             ---            ----            ---           ----
                                         ---        ---          ---             ---            ----            ---           ----

                               TABLE 7 (c) - 1993
         SELECTED COMBINED ESTIMATED,  PRO FORMA FINANCIAL DATA - LESSEE
                                 (in thousands)
                                   (Unaudited)

                                        TWELVE MONTHS ENDED DECEMBER 31, 1993
                                        ------------------------------------------------------------------------------
                                                  Initial Hotels
                                                  --------------
                                        Rock                                   Poplar           Sub-        Mission       Combined
                                        Falls     Miner       Somerset          Bluff          total            Bay          Total
                                        -----     -----       --------         -----          -----            ---          -----
Revenues:
  Room Sales                            $654       $771         $458            $559          $2,442           $960         $3,402
  Telephone                               20         21           13              13              67             28             95
  Other                                   19         12            4              12              47             34             81
                                         ---        ---          ---             ---             ---            ---            ---
    Total revenues                       693        804          475             584           2,556          1,022          3,577

Expenses:
  Rooms                                  130        155          108             127             520            317            837
  Interest                               119        149          136             112             516              0            516
  Administrative and general              80        112           64              71             327            157            484
  Depreciation and amortization           33         32           24              34             123             91            213
  Management fee                          34         40           24              29             127             61            188
  Franchise                               46         54           32              39             171             67            238
  Repairs and maintenance                 31         31           37              31             130             59            189
  Energy cost                             33         33           20              24             110             59            169
  Property taxes                          36          9           11               8              65             46            110
  Telephone                               14         11           12              10              47             15             61
  Insurance                                8          7            6               7              29             26             55
  Marketing                                4         17           17              14              51             60            111
  Rent                                     0          0            0               0               0              0              0
  Loan Restructuring Costs                25         25           25              25             102              0            102
                                         ---        ---          ---             ---             ---            ---            ---
    Total expenses                       567        650          491             506           2,214            958          3,172
                                         ---        ---          ---             ---           -----            ---          -----

HISTORICAL NET INCOME                    126        154          (16)             78             341             64            405
                                         ---        ---          ---             ---             ---            ---            ---

Add:
  Management fee                          34         40           24              29             127             61            188
  Interest expense                       119        149          136             112             516              0            516
  Depreciation and amortization           33         32           24              34             123             91            213
  Rent Expense                             0          0            0               0               0              0              0
  Property taxes                          36          9           11               8              65             46            110
                                         ---        ---          ---             ---             ---            ---            ---

     Sub-Total                           222        230          195             183             830            197          1,028

Less:
  Rent expense                          (233)      (316)        (133)           (212)           (894)          (250)        (1,144)
  Replacement reserve (4%)               (32)       (32)         (32)            (32)           (126)           (59)          (185)
                                         ---        ---          ---             ---            ----            ---           ----

     Sub-Total                          (264)      (347)        (164)           (244)         (1,020)          (309)        (1,328)

PRO FORMA NET INCOME (LOSS)             $ 84        $37          $14            $ 18            $152           ($47)          $105
                                         ---        ---          ---             ---            ----            ---           ----
                                         ---        ---          ---             ---            ----            ---           ----

                               TABLE 7 (c) - 1992
         SELECTED COMBINED ESTIMATED,  PRO FORMA FINANCIAL DATA - LESSEE
                                 (in thousands)
                                   (Unaudited)

                                        TWELVE MONTHS ENDED DECEMBER 31, 1992
                                        ------------------------------------------------------------------------------
                                                  Initial Hotels
                                                  --------------
                                        Rock                                   Poplar           Sub-        Mission       Combined
                                        Falls     Miner       Somerset          Bluff          total            Bay          Total
                                        -----     -----       --------         -----          -----            ---          -----
Revenues:
  Room Sales                            $557       $731         $435            $532          $2,255         $1,201         $3,457
  Telephone                               12          9            9               6              36             30             66
  Other                                    8          9            7               9              33             30             63
                                         ---        ---          ---             ---             ---            ---            ---
    Total revenues                       576        749          451             548           2,325          1,262          3,586

Expenses:
  Rooms                                  117        146          101             113             477            299            775
  Interest                               150        172          151             159             631              0            631
  Administrative and general              73        109           65              65             313            171            485
  Depreciation and amortization           78         83           40              86             286            194            481
  Management fee                          17         22           13              16              68             75            144
  Franchise                               39         51           30              37             158             84            242
  Repairs and maintenance                 43         31           21              39             133             38            170
  Energy cost                             31         34           19              23             107             67            173
  Property taxes                          32          9            8              10              59             43            101
  Telephone                               15         10           12               9              46             18             64
  Insurance                               10          9            8               9              36             21             56
  Marketing                                2         16           13              14              45             70            115
  Rent                                     0          0            0               0               0              0              0
  Loan Restructuring Costs                15         15           15              15              60              0             60
                                         ---        ---          ---             ---             ---            ---            ---
    Total expenses                       607        692          481             580           2,359          1,079          3,439
                                         ---        ---          ---             ---           -----          -----          -----

HISTORICAL NET INCOME                    (30)        57          (30)            (32)             35            182            147
                                         ---        ---          ---             ---             ---            ---            ---

Add:
  Management fee                          17         22           13              16              68             75            144
  Interest expense                       150        172          151             159             631              0            631
  Depreciation and amortization           78         83           40              86             286            194            481
  Rent Expense                             0          0            0               0               0              0              0
  Property taxes                          32          9            8              10              59             43            101
                                         ---        ---          ---             ---             ---            ---            ---

     Sub-Total                           278        285          211             271           1,045            312          1,357
                                         ---        ---          ---             ---           -----            ---          -----

Less:
  Rent expense                          (201)      (297)        (125)           (202)           (824)          (358)        (1,182)
  Replacement reserve                   ( 32)       (32)         (32)            (32)           (126)           (59)          (185)
                                        ----        ---          ---             ---            ----            ---           ----

      Sub-Total                         (232)      (328)        (157)           (234)           (950)          (417)        (1,367)

PRO FORMA NET INCOME (LOSS)             $ 15        $15          $25             $ 5             $60            $78           $138
                                         ---        ---          ---             ---            ----            ---           ----
                                         ---        ---          ---             ---            ----            ---           ----

                           TABLE 7 (d) - JUNE 30, 1994

                                     HOTELS
                   SELECTED COMBINED HISTORICAL FINANCIAL DATA
                                 (in thousands)
                                   (Unaudited)


                                        SIX MONTHS ENDED JUNE 30, 1994
                                        ------------------------------------------------------------------------------
                                                  Initial Hotels
                                                  --------------
                                        Rock                                   Poplar           Sub-        Mission       Combined
                                        Falls     Miner       Somerset          Bluff          total            Bay          Total
                                        -----     -----       --------         -----          -----            ---          -----
Revenues:
  Room Sales                            $326       $401         $237            $266          $1,230           $431         $1,661
  Telephone                               12         12            7               8              40             19             59
  Other                                    9          6            1               5              20              7             27
                                         ---        ---          ---             ---             ---            ---          -----
    Total revenues                       346        419          245             279           1,290            457          1,746

Expenses:
  Rooms                                   72         80           61              56             269            140            408
  Interest                                50         56           54              41             201              0            201
  Administrative and general              35         54           29              29             146             71            217
  Depreciation and amortization           14         15           15              14              59             38             97
  Management fee                          17         21           12              14              64             27             91
  Franchise                               16         20           12              13              62             17             79
  Repairs and maintenance                 12         13           14              12              52             28             79
  Energy cost                             19         17           11              13              59             27             86
  Property taxes                          18          4            6               5              33             25             58
  Telephone                                6          5            5               5              21              6             27
  Insurance                                5          6            4               4              19             13             31
  Marketing                                0          7           10               7              25             30             55
  Rent                                     0          0            0               0               0              0              0
                                         ---        ---          ---             ---             ---            ---            ---
     Total expenses                      264        300          231             213           1,009            420          1,429
                                         ---        ---          ---             ---           -----            ---          -----

NET INCOME                               $82       $119          $14             $66            $281            $36           $317
                                         ---       ----          ---             ---            ----            ---           ----
                                         ---       ----          ---             ---            ----            ---           ----

                           TABLE 7 (d) - JUNE 30, 1995

                                     HOTELS
                   SELECTED COMBINED HISTORICAL FINANCIAL DATA
                                 (in thousands)
                                   (Unaudited)


                                    SIX MONTHS ENDED JUNE 30, 1995
                                    ------------------------------------------------------------------------------------------------
                                                  Initial Hotels
                                    Rock                                         Poplar        Sub-            Mission      Combined
                                    Falls         Miner         Somerset         Bluff         Total           Bay          Total
                                    -----         -----         --------         -----         -----           ---          -----
Revenues:
  Room Sales                        $305           $391           $240           $297         $1,233           $478         $1,712
  Telephone                           10             10              7             10             37             17             53
  Other                                7              5              1              5             18             14             32
                                    ----           ----           ----           ----          -----           ----         ------
    Total revenues                   322            407            247            312          1,288            509          1,797

Expenses:
  Rooms                               66             76             59             70            270            151            421
  Interest                             0              0              0              0              0              0              0
  Administrative and general          37             50             31             32            150             73            223
  Depreciation and amortization        0              0              0              0              0             43             43
  Management fee                       9             12              7              9             38             30             69
  Franchise                           15             20             12             15             62             19             81
  Repairs and maintenance             16             12             11             11             51             26             77
  Energy cost                         18             16             12             13             58             25             83
  Property taxes                      18              5              6              6             35             23             58
  Telephone                            5              4              7              4             21              5             26
  Insurance                            5             11              3              4             24             12             36
  Marketing                            1              8              6              6             20             28             48
  Rent                               120            165             93            115            492              0            492
                                    ----           ----           ----           ----          -----           ----         ------
    Total expenses                   311            378            247            286          1,222            434          1,656
                                    ----           ----           ----           ----          -----           ----         ------


NET INCOME(LOSS)                     $11            $28             $1            $25            $66            $75           $141
                                    ----           ----           ----           ----          -----           ----         ------
                                    ----           ----           ----           ----          -----           ----         ------

                           TABLE 7 (d) - JUNE 30, 1995

                                     HOTELS
                   SELECTED COMBINED HISTORICAL FINANCIAL DATA
                                 (in thousands)
                                   (Unaudited)


                                    TWELVE MONTHS ENDED JUNE 30, 1995
                                    ------------------------------------------------------------------------------------------------
                                                  Initial Hotels
                                    Rock                                         Poplar        Sub-            Mission      Combined
                                    Falls         Miner         Somerset         Bluff         Total           Bay          Total
                                    -----         -----         --------         -----         -----           ---          -----
Revenues:
  Room Sales                        $644           $802           $546           $622         $2,614         $1,037         $3,651
  Telephone                           22             21             15             19             77             39            116
  Other                               18             10              3             11             42             31             73
                                    ----           ----           ----           ----          -----           ----         ------
    Total revenues                   684            834            564            651          2,733          1,107          3,840

Expenses:
  Rooms                              136            160            128            140            564            313            877
  Interest                            53             52             48             47            199              0            199
  Administrative and general          80            106             68             67            321            136            457
  Depreciation and amortization       20             21             18             20             80             90            170
  Management fee                      27             33             23             26            110             66            176
  Franchise                           32             40             27             31            131             61            192
  Repairs and maintenance             41             29             26             25            121             55            176
  Energy cost                         32             32             23             26            114             62            176
  Property taxes                      37             11             12             13             72             42            114
  Telephone                           12             10             12              9             43             10             54
  Insurance                           10             22              7              9             48             23             71
  Marketing                            2             16             12             17             47             55            103
  Rent                               120            165             93            115            492              0            492
  Provision for Loss                   0              0              0              0              0          1,535          1,535
                                    ----           ----           ----           ----          -----          -----         ------
    Total expenses                   601            698            497            546          2,342          2,449          4,791
                                    ----           ----           ----           ----          -----          -----         ------

NET INCOME(LOSS)                     $83           $136            $66           $105           $391       ($1,342)         ($951)
                                    ----           ----           ----           ----          -----       --------         ------
                                    ----           ----           ----           ----          -----       --------         ------

                               TABLE 7 (d) - 1994

                                     HOTELS
                   SELECTED COMBINED HISTORICAL FINANCIAL DATA
                                 (in thousands)
                                   (Unaudited)


                                    TWELVE MONTHS ENDED DECEMBER 31, 1994
                                    ------------------------------------------------------------------------------------------------
                                                  Initial Hotels
                                    Rock                                         Poplar        Sub-            Mission      Combined
                                    Falls         Miner         Somerset         Bluff         Total           Bay          Total
                                    -----         -----         --------         -----         -----           ---          -----
Revenues:
  Room Sales                        $664           $812           $543           $591         $2,610           $990         $3,600
  Telephone                           24             23             16             17             80             41            121
  Other                               20             11              3             11             44             24             68
                                    ----           ----           ----           ----          -----           ----         ------
    Total revenues                   708            846            561            619          2,734          1,055          3,789

Expenses:
  Rooms                              142            165            130            126            562            302            864
  Interest                           102            108            101             88            400              0            400
  Administrative and general          77            110             66             64            317            134            451
  Depreciation and amortization       34             37             33             35            139             85            224
  Management fee                      35             42             28             31            135             63            199
  Franchise                           33             41             27             30            131             59            190
  Repairs and maintenance             37             30             28             26            122             57            178
  Energy cost                         34             33             22             26            115             64            179
  Property taxes                      36             10             11             12             69             44            114
  Telephone                           13             11             11             10             44             11             55
  Insurance                           10             17              7              9             43             23             66
  Marketing                            2             16             16             18             52             57            109
  Rent                                 0              0              0              0              0              0              0
  Provision for Loss                   0              0              0              0              0          1,535          1,535
                                    ----           ----           ----           ----          -----          -----         ------
    Total expenses                   555            619            482            473          2,128          2,436          4,564
                                    ----           ----           ----           ----          -----          -----         ------

NET INCOME(LOSS)                    $154           $227            $79           $146           $606       ($1,381)         ($775)
                                    ----           ----           ----           ----          -----       --------         ------
                                    ----           ----           ----           ----          -----       --------         ------

                               TABLE 7 (d) - 1993

                                     HOTELS
                   SELECTED COMBINED HISTORICAL FINANCIAL DATA
                                 (in thousands)
                                   (Unaudited)


                                    TWELVE MONTHS ENDED DECEMBER 31, 1993
                                    ------------------------------------------------------------------------------------------------
                                                  Initial Hotels
                                    Rock                                         Poplar        Sub-            Mission      Combined
                                    Falls         Miner         Somerset         Bluff         Total           Bay          Total
                                    -----         -----         --------         -----         -----           ---          -----
Revenues:
  Room Sales                        $654           $771           $458           $559         $2,442           $960         $3,402
  Telephone                           20             21             13             13             67             28             95
  Other                               19             12              4             12             47             34             81
                                    ----           ----           ----           ----          -----           ----         ------
    Total revenues                   693            804            475            584          2,556          1,022          3,577

Expenses:
  Rooms                              130            155            108            127            520            317            837
  Interest                           119            149            136            112            516              0            516
  Administrative and general          80            112             64             71            327            157            484
  Depreciation and amortization       33             32             24             34            123             91            213
  Management fee                      34             40             24             29            127             61            188
  Franchise                           33             39             23             28            122             58            180
  Repairs and maintenance             31             31             37             31            130             59            189
  Energy cost                         33             33             20             24            110             59            169
  Property taxes                      36              9             11              8             65             46            110
  Telephone                           14             11             12             10             47             15             61
  Insurance                            8              7              6              7             29             26             55
  Marketing                            4             17             17             14             51             60            111
  Rent                                 0              0              0              0              0              0              0
  Loan Restructuring Costs            25             25             25             25            102              0            102
                                    ----           ----           ----           ----          -----           ----         ------
    Total expenses                   579            660            507            520          2,267            948          3,215
                                    ----           ----           ----           ----          -----           ----         ------

NET INCOME(LOSS)                    $113           $144          ($32)            $64           $288         $   74           $362
                                    ----           ----           ----           ----          -----           ----         ------
                                    ----           ----           ----           ----          -----           ----         ------

                               TABLE 7 (d) - 1992

                                     HOTELS
                   SELECTED COMBINED HISTORICAL FINANCIAL DATA
                                 (in thousands)
                                   (Unaudited)


                                    TWELVE MONTHS ENDED DECEMBER 31, 1992
                                    ------------------------------------------------------------------------------------------------
                                                  Initial Hotels
                                    Rock                                         Poplar        Sub-            Mission      Combined
                                    Falls         Miner         Somerset         Bluff         Total           Bay          Total
                                    -----         -----         --------         -----         -----           ---          -----
Revenues:
  Room Sales                        $557           $731           $435           $532         $2,255         $1,201         $3,457
  Telephone                           12              9              9              6             36             30             66
  Other                                8              9              7              9             33             30             63
                                    ----           ----           ----           ----          -----           ----         ------
 Total revenues                      576            749            451            548          2,325          1,262          3,586

Expenses:
  Rooms                              117            146            101            113            477            299            775
  Interest                           150            172            151            159            631              0            631
  Administrative and general          73            109             65             65            313            171            485
  Depreciation and amortization       78             83             40             86            286            194            481
  Management fee                      17             22             13             16             68             75            144
  Franchise                           28             37             22             27            113             72            185
  Repairs and maintenance             43             31             21             39            133             38            170
  Energy cost                         31             34             19             23            107             67            173
  Property taxes                      32              9              8             10             59             43            101
  Telephone                           15             10             12              9             46             18             64
  Insurance                           10              9              8              9             36             21             56
  Marketing                            2             16             13             14             45             70            115
  Rent                                 0              0              0              0              0              0              0
  Loan Restructuring Costs            15             15             15             15             60              0             60
                                    ----           ----           ----           ----          -----           ----         ------
 Total expenses                      610            692            487            584          2,374          1,067          3,441
                                    ----           ----           ----           ----          -----           ----         ------

NET INCOME(LOSS)                   ($34)            $57          ($36)          ($36)          ($49)           $194           $145
                                    ----           ----           ----           ----          -----           ----         ------
                                    ----           ----           ----           ----          -----           ----         ------

                            FINANCIAL CONSIDERATIONS

OVERVIEW

     Upon consummation of the Mission Bay Acquisition and the Formation Transactions, the Company will own all of the Hotels. In order for the Company to qualify as a REIT, the Company cannot operate hotels. Therefore, the Company will lease the Hotels to the Lessee. Accordingly, the Company's principal source of revenue will be lease payments under the Percentage Leases.
Percentage Rent will be based upon the Hotels' revenues, and the Lessee's ability to make payments to the Company under the Percentage Leases will be dependent on the Lessee's ability to generate cash flow from the operation of the Hotels.

     All of the Initial Hotels were opened in 1985, all of the Initial Hotels were initially opened as Super 8s, and were acquired by AAG in 1985. The Acquisition Hotel which was opened in 1987, was initially opened as a Super 8.

     Average occupancy, ADR and REVPAR have each shown slight gains from 1992 through 1994. The following table sets forth information with respect to average occupancy, ADR and REVPAR for each of the years ended December 31, 1992, 1993, and 1994. No assurance can be given that the trends reflected in the following table will continue or that occupancy, ADR and/or REVPAR will not decrease due to changes in national or local economic or hospitality industry conditions.

     Management believes the slight growth in average occupancy, ADR and REVPAR at the Hotels reflects stronger market demand. While no assurance can be given that the Hotels will continue to experience growth in all or any of these areas, management of the Company believes that additional growth, particularly in the areas of occupancy, ADR and REVPAR, could occur in light of improving industry conditions.

     In addition to participating in increased revenues at the Hotels, the Company's strategy is to increase cash flow and enhance shareholder value by acquiring additional existing hotels that meet the Company's investment criteria and by participating, through the Percentage Leases, in any revenue growth experienced at its Hotels. Management believes the U.S. lodging industry is recovering from a period of low profitability resulting from high levels of debt, past over-building of hotel properties and the effects of the recent economic recession. As a result, the Company believes that, in the short-term, it will have opportunities to acquire additional existing hotels at attractive prices.

GENERAL

     The following table sets forth certain historical financial information for the combined Hotels, as a percentage of revenue, for the periods indicated.


                                                              TABLE 8


                                                 Twelve Months Ended December 31,
                                                 ---------------------------------                      Fiscal Year
                                              1991           1992           1993          1994            Ended
                                                                                                         6/30/95
                                                                                                        ------------
Initial Hotels
Rock Falls
  Average occupancy                           70.2%          70.0%          79.2%          79.4%          75.6%
  Average daily rate                        $31.51         $34.50         $35.88         $36.37         $37.00
  Revenue per available room                $22.05         $24.15         $28.43         $28.90         $27.99
Miner
  Average occupancy                           90.2%          92.7%          94.7%          96.2%          92.2%
  Average daily rate                        $31.56         $34.22         $35.40         $36.73         $37.84
  Revenue per available room                $28.40         $31.72         $33.54         $35.31         $34.90
Somerset
  Average occupancy                           59.1%          55.2%          58.9%          67.6%          69.2%
  Average daily rate                        $32.28         $34.19         $33.83         $34.62         $34.31
  Revenue per available room                $19.01         $18.88         $19.92         $23.63         $23.75
Poplar Bluff
  Average occupancy                           64.1%          69.2%          71.5%          72.2%          75.5%
  Average daily rate                        $31.54         $33.35         $34.00         $35.32         $35.78
  Revenue per available room                $20.23         $23.07         $24.30         $25.69         $27.03

Subtotal-Initial Hotels
  Average occupancy                           70.9%          71.8%          76.1%          78.8%          78.2%
  Average daily rate                        $31.69         $34.07         $34.89         $36.00         $36.36
  Revenue per available room                $22.47         $24.45         $26.55         $28.38         $28.42

ACQUISITION HOTEL
Mission Bay
  Average occupancy                           67.5%          65.2%          52.5%          54.9%          56.9%
  Average daily rate                        $42.66         $43.04         $42.84         $42.40         $42.73
  Revenue per available room                $28.80         $28.06         $22.48         $23.18         $24.29

COMBINED TOTALS
  Average occupancy                           69.8%          69.7%          68.6%          71.3%          71.4%
  Average daily rate                        $35.05         $36.73         $36.82         $37.52         $37.97
  Revenue per available room                $24.48         $25.60         $25.26         $26.73         $27.11

     The following tables set forth historical revenue for the Hotels and the percent change among the periods indicated.


                             TABLE 9- JUNE 30, 1994


                         Six Months Ended June 30, 1994


                                                  INITIAL HOTELS
                                                  --------------
                                    ROCK                                       POPLAR           SUB          MISSION        COMBINED
                                    FALLS         MINER        SOMERSET        BLUFF           TOTAL         BAY            TOTAL
                                    -----         -----        --------        -----           -----         ---            -----
REVENUES:
 Room Sales                         94.2%         95.7%          96.5%          95.4%          95.4%          94.3%          95.1%
 Telephone                           3.3%          3.0%           3.0%           2.9%           3.1%           4.2%           3.4%
 Other                               2.5           1.3%           0.4%           1.7%           1.6%           1.5%           1.5%
                                   ------        ------         ------         ------         ------         ------         ------
    Total revenues                 100.0%        100.0%         100.0%         100.0%         100.0%         100.0%         100.0%

EXPENSES:
 Rooms                              20.7%         19.1%          24.9%          19.9%          20.8%          30.6%          23.4%
 Interest                           14.4%         13.4%          21.8%          14.8%          15.6%           0.0%          11.5%
 Administrative & general           10.0%         12.8%          11.9%          10.4%          11.4%          15.5%          12.4%
 Depreciation & amortization         4.1%          3.7%           6.1%           5.2%           4.6%           8.2%           5.5%
 Management fee                      4.9%          5.0%           5.0%           5.0%           5.0%           6.0%           5.2%
 Franchise                           4.7%          4.8%           4.8%           4.8%           4.8%           3.8%           4.5%
 Repairs and maintenance             3.6%          3.2%           5.6%           4.3%           4.0%           6.0%           4.5%
 Energy cost                         5.4%          4.0%           4.3%           4.6%           4.6%           5.9%           4.9%
 Property taxes                      5.2%          1.1%           2.3%           1.6%           2.5%           5.5%           3.3%
 Telephone                           1.8%          1.3%           2.1%           1.7%           1.7%           1.2%           1.5%
 Insurance                           1.4%          1.5%           1.6%           1.5%           1.5%           2.8%           1.8%
 Marketing                           0.1%          1.8%           3.9%           2.7%           1.9%           6.5%           3.1%
 Rent                                0.0%          0.0%           0.0%           0.0%           0.0%           0.0%           0.0%
                                   ------        ------         ------         ------         ------         ------         ------
  Total expenses                    76.3%         71.5%          94.4%          76.5%          78.2%          92.0%          81.8%

NET INCOME                          23.7%         28.5%           5.6%          23.5%          21.8%           8.0%          18.2%
                                   ------        ------         ------         ------         ------         ------         ------
                                   ------        ------         ------         ------         ------         ------         ------

                              TABLE 9-JUNE 30, 1995


                         Six Months Ended June 30, 1995


                                                  INITIAL HOTELS
                                                  --------------
                                    ROCK                                       POPLAR           SUB          MISSION        COMBINED
                                    FALLS         MINER        SOMERSET        BLUFF           TOTAL         BAY            TOTAL
                                    -----         -----        --------        -----           -----         ---            -----
REVENUES:
 Room Sales                         94.7%         96.2%          96.9%          95.3%          95.7%          94.0%          95.2%
 Telephone                           3.0%          2.5%           2.7%           3.1%           2.8%           3.3%           3.0%
 Other                               2.2           1.2%           0.4%           1.6%           1.4%           2.8%           1.8%
                                   ------        ------         ------         ------         ------         ------         ------
  Total revenues                   100.0%        100.0%         100.0%         100.0%         100.0%         100.0%         100.0%

EXPENSES:
 Rooms                              20.4%         18.6%          23.8%          22.4%          21.0%          29.7%          23.5%
 Interest                            0.0%          0.0%           0.0%           0.0%           0.0%           0.0%           0.0%
 Administrative & general           11.6%         12.2%          12.7%          10.3%          11.7%          14.3%          12.4%
 Depreciation & amortization         0.0%          0.0%           0.0%           0.0%           0.0%           8.4%           2.4%
 Management fee                      2.9%          3.0%           3.0%           3.0%           3.0%           6.0%           3.8%
 Franchise                           4.7%          4.8%           4.8%           4.8%           4.8%           3.8%           4.5%
 Repairs and maintenance             5.0%          3.0%           4.5%           3.6%           3.9%           5.1%           4.3%
 Energy cost                         5.4%          4.0%           4.7%           4.2%           4.5%           4.8%           4.6%
 Property taxes                      5.7%          1.2%           2.4%           1.9%           2.7%           4.5%           3.2%
 Telephone                           1.6%          1.1%           2.7%           1.4%           1.6%           1.0%           1.4%
 Insurance                           1.6%          2.8%           1.4%           1.4%           1.9%           2.3%           2.0%
 Marketing                           0.2%          1.9%           2.4%           2.1%           1.6%           5.4%           2.7%
 Rent                               37.2%         40.5%          37.4%          36.9%          38.2%           0.0%          27.4%
                                   ------        ------         ------         ------         ------         ------         ------
  Total expenses                    96.5%         93.0%          99.8%          91.9%          94.9%          85.2%          92.2%

NET INCOME                           3.5%          7.0%           0.2%           8.1%           5.1%          14.8%           7.8%
                                   ------        ------         ------         ------         ------         ------         ------
                                   ------        ------         ------         ------         ------         ------         ------

                              TABLE 9-JUNE 30, 1995


                        Twelve Months Ended June 30, 1995


                                                  INITIAL HOTELS
                                                  --------------
                                    ROCK                                       POPLAR           SUB          MISSION        COMBINED
                                    FALLS         MINER        SOMERSET        BLUFF           TOTAL         BAY            TOTAL
                                    -----         -----        --------        -----           -----         ---            -----
REVENUES:
 Room Sales                         94.1%         96.2%          96.9%          95.4%          95.6%          93.7%          95.1%
 Telephone                           3.2%          2.5%           2.6%           2.9%           2.8%           3.5%           3.0%
 Other                               2.7%          1.2%           0.5%           1.7%           1.5%           2.8%           1.9%
                                   ------        ------         ------         ------         ------         ------         ------

  Total revenues                   100.0%        100.0%         100.0%         100.0%         100.0%         100.0%         100.0%

EXPENSES:
 Rooms                              19.8%         19.2%          22.7%          21.5%          20.6%          28.3%          22.8%
 Interest                            7.7%          6.2%           8.5%           7.2%           7.3%           0.0%           5.2%
 Administrative & general           11.7%         12.7%          12.1%          10.3%          11.7%          12.3%          11.9%
 Depreciation & amortization         2.9%          2.6%           3.3%           3.1%           2.9%           8.1%           4.4%
 Management fee                      4.0%          4.0%           4.1%           4.0%           4.0%           6.0%           4.6%
 Franchise                           4.7%          4.8%           4.8%           4.8%           4.8%           5.5%           5.0%
 Repairs and maintenance             6.0%          3.4%           4.6%           3.9%           4.4%           5.0%           4.6%
 Energy cost                         4.7%          3.9%           4.1%           4.0%           4.2%           5.6%           4.6%
 Property taxes                      5.4%          1.3%           2.1%           2.0%           2.6%           3.8%           3.0%
 Telephone                           1.7%          1.2%           2.2%           1.5%           1.6%           0.9%           1.4%
 Insurance                           1.5%          2.7%           1.2%           1.3%           1.8%           2.0%           1.8%
 Marketing                           0.3%          2.0%           2.2%           2.6%           1.7%           5.0%           2.7%
 Rent                               17.5%         19.8%          16.4%          17.6%          18.0%           0.0%          12.8%
 Provision for Loss                  0.0%          0.0%           0.0%           0.0%           0.0%         138.6%          40.0%
                                   ------        ------         ------         ------         ------         ------         ------
  Total expenses                    87.9%         83.7%          88.3%          83.8%          85.7%         221.2%         124.8%

NET INCOME (LOSS)                   12.1%         16.3%          11.7%          16.2%          14.3%        (121.2%)        (24.8%)
                                   ------        ------         ------         ------         ------         ------         ------
                                   ------        ------         ------         ------         ------         ------         ------

                                 TABLE 9 - 1994


                      Twelve Months Ended December 31, 1994


                                                  INITIAL HOTELS
                                                  --------------
                                    ROCK                                       POPLAR           SUB          MISSION        COMBINED
                                    FALLS         MINER        SOMERSET        BLUFF           TOTAL         BAY            TOTAL
                                    -----         -----        --------        -----           -----         ---            -----

REVENUES:
 Room Sales                         93.8%         96.0%          96.8%          95.5%          95.5%          93.8%          95.0%
 Telephone                           3.4%          2.7%           2.8%           2.8%           2.9%           3.9%           3.2%
 Other                               2.8%          1.3%           0.5%           1.7%           1.6%           2.2%           1.8%
                                   ------        ------         ------         ------         ------         ------         ------
  Total revenues                   100.0%        100.0%         100.0%         100.0%         100.0%         100.0%         100.0%

EXPENSES:
 Rooms                              20.0%         19.5%          23.1%          20.4%          20.6%          28.6%          22.8%
 Interest                           14.4%         12.8%          18.1%          14.3%          14.6%           0.0%          10.6%
 Administrative & general           10.9%         12.9%          11.8%          10.4%          11.6%          12.7%          11.9%
 Depreciation & amortization         4.8%          4.4%           6.0%           5.6%           5.1%           8.1%           5.9%
 Management fee                      4.9%          5.0%           5.0%           5.0%           5.0%           6.0%           5.2%
 Franchise                           4.7%          4.8%           4.8%           4.8%           4.8%           5.6%           5.0%
 Repairs and maintenance             5.3%          3.6%           5.0%           4.2%           4.4%           5.4%           4.7%
 Energy cost                         4.7%          3.9%           3.9%           4.2%           4.2%           6.1%           4.7%
 Property taxes                      5.1%          1.2%           2.0%           1.9%           2.5%           4.2%           3.0%
 Telephone                           1.8%          1.3%           1.9%           1.6%           1.6%           1.1%           1.5%
 Insurance                           1.4%          2.0%           1.3%           1.4%           1.6%           2.2%           1.7%
 Marketing                           0.3%          1.9%           2.9%           2.9%           1.9%           5.4%           2.9%
 Rent                                0.0%          0.0%           0.0%           0.0%           0.0%           0.0%           0.0%
 Provision for Loss                  0.0%          0.0%           0.0%           0.0%           0.0%         145.5%          40.5%
                                   ------        ------         ------         ------         ------         ------         ------
  Total expenses                    78.3%         73.1%          85.9%          76.5%          77.8%         230.9%         120.5%

NET INCOME (LOSS)                   21.7%         26.9%          14.1%          23.5%          22.2%        (130.9%)        (20.5%)
                                   ------        ------         ------         ------         ------         ------         ------
                                   ------        ------         ------         ------         ------         ------         ------

                                 TABLE 9 - 1993

                      Twelve Months Ended December 31, 1993


                                                  INITIAL HOTELS
                                                  --------------
                                    ROCK                                       POPLAR           SUB          MISSION        COMBINED
                                    FALLS         MINER        SOMERSET        BLUFF           TOTAL         BAY            TOTAL
                                    -----         -----        --------        -----           -----         ---            -----
REVENUES:
 Room Sales                         94.4%         95.9%          96.5%          95.6%          95.6%          94.0%          95.1%
 Telephone                           2.8%          2.6%           2.7%           2.3%           2.6%           2.7%           2.6%
 Other                               2.8%          1.4%           0.8%           2.1%           1.8%           3.3%           2.3%

  Total revenues                   100.0%        100.0%         100.0%         100.0%         100.0%         100.0%         100.0%

EXPENSES:
 Rooms                              18.8%         19.2%          22.8%          21.7%          20.3%          31.1%          23.4%
 Interest                           17.2%         18.6%          28.5%          19.2%          20.2%           0.0%          14.4%
 Administrative & general           11.6%         13.9%          13.5%          12.1%          12.8%          15.3%          13.5%
 Depreciation & amortization         4.8%          3.9%           5.0%           5.8%           4.8%           8.9%           6.0%
 Management fee                      4.9%          5.0%           5.0%           5.0%           5.0%           6.0%           5.3%
 Franchise                           4.7%          4.8%           4.8%           4.8%           4.8%           5.6%           5.0%
 Repairs and maintenance             4.4%          3.9%           7.8%           5.3%           5.1%           5.8%           5.3%
 Energy cost                         4.7%          4.1%           4.3%           4.1%           4.3%           5.8%           4.7%
 Property taxes                      5.2%          1.1%           2.4%           1.4%           2.5%           4.5%           3.1%
 Telephone                           2.0%          1.4%           2.4%           1.8%           1.8%           1.4%           1.7%
 Insurance                           1.1%          0.9%           1.4%           1.2%           1.1%           2.5%           1.5%
 Marketing                           0.5%          2.1%           3.5%           2.4%           2.0%           5.9%           3.1%
 Rent                                0.0%          0.0%           0.0%           0.0%           0.0%           0.0%           0.0%
 Loan Restructuring Costs            3.7%          3.2%           5.4%           4.4%           4.0%           0.0%           2.8%
                                   ------        ------         ------         ------         ------         ------         ------
  Total expenses                    83.6%         82.1%         106.8%          89.1%     88.7%92.8%          89.9%

NET INCOME (LOSS)                   16.4%         17.9%          (6.8%)         10.9%          11.3%           7.2%          10.1%
                                   ------        ------         ------         ------         ------         ------         ------
                                   ------        ------         ------         ------         ------         ------         ------

                                 TABLE 9 - 1992

                      Twelve Months Ended December 31, 1992


                                                  INITIAL HOTELS
                                                  --------------
                                    ROCK                                       POPLAR           SUB          MISSION        COMBINED
                                    FALLS         MINER        SOMERSET        BLUFF           TOTAL         BAY            TOTAL
                                    -----         -----        --------        -----           -----         ---            -----

REVENUES:
  Room Sales                        96.6%         97.6%          96.4%          97.1%          97.0%          95.2%          96.4%
  Telephone                          2.1%          1.3%           1.9%           1.2%           1.6%           2.4%           1.8%
  Other                              1.3%          1.1%           1.6%           1.7%           1.4%           2.4%           1.8%
                                   ------        ------         ------         ------         ------         ------         ------
    Total revenues                 100.0%        100.0%         100.0%         100.0%         100.0%         100.0%         100.0%

EXPENSES:
  Rooms                             20.2%         19.5%          22.4%          20.6%          20.5%          23.7%          21.6%
  Interest                          26.1%         22.9%          33.4%          29.0%          27.2%           0.0%          17.6%
  Administrative & general          12.7%         14.6%          14.5%          11.9%          13.5%          13.6%          13.5%
  Depreciation & amortization       13.6%         11.0%           8.8%          15.7%          12.3%          15.4%          13.4%
  Management fee                     2.9%          3.0%           2.9%           2.9%           2.9%           6.0%           4.0%
  Franchise                          4.8%          4.9%           4.8%           4.9%           4.9%           5.7%           5.2%
  Repairs and maintenance            7.4%          4.1%           4.6%           7.0%           5.7%           3.0%           4.7%
  Energy cost                        5.3%          4.5%           4.3%           4.1%           4.6%           5.3%           4.8%
  Property taxes                     5.6%          1.2%           1.7%           1.9%           2.5%           3.4%           2.8%
  Telephone                          2.7%          1.3%           2.6%           1.7%           2.0%           1.4%           1.8%
  Insurance                          1.7%          1.3%           1.8%           1.6%           1.5%           1.6%           1.6%
  Marketing                          0.3%          2.2%           2.9%           2.6%           1.9%           5.5%           3.2%
  Rent                               0.0%          0.0%           0.0%           0.0%           0.0%           0.0%           0.0%
  Loan Restructuring Costs           2.6%          2.0%           3.3%           2.7%           2.6%           0.0%           1.7%
                                   ------        ------         ------         ------         ------         ------         ------
    Total expenses                 105.9%         92.4%         108.0%         106.6%         102.1%          84.6%          96.0%

NET INCOME (LOSS)                   (5.9%)         7.6%          (8.0%)         (6.6%)         (2.1%)         15.4%           4.0%
                                   ------        ------         ------         ------         ------         ------         ------
                                   ------        ------         ------         ------         ------         ------         ------

                                    TABLE 10

                        TWELVE MONTHS ENDED DECEMBER 31,


                                             1991                          1992                           1993
                                   ------------------------      ----------------------        -------------------------
                                                  Percent                       Percent                       Percent
                                                  change                        change                        change
                                   Percent/       from prior     Percent/       from           Percent/       from
                                   AMOUNT         YEAR           AMOUNT         1991           AMOUNT         1992
                                   ------         ----------     ------         ----           ------         ----
Initial Hotels
--------------
Rock Falls
 Occupancy                         70.2%          1.1%           70.0%          (0.3%)         79.2%          13.2%
 ADR                               $31.51         (2.5%)         $34.50         9.5%           $35.88         4.0%
 REVPAR                            $22.05         (1.8%)         $24.15         9.5%           $28.43         17.7%
 Room sales                        508,414        (1.5%)         $556,939       9.5%           $653,730       17.4%

Miner
 Occupancy                         90.2%          9.6%           92.7%          2.7%           94.7%          2.2%
 ADR                               $31.56         1.5%           $34.22         8.4%           $35.40         3.4%
 REVPAR                            $28.40         11.0%          $31.72         11.7%          $33.54         5.8%
 Room sales                        654,886        11.3%          $731,293       11.7%          $771,277       5.5%

Somerset
 Occupancy                         59.1%          5.7%           55.2%          (6.5%)         58.9%          6.7%
 ADR                               $32.28         (3.6%)         $34.19         5.9%           $33.83         (1.1%)
 REVPAR                            $19.01         (0.2%)         $18.88         (0.7%)         $19.92         5.5%
 Room sales                        438,320        0.0%           $435,314       (0.7%)         $458,145       5.2%

Poplar Bluff
 Occupancy                         64.1%          7.8%           69.2%          7.9%           71.5%          3.3%
 ADR                               $31.54         2.0%           $33.35         5.7%           $34.00         1.9%
 REVPAR                            $20.23         10.0%          $23.07         14.0%          $24.30         5.3%
 Room sales                        465,143        10.0%          $531,938       14.4%          $558,761       5.0%

Subtotal
 Occupancy                         70.9%          5.8%           71.8%          1.2%           76.1%          6.0%
 ADR                               $31.69         0.6%           $34.07         7.5%           $34.89         2.4%
 REVPAR                            $22.47         5.1%           $24.45         8.8%           $26.55         8.6%
 Room sales                        2,066,763      5.1%           $2,255,484     9.1%           $2,441,913     8.3%

ACQUISITION HOTEL
Mission Bay
  Occupancy                        67.5%          0.4%           65.2%          (3.4%)         52.5%          (19.5%)
  ADR                              $42.66         3.8%           $43.04         0.9%           $42.84         (0.5%)
  REVPAR                           $28.80         4.2%           $28.06         (2.6%)         $22.48         (19.9%)
  Room sales                       1,229,791      4.2%           $1,201,412     (2.3%)         $960,166       (20.1%)

COMBINED TOTALS
  Occupancy                        69.8%          4.1%           69.7%          (0.2%)         68.6%          (1.5%)
  ADR                              $35.05         0.7%           $36.73         4.8%           $36.82         0.2%
  REVPAR                           $24.48         4.8%           $25.60         4.6%           $25.26         (1.3%)
  Room sales                       3,296,554      4.8%           $3,456,896     4.9%           $3,402,079     (1.6%)


                                           1994                     TWELVE MONTHS ENDED
                                   ----------------------        -------------------------
                                                                           6/30/95
                                                                           -------
                                                  Percent                       Percentage
                                                  change                        change
                                   Percent/       from           Percentage/    from
                                   AMOUNT         1993           AMOUNT         1994
                                   ------         ----           ------         ----
Initial Hotels
--------------
Rock Falls

  Occupancy                        79.4%          0.2%           75.6%          (7.7%)
  ADR                              $36.37         1.4%           $37.00         3.1%
  REVPAR                           $28.90         1.6%           $27.99         (4.8%)
  Room sales                       $664,480       1.6%           $643,637       (4.8%)

Miner
  Occupancy                        96.2%          1.5%           92.2%          (4.4%)
  ADR                              $36.73         3.8%           $37.84         6.0%
  REVPAR                           $35.31         5.3%           $34.90         1.3%
  Room sales                       $811,923       5.3%           $802,454       1.3%

Somerset
  Occupancy                        67.6%          14.8%          69.2%          14.3%
  ADR                              $34.62         2.3%           $34.31         0.8%
  REVPAR                           $23.63         18.6%          $23.75         15.1%
  Room sales                       $543,305       18.6%          $546,166       15.1%

Poplar Bluff
  Occupancy                        72.2%          1.0%           75.5%          11.7%
  ADR                              $35.32         3.9%           $35.78         10.7%
  REVPAR                           $25.69         5.7%           $27.03         23.6%
  Room sales                       $590,788       5.7%           $621,502       23.6%

Subtotal
  Occupancy                        78.8%          3.6%           78.2%          1.9%
  ADR                              $36.00         3.2%           $36.36         4.8%
  REVPAR                           $28.38         6.9%           $28.42         6.9%
  Room sales                       $2,610,496     6.9%           $2,613,759     6.9%

ACQUISITION HOTEL
Mission Bay
  Occupancy                        54.9%          4.6%           56.9%          6.0%
  ADR                              $42.20         (1.5%)         $42.73         2.1%
  REVPAR                           $23.18         3.1%           $24.29         8.3%
  Room sales                       $989,703       3.1%           $1,037,399     8.3%

COMBINED TOTALS
  Occupancy                        71.3%          3.9%           71.4%          2.9%
  ADR                              $37.52         1.9%           $37.97         4.2%
  REVPAR                           $26.73         5.8%           $27.11         7.3%
  Room sales                       $3,600,199     5.8%           $3,651,158     7.3%


RESULTS OF OPERATIONS

     ACTUAL RESULTS OF OPERATIONS

     The data contained in Table 10 above, sets forth the actual occupancy, ADR, REVPAR and room sales for each of the Initial Hotels separately, for the Initial Hotels as a group, for the Acquisition Hotel separately, and for the Hotels as a group.

     For the six months ended June 30, 1995, the room revenues of the Initial Hotels were approximately $1,233,000, the occupancy rate was 74.8%, and the average daily rate was $36.34. This compares to the six months ended June 30, 1994, where the room revenues of the Initial Hotels were approximately $1,229,000, the occupancy rate was 76.2%, and the average daily rate was $35.59. For this six month period, the Initial Hotels experienced a historical net income of $66,000. This compares to the six months ended June 30, 1994, which
resulted in a historical net income of approximately $281,000.   The principal
reason for the decrease in historical net income was the execution of the intercompany leases between the Company and a related entity covering the four Initial Hotels for the period from January 1, 1995 to June 30, 1995.

     For the six months ended June 30, 1995, the room revenues of the Acquisition Hotel were approximately $478,000, the occupancy rate was 55.1%, and the average daily rate was $41.00. This compares to the six months ended June 30, 1994, where the room revenues of the Acquisition Hotel were approximately $431,000, the occupancy rate was 51.2%, and the average daily rate was $39.74. For this six month period, the Acquisition Hotel experienced a historical net income of $75,000. This compares to the six months ended June 30, 1994, which resulted in a historical net income of approximately $36,000.

     For the last three years, the historical net income of the Initial Hotels, the Acquisition Hotel and the Hotels combined summarized from Tables 7d above (adjusted to eliminate the $1,535,000 provision for loss recognized in December, 1994 by the Acquisition Hotel and the $492,000 intercompany rent expense of the Initial Hotels for the first six months of 1995) is as follows:




                                    TABLE 11
                   SELECTED COMBINED HISTORICAL FINANCIAL DATA
                                 (in thousands)
                                   (Unaudited)


                              Adjusted Net Income or Loss for Various Twelve Month Periods
                              ------------------------------------------------------------------------------------------------------

                                          INITIAL HOTELS
                                          --------------
                              ROCK                          SOMER-         POPLAR         SUB-           MISSION         COMBINED
12 MONTHS ENDED               FALLS          MINER          SET            BLUFF          TOTAL          BAY             TOTAL
---------------               -----          -----          ---            -----          -----          ---             -----
June 30, 1995                 $203           $301           $159           $220           $883           $193            $1,076

December 31, 1994             $154           $227            $79           $146           $606           $154              $760

December 31, 1993             $113           $144           ($32)           $64           $288            $74              $362

December 31, 1992             ($34)           $57           ($36)          ($36)          ($49)          $194              $145


     PRO FORMA RESULTS OF OPERATIONS

     On a pro forma basis for the year ending June 30, 1995, the Company would have generated base and percentage lease revenue of $1,220,579 resulting from combined occupancy of 71.4% at an average daily room rate of $37.97 from the five Hotels. Interest income from the Hatfield Note would have totaled $216,681, which interest income is payable quarterly, interest only, at 12% per annum. Share purchase plan interest income, payable quarterly at 7% per annum, would have totaled $21,000 on loans outstanding of $300,000. The share purchase plan income is the interest income is the interest income the Company will earn on the three promissory notes of $100,000 each given to the Company by each of the Independent Directors for the purchase of Class A Common Stock.
Accordingly, pro forma gross revenue for the year ending June 30, 1995 would have been $1,458,260.

     Pro forma general administrative expenses are $150,000, including office occupancy costs, directors expenses, accounting fees, legal fees, audit fees, public company costs and other miscellaneous expenses. Advisory fees are contractually fixed at $30,000 per annum at current property and lease revenue levels. Depreciation expense of $183,778 is calculated based upon the costs of the motel acquisitions on a straight line basis over their estimated useful lives. Annual amortization of $54,000 share purchase plan costs assumes the initial Independent Directors will remain as directors for the pro forma year. Interest expense of $40,585 is calculated based upon a refinancing of the Rock Falls, Illinois mortgage approximating $462,000 to be paid monthly, amortizing fully over 15 years at 8.75% interest per annum. Property taxes payable by the Company pursuant to the Percentage Leases would be $113,896. Total pro forma expenses would have been $572,259.

     Pro forma net income would be $886,001, while cash available for distribution (98% of cash flow income) would be $1,085,717. The Pro Forma Distribution for 1996 of $0.8825 per share of Class A Common Stock (a total distribution of $1,077,533) would represent a distribution of approximately 98% of the cash available for distribution. In 1997, (upon conversion of the 140,000 shares of Class C Common Stock) the Pro Forma Distribution of $0.7925 per share of Class A Common Stock (a total distribution of $1,078,592) would also represent a distribution of approximately 98% of the cash available for distribution.

     On a pro forma basis for the year ending December 31, 1994, the Company would have generated base and percentage lease revenue of $1,204,007 resulting from combined occupancy of 71.3% at an average daily room rate of $37.52 from the five Hotels. Interest income from the Hatfield Note would have totaled $216,681. Share purchase plan interest income would have totaled $21,000. Accordingly, pro forma gross revenue for the year ending December 31, 1994, would have been $1,441,668.

     Pro forma general administrative expenses are $150,000, including office occupancy costs, directors expenses, accounting fees, legal fees, audit fees, public company costs and other miscellaneous expenses. Advisory fees are contractually fixed at $30,000 per annum at current property and lease revenue levels. Depreciation expense of $183,778 is calculated based upon the costs of the motel acquisitions on a straight line basis over their estimated useful lives. Annual amortization of $54,000 share purchase plan costs assumes the initial Independent Directors will remain as directors for the pro forma year. Interest expense of $40,585 is calculated based upon a refinancing of the Rock Falls, Illinois mortgage approximating $462,000 to be paid monthly, amortizing fully over 15 years at 8.75% interest per annum. Property taxes payable by the Company pursuant to the Percentage Leases would be $113,734. Total pro forma expenses would have been $572,097.

     Pro forma net income would be $869,591, while cash available for distribution (98% of cash flow income) would be $1,068,375. A distribution for 1996 of $0.8750 per share of Class A Common Stock (a total distribution of $1,068,375) would represent a distribution of approximately 98% of the cash available for distribution. In 1997, (upon conversion of the 140,000 shares of Class C Common Stock) a distribution of $0.7850 per share of Class A Common Stock (a total distribution of $1,068,385) would also represent a distribution of approximately 98% of the cash available for distribution.

LIQUIDITY AND CAPITAL RESOURCES

     THE COMPANY

     Upon consummation of the Offering and application of net proceeds, the Company will have approximately $462,000 of outstanding debt and approximately $250,000 of cash. The Company has no commitments for additional financing. Accordingly, since there are no commited sources of external liquidity available to the Company, the Company will rely on its internal cash flow to meet its liquidity needs. The Company's principal source of cash to meet its cash requirements, including distributions to Shareholders, will be its share of the Company's cash flow from the Percentage Leases. Although, the Lessee's obligations under the Percentage Leases are guaranteed in part by Interstate Hotels, the Lessee's ability to make lease payments under the Percentage Leases, and therefore the Company's liquidity, including its ability to make distributions to Shareholders, will be dependent on the ability of the Lessee to general sufficient cash flow from the Hotels. Table 12 below sets forth the adjusted, historical cash flows of the Initial Hotels, the Acquisition Hotel, and the Hotels for the last three years. The cash flows presented represent the adjusted net income of each hotel from Table 11, with the addition of the non-cash expenses of depreciation and amortization.

                                    TABLE 12
                   SELECTED COMBINED HISTORICAL FINANCIAL DATA
                                 (in thousands)
                                   (Unaudited)


                              Adjusted Cash Flow or Loss for Various Twelve Month Periods

                              ------------------------------------------------------------------------------------------------------

                                          INITIAL HOTELS
                                          --------------
                              ROCK                          SOMER-         POPLAR         SUB-           MISSION         COMBINED
12 MONTHS ENDED               FALLS          MINER          SET            BLUFF          TOTAL          BAY             TOTAL
---------------               -----          -----          ---            -----          -----          ---             -----
June 30, 1995                 $223           $322           $177           $240           $962           $283            $1,245
December 31, 1994             $188           $264           $112           $181           $745           $239              $984
December 31, 1993             $146           $176            ($8)           $98           $412           $165              $577
December 31, 1992              $44           $140             $4            $50           $238           $388              $626



     Other than the debt service and/or refinancing costs of the $462,000 debt, the Company is not aware of any demands, commitments, events or uncertainties that will result or are likely to result in a change in the Company's liquidity. In addition, the Company is not aware of any capital improvements, required or planned, for any of the Hotels which the Company will be required to fund. In that connection, the Company believes that the monthly deposits made by the Lessee into the Capital Expenditure Reserve Account will be sufficient to fund capital expenditures during the term of the Percentage Leases.

     The Company intends to make additional investments in hotel properties and may incur indebtedness to make such investments or to meet distribution requirements imposed on a REIT under the Code to the extent that working capital and cash flow from the Company's investments are insufficient to make such distributions. See "Policies and Objectives With Respect to Certain Activities
- Financing" and "Description of Capital Stock - Charter and Bylaw Provisions". The Company will invest in additional hotel properties only as suitable opportunities arise, and the Company will not undertake investments unless adequate sources of financing are available. It is expected that future investments in hotel properties will be financed, in whole or in part, with Common Stock, proceeds from additional issuances of Common Stock, or from the issuance of other debt or equity securities.

     The Company in the future may seek to obtain a line of credit or a permanent credit facilities, negotiate additional credit facilities, or issue corporate debt instruments, all in compliance with its Charter restrictions. Any debt incurred or issued by the Company may be secured or unsecured, long-term or short-term, charge a fixed or variable interest rate and may be subject to such other terms as the Board of Directors of the Company deems prudent.

     THE LESSEE

     The Lessee will funds its cash needs, including monthly payments of Base Rent and quarterly payments of Percentage Rent, with cash available from
operations  of the Hotels.   Based on the pro-forma financial statements
contained herein, the Company believes that the Lessee will have adequate funds to meet its short-term liquidity requirements. The Lessee will have no outstanding indebtedness for borrowed funds.

     Pursuant to the Percentage Leases, the Lessee will be required to fund the ongoing replacement or refurbishment of furniture, fixtures and equipment at the Hotels in an amount equal to $125 per room per quarter. The Company believes that such amount will be sufficient to fund required capital expenditures for the term of the Percentage Leases. The Lessee's obligations under the Percentage Leases will be secured by a guaranty set forth in the Master Agreement. See "The Percentage Leases -- Master Agreement." The Company anticipates entering into similar arrangements with respect to future hotel properties in which it invests.

INFLATION

     Operators of hotels, in general, possess the ability to adjust room rates quickly. Competitive pressures may, however, limit the Lessee's ability to raise room rates in the face of inflation. Since 1987, industry wide annual increases in ADR have failed to keep pace with inflation.

SEASONALITY

     The Hotels' operations historically have been seasonal in nature, reflecting higher occupancy rates during the second and third quarters. This seasonality can be expected to cause fluctuations in the Company's quarterly lease revenue to the extent that it receives Percentage Rent. It is presently anticipated that the Company's cash flow from operation of the Hotels will be sufficient to enable it to make distributions at the estimated initial rate. To the extent that cash flow from operations are to be insufficient during any quarter, due to temporary or seasonal fluctuations in lease revenue, the Company expects to utilize other cash on hand or borrowings to make such distributions. No assurance can be given, however, that the Company will make distributions in the future at the initially estimated rate, or at all.

                             BUSINESS AND PROPERTIES

THE HOTEL INDUSTRY

     The United States hotel industry had approximately 28,930 hotel properties with approximately 3.2 million rooms as of June 30, 1994. Of these hotel rooms, approximately 1.9 million were affiliated with a "brand" either through a franchise or license agreement or though ownership or management by a national or regional hotel chain. The remainder were managed by independent operations not affiliated with hotel chains of more than five hotel properties. The Company believes that there are many advantages to owning hotels which are "brand" affiliated, including access to reservation systems, quality standards, training programs and enhanced customer recognition.

     The United States hotel industry is generally comprised of two sectors: full-service hotels and limited-service hotels. Full-service hotels generally offer restaurant and lounge facilities and meeting spaces, as well as a wide range of services typically including bell service and room service. Full-service hotels represent the largest segment of the hotel industry and primarily attract business travelers as compared to leisure travelers. By contrast, limited-service hotels usually only provide basic room accommodations, but generally attract a more balanced mix of business and leisure travelers.
All five of the Hotels are limited-service hotels.

     Based on the operating history of the Hotels and the chart below, the Company believes that both the Hotels and the United States hotel industry in general are experiencing cyclical growth. Since 1992, the hotel industry has experienced improved fundamentals as the annual rates of growth in demand for hotel rooms have exceeded the annual rates of growth in supply of hotel room and annual ADR have increased each year. The 1994 information for occupancy rates for limited-service hotels is not available. According to Smith Travel Research, for the five-year period ended December 31, 1994, the United States hotel industry demonstrated the following operating characteristics:



                                                  YEARS ENDED DECEMBER 31,
                                                  ------------------------
                                   1990           1991           1992           1993           1994
                                   ----           ----           ----           ----           ----
Average hotel occupancy            61.8%          60.2%          61.9%          63.3%          65.2%
Annual %  growth in room supply    3.4%           2.5%           1.3%           1.0%           1.4%
Annual% growth in room demand      2.1%           0.0%           3.2%           3.6%           4.5%
ADR                                $58.49         $58.83         $59.65         $61.14         $63.77
REVPAR                             $36.15         $35.42         $36.92         $38.70         $41.58
% Change in REVPAR                 1.9%           (2.0%)         4.2%           4.8%           7.4%


     The improvement in industry fundamental has likewise resulted in an improvement in operating statistics for both full-service and limited-service hotels. According to Smith Travel Research, the average hotel occupancy rate for full-service hotels in the United States increased from 62.8% in 1992 to 65.2% in 1993 while ADR increased by 1.7%. The average hotel occupancy rate for limited-service hotels in the United States decreased from 63.6% in 1992 to 63.3% in 1993 while ADR increased by 1.9%. On the same property basis, the ADR at the five (5) Hotels, which are limited-service hotels, owned by their Sellers as of January 1, 1993 increased from $36.82 in 1993 to $37.52 in 1994, an increase of 1.9%, and the average hotel occupancy rate of such Hotels increased from 68.6% in 1993 to 71.3% in 1994.

     The Company believes that improvements in performance in the United States hotel industry since 1992 are primarily due to an improved economic environment and a low rate of growth in room supply. The Company attributes the low rate of growth in room supply to constraints on the availability of financing for new hotel development from traditional sources and an excess supply of hotel rooms resulting from high levels of hotel construction activity in prior years. The Company anticipates that growth in room supply will continue to be limited, except in certain select markets experiencing rapid economic growth, due to continued restraints on the availability of institutional funds for hotel construction.

THE INITIAL HOTELS

     GENERAL

     The Hotels are diversified by geographic location (4 states). However, the Hotels share the same (i) franchise affiliation

(Super 8), (ii) Lessee (Crossroads Hospitality Tenant Company, LLC), and (iii) approximate price segment in the hotel industry (budget price segment). There are five Hotels. The Hotels are the: Miner Super 8, Poplar Bluff Super 8, Rock Falls Super 8, and the Somerset Super 8. The Company believes that the geographic diversity of its initial portfolio could moderate the potential effects on the Company of adverse regional economic conditions and changes in local market competitive conditions. The average acquisition price of the Initial Hotels was approximately $27,380 per room. Based on the Phase I audits performed by Law Engineering and Environmental Services, Inc., the criteria set forth by Super 8 Motels, Inc., and its own evaluation and inspection of each of the Hotels, the Company believes that the Hotels are in good operating condition and meet the current quality and appearance standards required by their respective Franchise Agreements.

     THE MINER SUPER 8 -- 2609 EAST MALONE, SIKESTON, MISSOURI.

     The Miner Super 8 hotel is located in Sikeston, Missouri, and is located in a primarily rural area. The Miner Super 8 Hotel has 63 rooms, has a maximum occupancy of 180 persons, and is located on 2.0 acres of land. The Company acquired the Miner Super 8 effective April 1, 1995, pursuant to the Contribution and Assumption Agreement. Arthur Andersen, LLP, has appraised the Miner Super 8
at a value of $2,930,000.    As of June 30, 1995, the Miner Super 8 was
encumbered by a mortgage with a principal amount of $1,140,000 at an adjustable interest rate of 9.75%. The mortgage scheduled to be amortized over fifteen
(15) years. The mortgage contained no pre-payment penalties. The maturity date of the mortgage was March 11, 1998. There is no proposed plan for the renovation, improvement, or development of the Miner Super 8. The Miner Super 8 is in competition with the Hatfield Inn located in Sikeston, Missouri, along with several other limited-service hotels in the area. However, based on its experience and knowledge of the hotel industry, management of the Company believes that the competitive conditions of the Miner Super 8 are normal in comparison to most regions across the United States.

     There is no proposed plan for the renovation, improvement or development of the Miner Super 8, nor does management foresee the implementation of such a plan during the term of the Percentage Lease. The Company, via the Lessee, plans to maintain the Miner Super 8 in good working condition and such maintenance will require the Lessee to make the normal repairs and nominal improvements necessary to maintain such good working condition. The Miner Super 8 will continue to be used, owned and operated as a limited-service hotel as it is best-suited for such usage. Based on its experience in obtaining similar insurance policies in prior years on the Miner Super 8, management believes that currently the Miner Super 8 is adequately covered by insurance.

     THE POPLAR BLUFF SUPER 8 -- 2831 NORTH WESTWOOD BLVD., POPLAR BLUFF, MISSOURI.

     The Poplar Bluff Super 8 hotel is located in Poplar Bluff, Missouri, and is located in a primarily rural area. The Poplar Bluff Super 8 Hotel has 63 rooms, has a maximum occupancy of 180 persons, and is located on 1.71 acres of land. The Company acquired the Poplar Bluff Super 8 effective April 1, 1995, pursuant to the Contribution and Assumption Agreement. Arthur Andersen, LLP, has appraised the Poplar Bluff Super 8 at a value of $2,160,000. As of June 30, 1995, the Poplar Bluff Super 8 was encumbered by a mortgage with a principal amount of $901,000 at an adjustable interest rate of 9.75%. The mortgage scheduled to be amortized over fifteen (15) years. The mortgage contained no pre-payment penalties. The maturity date of the mortgage was March 12, 1998. There is no proposed plan for the renovation, improvement, or development of the Poplar Bluff Super 8. The Poplar Bluff Super 8 is in competition several other limited-service hotels in the area. However, based on its experience and knowledge of the hotel industry, management of the Company believes that the competitive conditions of the Poplar Bluff Super 8 are moderate in comparison to most regions across the United States.

     There is no proposed plan for the renovation, improvement or development of the Poplar Bluff Super 8, nor does management foresee the implementation of such a plan during the term of the Percentage Lease. The Company, via the Lessee, plans to maintain the Poplar Bluff Super 8 in good working condition and such maintenance will require the Lessee to make the normal repairs and nominal improvements necessary to maintain such good working condition. The Poplar Bluff Super 8 will continue to be used, owned and operated as a limited-service
hotel as it is best-suited for such usage.    Based on its experience in
obtaining similar insurance policies in prior years on the Poplar Bluff Super 8, management believes

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

that currently the Poplar Bluff Super 8 is adequately covered by insurance.

     THE ROCK FALLS SUPER 8 -- 2100 FIRST AVENUE, ROCK FALLS, ILLINOIS.

     The Rock Falls Super 8 hotel is located in Rock Falls, Illinois, and is located in a primarily rural area. The Rock Falls Super 8 Hotel has 63 rooms, has a maximum occupancy of 180 persons, and is located on 2.45 acres of land. The Company acquired the Rock Falls Super 8 effective April 1, 1995, pursuant to the Contribution and Assumption Agreement. Arthur Andersen, LLP, has appraised the Rock Falls Super 8 at a value of $2,370,000. As of June 30, 1995, the Rock Falls Super 8 was encumbered by a mortgage with a principal amount of $1,310,000 at an interest rate of 8.75%. The mortgage scheduled to be amortized over fifteen (15) years. The mortgage contained no pre-payment penalties. The maturity date of the mortgage was February 4, 1998. There is no proposed plan for the renovation, improvement, or development of the Rock Falls Super 8. The Rock Falls Super 8 is in competition several other limited-service hotels in the area. However, based on its experience and knowledge of the hotel industry, management of the Company believes that the competitive conditions of the Rock Falls Super 8 are moderate in comparison to most regions across the United States.

     There is no proposed plan for the renovation, improvement or development of the Rock Falls Super 8, nor does management foresee the implementation of such a plan during the term of the Percentage Lease. The Company, via the Lessee, plans to maintain the Rock Falls Super 8 in good working condition and such maintenance will require the Lessee to make the normal repairs and nominal improvements necessary to maintain such good working condition. The Rock Falls Super 8 will continue to be used, owned and operated as a limited-service hotel as it is best-suited for such usage. Based on its experience in obtaining similar insurance policies in prior years on the Rock Falls Super 8, management believes that currently the Rock Falls Super 8 is adequately covered by insurance.

     THE SOMERSET SUPER 8 -- 601 SOUTH HIGHWAY 27, SOMERSET, KENTUCKY.

     The Somerset Super 8 hotel is located in Somerset, Illinois, and is located in a primarily rural area. The Somerset Super 8 Hotel has 63 rooms, has a maximum occupancy of 180 persons, and is located on 1.29 acres of land. The Company acquired the Somerset Super 8 effective April 1, 1995, pursuant to the Contribution and Assumption Agreement. Arthur Andersen, LLP, has appraised the Somerset Super 8 at a value of $1,850,000. As of June 30, 1995, the Somerset Super 8 was encumbered by a mortgage with a principal amount of $1,160,000 at an adjustable interest rate of 9.25%. The mortgage scheduled to be amortized according to a rolling six month schedule. The mortgage contained no pre-payment penalties. The maturity date of the mortgage was September 30, 1995. There is no proposed plan for the renovation, improvement, or development of the Somerset Super 8. The Somerset Super 8 is in competition several other limited-service hotels in the area. However, based on its experience and knowledge of the hotel industry, management of the Company believes that the competitive conditions of the Somerset Super 8 are normal in comparison to most regions across the United States.

     There is no proposed plan for the renovation, improvement or development of the Somerset Super 8, nor does management foresee the implementation of such a plan during the term of the Percentage Lease. The Company, via the Lessee, plans to maintain the Somerset Super 8 in good working condition and such maintenance will require the Lessee to make the normal repairs and nominal improvements necessary to maintain such good working condition. The Somerset Super 8 will continue to be used, owned and operated as a limited-service hotel as it is best-suited for such usage. Based on its experience in obtaining similar insurance policies in prior years on the Somerset Super 8, management believes that currently the Somerset Super 8 is adequately covered by insurance.

THE MISSION BAY PARTNERSHIP AND THE ACQUISITION HOTEL

     Motels of America Series IX, a California Limited Partnership, ("Mission Bay") was formed on February 5, 1987 pursuant to the California Revised Uniform Limited Partnership Act. Mission Bay sold 6,600 limited partnership interests at a public offering price of $1,000 each commencing November 19, 1986 pursuant to a Registration Statement on Form S-18 under the Securities Act of 1933 (Registration 33-9075-LA). The offering of $6,600,00 was fully subscribed and closed on June 15, 1987.

     The Partnership received $5,761,115 (net of offering costs of $838,885) from the sale of limited partnership interests. These funds were available for investment in property, to pay legal fees and other costs related to the investments, to pay operating expenses, and for working capital. The majority of the proceeds were used to acquire a 1.056 acre parcel of property in the Mission Bay area of San Diego, California for $2,352,000 and to build and operate thereon a 117 room "economy" motel as a franchise of Super 8 Motels, Inc. The motel was opened for business in November 1987 under a twenty-year franchise agreement with Super 8 Motels, Inc., which required the payment of initial franchise fees of $20,000 and requires ongoing royalties equal to 4% of gross room revenues and chain-affiliated advertising fees equal to 2% of gross room revenues.

     Guy E. Hatfield was the original Managing General Partner of Mission Bay. Mr. Hatfield held 32.79% of the general partner interests and Mr. Ian Gardner-Smith held 9.89% of the general partner interests. The other 57.3% of general partner interests were held by various other individuals. On January 1, 1990, the general partners of Mission Bay sold their general partner interests to GHG Hospitality, Inc., ("GHG") and the name of the partnership was changed to "Mission Bay Super 8, Ltd.". The Hatfield Affiliates currently own 88 of the 6,600 (1.3%) limited partnership units of Mission Bay. Since January 1, 1990, the Acquisition Hotel has been operated pursuant to a management agreement with GHG. Mission Bay has no employees, and is not subject to any legal proceedings.

     The Acquisition Hotel has 117 rooms, is located on 1.07 acres of land, and is located in a primarily urban area. There is significant competition in the San Diego lodging market. Mission Bay is in competition either directly or indirectly with a large number of hotels and motels of varying quality and sizes, including other motels which are part of national or regional chains. Some of such competitive hotels and motels have greater financial resources and personnel with more experience than Mission Bay and the general partner. The San Diego area in particular has a large number of hotel and motel projects that in the aggregate dilute average occupancy and affect profitability. Mission Bay's motel does not compete directly with any large budget motel chains, but competes indirectly in the greater San Diego area with such budget motels as Comfort Inns and "E-Z 8" Motels.

     There is no proposed plan for the renovation, improvement or development of the Acquisition Hotel, nor does management foresee the implementation of such a plan during the term of the Percentage Lease. The Company, via the Lessee, plans to maintain the Acquisition Hotel in good working condition and such maintenance will require the Lessee to make the normal repairs and nominal improvements necessary to maintain such good working condition. The Acquisition Hotel will continue to be used, owned and operated as a limited-service hotel, pursuant to the Percentage Lease.

     There is no public trading market for the Partnership's limited partnership interests. There were approximately 1,149 holders of Mission Bay's 6,600 limited partnership interests as of December 31, 1994. Cash distributions to holders of limited partnership interests totaled $180,000 ($27.27 per interest) in 1994 and $162,000 ($24.55 per interest) in 1993. Arthur Andersen LLP valued Mission Bay's investment property at $2,810,000 as of December 1, 1994. Because of a significant decrease in the market value of the Acquisition Hotel, management elected to write down Mission Bay's investment property to its appraised value of $2,810,000 as of December 31, 1994.

     Net income (loss) was ($1,381,028) in 1994 and $73,760 in 1993.  Total revenues were $1,054,819 in 1994 and $1,021,785 in 1993. The property operated at an occupancy rate of 54.9% in 1994 and 52.5% in 1993. The average daily room rate was $42.20 in 1994 and $42.84 in 1993. The net loss for 1994 resulted from an unrealized loss due to decline in value of investment property of $1,534,950 as discussed above.

     A leading industry publication has reported that, in the economy and budget market, occupancies in the San Diego region are expected to increase by 1% and average daily room rates are expected to increase by $2.00 in 1995. San Diego is hosting several city-wide conventions during the summer months that should boost occupancy and average daily room rates.

LIMITED SERVICE HOTELS

     The Hotels do not offer a full variety of accommodations. They offer daily and nightly occupancies, but do not offer food, room service, restaurants, or laundry services.

APPRAISALS

     Arthur Andersen LLP (the "Appraiser"), was recently retained by the Company and by Mission Bay to appraise the Initial Hotels as well as the Acquisition Hotel. While the final appraisals are dated December 1, 1994, the field work for the appraisals of the Hotels was performed in the fall of 1994. The appraised values of the Hotels generally were based on consideration of the cost, market, and income valuation approaches. The cost approach considers the land value of the sites and the depreciated replacement cost of the improvements. The market approach analyzes sales of other going concern properties in comparison to the subject properties. The income valuation approach develops a going concern value of the subject properties by capitalizing the projected operating income. Operating data, financial data, and legal descriptions of the Initial Hotels and the Acquisition Hotel provided to the Appraiser by the owners thereof were assumed by the Appraiser to be accurate and correct, and no audit or verification thereof was undertaken by the Appraiser. Further, the Appraiser did not assume responsibility for matters of title. Caution should be exercised in evaluating appraisal results. An appraisal is only an estimate of value and should not be relied upon as a precise measure of realizable value. The appraisals assume that the properties would be sold on an orderly basis under stable market conditions. The appraisals for the five Hotels were completed using the same methodology for each hotel (i.e., all appraisals were performed on a consistent basis). See "Risk Factors--Real Estate Investment Risk".

     The following chart sets forth the appraised values of the Hotels as of December 1, 1994:


Hotels                                            Appraised Value
------                                            ---------------
Miner Super 8                                     $2,930,000
Poplar Bluff Super 8                              $2,160,000
Rock Falls Super 8                                $2,370,000
Somerset Super 8                                  $1,850,000
Mission Bay Super 8                               $2,810,000


THE PERCENTAGE LEASES

     IN GENERAL

     In order for the Company to qualify as a REIT, the Company cannot directly or indirectly operate hotels. Therefore, each Initial Hotel will be separately leased by the Company to the Lessee under a Percentage Lease. The Lessee was recently formed in 1995 as a Delaware limited liability company. Other than the inventory and working capital sufficient to operate the Hotels, the Lessee has only nominal assets in addition to its rights and benefits under the (i) franchise licenses, and (ii) the Percentage Leases. Each Percentage Lease for the Hotels contains the provisions described below, and the Company intends that future leases with respect to its hotel property investments will contain substantially similar provisions, although the Company's Board of Directors may, in its discretion, alter any of these provisions with respect to any particular lease, depending on the purchase price paid, economic conditions and other factors deemed relevant at the time, and consistent with maintaining the Company's status as a REIT under the Code. The following summary is qualified in its entirety by the Percentage Leases and the Master Agreement, the forms of which have been filed as exhibits to the Registration Statement of which this Prospectus is a part.

     PERCENTAGE LEASE TERMS

     The Percentage Leases with respect to the Hotels will be entered into by and between the Company and the Lessee upon

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

the closing of the Public Offering. Each Percentage Lease has an initial term of not less than fifteen years, subject to earlier termination upon the occurrence of certain contingencies described in the Percentage Leases (including, particularly, the provisions described herein under "Damage to Hotels," "Condemnation of Hotels," "Termination of Percentage Leases on Disposition of Hotels" and "Master Agreement").

     AMOUNTS PAYABLE UNDER THE PERCENTAGE LEASES

     During the term of each Percentage Lease, the Lessee is obligated to pay i) the Base Rent, ii) the Percentage Rent, and iii) other than the property taxes on the Hotels (the Company will pay such property taxes), all taxes, assessments, ground rents, water, sewer or other rents and charges, excises, tax inspection, authorization or similar fees and all other governmental charges (the "Impositions"), iv) every fine, penalty, interest and cost for non-payment or late payment of Base Rent, Percentage Rent, or the Impositions (the "Additional Charges"). Base Rent accrues and is required to be paid monthly. Percentage Rent is based on percentages of room revenues for each of the Hotels. Percentage Rent is due quarterly; however, the Lessee will not be in default for payment of Percentage Rent due in any quarter if the Lessee pays, within 20 days of the end of the quarter, the Percentage Rent due and unpaid with respect to such quarter. The Lessee must also make quarterly deposits into the a reserve account (the "Capital Expenditure Reserve Account") of an amount equal to a minimum of $125 per room per quarter (increased by an inflation factor for future years) to fund replacements of furniture, fixtures and equipment in the Hotels which replacements must be generally approved by the Company.

     The Lessee's obligations under the Percentage Leases will be secured by a guaranty executed by Crossroads Parent, as set forth in the Master Agreement, that requires the Lessee to maintain certain levels of net worth during the first five years of the Percentage Leases. See "The Percentage Leases -- Master Agreement."

     The following table sets forth (i) the annual Base Rent, (ii) the annual Percentage Rent formulas, (iii) room revenue for the twelve months ended December 31, 1994 and (iv) the pro forma Percentage Rent that would have been paid for each Initial Hotel currently owned by the Company pursuant to the terms of the Percentage Leases based on historical revenues for the twelve months ended December 31, 1994, as if the Company had owned those Hotels and the Percentage Leases had been in effect since January 1, 1994. For each such Initial Hotel, Percentage Rent would have been greater than Base Rent, and the pro forma rents shown below represent such Percentage Rent.


                                                                                                                     PRO FORMA
                                                                                                  ROOM REVENUE       PERCENTAGE RENT
                                                                                                  FOR THE 12         FOR THE 12
               ANNUAL BASE   ANNUAL PERCENTAGE                                                    MONTHS ENDED       MONTHS ENDED
                  RENT       RENT FORMULA                                                         DECEMBER 31, 1994  12/ 31/94
               -----------   --------------                                                       -----------------  ---------

Hotels:


MINER           $265,300     35% YTD REVENUES OVER INITIAL BREAK-EVEN THRESHOLD OF $660,000*
                             ON FIRST $200,000 OVER BREAK-EVEN THRESHOLD, AND 40% THEREAFTER,     $846,109            $330,407
                             LESS PERCENTAGE RENT PREVIOUSLY PAID YTD

POPLAR BLUFF    $202,000     35% YTD REVENUES OVER INITIAL BREAK-EVEN THRESHOLD OF $555,000*
                             ON FIRST $100,000 OVER BREAK-EVEN THRESHOLD, AND 37% THEREAFTER,     $618,862            $224,352
                             LESS PERCENTAGE RENT PREVIOUSLY PAID YTD

ROCK FALLS      $200,500     28.75% YTD REVENUES OVER INITIAL BREAK-EVEN THRESHOLD OF $580,000**
                             ON FIRST $200,000 OVER BREAK-EVEN THRESHOLD, AND 35% THEREAFTER,     $708,125            $237,336
                             LESS PERCENTAGE RENT PREVIOUSLY PAID YTD

SOMERSET        $112,000     32% YTD REVENUES OVER INITIAL BREAK-EVEN THRESHOLD OF $410,000***
                             ON FIRST $200,000 OVER BREAK-EVEN THRESHOLD, AND 35% THEREAFTER,     $561,459            $160,467
                             LESS PERCENTAGE RENT PREVIOUSLY PAID YTD

Mission Bay     $250,000     30% YTD REVENUES OVER INITIAL BREAK-EVEN THRESHOLD OF $1,050,000**
                             ON FIRST $100,000 OVER BREAK-EVEN THRESHOLD, AND 40% THEREAFTER,     $1,054,819          $251,446
                             LESS PERCENTAGE RENT PREVIOUSLY PAID YTD                             ----------          --------

Consolidated
Total for
Hotels          $1,029,800                                                                        $3,789,374          $1,014,000
                ----------                                                                        ----------          ----------
                ----------                                                                        ----------          ----------

------------------------------------------------------------------------------------------

* Break-Even Threshold increases by 2% per year
** Break-Even Threshold increases by 3% per year
*** Break-Even Threshold remains constant

     Calculated on a pro forma basis by applying the rent provisions in the Percentage Leases using historical room revenue of the Hotels for the year as if January 1, 1994 were the beginning of the lease year.

     Other than real estate taxes and maintenance of underground utilities and structural elements, which are obligations of the Company, the Percentage Leases require the Lessee to pay rent, insurance, all costs and expenses and all utility and other charges incurred in the operation of the Hotels. The Percentage Leases also provide for rent abatements in the event of a Partial or Temporary Taking of any Initial Hotel as described under "Condemnation of Hotels." However, Lessee is required through business interruption insurance to provide Base Rent for a period of six (6) months in the event of an occurrence described under "Condemnation of Hotels."

     MAINTENANCE & MODIFICATIONS

     Generally, the Lessee, at its expense, is required to maintain the Hotels in good order and repair, except for ordinary wear and tear, and to make non-structural, foreseen and unforeseen, and ordinary repairs which may be necessary and appropriate to keep the Hotels in good order and repair.

     The Lessee, at its expense and subject to approval by the Company, may make non-capital and capital additions, modifications or improvements to the Hotels, provided that such action does not significantly alter the character or purposes of the Hotels or significantly detract from the value or operating efficiencies of the Hotels. All such alterations, replacements and improvements shall be subject to all the terms and provisions of the Percentage Leases and will become the property of the Company upon termination of the Percentage Leases. The Company will own substantially all personal property (other than inventory, linens and other nondepreciable personal property) not affixed to, or deemed a part of, the real estate or improvements thereon, except to the extent that ownership of such personal property would cause the Rents under a Percentage Lease not to qualify as "rents from real property" for REIT income test purposes. See "Federal Income Tax Considerations - Requirement for Qualification."

     INSURANCE AND PROPERTY TAXES

     The Company will be responsible for paying the property taxes on the Hotels. The historical and pro forma terms of the property taxes are disclosed in the section entitled "Selected Financial Information and Operations Data" and the financial statements attached hereto. Any changes in the terms of the property taxes will be made pursuant to local tax statutes.

     The Lessee is required to pay for all insurance on the Hotels, with extended coverage, including business interruption, casualty, comprehensive general public liability, workers' compensation and other insurance as described in the Percentage Leases, and must name the Company as the insured or an additional named insured.

     INDEMNIFICATION

     Under each of the Percentage Leases, the Lessee is obligated to indemnify, and is obligated to hold harmless, the Company from and against all liabilities, costs and expenses (including reasonable attorneys' fees and expenses) incurred by, imposed upon or asserted against the Company on account of, among other things, (i) any accident or injury to person or property on or about the Hotels,
(ii) any misuse by the Lessee or any of its agents of the leased property, or
(iii) any breach of the Percentage Leases by Lessee; provided, however, that such indemnification will not be construed to require the Lessee to indemnify the Company against the Company's own grossly negligent acts or omissions or willful misconduct. The Lessee has only nominal assets with which to indemnify the Company. See "Risk Factors - Newly Organized Entities; Limited Assets and Operating History."

     ASSIGNMENT AND SUBLEASING

     The Lessee is permitted, in its sole discretion, to sublet all or any part of the Hotels or assign its interest under any of the Percentage Leases to an Affiliate of the Lessee. The Lessee shall have the right to assign this Lease to an unaffiliated third party transferee if (i) Lessee is not in default, (ii) such transferee meets certain net worth requirements (as described in the Percentage Leases), (iii) such transferee assumes all of the Lessee's obligations and rights under the assigned Percentage Lease, and (iv) the Lessee and/or the unaffiliated third party transferee pays any and all outstanding Base Rent, Percentage Rent and Additional Charges to the Company prior to the consummation of the assignment or subletting. No assignment or subletting will release the Lessee from any of its obligations under the Percentage Leases.

     DAMAGE TO HOTELS

     In the event of damage to or destruction of any Initial Hotel covered by insurance which renders the Initial Hotel unsuitable for the Lessee's use and occupancy, the Lessee will have the following options: (a) to repair, rebuild, or restore the Initial Hotel, (b) to offer to acquire the Initial Hotel on the terms set forth in the applicable Percentage Lease, or (c) terminate the Percentage Lease. If the Lessee rebuilds the Initial Hotel, the Company is obligated to disburse to the Lessee, from time to time and upon satisfaction of certain conditions, any insurance proceeds actually received by the Company as a result of such damage or destruction. If the Lessee decides not to rebuild and the Company exercises its right to reject the Lessee's offer to purchase the Initial Hotel on the terms set forth in the Percentage Lease, the Percentage Lease will terminate. The insurance proceeds will be retained by the Company, and Lessee may be entitled to certain lease cancellation fees. If the Company accepts the Lessee's offer to purchase the Initial Hotel, the Percentage Lease will terminate and the Lessee will be entitled to the insurance proceeds. In the event that damage to or destruction of an Initial Hotel which is covered by insurance does not render the hotel wholly unsuitable for the Lessee's use and occupancy, the Lessee generally will be obligated to repair or restore the Initial Hotel. In the event of damage to or destruction of any Initial Hotel which is not covered by insurance, the Lessee will have the following options: (a) repair, rebuild, or restore the Initial Hotel, (b) offer to purchase the Initial Hotel on the terms and conditions set forth in the Percentage Lease, or (c) give the Company notice of termination of the Percentage Lease.

     CONDEMNATION OF HOTEL

     In the event of a total condemnation of an Initial Hotel, the relevant Percentage Lease will terminate with respect to such Initial Hotel as of the date of Taking, and the Company and the Lessee will be entitled to their shares of the condemnation award in accordance with the provisions of the Percentage Lease. In the event of a Partial Taking which does not render the Initial Hotel unsuitable for the Lessee's use, the Lessee shall restore the untaken portion of the Initial Hotel to a complete architectural unit and the Company shall contribute to the cost of such restoration that part of the condemnation award specified for restoration. Unless the Percentage Lease is terminated due to Condemnation in accordance if the terms of such lease, Base Rent will be equitably abated by mutual consent of the Company and the Lessee.


     EVENTS OF DEFAULT

     Events of Default under the Percentage Leases include the following:

     (i) if an event of default occurs under any other Lease between the Company and Lessee or any Affiliate of Lessee; or

     (ii) if Lessee fails to make payment of the Base Rent when the same becomes due and payable for a period of ten days after receipt by the Lessee of notice from the Company thereof, or

     (iii) if Lessee fails to make payment of quarterly Percentage Rent when the same becomes due and payable and such condition continues for a period of 30 days after the end of such quarter; or

     (iv) if either the Lessee or the Company fails to observe or perform any term, covenant or condition of the Percentage Lease and such failure is not cured by such party within a period of 30 days after receipt by such party of notice thereof from the other party, unless such failure cannot with due diligence be cured within a period of 30 days, in which case it shall not be deemed an Event of Default if such party proceeds promptly and with due diligence to cure the failure and diligently completes the curing thereof provided, however, in no event shall such cure period extend beyond 90 days after such notice; or

     (v) if either the Lessee or the Company shall file a petition in bankruptcy or reorganization for an arrangement pursuant to any federal or state bankruptcy law or any similar federal or state law, or shall be adjudicated a bankrupt or shall make an assignment for the benefit of creditors or shall admit in writing its inability to pay its debts generally as they become due, or if a petition or answer proposing the adjudication of either party as a bankrupt or its reorganization pursuant to any federal or state bankruptcy law or any similar federal or state law shall be filed in any court and such party shall be adjudicated a bankrupt and such adjudication shall not be vacated or set aside or stayed within 60 days after the entry of an order in respect thereof, or if a receiver of such party or of the whole or substantially all of the assets of such party shall be appointed in any proceeding brought against such party or if any such receiver, trustee or liquidator shall be appointed in any proceeding brought against such party and shall not be vacated or set aside or stayed within 60 days after such appointment; or

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     (vi)      if either the Lessee or the Company is liquidated or dissolved, or begins proceedings toward such liquidation or dissolution, or, in any manner, permits the sale or divestiture of substantially all of its assets; or

     (vii) if the estate or interest or either the Lessee or the Company in the leased premises or any part thereof is voluntarily or involuntarily transferred, assigned, conveyed, levied upon or attached in any proceeding (unless such party is contesting such lien or attachment in good faith in accordance with Section 12 hereof); or

     (viii) if, except as a result or damage, destruction or a partial or complete condemnation, either the Lessee or the Company voluntarily ceases operations on the leased premises for a period in excess of 30 days; or

     (ix) if the Lessee or its parent or affiliate is in default under the Master Agreement; or

     (x) if an event of default has been declared by the franchisor under any franchise agreement with respect to the leased premises as a result of any action or failure to act by either the Lessee or the Company.

     If an Event of Default by the Lessee occurs, the Company will have, among other options, the option of terminating the Percentage Lease or any or all other Percentage Leases by giving the Lessee ten days written notice of the date for termination of the Percentage Leases and, the Percentage Leases shall terminate on the date specified in the Company's notice and the Lessee is required to surrender possession of the affected Hotels.

     If an Event of Default by the Company occurs, the Lessee may purchase the relevant Initial Hotel from the Company for a purchase price equal to that Initial Hotel's then fair market value.

     TERMINATION OF PERCENTAGE LEASES ON DISPOSITION

     In the event the Company enters into an agreement to sell or otherwise transfer an Initial Hotel, the Company will be exonerated from all future liabilities and obligations under the Percentage Leases if the transferee expressly assumes all obligations of the Company under the Percentage Leases.
If such transferee does not assume the obligations of the Company, the Company may cancel its obligations to Lessee under any such Percentage Lease by paying a lease cancellation fee to Lessee as is more particularly described in each of the Percentage Leases.

     FRANCHISE LICENSE

     The Lessee is the licensee under the franchise licenses on the Hotels.
Upon the occurrence of certain events of default by the Lessee under a franchise license, the franchisor has agreed to transfer the franchise license for the relevant Hotel to the Company (or its designee). See "Business and Properties - Various Franchise Agreements."

     INVENTORY

     All inventory required in the operation of the Hotels is purchased and owned by the Lessee at its expense. The Company will purchase all inventory related to a particular Initial Hotel at fair market value upon termination of the related Percentage Lease.

     MASTER AGREEMENT

     The Company, the Lessee and Crossroads Parent (the parent of the Lessee) will enter into a Master Agreement whereby Lessee is required to, and Crossroads Parent guaranties that Lessee will, subject to certain terms and conditions, maintain certain net worths during the first five years of the Percentage Leases. Additionally, the Master Agreement provides, subject to certain terms and conditions, for termination fees in lieu of liquidated damages to be paid by Lessee to the Company if

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Lessee terminates voluntarily and without cause any of the Percentage Leases during the first five years of such leases.

FRANCHISE AGREEMENTS

     All of the Hotels are currently operated pursuant to a Franchise Agreement. The Company expects that a majority of any additional hotel properties it may acquire will also be subject to similar agreements. The Company believes that franchises (including hotel licenses) generally provide advantages to hotel operators (such as the Lessee) through the use of advertising on a much broader scale than would be possible for an individual hotel or small group of hotels, nationally recognized brand names, nationally accessible reservations systems, technical and business assistance to the individual franchisee and substantial buying power over approved suppliers.

     The Franchise Agreements generally require the Lessee to pay a monthly royalty fee based on gross sales and to pay various other marketing fees associated with certain marketing or advertising and centralized reservation service funds, usually based on gross sales. Such fees may vary between individual hotels within a franchise system based on the type of marks, restaurants or other aspects of the franchise system used.

     The Franchise Agreements generally contain specific standards for, and restrictions and limitations on, the operation and maintenance of the Hotels which are established by the Franchisors to maintain uniformity in the system created by each such Franchisor. Such standards generally regulate the hours of operation, maintenance, appearance and cleanliness, quality and type of goods and services offered, signage, protection of marks and advancement of marks. Compliance with such standards could require significant expenditures by the Lessee for capital improvements at the Hotels. Any such improvements could increase the value of the applicable Hotels to the benefit of the Company. The Lessee will primarily fund such expenditures via the Capital Expenditure Reserve Account.

     Ongoing training costs, requirements to purchase only from approved suppliers, financial reporting requirements, insurance requirements and various covenants not to compete imposed upon the franchisee are other common terms in the Franchise Agreements. Such financial reporting requirements often stipulate the maintenance of books and records, the monthly reporting of sales and other operating data, quarterly or semi-annual unaudited financial statements and, in some cases, annual financial statements audited by an independent certified public accountant. Required insurance usually must cover both the Franchisor and franchisee with respect to certain specified liabilities, must fall within certain approved coverage limits and be written by an approved insurance company. Covenants not to compete include prohibitions against engaging in a similar business within a certain geographical area, hiring employees away from the Franchisor or other unrelated franchisees otherwise diverting business from other franchisees.

     The Franchise Agreements generally require the consent of the Franchisor to a transfer of an interest in the applicable franchise, and both the consent of the Franchisor and the execution of a new franchise agreement in the event of a transfer of all or a controlling portion of the franchisee under the relevant Franchise Agreement. The Company has obtained the consent of the Franchisor to the transfer of the Franchise Agreements and executed the "Substitute Franchise Agreement" which substituted Lessee, as the current franchisee, for the original franchisee.

     Each of the Hotels is a party to a Franchise Agreement with Super 8 Motels, Inc., a South Dakota corporation ("Super 8"), as franchisor. Each of the various Franchise Agreements has a term of twenty (20) years. The following are the commencement dates of the various Franchise Agreements:

               HOTEL                  COMMENCEMENT DATE
               -----                  -----------------
               Rock Falls             7/25/85
               Poplar Bluff           7/26/85
               Miner                  1/3/85
               Somerset               7/29/85
               Mission Bay            7/15/87

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ENVIRONMENTAL MATTERS

     Under various federal, state and local environmental laws, ordinances, regulations and common law, a current or previous owner or operation of real property may be liable for the costs of removal or remediation of hazardous or toxic substances on, under or in such property. Such laws, ordinances and regulations often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances and the liability under such laws, ordinances and regulations has been interpreted to be strict, joint and several unless the harm is divisible and there is a reasonable basis for allocation of responsibility. In addition, the presence of hazardous or toxic substances, or the failure to remediate such property properly, may adversely affect the market value of the property, as well as, the owner's ability to sell or lease the real property or to borrow using such real property as collateral. Persons who arrange for the disposal or treatment of hazardous or toxic substances may also be liable for the costs of removal or remediation of such substances at the disposal or treatment facility, whether or not such facility is or ever owned or operated by such person. In addition, certain environmental laws and common law principles govern the responsibility for the removal, encapsulation or disturbance of ACMs when these ACMs are in poor condition or when a property with ACMs is undergoing remodeling, renovation or demolition. Such laws and common law principles could also be used to impose liability upon owners or operators of real properties for release of ACMs that cause personal injury or other damage.

     The Company has received a Phase I environmental assessment report for each of the Hotels, prepared by an independent environmental consultant. The purpose of each such report was to identify, to the extent reasonably possible and based on reasonably available information, any existing and potential conditions resulting from hazardous or toxic substances, including petroleum products and asbestos, at the Hotels. The scope of the Phase I environmental assessment for each Initial Hotel generally included: (i) a review of available maps, aerial photographs and past and present uses of the site; (ii) limited inquiries of federal, state and local agencies having jurisdiction over certain environmental matters and (iii) an inspection of appropriate public record. Each Phase I environmental assessment also included an on-site inspection of the Hotels to determine evidence of past or present on-site waste disposal, visible surface contamination, potential sources of soil and containers, current waste streams and management practices, ACMs and PCB transformers. In addition, as part of Phase I environmental assessment, abutting properties and nearby sources of potential contamination were identified and evaluated for potential impact to the Hotels, to the extent reasonably possible.

     Certain of the Hotels are located on, adjacent to or in the vicinity of properties (including gasoline stations) that contain or have contained storage tanks or that have engaged, or may in the future engage, in activities that may release petroleum products or other hazardous substances into the soil or groundwater. Although there can be no assurance that petroleum products from such properties or other hazardous substances have not been released or have not migrated, or in the future will not be released or will not migrate into the Hotels, the Company is not aware of any such releases or migrations and the Phase I environmental assessment reports described above did not reveal any information which would indicate that the Hotels have been materially adversely affected by such storage tanks or activities. None of the Phase I audit reports revealed that a Phase II audit was necessary or required. The Company does not believe that it will have any material liability as a result of such activities; however there can be no assurance that the Company will not incur future environmental liabilities arising out such activities or that any such liability would not have a material adverse effect on the future financial condition or result of operations of the Company.

     Based on the Phase I environmental assessments of the Hotels and the representations of AAG under the Contribution and Assumption Agreement and the representative of Mission Bay under the Mission Bay Acquisition Agreement, the Company is not aware of any environmental condition with respect to the Hotels that could have had a material adverse effect on the Company's financial condition or results of operations. No assurances can be given, however, that
(i) the Phase I environmental assessments undertaken with respect to the Hotels have revealed all potential environmental liabilities, (ii) any prior owner or operator of the real property on which the Hotels are located did not create any material environmental condition not known to the Company, or (iii) a material environmental condition does not otherwise exist as to any one or more Hotels. Pursuant to the Contribution and Assumption Agreement and Mission Bay Acquisition Agreement, AAG and the Partners of Mission Bay, respectively, represented to the Company that, except as disclosed in the Phase I environmental assessments for certain of the Hotels, they have no knowledge or reason to believe hazardous substances exist in or on the Hotels. As previously noted, pursuant to the Percentage Leases, the Lessee has agreed to comply with applicable

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environmental regulations.  However, in the event that the Company is held liable for costs and expenses in connection with a site clean-up or in connection with ACMs, and the Company is unable to enforce or obtain recoveries under the indemnity provisions of the Percentage Leases, the Contribution and Assumption Agreement, and the Mission Bay Acquisition Agreement, as the case may be, such costs and expenses could have a material adverse effect on the Company's ability to make distributions to its Shareholders.

EMPLOYEES

     The Company expects to employ one person as of the completion of the Offering, who will not be represented by a union.

COMPETITION

     The hotel industry is highly competitive. All of the Hotels are located in developed areas. There are numerous other hotel properties within the market area of each Initial Hotel. The number of competitive hotel properties in an area could have a material and adverse effect on the rental market for the room units at each Initial Hotel and the rates which may be charged for such room units. In addition, the Hotels must compete for occupants with new hotels in the area that have not yet opened as of the date of this Prospectus.

DEPRECIATION

     In exchange for Common Stock, the Company (i) acquired a 100% interest in the Initial Hotels and (ii) will acquire a 100% interest in the Acquisition Hotel. To that extent, the Company's initial basis in the Hotels for federal income tax purposes generally is or will be equal to the value of the stock at the time it was issued by the Company. The Company plans to depreciate such depreciable hotel property for federal income tax purposes under either the modified accelerated cost recovery system of depreciation ("MACRS") or the alternative depreciation system of depreciation ("ADS"). The Company plans to use MACRS for fixtures and equipment. Under MACRS, the Company generally will depreciate such fixtures and equipment over a seven-year recovery period using a 200% declining balance method and a half-year convention. If, however, the Company places more than 40% of its fixtures and equipment in service during the last three months of a taxable year, a mid-quarter depreciation convention must be used for the fixtures and equipment placed in service during that year. The Company plans to use ADS for buildings and improvements over a 40-year recovery period using a straight line method and a mid-month convention. For financial statement purposes, the Company intends to use the straight-line method of depreciation over the remaining estimated useful lives of all assets acquired.

LEGAL PROCEEDINGS

     The Company has a very short operating history and is not currently a party to any legal proceedings. Under the Contribution and Assumption Agreement and the Mission Bay Acquisition Agreement, AAG and the Partners of Mission Bay, respectively, have represented to the Company that there are no condemnation, eminent domain or other actions, suits or proceedings involving the Hotels, except for certain real estate taxation disputes, certain matters covered by insurance maintained by AAG and Mission Bay and certain immaterial matters not covered by such insurance. The Company is not aware of any legal proceeding affecting the Hotels for which it might potentially become liable.

INSURANCE

     Pursuant to the Percentage Leases, the Lessee will be obligated to pay the costs of insurance maintained on the Hotels covering commercial general liability for injury to property, person or loss of life arising out of the ownership, use, occupancy or maintenance of the Hotels, commercial property liability for damage to the improvements, merchandise, trade fixtures, fixtures, equipment and personal property, workers' compensation benefits, alcoholic beverage and liquor liability, business interruption and other losses customarily insured by businesses similar to the Company. Based on its past experience in obtaining similar insurance policies on the Initial Hotels, the Acquisition Hotel, and numerous other hotel properties, management believes that the coverages specified in the Percentage Leases are consistent with industry practice.

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REGULATORY MATTERS

     GENERAL

     Hotel properties are subject to various laws, ordinances and regulations, including regulations relating to recreational facilities such as swimming pools, activity centers and other common areas. Based on its inspection and evaluation of the Hotels, the Company believes that each Initial Hotel has the necessary permits and approvals required to enable the Lessee to operate the Hotels in the manner contemplated by the Percentage Leases.

     AMERICANS WITH DISABILITIES ACT

     The hotel properties must comply with Title III of the ADA to the extent that such properties are "public accommodations" and/or "commercial facilities" as defined by the ADA. Under the public accommodations provisions of the ADA, the Company as owner of the hotel properties, will be obligated to reasonably accommodate the patrons of the hotel properties who have physical, mental or other disabilities. This will include the obligation to remove architectural and communication barriers at the hotel properties when doing so is "readily achievable." In addition, under the commercial facilities provisions of the ADA, the Company will be obligated to ensure that alterations to the hotel properties made after January 26, 1992, conform to the specific requirements of the ADA implementing regulations. Noncompliance could result in the imposition of fines, injunctive relief, and an award of damages and attorneys' fees. The Lessee generally is obligated to remedy any ADA compliance matters pursuant to the Percentage Leases. However, if required changes were to involve significantly greater expenditures or expenditures on a more accelerated basis than is currently anticipated, the ability of the Lessee to pay rent could be adversely affected which in turn could adversely affect the Company's ability to make the Target Distribution to its Shareholders. Currently, the Company believes that the Hotels are in compliance with the ADA in all material respects.

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              FORMATION TRANSACTIONS AND OTHER RELATED TRANSACTIONS

OVERVIEW

     The Formation Transactions will result in the ownership of the Acquisition Hotel by the Company. The Company acquired the Initial Hotels pursuant to the Contribution and Assumption Agreement. The Company will acquire the Acquisition Hotel pursuant to the Mission Bay Acquisition Agreement. The Company will elect REIT status effective January 1, 1996. The Company will enter five Percentage Leases with the Lessee leasing each of the Hotels to the Lessee.

AAG ACQUISITION

     On March 31, 1995, the Hatfield Affiliates transferred the Hatfield Note in the amount of $1,805,675 to AAG. Thereafter, on April 1, 1995, AAG assigned the Hatfield Note and transferred the Initial Hotels to the Company, in exchange for which the Company issued 100 Initial Shares of Common Stock to the AAG Partners representing 100% of the equity interest in the Company. The AAG Partners are:
i) Guy and Dorothy Hatfield as Trustees of Trust dated 5/24/78 and Amended 8/12/87, owning 86.8% of AAG; ii) Scott Jeffrey Hatfield, who owns 6% of AAG;
iii) Julia Hatfield King, who owns 6% of AAG; and iv) All American Group, Inc., a Delaware corporation, who owns 1.2% of AAG and is the general partner of AAG.

     The Hatfield Note is a secured promissory note in the amount of $1,805,675 dated March 31, 1995, which, following its assignment on April 1, 1995 to the Company, obligates the Hatfield Affiliates to make interest and principal payments to the Company. Until the consummation of the Hatfield Note Amendments, the Hatfield Note (i) provides for quarterly interest payments at 10% per annum, (ii) is secured by an interest in real property which has an appraised value in excess of the value of the Hatfield Note, (iii) pursuant to the Pledge Agreement, is secured by a pledge of 26.2 of the 100 Initial Shares of the Company, and (iv) provides for a balloon principal payment on March 31, 2000. However, upon the close of the Formation Transactions, the terms of the Hatfield Note and its supporting documents will be amended. See "Formation Transactions -- The Hatfield Note Amendments."

     Pursuant to the Contribution and Assumption Agreement, the fair value of the Initial Shares received by the Hatfield Affiliates was $6.9 million. The historical carrying value of the net assets contributed to the Company by AAG was approximately ($1,712,000). Accordingly, the difference between the fair value of the Company's Initial Shares received by the Hatfield Affiliates and the net asset deficit of the Company resulting from the contribution of assets to the Company was approximately $8,612,000. This $8,612,000 is referred to as the "Hatfield Affiliates' Contribution Gain".

MISSION BAY ACQUISITION

     In late 1995, the Company will acquire the Acquisition Hotel pursuant to the "Mission Bay Acquisition Agreement". The Mission Bay Limited Partners will receive 281,000 shares of Class A Common Stock (assuming no Dissenting Partners) of Common Stock from the Company in consideration for Mission Bay's transfer of the Acquisition Hotel. (The 281,000 shares of Class A Common Stock will be reduced by the shares of Class A Common Stock attributable to the Dissenting Partners.) The closing of the Mission Bay Acquisition is conditioned upon the closing of the Public Offering.

PUBLIC OFFERING

     Upon the closing of the Mission Bay Acquisition, the Company will issue 500,000 shares of Class A Common Stock in a Public Offering at a gross sales price of $10 per share. In connection with such Public Offering, the Company will employ the Underwriter to place said shares of Class A Common Stock. See "Miscellaneous -- Underwriting." The Company anticipates that the total sales commission and other expenses associated with such sale will equal 10% of the gross sales proceeds. Accordingly, the Company anticipates that the Public Offering will generate net proceeds to it of $4.5 million. The Public Offering, in its present form, is conditioned upon the closing of the Mission Bay Acquisition. However, the Company anticipates that, in the event the Mission Bay Limited Partners do not approve of the Mission Bay Acquisition, the Company will institute a public offering where the Company owns only the Initial Hotels.

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THE ADVISOR AND THE ADVISORY AGREEMENT

     The Advisor is Host Funding Advisors, Inc., a Delaware corporation. The Advisor was incorporated in June, 1994. Ian Gardner-Smith owns 100% of the stock in the Advisor. The three directors of the Advisor are Michael S.
McNulty, Ian Gardner-Smith, and Don W. Cockcroft.   Mr. Gardner-Smith will be
Chief Executive Officer, Vice President, and Secretary of the Advisor. Mr. McNulty will serve as the Advisor's President and Treasurer. The Advisor's principal office is located at 7825 Fay Avenue, Suite 250, La Jolla, California 92037.

     Upon the closing of the Offering, the Company will enter into the Advisory Agreement with the Advisor. Pursuant to the Advisory Agreement, the Advisor will provide information, advice, assistance, and facilities to the Company in connection with the Company's future investment in hotel properties. Additionally, the Advisor will administer the daily operations of the Company, negotiate on the Company's behalf, act as agent for the Company in collecting funds and paying debts, and generally manage and operate the Company. In consideration for such services, the Company will pay to the Advisor an annual base fee of $30,000 payable quarterly, plus if and when the market value of the Company's real property and/or loans secured by real property equals or exceeds $35,000,000, then the Company shall pay to the Advisor, for services rendered under this Agreement, an annual percentage fee equal to 1.25% of the total market value of all real property and/or loans secured by real property owned by the Company at the time of payment. Additionally, the Company shall fully reimburse the Advisor for any and all third party professional expenses. However, during the first three years of the Advisory Agreement, if, for any such year, the distributions per share of the Class A Common Stock of the Company are equal to an amount less than $22.75 per quarter, the Company shall only be obligated to pay the Advisor fifty percent (50%) of the fees. During the fourth year of the Agreement and all years thereafter, if the distributions per share of the Class A Common Stock of the Company are equal to an amount less than $22.75 per quarter, then the Company shall pay the Advisor fifty percent (50%) of the fees in cash and fifty percent (50%) of the fees in stock of the Company; otherwise, the Company shall pay the entire amount of the fee to the Advisor in cash. The Advisory Agreement may be terminated by either the Company or the Advisor on 60 days written notice.

THE ACQUISITION CO. AND THE POST-FORMATION ACQUISITION AGREEMENT

     The Acquisition Co. is Host Acquisition Group, a Delaware limited liability company. Ian Gardner-Smith is the President and Treasurer of the Acquisition Co. Michael S. McNulty will serve as the Vice President and Secretary of the Acquisition Co. Mr. Gardner-Smith owns 99% of the membership interest in the Acquisition Co. and Paul K. Richey owns 1%. Mr. Gardner-Smith is Manager of the Acquisition Co. The Acquisition Co. was formed on October 1, 1995. Upon closing of the Offering, the Company will enter into the Post-Formation Acquisition Agreement with the Acquisition Co.

     Pursuant to the Post-Formation Acquisition Agreement, the Acquisition Co. will manage, coordinate, and supervise the Company's acquisition program for the acquisition of additional hotel properties. The Acquisition Co. will have authority to negotiate for and prepare acquisition documentation for the Company's acquisition of additional hotel properties. In exchange for such services, the Company will pay in shares of Class A Common Stock the Acquisition Co. six percent (6%) of the gross purchase price of any hotel properties acquired by the Company during the term of the Post-Formation Acquisition Agreement. The Company's Common Stock will be valued at its then current value (i.e. last traded) for purposes of this agreement. The Post-Formation Acquisition Agreement may be canceled by the Company on sixty (60) days notice within the first six months of its existence.

THE LESSEE

     GENERAL

     The Lessee is a newly formed Delaware limited liability company. Crossroads Hospitality Company, a Delaware limited liability company, ("Crossroads Parent") is the Manager of the Lessee and owns 75% of the voting interests and a 99% interest in the profits, losses and distributions of the Lessee. IHC Member Corporation, a Delaware corporation, ("IHCM") owns 25% of the voting interests and a 1% interest in the profits, losses and distributions of the Lessee. Interstate Hotels Corporation, a Pennsylvania corporation, ("Interstate") owns 75% of the voting interests and a 99% interest in the profits,

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losses, and distributions of Crossroads Parent.  IHCM owns 25% of the voting interests and a 1% interest in the profits, losses, and distributions of Crossroads Parent.

     Milton Fine is Chairman of the Board and Chief Executive Officer of Interstate and IHCM. W. Thomas Parrington, Jr. is President and Chief Operating Officer of Interstate and IHCM. Robert L. Froman is Executive Vice-President of Interstate and IHCM. J. William Richardson is Executive Vice-President and Chief Financial Officer of Interstate and IHCM. Marvin Droz is Senior Vice-President, General Counsel, and Secretary of Interstate and IHCM. Timothy Q. Hudak is Assistant Secretary of Interstate and IHCM. 100% of Interstate and IHCM is owned by Milton Fine and his Affiliates.

     Interstate manages more than 95 upscale hotels and 35 resorts nationwide, including numerous Marriott hotels and resorts. Crossroads Parent is an affiliate of Interstate Hotels and manages over 50 hotels nationwide. The Lessee was created in response to requests from financial institutions and private investors for superior provision of management services for mid-market full service and limited service hotel properties. The Lessee will operate the Hotels pursuant to the Percentage Leases. See "The Percentage Leases."

     Crossroads Parent, the parent of the Lessee, operates over 50 hotels nationwide. Under the Percentage Leases, the Lessee generally is required to perform all operational functions necessary to operate the Hotels. Such functions include accounting, periodic reporting, ordering supplies, advertising and marketing, maid service, laundry, and maintenance. The Lessee is entitled to all profits and cash flow from the Hotels after payment of Base Rent, Percentage Rent, Impositions, Additional Charges, the Capital Expenditure Reserve Account monthly deposits, and other operating expenses under the Percentage Leases.

     The Company must rely on the Lessee to generate sufficient cash flow from the operation of the Hotels to enable the Lessee to meet its obligations under
the Percentage Leases.   The Lessee will have only nominal assets in addition to
its rights and benefits under the (i) franchise licenses, and (ii) Percentage Leases. The Lessee's obligations under the various Percentage Leases will be secured by a guaranty set forth in the Master Agreement. See "The Percentage Leases -- Master Agreement."

THE HATFIELD NOTE AMENDMENTS

     As a part of the Formation Transactions, the terms of the Hatfield Note and its supporting documents will be amended. The financing agreement entered into by and between the Hatfield Affiliates and the Company effective April 1, 1995 (the "Financing Agreement") will be amended so that upon the closing of the Formation Transactions, the obligation of the Hatfield Affiliates to maintain real property security for the Hatfield Note shall terminate along with all other duties and obligations under the Financing Agreement. However, such termination is expressly conditional on the delivery by Guy and Dorothy Hatfield of an unconditional guarantee of the Hatfield Note. The Hatfield Note itself will be amended so that upon the closing of the Formation Transactions, the interest rate on the Hatfield Note shall increase from 10% to 12%. The Pledge Agreement will be amended so that upon the closing of the Formation Transactions, the shares of stock pledged by the Hatfield Affiliates shall no longer constitute the 26.2 fractional shares of the Initial Shares previously pledged by the Hatfield Affiliates, but rather shall constitute the 140,000 shares of Class B Common Stock and 140,000 shares of Class C Common Stock of the Company which the Hatfield Affiliates will receive as part of the Offering. Collectively these amendments are referred to as the "Hatfield Note Amendments".

BENEFITS TO HATFIELD AFFILIATES

     As a result of the Formation Transactions and the Offering, certain officers and employees of the Company, AAG, and the Lessee will receive the following benefits:

     - the Hatfield Affiliates' Contribution Gain of approximately $8,612,000 will be realized by the Hatfield Affiliates in the Formation Transactions;

     - the net proceeds of the Public Offering will be used in part to pay off approximately $3,750,000 of debt

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     which the Mr. Hatfield and his Affiliates have personally guaranteed;

     - the Common Stock of the Company received by the Hatfield Affiliates will be more liquid than their prior equity interests in the Company;

     - the Company's Common Stock which the Hatfield Affiliates will possess after the Formation Transactions will constitute nearly a majority of voting rights.


BENEFITS TO MISSION BAY LIMITED PARTNERS AND AFFILIATES

     As a result of the Formation Transactions, the Mission Bay Limited Partners and Affiliates of Mission Bay will receive the following benefits, among others:

     - the Common Stock of the Company received by Mission Bay Limited Partners pursuant to the Mission Bay Acquisition Agreement will be more liquid than their prior equity interests in Mission Bay;

ADVANTAGES AND DISADVANTAGES OF THE FORMATION TRANSACTIONS

     ADVANTAGES

     There are several advantages to the Formation Transactions, such as: (i) they afford the Shareholders the opportunity to obtain liquidity and take advantage of the currently favorable public market valuation of REIT equity securities in a transaction that generally will not result in current federal income tax liability, (ii) they give the Company a diverse portfolio of hotel properties thereby reducing the dependence of Shareholders on the performance of any single asset or group of assets.

     The structure being proposed by the Company in the Formation Transactions will permit formation of a business entity that (i) allows a high degree of flexibility in the operation of the Company through the Advisor, (ii) permits the long-range goal of achieving liquidity for the Mission Bay Limited Partners, and (iii) allows the combination of the Hotels with the over 50 hotel properties throughout the United States operated and managed by Crossroads Parent (parent company of the Lessee) that will make a material contribution to growth of cash available for distribution.

     DISADVANTAGES

     The Formation Transactions may have certain disadvantages for Shareholders who acquire shares of Common Stock in the Formation Transactions including:

     Conflict of Interest: As a result of the Formation Transactions, Mr. McNulty, the Chief Executive Officer and President of the Company, who is also the President of the Advisor, may be subject to a conflict of interest. Additionally, Mr. Hatfield owns interests in a limited number of hotel properties which are not being acquired by the Company may be subject to a conflict of interest.

     Costs of Transaction: The aggregate expenses of the Formation Transactions are expected to be approximately $500,000.

     Dilution: Events occurring after the Offering may cause dilution of the Company's shares of Common Stock.

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                              ALLOCATION OF SHARES

EXCHANGE VALUE OF SHARES

     The Exchange Value of the Class A Common Stock , the Class B Common Stock, and the Class C Common Stock which will be utilized in the Formation Transactions will be $10 per share.


APPRAISED VALUE BASIS OF EXCHANGE VALUE

     The Exchange Value for the Company's net equity and for the net equity of Mission Bay has been based on the appraised values as of December 1, 1994 together with the book value of the other financial assets of such entities.


PER SHARE PRICE OF PUBLIC OFFERING

     While the purchasers of the shares of Class A Common Stock in the Public Offering will pay $10 per share, the costs associated with the Public Offering will reduce the estimated net proceeds of the Company to approximately $9 per Share. Accordingly, the Company will realize net proceeds of approximately $4.5 million from the Public Offering.

                                       87

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                                VOTING PROCEDURES

DISTRIBUTION OF SOLICITATION MATERIALS

     This Prospectus, together with the accompanying Transmittal Letter, the Partner Consent (the Transmittal Letter and the Partner Consent are referred to collectively as the "Consent Form," forms of which are attached hereto at Appendix A), constitute the Solicitation Materials being distributed to the Partners to obtain their votes "for" or "against" Mission Bay's approval of the Mission Bay Acquisition.

     In order to approve the Mission Bay Acquisition, (i) the Partners of Mission Bay holding either all or more than 50% of the outstanding limited partner interests, and (ii) the general partner of Mission Bay must approve the Mission Bay Acquisition. Each Partner, therefore, should complete and return the Consent Form before the expiration of the Solicitation Period. The Solicitation Period is the time period during which the Partners may vote "for" or "against" the Mission Bay Acquisition. The Solicitation Period will commence upon the delivery of the Solicitation Materials to the Partners (on or ABOUT _________, 1995) and will continue until the later of (a) _________, 1995 (a date not less than 30 calendar days from the initial delivery of the Solicitation Materials) or (b) such later date as may be selected by the Company and as to which notice is given to the Partners. At its discretion, the Company may elect to extend the Solicitation Period. Under no circumstances will the Solicitation Period be extended beyond December 31, 1995. Any Consent Form received by the information agent (the "Information Agent") prior to 11:59 p. m. Pacific time on the last day of the Solicitation Period will be effective provided that such Consent Form has been properly completed and signed.

     If you have interests in more than one capacity (e.g., (i) as husband and wife, (ii) individually, (iii) in trust, or (iv) in an IRA), you will receive a separate Consent Form for each capacity.

     The Consent Form consists of four parts. The first part is the Transmittal Letter, which highlights the procedures for completing the Consent Form. For a more detailed discussion of these procedures, see "--Voting Procedures and Consents" and "Completion Instructions" below. The second part (the Partner Consent) seeks your consent to the Mission Bay Acquisition and certain related matters (including any amendment to the Mission Bay Partnership Agreement, as required).

     PARTNERS WHO RETURN A SIGNED CONSENT FORM BUT FAIL TO INDICATE THEIR APPROVAL OR DISAPPROVAL WILL BE DEEMED TO HAVE VOTED TO APPROVE.

        Consent of a Partner for (i.e., a vote "for") constitutes approval of the Mission Bay Acquisition and all the transactions contemplated in the Formation Transactions.

NO SPECIAL MEETINGS

     Mission Bay has not scheduled a special meeting of its Partners to discuss the Solicitation Materials or the terms of the Mission Bay Acquisition. Members of the Company's management (and their Affiliates) and the Information Agent intend to solicit actively the support of the Partners for the Mission Bay Acquisition and, subject to applicable federal and state securities laws, hold informal meetings with Partners, answer questions about the Mission Bay Acquisition and the Solicitation Materials and explain the reasons for the recommendation that Partners vote to approve the Mission Bay Acquisition.

REQUIRED VOTE

     The Company has conditioned Mission Bay's approval of the Mission Bay Acquisition upon the approval by Partners holding either all or more than 50% of the outstanding limited partner interests and the approval of the general partner of Mission Bay.

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VOTING PROCEDURES AND CONSENTS

     Only Partners of record as of September 30, 1995 will receive notice of and be entitled to vote with respect to, the Mission Bay Acquisition. However, if Mission Bay partnership interests are transferred after the record date but before the expiration of the Solicitation Period, and the holders of the transferred interests are admitted as substitute limited partners of Mission Bay, such substitution will terminate the right of the prior holder of the interests to vote in the Mission Bay Acquisition, and any votes as to the transferred interests must be made by the substitute limited partner. The Solicitation Materials will be sent to the substitute limited partners along with notice of their admission as substitute limited partners in Mission Bay.

     The second part of the Consent Form includes a Partner Consent to be used by each Partner in casting has votes "for" or "against" the Mission Bay Acquisition. The Partner may mark the proxy card ("Proxy Card") to vote "for," "against" or "abstain" as to his or her participation in the Mission Bay Acquisition. A Partner electing to vote "for" participation in the Mission Bay Acquisition must vote with respect to the interests owned by the Partner in Mission Bay.

     A PARTNER WHO SUBMITS A SIGNED PROXY CARD BUT FAILS TO MAKE ONE OR MORE OR THE THREE ELECTIONS REQUIRED BY THE PROXY CARD WILL BE DEEMED TO HAVE VOTED "FOR" THE MISSION BAY ACQUISITION. IF THE PROXY CARD IS UNDATED, YOUR SIGNATURE WILL BE AUTHORITY FOR THE COMPANY TO ENTER THE DATE OF RECEIPT.

     CONSENT OF A PARTNER (I.E., A VOTE "FOR") CONSTITUTES APPROVAL OF THE MISSION BAY ACQUISITION AND ALL THE TRANSACTIONS CONTEMPLATED IN THE FORMATION TRANSACTIONS.

     Any questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal (if permitted) of the Proxy Cards will be determined by the Information Agent, whose determination will be final and binding. The Information Agent reserves the absolute right to reject any or all Proxy Cards that are not in proper form or the acceptance of which, in the opinion of the Information Agent's counsel, would be unlawful. Unless waived, any irregularities in connection with the Proxy Cards must be cured within such time as the Information Agent shall determine. Neither the Company nor the Information Agent shall be under any duty to give notification of defects in such Proxy Cards or shall incur liabilities for failure to give such notification. The delivery of the Proxy Cards will not be deemed to have been made until such irregularities have been cured or waived.

COMPLETION INSTRUCTIONS

     Each Partner is requested to complete and execute each part of the Consent Form in accordance with the instructions contained therein. Once you have completed the Proxy Card, sign and date it on the signature pages. If you have questions regarding the Proxy Card or how to fill it out, you may call Elaine Ruff at (619) 226-1212.

     For the Proxy Card to be effective, each Partner must deliver the executed Consent Form at any time prior to 11:59 p m. Pacific time on ____________, 1995 to the Information Agent at the following address:

                         Grosvenor Hospitality Group, Inc.
                         Attn:  Information Agent
                         3145 Sports Arena Boulevard
                         San Diego, CA 92110

     A self-addressed stamped envelope for return of the Proxy Card has been included with the Solicitation Materials. The Consent Forms will be effective only upon actual receipt by the Information Agent at the address specified above. The method of delivery of the Consent Form to the Information Agent is at the election and risk of the Partner, but if such delivery is by mail, it is suggested that Partners use certified or registered mail return receipt requested and that the mailing be made sufficiently in advance of ____________, 1995 to permit delivery to the Information Agent on or before ____________, 1995.

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WITHDRAWAL OR CHANGE OF VOTE

     Consents given by Limited Partners in the form of consent form accompanying this Prospectus and Proxy Statement will, when executed and delivered to the General Partner, be revocable by written notice to the General Partner until such time as unrevoked consents are received from Limited Partners holding more than 50% of the outstanding Mission Bay Limited Partnership interests. Accordingly, the action would be approved and the right of revocation automatically will terminate, upon receipt of unrevoked consents from Mission Bay Limited Partners holding more than 50% of the outstanding Mission Bay Limited Partnership interests.

FINAL CASH DISTRIBUTION BY MISSION BAY

     As part of the Mission Bay Acquisition, Participating Partners will receive a final distribution from Mission Bay of all excess cash. Excess cash shall equal the excess of current assets (excluding cash) over current liabilities plus the cash on hand at the time of the close of the Mission Bay Acquisition.

SOLICITATION AND TABULATION OF CONSENTS BY INFORMATION AGENT

     The Information Agent will use its best efforts to solicit Partners to approve the Mission Bay Acquisition. The Information Agent also will be responsible for receipt of the Proxy Cards. The Information Agent and the Company's CPA -- William H. Ling -- will tabulate the Proxy Cards. The final voting tabulation will be made available upon request after the expiration of the Solicitation Period.

SPECIAL REQUIREMENTS FOR CERTAIN PARTNERS

     Some Partners are entities rather than individuals, such as estates, trusts, corporations, limited partnerships and general partnerships. With respect to Consent Forms received on behalf of any such entity, the Company may elect, at its option, to require that each Consent Form be accompanied by evidence (which may include an opinion of counsel acceptable to the Company) that such entity has met all requirements of its governing instruments, such as applicable partnership agreements, and is authorized to execute such Consent Form under the laws of the jurisdiction in which such entity was organized.

DISSENTERS' RIGHTS

     The Mission Bay Acquisition has been structured to afford Dissenting Partners the dissenters' rights contained the recently enacted California legislation which is known as the Thompson-Killea Limited Partnership Protection Act of 1992 (the "Thompson-Killea Act"). The Thompson-Killea Act requires that the Dissenting Partners receive the appraised value of their Interest in Mission Bay in the form of cash, freely tradeable securities or secured or unsecured debt instruments satisfying certain statutory requirements. The Company is satisfying this requirement by offering Dissenting Partners the right to receive the appraised value of their interests in Mission Bay (adjusted for outstanding indebtedness) (the "Adjusted Appraised Value") in the form of cash (up to an aggregate of $140,500, subject to increase by the Company in its sole discretion). The Mission Bay Acquisition has also been structured to comply with the other protections afforded in the Thompson-Killea Act.

     A Dissenting Partner who perfects his or her dissenter's rights with respect to Mission Bay as described below will be entitled to receive its allocable percentage of the Adjusted Appraised Value of Mission Bay, if Mission Bay approves the transaction. The effect of such perfection of dissenter's rights with respect to Mission Bay is that the Company purchases the Dissenting Partner's Interest in Mission Bay. The estimated value of the shares of Class A Common Stock (at $10 per share) and the Excess Cash to be received by each Participating Partner of Mission Bay equals the Adjusted Appraised Value of Mission Bay (i.e., the amount that would be applied to a Dissenting Partner's allocated portion determined in accordance with the distribution provisions of the partnership agreement).

     In the event a Partner of Mission Bay elects to exercise his or her right to dissent, such Partner must do the following to perfect his or her rights as a Dissenting Partner:

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

     - The Dissenting Partner must file a written request with the Company at 7825 Fay Avenue, Suite 250, La Jolla, California 92037, attention: Michael S. McNulty, Dissenters' Rights, prior to the earlier of (i) the date such Dissenting Partner's completed Consent Form is received by the Company, and (ii) the expiration of the Solicitation Period. The request must state the interests owned in Mission Bay for which the Dissenting Partner is requesting dissenters' rights. Only persons who vote against the Mission Bay Acquisition with respect to their interests can be Dissenting Partners. NEITHER THE DELIVERY OF A CONSENT FORM DIRECTING A VOTE AGAINST THE MISSION BAY ACQUISITION NOR A FAILURE TO VOTE FOR THE MISSION BAY ACQUISITION CONSTITUTES A WRITTEN REQUEST FOR DISSENTERS' RIGHTS.

     If Mission Bay approves the Mission Bay Acquisition, and the other conditions of the Formation Transactions are satisfied so that the Mission Bay Acquisition closes, then a Dissenting Partner who requests dissenters' rights will be sent a check within 30 days following the closing of the Mission Bay Acquisition for his or her interests in the amount as determined above.



     LIMITED PARTNERS WISHING TO EXERCISE THEIR DISSENTERS' RIGHTS ARE CAUTIONED THAT FAILURE TO FOLLOW THE ABOVE PROCEDURES PRECISELY MAY RESULT IN THE LOSS OF DISSENTERS' RIGHTS.

COMPLIANCE WITH AND APPROVAL FROM FEDERAL AND STATE AUTHORITIES

     The Mission Bay Acquisition will not be completed if any moratorium on transactions of its type are imposed by federal, state or regulatory authorities or if any federal or state blue sky or securities authority imposes any restriction upon or prohibits any aspect of the transactions contemplated by the Formation Transactions, which in the judgment of the Company, renders the Formation Transactions undesirable or impractical.

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

           COMPARISON OF OWNERSHIP OF MISSION BAY INTERESTS AND SHARES

     The information below highlights a number of the significant differences between Mission Bay and the Company relating to, among other things, form of organization, investment objectives, policies and restrictions, asset diversification, capitalization, management structure compensation and fees, and investor rights, and compares certain legal rights associated with the ownership of Mission Bay partnership Interests, and Class A Common Stock, respectively. These comparisons are intended to assist the Mission Bay Limited Partners in understanding how their investments will be changed if, as a result of the Mission Bay Acquisition, their Mission Bay Limited Partner Interests are exchanged for Class A Common Stock. Following some of the captioned sections is a summary discussion of the expected effects of the Mission Bay Acquisition upon Partners receiving Class A Common Stock in exchange for their Interests. THIS DISCUSSION IS SUMMARY IN NATURE AND DOES NOT CONSTITUTE A COMPLETE DISCUSSION OF THESE MATTERS, AND PARTNERS SHOULD CAREFULLY REVIEW THE BALANCE OF THIS PROSPECTUS/CONSENT SOLICITATION STATEMENT, THE MISSION BAY PARTNERSHIP AGREEMENT AND THE FORM OF CHARTER OF THE COMPANY FILED AS AN EXHIBIT TO THE APPLICATION FOR ADDITIONAL IMPORTANT INFORMATION.

     The following discussion primarily refers to the rights, privileges and obligations of the Limited Partners in Mission Bay which is a California limited partnership. As used herein, the term "Partnership Agreement" means the limited partnership agreement of Mission Bay, as amended.

FORM OF ORGANIZATION AND PURPOSE

     MISSION BAY Mission Bay is a limited partnership which was organized under the laws of the State of California in 1987. Mission Bay was formed to acquire a parcel of land in San Diego, California, to construct and operate a hotel thereon, and to sell the hotel property within 6 to 10 years. Mission Bay has been treated as a partnership for federal income tax purposes.

     COMPANY The Company is a Maryland corporation. The Company will own five hotels. The Company intends to qualify as a REIT under the Code and to operate as an externally managed REIT with its assets managed by the Advisor.

     COMPARISON Mission Bay is a limited partnership organized under California law. The Company is a Maryland corporation. For tax purposes, the Company intends to qualify as a REIT under the Code.

LENGTH OF INVESTMENT

     MISSION BAY An investment in Mission Bay is a finite life investment with the Partner to receive regular cash distributions out of Mission Bay's net operating income and to receive cash distributions upon liquidation of Mission Bay's real estate investments. Mission Bay's term of existence (as stated in the Partnership Agreement) expires on December 31, 2026.

     COMPANY The Company has a perpetual term and intends to continue its operations for an indefinite time period. The Company has no specific plans for disposition of the assets acquired through Formation Transactions or those that may be subsequently acquired. To the extent the Company sells or refinances its assets, the net proceeds therefrom generally will be retained by the Company for working capital and new investments rather than being distributed to Shareholders in the form of distributions. In contrast to Mission Bay, the Company will constitute a vehicle for taking advantage of future investment opportunities that may be available in the real estate markets.

     COMPARISON Mission Bay is structured to dissolve when the assets of Mission Bay are liquidated. In contrast, Shareholders of the Company are expected to achieve liquidity of their investments by trading the Class A Common Stock in the secondary market, and the Company will generally reinvest the proceeds of asset dispositions, if any, in new property or other appropriate investments consistent with the Company's objectives.

                                       92

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PROPERTIES AND DIVERSIFICATION

     MISSION BAY The investment portfolio of the Mission Bay consists of one Hotel property. The Mission Bay Partnership Agreement provides that the exclusive purpose of the partnership is to acquire, improve, hold, operate, deal with and/or sell a specific property, and does not allude to the possibility of other ventures. Consequently, without unanimous consent of the Partners, Mission Bay is limited in its ability to expand its investment portfolios.

     COMPANY As a result of the Formation Transactions, the Company will own five hotels and it intends to acquire additional hotel properties.

     COMPARISON The investment portfolio of Mission Bay consists of one hotel property. Through the Formation Transactions, and through additional investments that may be made from time-to-time, the Company intends to create an investment portfolio substantially larger and more diversified than the individual portfolio of Mission Bay.

PERMITTED INVESTMENTS

     MISSION BAY Mission Bay is authorized to acquire, develop, improve, own and operate its real property as an investment for income-producing purposes.

     COMPANY Under its Charter, the Company may engage in any lawful activity permitted by the General Corporation Law of Maryland. Consequently, the may purchase or lease income-producing properties for long-term investment, expand and improve the properties presently owned, or sell such properties, in whole or in part, when it deems appropriate. However, the Company may not take any action which could adversely affect the ability of the Company to qualify as a REIT. As to hotel properties, the REIT qualification rules require that the Company lease the hotels to a third party lessee.

     COMPARISON Mission Bay has concentrated its investments solely in one hotel property. The Company intends initially to limit its investments primarily to similar properties. However, other than restrictions relating to the protection of the Company's REIT status, the Company is not restricted under its Charter from diversifying its portfolio to protect the value of its assets or diversifying as a prudent hedge against the risk of having all its investments limited to a single asset group.

ADDITIONAL EQUITY

     MISSION BAY The Mission Bay Partnership Agreement generally is silent as to the authority of Mission Bay to issue equity securities other than the limited partner interests ("Mission Bay Partnership Interests") already issued to Partners. However, under California limited partnership law applicable to Mission Bay, with the consent of all Partners, Mission Bay may issue additional partnership interests in the circumstances of the admission of an additional limited partner.

     COMPANY The Board of Directors may issue, in its discretion, additional equity securities consisting of Common Stock or any other class of capital stock (which may be classified and issued as a variety of equity securities, including one or more classes of common or preferred stock, in the discretion of the Board of Directors), provided that the total number of shares issued does not exceed the authorized number of shares of capital stock set forth in the Company's Charter. The Company expects to issue approximately 1.5 million shares of its Common Stock in the Formation Transactions. The Company does not have any current plans to issue additional Class A Common Stock or other equity securities.

     COMPARISON Unlike Mission Bay, the Company has substantial flexibility to raise equity, through the sale of additional common stock to finance the business and affairs of the Company

BORROWING POLICIES

     MISSION BAY Generally, Mission Bay is authorized to borrow funds for the acquisition and development of real estate and to obtain loans required for Partnership purposes.

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

     COMPANY The Company is permitted to borrow, on a secured or unsecured basis, funds to finance its business, without any Charter limitations.

     COMPARISON In conducting its business, the Company may incur indebtedness to the extent deemed appropriate by the Board of Directors.

OTHER INVESTMENT RESTRICTIONS

     MISSION BAY The Mission Bay Partnership Agreement provides that the exclusive purpose of the Partnership is to acquire, improve, hold, operate, deal with, and/or sell a specific property, thereby imposing a general restriction on the partners' authority to make additional investments outside the specific property. Aside from the general restrictions contained in the business purpose provisions, however, the Partnership Agreement also prohibits the Partnership from making investments and entering into transactions with its partners.

     COMPANY   Neither the Company's Charter nor its Bylaws impose any
restrictions upon the types of investments of the Company, except that under the Charter, the Board of Directors is prohibited from taking any action that would terminate the Company's REIT status, unless a majority of the Shareholders vote to terminate such REIT status. The Company's Charter and Bylaws do not impose any restrictions upon dealings between the Company and directors, officers and Affiliates thereof. Applicable corporate law, however, requires that the material facts of the relationship, the interest and the transaction must (1) be disclosed to the Board of Directors and approved by the affirmative vote of a majority of the Disinterested Directors; (2) be disclosed to the Shareholders and approved by the affirmative vote of a majority of the disinterested Shareholders; or (3) be in fact fair and reasonable. In addition, the Company has adopted a policy which requires that all contracts and transactions between the Company and directors, officers or Affiliates thereof must be approved by the affirmative vote of a majority of the Disinterested Directors and a majority of the Independent Directors.

     COMPARISON Aside from the general restrictions in business purpose provisions, the Mission Bay Partnership Agreement implicitly limits the investments as well as Mission Bay's ability to enter into transactions with interested persons. The Charter and Bylaws of the Company contain no restrictions limiting the types of investments that may be made except those investments which would terminate the Company's REIT status. Maryland law requires disclosure of transactions with directors, officers and Affiliates and the Company has adopted a policy requiring approval of such transactions by a majority of either Disinterested Directors or its Shareholders.

MANAGEMENT CONTROL

     MISSION BAY Under the Mission Bay Partnership Agreement, the general partner is, subject to certain narrow limitations, vested with all management authority to conduct the business of the Partnership, including authority and responsibility for overseeing all executive, supervisory and administrative services rendered to the Partnership. Under the Partnership Agreement, the Limited Partners have no right to participate in the management and control of the Partnership and have no voice in its affairs except for certain limited matters that may be submitted to a vote of the Limited Partners under the terms of the Partnership Agreement. In general, the Limited Partners may remove a general partner upon the affirmative vote of a majority.

     COMPANY The Board of Directors will have exclusive control over the Company's business and affairs subject only to the restrictions in the Charter and Bylaws. The Board of Directors is classified into three classes of directors. At each annual meeting of the Shareholders, the successors of the class of directors whose terms expires at that meeting will be elected. The policies adopted by the Board of Directors may be altered or eliminated without a vote of the Shareholders. Accordingly, except for their vote in the elections of directors, Shareholders will have no control over the ordinary business policies of the Company. The Board of Directors cannot change the Company's policy of maintaining its status as a REIT, however, without the approval of the Shareholders.

     COMPARISON Because a portion of the Board of Directors will be elected each year by the Shareholders at the Company's annual meeting, the Shareholders will have greater control over the management of the Company than the Limited

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Partners have over Mission Bay.

FIDUCIARY DUTIES

     MISSION BAY In Mission Bay, the general partner is accountable as a fiduciary to the Partnership and is required to operate the business for the benefit of all members and to not do any act detrimental to the best interests of the Partnership. However, the Mission Bay Partnership Agreement generally allows the general partner to conduct independent activities which may be competitive with the business of the Partnership.

     COMPANY Under Maryland law, the directors must perform their duties in good faith, in a manner that they reasonably believe to be in the best interests of the Company and with the care of an ordinarily prudent person in a like position. Directors of the Company who act in such a manner will generally not be liable to the Company for monetary damages arising from their activities.

     COMPARISON In both Mission Bay and the Company, the general partner of the Partnership, and the Board of Directors of the Company, respectively, owe fiduciary duties to their constituent parties. Some courts have interpreted the fiduciary duties of the Board of Directors in the same way as the duties of a general partner in a limited partnership. Other courts, however, have indicated that the fiduciary obligations of a general partner to the limited partners are greater than those that a director owes to stockholders. Therefore, although it is unclear whether, or to what extent, there are differences in such fiduciary duties, it is possible that the fiduciary duties of the directors of the Company to the Shareholders may be less than those of the general partners of the Partnership to the Limited Partners of the Partnership.

MANAGEMENT LIABILITY AND INDEMNIFICATION

     MISSION BAY As a matter of California law, the general partners have liability for the payment of Partnership obligations and debts, unless limitations upon such liability are expressly stated in the instrument or document evidencing the obligation. In general, the Partnership Agreement provides that the general partner will not be liable to the partnership or its Limited Partners for any loss suffered by the partnership which arises out of any action or inaction of the general partner if the general partner, in good faith, determines that such course of conduct was in the best interest of the Partnership and such course of conduct did not constitute fraud, negligence or misconduct of the general partner. In addition, the Partnership Agreement indemnifies the general partner for any losses, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with the Partnership, provided that the same were not the result of fraud, negligence or misconduct on the part of the general partner, and provided further, that the general partner determines, in good faith, that such course of action was in the best interest of the Partnership.

     COMPANY The Company's Charter provides that the liability of the Company's directors and officers to the Company and its Shareholders for money damages is limited to the fullest extent permitted under Maryland law. The Charter and state law provide broad indemnification to directors and officers and indemnify any person who is, or any personal representative of a deceased person who was, a director or officer of the Company against any judgments, penalties, settlements and reasonable expenses.

     COMPARISON The general partner in the Partnership generally has limited liability to the Partnership for acts or omissions undertaken by it when performed in good faith, in a manner reasonably believed to be within the scope of its authority and in the best interests of the Partnership. In some cases, the general partner of the Partnership also has, under specified circumstances, a right to be reimbursed for liability, loss, expenses and amounts incurred by such general partner by virtue of serving as general partner. Although the standards are expressed somewhat differently, there are similar limitations upon the liability of the Directors and officers of the Company when acing on behalf of the Company and upon the rights of such persons to seek indemnification from the Company. The Company believes that the scope of the liability and indemnification provisions in the Company's Charter and Bylaws, while similar to those contained in the Partnership Agreement, provides greater protection against claims for personal liability against the Company's Directors and officers than the protection afforded to the general partner under the Partnership Agreement.

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ANTITAKEOVER PROVISIONS

     MISSION BAY In Mission Bay, changes in management can be effected only by removal of the general partner. The Limited Partners have a right to vote on the removal of the partnership's general partner. In addition, due to transfer restrictions in the Mission Bay Partnership Agreement, the general partner may restrict transfers of the interests of Limited Partners. Under the Partnership Agreement, an assignee of a limited partner interest may not become a substitute limited partner, entitling him to vote on a matter that may be submitted to the Limited Partners for approval, unless the general partner consents to such substitution. The general partner may exercise these rights of approval to deter, delay or hamper attempts by persons to acquire a majority interest in the Partnership.

     COMPANY The Charter and Bylaws of the Company contain a number of provisions that may have the effect of delaying or discouraging an unsolicited proposal for the acquisition of the Company or the removal of incumbent management. These provisions include, among others, (1) a classified Board of Directors, (2) authorized capital stock that may be classified and issued as a variety of equity securities in the discretion of the Board of Directors, including securities having superior voting rights to the Common Stock, (3) restrictions on business combinations with persons who acquire more than a certain percentage of Common Stock, (4) a requirement that directors may be removed with or without cause only by a vote of at least two-thirds of the outstanding Common Stock, and (5) provisions designed to avoid concentration of share ownership in a manner that would jeopardize the Company's status as a qualified real estate investment trust under the Code.

     COMPARISON Certain provisions of the Mission Partnership Agreement and the Charter and Bylaws of the Company could be used to deter attempts to obtain control of the Partnership, and the Company, in transactions not approved by the general partners of the Partnership, or the Board of Directors, respectively.

VOTING RIGHTS

     MISSION BAY Generally, under the Partnership Agreement and applicable California law, the Limited Partners, have voting rights only as to major partnership transactions (e.g., amendment of the Partnership Agreement, sale of all the assets of, dissolution of or merger of the partnership). Otherwise, all decisions relating to the operation and management of the Partnership are made by the general partner.

     COMPANY The Company will be managed and controlled by a Board of Directors consisting of three classes having staggered terms of office. Each class is to be elected by the Shareholders at annual meetings of the Company. Maryland law requires that certain major corporate transactions, including most amendments to the Charter, may not be consummated without the approval of Shareholders holding two-thirds of the outstanding voting stock, but permits the Charter to provide for a lesser vote requirement, but not less than a majority of the outstanding shares entitled to vote. The Company's Charter provides for a majority vote with respect to most matters, with certain exceptions in which a two-thirds vote is required. Subject to the provisions of the Company's Charter regarding Excess Stock and to matters discussed under "Description of Capital Stock -- Special Statutory Requirements for Certain Transactions -- Control Share Acquisition Statute," all shares of Class A Common Stock, Class B Common Stock, and Class C Common Stock will have one vote, and the Charter permits the Board of Directors to classify and issue capital stock in one or more classes having voting power which may differ from that of the Class A Common Stock.

     COMPARISON The Limited Partners of the Partnership have only limited voting rights. The Shareholders of the Company will have voting rights that permit them to elect the Board of Directors and to approve or disapprove certain major corporate transactions.

The following is a comparison of the voting rights of the Limited Partners of the Mission Bay and the Shareholders of the Company as they relate to certain major transactions.

     VOTE REQUIRED TO AMEND THE PARTNERSHIP AGREEMENT OR THE CHARTER

     MISSION BAY A majority vote of the Limited Partners may amend the Partnership Agreement, provided that the general

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partner must consent to such amendment if the amendment adversely affects the general partner.

     COMPANY Amendments to the Company's Charter must be approved by the Board of Directors and by the vote of at least a majority of the votes entitled to be cast at a meeting of Shareholders, except that an amendment of the provisions relating to the classified Board of Directors, the power to remove directors, the amendment of Bylaws, preemptive rights, indemnification and limitation of liability, and the share ownership limits designed to maintain qualified REIT status must be approved by a two-thirds vote, and any provision, the amendment of which would jeopardize the Company's REIT status for tax purposes, or adding cumulative voting in the election of directors requires for adoption the approval of holders of two-thirds of the votes entitled to be cast. An amendment relating to termination of REIT status requires a majority vote of Shareholders.

     COMPARISON The Shareholders of the Company will have significantly fewer rights to authorize and approve amendments to the Charter and Bylaws of the Company (the "Governing Documents") than do the Limited Partners with respect to the Mission Bay Partnership Agreement.

     VOTE REQUIRED TO DISSOLVE MISSION BAY PARTNERSHIP OR THE COMPANY

     MISSION BAY The Partnership Agreement requires a vote of holders of greater than 50% of the Interests, to dissolve the Partnership.

     COMPANY Under the Charter, the Board of Directors must obtain approval of holders of a majority of the outstanding Common Stock in order to voluntarily dissolve the Company.

     COMPARISON The Limited Partners' rights to vote to dissolve the Partnership are relatively similar to the corresponding rights of the Shareholders of the Company.


     VOTE REQUIRED TO SELL ASSETS

     MISSION BAY The Mission Bay Partnership Agreement provides that a majority vote of the Limited Partners is necessary to approve or disapprove a sale of the Partnership's assets, once such sale has been approved and proposed by the general partner.

     COMPANY Under the Charter, the Board of Directors is required to obtain approval of a majority of the outstanding shares of Common Stock in order to sell all or substantially all the assets of the Company.

     COMPARISON The Partnership Agreement provides that a sale of all or substantially all the assets of the Partnership requires the consent of the general partner. Under the Partnership Agreement, the sale of all or substantially all the assets of the Partnership also requires a majority consent of the Limited Partners. In the case of the Company, the Board of Directors must obtain the consent of a majority of Shareholders in order to sell all or substantially all the assets of the Company.

     VOTE REQUIRED TO MERGE

     MISSION BAY The Partnership Agreement is silent as to merger. Under California law applicable to the Partnership Agreement, the Partnership and the other business entity which desires to merge must approve an agreement of merger. The agreement must be approved by the general partner and the principal terms of the agreement must be approved by a majority in Interest of each class of Limited Partners.

     COMPANY Under the Charter, the Board of Directors is required to obtain approval of a Shareholders holding a majority of the votes entitled to be cast on the matter in order to merge or consolidate the Company.

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     COMPARISON  Limited Partners have voting rights to approve or disapprove a merger of the Partnership which are similar to the corresponding rights of the Shareholders of the Company.

COMPENSATION, FEES AND DISTRIBUTIONS

     MISSION BAY Generally, under the Partnership Agreement, the general partner receives no compensation for its services, except fees it receives for services provided to the Partnership pursuant to a management agreement. However, the general partner has the same rights to distributions according to its partnership interest as the Limited Partners. The general partner also receives reimbursement for expenses incurred by it for the benefit of the Partnership.

     COMPANY The directors of the Company will receive compensation for their services as described herein under "Management."

     COMPARISON Under the Partnership Agreement, fees, distributions and reimbursements are payable to the general partner and its Affiliates. The directors of the Company will receive compensation for their services as described herein under "Management."


LIABILITY OF INVESTORS

     MISSION BAY Under the Partnership Agreement and California law, the liability of Limited Partners for the Partnership's debts and obligations is limited to the amount of their investment in the Partnership together with an interest in undistributed income, if any. The Interests are fully paid and nonassessable. Under the Partnership Agreement and California law, the general partner is jointly liable for the debts and obligations of the Partnership.

     COMPANY Under Maryland law, Shareholders are not personally liable for the debts or obligations of the Company. The Class A Common Stock, Class B Common Stock, and the Class C Common Stock upon issuance, will be fully paid and nonassessable.

     COMPARISON The personal liability of the Shareholders of the Company for the debts and obligations of the Company is comparable to that of the Limited Partners in the Partnership.

NATURE OF INVESTMENT

The following compares certain of the investment attributes and legal rights associated with the ownership of Interests by Limited Partners and shares of Class A Common Stock by Shareholders of the Company.

     MISSION BAY The Interests of the Partnership constitute equity interests entitling each Partner to his pro rata share of cash distributions made to the Partners of the Partnership. The Partnership generally maintains a policy of long-term ownership for current cash flow and long term appreciation. The Partnership Agreement specifies how the cash available for distribution, whether arising from operations or sales or refinancing, is to be shared among the general and Limited Partners. The distributions payable to the Partners are not fixed in amount and depend upon the operating results and net sale or refinancing proceeds available from the disposition of the Partnership's assets.

     COMPANY The shares of Class A Common Stock constitute equity interests in the Company. Each stockholder will be entitled to his pro rata share of any distributions paid with respect to the Common Stock except that the shares of Class B Common Stock and Class C Common Stock are subordinated to a Target Distribution of $0.91 annually on the shares of Class A Common Stock. The distributions payable to the stockholders are not fixed in amount and are only paid if, when and as declared by the Board of Directors. The Company generally intends to retain and reinvest proceeds of the sale of property or excess refinancing proceeds in its business. In order to qualify as a REIT, the Company must distribute at least 95% of its taxable income (excluding capital gains), and any taxable income (including capital gains) not distributed will be subject to corporate income tax.

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     COMPARISON  The Interests, and the shares of Class A Common Stock each represent equity interests entitling the holders thereof to participate in the growth and income of the Partnership, and the Company, respectively. The Partnership and the general partner are required to distribute available cash and proceeds of sales to Partners. In the Company, distributions of available cash and proceeds payable with respect to the shares of Class A Common Stock are payable in the discretion of the Board of Directors. The Company intends to reinvest proceeds of any sale of property and refinancing. Thus, Shareholders will not be able to realize upon their investments through distributions of sale and refinancing proceeds as in the Partnership. Instead, Partners will be able to realize upon their investments primarily through the sale of Class A Common Stock of the Company received upon exchange of their Interests.

POTENTIAL DILUTION OF PAYMENT RIGHTS

     MISSION BAY Because generally the Partnership may issue additional equity securities only in narrow circumstances and only upon the unanimous consent of the Partners, there is little chance for dilution of the Limited Partners' share of cash available for distribution.

     COMPANY The Board of Directors may issue, in its discretion, additional Class A Common Stock and have the authority to issue from the authorized capital stock a variety of other equity securities of the Company with such powers, preferences and rights as the Board of Directors may at the time designate. The issuance of additional shares of either Common Stock or other similar equity securities beyond the Class A Common Stock to be issued in the Formation Transactions, may result in the dilution of the interests of the Shareholders.

     COMPARISON The Limited Partners are not subject to dilution of their distributive shares with respect to cash available for distribution. The Shareholders will be subject to potential dilution if the Board of Directors, in its discretion, decides to issue additional Class A Common Stock. Furthermore, the Board of Directors will have the authority to issue from the authorized capital stock a variety of other equity securities, which may subject Shareholders to additional dilution.

LIQUIDITY

     MISSION BAY The transfer of the Limited Partner's Interests is subject to a number of restrictions imposed by the Partnership Agreement which are designed in part to preserve the tax status of the Partnership as a "partnership" under the Code. The transferee of a Limited Partner's Interest does not have the right to become a substitute Limited Partner (entitling such person to vote on matters submitted to a vote of the Limited Partners of the Partnership) unless, among other things, such substitution is approved by the general partner of the Partnership.

     COMPANY The shares of Class A Common Stock will be freely transferable once registered under the Securities Act. The shares of Common Stock are expected to be listed on the American Stock Exchange, and the Company expects a public market for the Class A Common Stock to develop. The breadth and strength of this secondary market will depend among other things, upon the number of shares outstanding, the Company's financial results and prospects, the general interest in the Company's and other real estate investments, and the Company's distribution yield compared to that of other debt and equity securities.

     COMPARISON One of the primary objectives of the Mission Bay Acquisition is to provide increased liquidity to the Limited Partners. The shares of Class A Common Stock are expected to be listed on the American Stock Exchange and there is expected to be a public market for the Class A Common Stock following the Formation Transactions. The breadth of such market cannot yet be determined, but it is expected that the market for such shares of Class A Common Stock will be significantly broader than the current market, if any, for the Interests held by the Limited Partners.

TAXATION

     MISSION BAY The Partnership is not subject to federal income taxes. Instead each partner in the partnership includes its allocable share of the partnership's taxable income or loss in determining such Partner's individual federal income tax liability. The maximum effective federal tax rate for individuals under current law is 39.6%

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     COMPANY  The Company will elect to be taxed as a REIT.  So long as it qualifies as a REIT, the Company will be permitted to deduct distributions paid to its shareholders, which effectively will reduce the "double taxation" that typically results when a corporation earns income and distributes that income to its shareholders in the form of distributions.

PASSIVE VS. PORTFOLIO

     MISSION BAY As to the Limited Partners, income and loss from the Partnership generally is subject to the "passive activity" limitations. Under the "passive activity" rules, income and loss from the Partnership generally can be offset against income and loss from other investments that constitute "passive activities."

     COMPANY Distributions paid by the Company to its shareholders will be treated as "portfolio" income and cannot be offset with losses from "passive activities."

BENEFITS FROM DEPRECIATION

     MISSION BAY Cash distributions from the Partnership are not taxable to a Partner except to the extent they exceed a Partner's basis in its interest in the Partnership. Because of depreciation dedications, in many cases the cash distributed to a Limited Partner in a particular year will exceed the Limited Partner's share of the taxable income of the Partnership for that year, with the result that such excess cash is not currently taxable to such Limited Partner.

     COMPANY Distributions made by the Company to its taxable domestic Shareholders out of current or accumulated earnings and profits will be taken into account by them as ordinary income. Distributions that are designated as capital gains dividends generally will be taxed as long-term capital gains. Distributions in excess of current or accumulated earnings and profits will be treated as a nontaxable return of basis to the extent of a stockholder's adjusted basis in its shares of Class A Common Stock, with the excess taxed as capital gain.

REPORTING PROCEDURES

     MISSION BAY Each year, Partners receive a Schedule K-1 tax form containing detailed tax information for inclusion in preparing their federal income tax returns.

     COMPANY Each year, the Shareholders will receive Form 1099 used by corporations to report dividends and distributions paid to their shareholders.

STATE TAXATION

     MISSION BAY Partners are required in some cases to file state income tax returns and/or pay state income taxes in the state in which the Partnership owns property, even if they are not residents of that state.

     COMPANY Shareholders who are individuals generally will not be required to file state income tax returns and/or pay state income taxes outside of their state of residence with respect to the Company's operations and distributions (although it is possible that the State of California or other states may seek to impose tax on nonresidents with respect to distributions to nonresidents). The Company may be required to pay state income taxes in certain states.

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           POLICIES AND OBJECTIVES WITH RESPECT TO CERTAIN ACTIVITIES

OVERVIEW OF POLICIES AND OBJECTIVES

     The following is a discussion of the Company's policies with respect to investment, financing, real estate mortgages, and certain other activities. The policies with respect to these activities have been determined by the Board of Directors of the Company and may be amended or revised from time to time at the discretion of the Board of Directors without a vote of the Shareholders of the Company, except that (i) changes in certain policies with respect to conflicts of interest must be consistent with legal requirements, (ii) certain policies with respect to competition are imposed pursuant to contracts that cannot be amended without the consent of all parties thereto, and (iii) the Company cannot take any action intended to terminate its qualification as a REIT without the approval of the holders of a majority of the outstanding shares of Common Stock.

INVESTMENT POLICIES

     INVESTMENT IN REAL ESTATE OR INTERESTS IN REAL ESTATE

     In addition to the Hotels, the Company intends to acquire equity interests in other hotel properties. Additional acquisitions could be made directly or involve other entities controlled by the Company. The Company's investment objective is to increase cash available for distribution to Shareholders. The Company intends to pursue this objective by acquiring additional hotel properties that meet the Company's investment criteria and by contracting to have the equity interests of the Hotels and other subsequently acquired hotel properties, managed efficiently and effectively.

     The Company intends to consider investments in hotel properties which meet one or more of the following criteria:

     - Relatively stable operating histories and reasonable bases of commercial business.

     - Nationally franchised, well-maintained properties with preference given to economy, limited service hotels such as Super 8, Hampton Inn, and Comfort Inn.

     - Properties in attractive locations which, after renovation, would qualify for a franchise which the Company believes will strengthen the acquired hotel's competitive position.

     - Purchase prices, which, coupled with the elimination or significant reduction of debt, may allow the Company to realize the attractive profitability.

     -         Geographic diversity with general emphasis throughout the United
               States.

     The Company's present policy is to not invest in luxury properties or resorts. Such policies may be changed from time to time by the Company's Board of Directors. There can be no assurance that the Company will be able to acquire hotels which meet its investment criteria.

     INVESTMENTS IN OTHER ENTITIES

     The Company also may participate with other entities in property ownership, through joint ventures or other types of co-ownership. Equity investment may be subject to existing mortgage financing and other indebtedness which may have priority over the equity interest of the Company.

     INVESTMENTS IN REAL ESTATE MORTGAGES

     While the Company will emphasize equity real estate investments, it may, in its discretion, invest in mortgage and other real estate interest, including securities of other REITs. The Company does note presently intend to invest in mortgages or


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securities of other REITs.  The Company may invest in participating or convertible mortgages if it concludes that it may benefit from the cash flow or any appreciation in the value of the subject property. Such mortgages are similar to equity participation.

FINANCING POLICIES

     The Company's Charter does not limit the Company's ability to incur indebtedness. Accordingly, borrowings may be incurred through the Company. Indebtedness incurred by the Company may be in the form of bank borrowings, secured and unsecured, and publicly and privately placed debt instruments. Indebtedness incurred by the Company may be in the form of purchase money obligations to the sellers of properties, publicly or privately placed debt instruments, financing from banks, institutional investors or other lenders, any of which indebtedness may be unsecured or may be secured by mortgages or other interests in the property owned by the Company. Such indebtedness may be recourse to all or any part of the property of the Company, or may be limited to the particular property to which the indebtedness relates. The proceeds from any borrowings by the Company may be used for the payment of distributions or dividends, working capital, to refinance existing indebtedness or to finance acquisitions or expansions of properties.

     If the Board of Directors determines to raise additional equity capital, the Board has the authority, without Shareholder approval, to issue additional shares of Common Stock in any manner (and on such terms and for such consideration as it deems appropriate, including in exchange for property). Existing Shareholders have no preemptive rights to purchase shares issued in any offering, and any such offering might cause a dilution of a Shareholder's investment in the Company.

     The Company may make investments other than as previously described, although it does not currently intend to do so.

CONFLICT OF INTEREST POLICIES

     The Company has entered into the Non-Competition Agreement with Guy and Dorothy Hatfield with respect to the ownership and operation of hotel properties throughout the United States by the Hatfield Affiliates. The Non-Competition Agreement provides that during the five (5) year term of the agreement, the Hatfield Affiliates shall not own, operate, or manage any hotel property within a five (5) mile radius of any hotel property owned by the Company, with the exception of the Hatfield Inn located in Sikeston, Missouri.

     The Company's Board of Directors is subject to provisions of Maryland law designed to address conflicts of interest. There can be no assurance, however, that these policies and provisions or the agreements always will be successful in eliminating the influence of such conflicts. If they are not successful, decisions could be made that fail to reflect fully the interests of all the Shareholders.

     ARM'S-LENGTH NEGOTIATIONS

     Pursuant to the law of Maryland, where the Company is incorporated, all contracts and transactions between the Company and a director or any entity in which the director has a material financial interest must (i) be approved by the affirmative vote of the directors not having such an interest ("Disinterested Directors") or by the affirmative vote of the majority of votes cast by disinterested stockholders, or (ii) be in fact fair and reasonable to the Company. Such transactions include, but are not limited to, the provision of management or other services by the Company to properties or entities which Messrs. McNulty and/or Gardner-Smith, or their Affiliates have an interest but which are not owned by the Company; the acquisition or sale of properties by the Company from or to Messrs. McNulty and/or Gardner-Smith or their Affiliates; or the provisions of services to the Company by entities owned or controlled directly or indirectly by Messrs. McNulty and/or Gardner-Smith. The Company has adopted a policy which requires that all contracts and transactions between the Company, on the one hand, and a director or executive officer of the Company or any entity in which such director or executive officer has a material financial interest, on the other hand, must be approved by the affirmative vote of a majority of the Disinterested Directors and a majority of the Independent Directors.

     BUSINESS OPPORTUNITIES/ LACK OF NONCOMPETITION ARRANGEMENTS

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     Pursuant to the law of Maryland, each director is obligated to offer to the
Company any business opportunity (with certain limited exceptions) that comes to him and that the Company could reasonable be expected to have an interest in pursuing. Messrs. McNulty and Gardner-Smith will not be subject to a covenant not to compete with the Company. Accordingly, subject to the business opportunities limitations discussed above, Messrs. McNulty and Gardner-Smith will not be prohibited from rendering services to or owning an interest in (directly or indirectly, whether as an advisor, principal, agent, partner, officer, director, employee, stockholder, associate, or consultant to) any person, partnership, corporation, or any other business entity, which is competitive, directly or indirectly, with any business carried on, directly or indirectly, by the Company.

LIMITATION OF LIABILITY AND INDEMNIFICATION

     CHARTER AND BYLAWS PROVISIONS

     The Company's Charter limits the liability of the Directors and officers to the maximum extent that Maryland law permits. Any amendment to the Charter or Bylaws provisions which provide otherwise shall not apply to any act or failure to act which occurred prior to such amendment.

     MARYLAND LAW -- LIMITATIONS OF LIABILITY AND INDEMNIFICATION

     The MGCL permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Company's Charter contains such a provision which eliminates such liability to the maximum extent permitted by the MGCL.

     The Company's Charter authorizes it, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer or (b) any individual who, while a director of the Company and at the request of the Company, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The Bylaws of the Company obligate it, to the maximum extent permitted by Maryland Law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer who is made a party to the proceeding by reason of his service in that capacity or (b) any individual who, while a director of the Company and at the request of the Company, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity. The Charter and Bylaws also permit the Company to indemnify and advance expenses to any person who served a predecessor of the Company in any of the capacities described above and to any employee or agent of the Company or a predecessor of the Company.

     The MGCL requires a corporation (unless its charter provides otherwise, which the Company's Charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation. In addition, the MGCL requires the Company, as a condition to advancing expenses, to obtain (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the Company as

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authorized by the Bylaws and (b) a written statement by or on his behalf to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that the standard of conduct was not met.

POLICIES WITH RESPECT TO OTHER ACTIVITIES

     The Company has authority to offer shares of its Common Stock or other securities and to repurchase or otherwise reacquire its shares of Class A Common Stock or any other securities and may engage in such activities in the future. The Company expects to issue shares of Common Stock to holders of limited partnership interests in Mission Bay upon the completion of the Mission Bay Acquisition. Except for the Initial Shares of Common Stock issued in connection with the formation of the Company, the Company has not issued shares of Common Stock or any other securities to date. The Company has no outstanding loans to other entities or persons, including its officers and Directors. The Company may in the future make loans to joint ventures and partnerships in which it participates in order to meet working capital needs. The Company has not engaged in trading, underwriting or sale of securities of other issuers, nor has the Company invested in the securities of other issuers. The Company intends to make investments in such a way that it will not be treated as an investment company under the Investment Company Act of 1940.

     At all times, the Company intends to make investments in such a manner consistent with the requirements of the Code so that the Company will qualify as a REIT unless, because of changing circumstances or changes in the Code (or in Treasury Regulations), the Company's Board of Directors, with the consent of a majority of the Shareholders, determines that it is no longer in the best interests of the Company to qualify as a REIT.

WORKING CAPITAL RESERVES

     The Company will maintain working capital reserves in amounts that the Board of Directors determines to be adequate to meet normal contingencies in connection with the operation of the Company's business and investments.

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                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The Company's Board of Directors consists of five members, three of whom are Independent Directors. The Board of Directors is divided into three classes. The term of each class of directors is three years except that the initial term of the Class I director is one year and the initial term of the Class II director is three years. The Company has four executive officers and no employees. Certain information regarding the Directors and executive officers of the Company is set forth below.

                                                                   Director
Name                                    Position                   Class
----                                    --------                   -----
Michael S. McNulty         President, Treasurer, and Director      Class III
Michael P. Fedynyshyn      Vice-President and Secretary            N/A
Don W. Cockcroft           Independent Director                    Class II
William Birdsall           Independent Director                    Class I
Guy E. Hatfield            Non-Independent Director
Charles R. Dunn            Independent Director

     Michael S. McNulty, 47, is President of the Company and has extensive experience in the Real Estate Law. In 1973, he received his J.D. from Southern Methodist University. In May, 1977, Mr. McNulty joined the real estate development company of a multi-national family with business interests in various countries. In that period, Mr. McNulty was responsible for developing partnerships for investments in over thirty real estate projects with gross investments exceeding $200,000,000. Since 1985, Mr. McNulty has been self-employed and has directed numerous financial reorganizations. In 1987, he served as a consultant to the Herbert Hunt family. Mr. McNulty represented United Inns, Inc., in a $60,000,000 debt restructure. From 1990 to 1993, he assisted other clients in various debt restructures involving over $400,000,000 in debt. In 1994, Mr. McNulty prepared due diligence materials, coordinated due diligence efforts, and met with potential suitors when the majority shareholder family of United Inns, Inc., decided to sell its interests. In November, 1994, a group introduced by Mr. McNulty purchased the shares. According to BUSINESS WEEK, page 156, (December 26, 1994 issue), United Inns, Inc. was the best performing NYSE stock in 1994. Mr. McNulty is President and director of a controlling venturer in a Napa Valley based winery. Mr. McNulty was elected President and Treasurer of the Company effective September 1, 1995.

     Guy E. Hatfield, age 61, has been President of All American Group, Inc., a Delaware corporation, since 1989. Mr. Hatfield earned a Bachelor of Science degree from Bradley University in 1955 and shortly thereafter, enlisted in the U.S. Navy where he eventually served as a Lieutenant Commander. In 1962, Mr. Hatfield graduated with a Juris Doctorate from University of San Diego. From 1962 to 1965, Mr. Hatfield was Senior Partner of Hatfield & Wasserman, a law firm specializing in Real Estate law. From 1965 to 1968, Mr. Hatfield was President of Guy Hatfield Homes a real estate development company that built 940 single family homes. From 1968 to 1973, he was President and Chairman of the Board of Empire Equities, Inc., a public corporation that was a conglomerate composed of six title offices and three mortgage offices. From 1973 to 1979, Mr. Hatfield was President and Owner of All American Development Company, which built 3,250 single family homes. From 1980 to 1982, he was President and Chairman of the Board of a computer manufacturing company by the name of Itron, Inc., a publicly held company whose shares were traded on the NASDAQ. Mr. Hatfield was Assistant Convention Manager of the 1984 Republican National Convention. Also in 1984, Mr. Hatfield was a Committee Member of the Committee of the 50th American Presidential Inaugural Guaranty Fund. From 1984 to 1989, Mr. Hatfield was Chairman of the Board and Chief Executive Officer of Motels of America, Inc., a corporation which built and managed 107 Super 8 motels and had gross annual sales of $80,000,000. Currently, Mr. Hatfield is President of Hatfield Inns, Inc., a corporation which owns and manages five motels and has annual sales of $2,600,000.

     Michael P. Fedynyshyn, age 37, is an attorney at law, licensed to practice in the State of California since 1986. Mr. Fedynyshyn specializes in Hospitality law. He is a member of the San Diego Convention and Visitors Bureau and the San Diego Hotel & Motel Association. From December, 1993 to January, 1995, Mr. Fedynyshyn was Head of a hospitality

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group, consisting of four attorneys.  From July, 1992 to December, 1993, Mr.
Fedynyshyn was senior partner in a law firm specializing in Commercial law, Insolvency law, and Hospitality law. From May, 1985 to July, 1992, Mr. Fedynyshyn was a partner in a law firm that specialized in Commercial Law, Insolvency Law, and Corporate Law. The Company believes that Mr. Fedynyshyn's extensive knowledge and experience in the hospitality industry will contribute positively to the Company. Mr. Fedynyshyn was elected Vice-President and Secretary of the Company effective September 1, 1995.

     Don W. Cockcroft, 55, joined United Inns, Inc., in the early 1960's. Mr. Cockcroft occupied a variety of positions in his over 25 years with United Inns, Inc. Eventually, he became Chairman of the Board and President of United Inns, Inc. He resigned from these positions upon the recent purchase of United Inns, Inc., by Hampstead, Ltd. United Inns, Inc. was traded on the New York Stock Exchange and in 1994 it achieved the New York Stock Exchange's largest percentage gain. Mr. Cockcroft's duties with United Inns, Inc. included asset development, acquisitions, dispositions, and debt restructure. United Inns, Inc. was the initial franchisee of Holiday Inns and also opened the initial Hampton Inn in Jackson, Mississippi and Atlanta, Georgia. Mr. Cockcroft is currently an Independent Director of the Company.

     William Birdsall, 46, is President of Birdsall & Co., a real estate investment and finance firm located in Del Mar, California. Before starting at Birdsall & Co. in 1993, Mr. Birdsall was Chairman and CEO of the Price REIT, a public company which he co-founded with Mr. Sol Price and took public in 1991 in the form of a Real Estate Investment Trust trading on NASDAQ. Mr. Birdsall has been involved with real estate development since 1978. He was Chief Operating Officer of Estes Properties, Inc., where he was responsible for operations of the Lowes Ventana Canyon Resort and Golf Club in Tucson, Arizona, a 2000-acre planned community and resort hotel. From 1982 through 1987 he was Senior Vice President of Real Estate for Ramada, Inc., the international hotel chain. Prior to 1978, he served as legal counsel to the Interior Committee of the U.S. House of Representatives and as an Assistant Attorney General for the State of Arizona where he specialized in environmental legislation and enforcement. He now serves on the Scripps Memorial Hospitals Foundation Board and is a member of the Young Presidents Organization, Arizona Bar Association, Urban Land Institute, and International Council of Shopping Centers.

     Charles R. Dunn, age 49, is Founder and Chief Executive Officer of Hospitality Concepts, established in July of 1988. Hospitality Concepts provides accounting and consulting services to the lodging and restaurant industry in the Southwestern United States. Clients are located in California, Nevada, Arizona, New Mexico, and Texas. Services range from financial statement production, budgeting and related planning, to system design and consulting. Prior to July 1988, Mr. Dunn was Controller for the San Diego Princess Hotel, a 450 room, full-service convention facility and resort located in San Diego, California. Mr. Dunn graduated from Washington State University with a B.A. degree in Hotel Administration.

     Ian Gardner-Smith, 58, has been continually involved in capital formation for over thirty years. He is the Founder of Hotel Mortgage Resources, Inc., a Delaware corporation, and has served as the Chief Executive Officer of Hotel Mortgage Resources since 1993. From 1988 to 1993, he was the sole stockholder of Southwest Motel Equities Corporation, a motel management company. He is a Co-Founder of Motels of America and served as that company's Vice President of Finance from 1985 to 1988. Prior to that, he spent seventeen years with various New York Stock Exchange firms and participated in numerous capital formation activities as Chief Financial Officer. Mr. Gardner-Smith is the sole shareholder of Host Funding Advisors and the 99% owner of Host Funding Acquisition, LLC. He is a graduate of United States International University with a B.A. degree in Business Administration.

MANAGEMENT OF THE ADVISOR

     Initially, Mr. McNulty will be the only salaried employee of the Advisor. Pursuant to the Company's plan to operate as an externally managed REIT, Mr. McNulty is President of the Advisor and will receive a substantial portion of the $30,000 cash paid to the Advisor by the Company pursuant to the Advisory Agreement as compensation for his services and duties performed as the sole employee and President of the Advisor.

AUDIT COMMITTEE

     The Audit Committee consists of the two Independent Directors. The Audit Committee makes recommendations


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concerning the engagement of independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of the Company's internal accounting controls.

COMPENSATION COMMITTEE

     The Compensation Committee consists of the two Independent Directors. The Company has not previously compensated its executive officers and does not plan to compensate such officers while the Advisory Agreement is in effect. The Company anticipates terminating the Advisory Agreement when its asset base reaches a size which renders it more cost effective to employ Company employees to perform management functions than to retain the Advisor. Subsequent to such termination, the compensation paid to the officers and employees shall be commensurate with their position and determined with reference to compensation paid to similarly situated employees and officers of companies which are deemed by the Compensation Committee to be comparable to the Company.

     The Company may from time to time form other committees as circumstances warrant. Such committees will have authority and responsibility as delegated by the Board of Directors.

COMPENSATION OF DIRECTORS

     The Company intends to pay to its Independent Directors an annual fee of $6,000 during its first year of operation. Directors who are employees of the Company will not be paid any directors' fees. In addition, the Company will reimburse directors for travel expenses incurred in connection with their activities on behalf of the Company. Immediately after consummation of the Formation Transactions, the Company will sell to three Directors of the Company, 10,000 shares of Common Stock at a price per share equal to $10 per share (i.e., the per share price of the shares of Common Stock in the Public Offering). The purchase price will be paid by them through delivery of a five year promissory note executed in favor of the Company by each purchaser, which shall bear interest, payable quarterly, at a fixed rate equal to 7% per annum. The shares of Common Stock purchased by each Independent Director will be pledged to the Company to secure payment of the $100,000 promissory note, which shall be non-recourse to the maker. Principal payments on the note will be 2% per year. In addition, the Company has agreed to forgive the promissory notes issued in exchange for the shares of Common Stock (i) in increments of 18% of the principal amount per annum for each year that the maker remains a director of the Company, and (ii) upon the death, disability, or resignation of the Director (except for a voluntary resignation or failure to serve). Accordingly, after five years the notes will be satisfied. In addition, as a class, the Directors, shall be granted similar stock purchase rights for 0.5% of the value of subsequent public issuances of the Company's Stock.

     The stock purchase rights would grant the Independent Directors the right to acquire in the aggregate 0.5% of subsequent issuances of the Company's Common Stock at the offering price of such shares with the consideration for such shares payable by a 100% non-recourse note, with principal payments of 2% per year and 18% of the principal forgiven each year the maker remains a director of the Company.

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                             PRINCIPAL SHAREHOLDERS

     The following table sets forth the beneficial ownership of shares of Class A Common Stock, Class B Common Stock, and Class C Common Stock upon consummation of the Formation Transactions for (1) each person who is expected to hold more than a 5% interest in the Company, (2) directors of the Company, (3) the executive officers, and (4) the directors and executive officers of the Company as a group. Unless otherwise indicated in the footnotes, all such interests are owned directly, and the indicated person or entity has sole voting and investment power (or shares with spouse). The "Percentage of all Shares" represents the number of shares of Class A Common Stock the person is expected to hold immediately after the Formation Transactions as a percentage of the total number of shares of Class A Common Stock to be outstanding immediately after the Formation Transactions. The table assumes the following ownership:

Name and Address of                         Number of Shares      Percentage of
 Beneficial Owner                           Beneficially Owned    All Shares
 ----------------                           ------------------    ----------

            -------------------------
Guy E. and Dorothy Hatfield          |
Route 1, Box 162                     |
Ridgeland, SC 29936                  |
                                     |
Julia Hatfield King                  |--    693,737               46.0%
63 Bigwood Drive                     |
Hilton Head Island, SC 29926         |
                                     |
Scott Jeffrey Hatfield               |
1243 16th Avenue East                |
Seattle, WA 98112                    |
            -------------------------

William Birdsall                            10,000                .67%
2325 Del Mar Heights Road, Suite 225
San Diego, CA 92130

Don W. Cockroft                             10,000                .67%
United Inns
5100 Poplar Avenue, Suite 2300
Memphis, TN 38137

Charles R. Dunn                             10,000                .67%
7925 Wing Span Drive                        ------                ----
San Diego, CA 92119

   OFFICERS AND DIRECTORS TOTALS            723,737               48.01%
                                            -------               ------
                                            -------               ------

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                           THE COMPANY'S CAPITAL STOCK

DESCRIPTION OF SECURITIES

     The following summary of the terms of the stock of the Company does not purport to be complete and is subject to and qualified in its entirety by reference to the Company's Charter and the Company's Bylaws, copies of which are exhibits to the Registration Statement of which this Prospectus is a part. See "Additional Information."

IN GENERAL

     The Charter provides that the Company may issue up to 50,000,000 shares of Class A Common Stock, $.01 par value per share; up to 4,000,000 shares of Class B Common Stock, $.01 par value per share; up to 1,000,000 shares of Class C Common Stock, $.01 par value per share; and up to 20,000,000 shares of its preferred stock, $.01 par value per share ("Preferred Stock"). Collectively, the Class A Common Stock, the Class B Common Stock, and the Class C Common Stock are referred to as Common Stock. Upon completion of the Formation Transactions, 1,501,000 shares of Common Stock will be issued and outstanding of which (i) 140,000 will be Class B Common Stock, (ii) 140,000 will be Class C Common Stock, and (iii) the remainder will be shares of the Company's Class A Common Stock.
No Preferred Stock will be outstanding. Under Maryland law, stockholders generally are not liable for the corporation's debts or obligations.

COMMON STOCK

     All shares of Common Stock offered hereby will be duly authorized, fully paid and nonassessable. Shareholders of Common Stock are entitled to receive distributions on such stock if, as and when authorized and declared by the Board of Directors out of assets legally available therefor and to share ratably in the assets of the Company legally available for distribution to its Shareholders in the event of its liquidation, dissolution or winding up after payment of or adequate provision for all known debts and liabilities of the Company.

     Each outstanding Share of Common Stock entitles the holder to one vote on all matters submitted to a vote of Shareholders, including the election of Directors and, except as provided with respect to any other class or series of stock, the holders of such shares of Class A Common Stock will possess the exclusive voting power. There is no cumulative voting in the election of Directors, which means that the holders of a majority of the outstanding shares of Common Stock can elect all of the Directors then standing for election and the holders of the remaining shares will not be able to elect any Directors.

     Shareholders of Common Stock have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any securities of the Company. Except for the subordination of the Class B Common Stock and Class C Common Stock to the Company's Class A Common Stock discussed above, all shares of Common Stock will have equal distribution, liquidation and other rights.

     Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of stockholders holding at least two thirds of the shares entitled to vote on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation's charter. The Company's Charter does not provide for a lesser percentage (i.e., 51%) in such situations.

     The Charter authorizes the Board of Directors to reclassify any unissued shares of Common Stock into other classes or series of classes of stock and to establish the number of shares in each class or series and to set the preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions/dividends or other distributions, qualifications or terms or conditions of redemption for each such class or series.

PREFERRED STOCK

     The Board of Directors is authorized to provide for the issuance of shares of Preferred Stock in one or more series, to

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establish the number of shares in each series and to fix the designation, powers, preferences and rights of each such series and the qualifications, limitations or restrictions thereof. Because the Board of Directors has the power to establish the preferences and rights of each class or series of Preferred Stock, the Board of Directors may afford the holders of any series or class of Preferred Stock preferences, powers and rights, voting or otherwise, senior to the rights of holders of Common Stock. The issuance of Preferred Stock could have the effect of delaying or preventing a change in control of the Company. The Company has no present intention to issue shares of Preferred Stock.

EXCESS STOCK

     For a description of Excess Stock, see "Restrictions on Transfer".

POWER TO ISSUE ADDITIONAL SHARES OF COMMON STOCK

     The Company believes that the power of the Board of Directors to issue additional authorized but unissued shares of Common Stock and to classify or reclassify unissued shares of Common and thereafter to cause the Company to issue such classified or reclassified shares of stock will provide the Company with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. The additional classes or series, as well as the Common Stock, will be available for issuance without further action by the Company's Shareholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which the Company's securities may be listed or traded. Although the Board of Directors has no intention at the present time of doing so, it could authorize the Company to issue a class or series that could, depending upon the terms of such class or series, delay, defer or prevent a transaction or a change of control of the Company that might involve a premium price for holders of Common Stock or otherwise be in their best interest.

RESTRICTIONS ON TRANSFER

     For the Company to qualify as a REIT under the Code, its shares of Common Stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of Common Stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities such as qualified pension plans) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).

     Because the Board of Directors believes it is essential for the Company to qualify as a REIT, the Charter, subject to certain exceptions, contains certain restrictions on the number of shares of Common Stock of the Company that a person may own. The Charter provides that no person may own, or be deemed to own by virtue of the attribution provisions of the Code, more than the lesser of 9.9% (the "Ownership Limit") of the number or value of the outstanding shares of Common Stock of the Company. The Company's Board of Directors, upon receipt of a ruling from the IRS, an opinion of counsel or other evidence satisfactory to the Board and upon such other conditions as the Board of Directors may establish, may exempt a proposed transferee from the Ownership Limit. However, the Board may not grant an exemption from the Ownership Limit to any proposed transferee whose ownership, direct or indirect, of in excess of 9.9% of the value of the outstanding shares of Common Stock of the Company would result in the termination of the Company's status as a REIT. The Ownership Limit does not apply to the Common Stock owned, directly or indirectly, by Mr. Hatfield. As a condition of such exemption, the intended transferee must give written notice to the Company of the proposed transfer no later than the fifteenth day prior to any transfer which, if consummated, would result in the intended transferee owning shares in excess of the Ownership Limit. The Board of Directors may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure the Company's status as a REIT. Any transfer of shares of stock that would (a) create a direct or indirect ownership of shares of stock in excess of the Ownership Limit, (b) result in the shares of stock being owned by fewer than 100 persons or (c) result in the Company being "closely held" within the meaning of Section 856(h) of the Code, will be null and void and the intended transferee will acquire no rights to the shares. The foregoing restrictions on transferability and ownership will not apply if the Board of Directors determines that it is no longer in the best interests of the Company to attempt to qualify, or to continue to qualify, as a REIT.

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     Any purported transfer of shares that would result in a person owning shares in excess of the Ownership Limit or cause the Company to become "closely held" under Section 856(h) of the Code that is not otherwise permitted as provided above will constitute shares of Excess Stock, which will be transferred by operation of law to the Company as trustee for the exclusive benefit of the person or persons to whom the shares of Excess Stock are ultimately transferred until such time as the intended transferee retransfers the shares of Excess Stock. While these shares of Excess Stock are held in trust, they will not be entitled to vote or to share in any dividends or other distributions (except upon liquidation). Subject to the Ownership Limit, the shares of Excess Stock may be retransferred by the intended transferee to any person (if the shares of Excess Stock would not be shares of Excess Stock in the hands of such person) at a price not to exceed the price paid by the intended transferee or, if the intended transferee did not give value for such shares of Excess Stock (e.g., a transfer by gift or devise), the fair market value (as described below) at the time of the proposed transfer that resulted in the shares of Excess Stock, at which point the Excess Stock will automatically be exchanged for the stock to which the shares of Excess Stock are attributable. In addition, such shares of Excess Stock held in trust are subject to purchase by the Company at a purchase price equal to the lesser of the price paid for the stock by the intended transferee (or, in the case of a devise or gift, the fair market value at the time of such devise or gift) and the fair market value of the shares of Excess Stock on the date the Company exercises its right to purchase. Fair market value shall be the last sales price reported on the American Stock Exchange on the trading day immediately preceding the relevant date, or if not then traded on the American Stock Exchange, the last sales price of such shares of stock on the trading day immediately preceding the relevant date as reported on any exchange or quotation system over which such shares of stock may be traded, or if not then traded over any exchange or quotation system, then the market price of such shares of stock on the relevant date as determined in good faith by the Board of Directors of the Company. From and after the intended transfer to the intended transferee of the shares of Excess Stock, the intended transferee shall cease to be entitled to distributions (except upon liquidation), voting rights and other benefits with respect to such shares of the stock except the right to payment of the purchase price for the shares of stock or the retransfer of shares as provided above. Any dividend or distribution paid to a proposed transferee on shares of Excess Stock prior to the discovery by the Company that such shares of stock have been transferred in violation of the provisions of the Charter shall be repaid to the Company upon demand. If the foregoing transfer restrictions are determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the intended transferee of any shares of Excess Stock may be deemed, at the option of the Company, to have acted as an agent on behalf of the Company in acquiring such shares of Excess Stock and to hold such shares of Excess Stock on behalf of the Company.

     All certificates representing shares of Common Stock and Preferred Stock will bear a legend referring to the restrictions described above.

     All persons who own, directly or by virtue of the attribution provisions of the Code, more than the lesser of 5% (or such other percentage between one half of 1% and 5%, as provided in the rules and regulations promulgated under the
Code) of the number or value of the outstanding shares of Common Stock of the Company must give a written notice to the Company by January 31 of each year.
In addition, each stockholder shall upon demand be required to disclose to the Company in writing such information with respect to the direct, indirect and constructive ownership of shares of Common Stock as the Board of Directors deems reasonably necessary to comply with the provisions of the Code applicable to a REIT, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

     This Ownership Limit could delay, defer or prevent a transaction or a change in control of the Company that might involve a premium price for the Common Stock or otherwise be in the best interest of the Shareholders.

TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for the Common Stock is Chemical Mellon Shareholder Services, Los Angeles, California.


CERTAIN PROVISIONS OF MARYLAND LAW AND OF THE COMPANY'S CHARTER AND BYLAWS

     The following summary of certain provisions of Maryland law and of the Charter and Bylaws of the Company does not

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purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and the Charter and Bylaws of the Company.

     CLASSIFICATION OF THE BOARD OF DIRECTORS

     The Bylaws provide that the number of Directors of the Company may be established by the Board of Directors but may not be fewer than three (3) nor more than nine (9). Any vacancy will be filled, at any regular meeting or at any special meeting called for that purpose, by a majority of the remaining Directors, except that a vacancy resulting from an increase in the number of Directors must be filled by a majority of the entire Board of Directors.

     Pursuant to the Charter, the Board of Directors is divided into three classes of Directors. The initial terms of the first and second classes will expire in 1996 and 1997 respectively. Beginning in 1998, directors of each class will be chosen for three-year terms upon the expiration of their current terms and each year one class of Directors will be elected by the Shareholders. The Company believes that classification of the Board of Directors will help to assure the continuity and stability of the Company's business strategies and policies as determined by the Board of Directors. Shareholders will have no right to cumulative voting in the election of directors. Consequently, at each annual meeting of Shareholders, the holders of a majority of the shares of Common Stock will be able to elect all of the successors of the class of directors whose terms expire at that meeting.

     The classified board provision could have the effect of making the replacement of incumbent Directors more time consuming and difficult. At least two annual meetings of Shareholders, instead of one, will generally be required to effect a change in a majority of the Board of Directors. Thus, the classified board provision could increase the likelihood that incumbent Directors will retain their positions. The staggered terms of Directors may reduce the possibility of a tender offer or an attempt to change control of the Company, even though a tender offer or change of control might be in the best interests of the Shareholders.

     REMOVAL OF DIRECTORS

     The Charter provides that a director may be removed only for cause (as defined in the Charter) and only by the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of Directors. This provision, when coupled with the provision in the Bylaws authorizing the Board of Directors to fill vacant directorships, precludes Shareholders from removing incumbent Directors except upon the existence of cause for removal and a substantial affirmative vote and filling the vacancies created by such removal with their own nominees.

     BUSINESS COMBINATIONS

     Under the MGCL, certain "business combinations" (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and any person who beneficially owns ten percent or more of the voting power of the corporation's shares or an affiliate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of ten percent or more of the voting power of the then-outstanding voting stock of the corporation (an "Interested Stockholder") or an affiliate thereof are prohibited for five years after the most recent date on which the Interested Stockholder becomes an Interested Stockholder. Thereafter, any such business combination must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least
(a) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (b) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the Interested Stockholder with whom (or with whose affiliate) the business combination is to be effected, unless, among other conditions, the corporation's Common Shareholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Stockholder for its shares. These provisions of Maryland law do not apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the Interested Stockholder becomes an Interested Stockholder. Mr. Hatfield beneficially will own more than ten percent of the Company's voting shares and would, therefore, be subject to the business combination provision of the MGCL. However, pursuant to

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the statute, the Company has exempted any business combinations involving Mr.
Hatfield and, consequently, the five-year prohibition and the super-majority vote requirements will not apply to business combinations between Mr. Hatfield and the Company. As a result, Mr. Hatfield may be able to enter into business combinations with the Company, which may not be in the best interest of the Shareholders, without compliance by the Company with the super-majority vote requirements and the other provisions of the statute.

     CONTROL SHARE ACQUISITIONS

     The MGCL provides that "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock owned by the acquirer, by officers or by directors who are employees of the corporation. "Control Shares" are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquirer, or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more of all voting power. Control Shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A "control share acquisition" means the acquisition of control shares, subject to certain exceptions.

     A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the board of directors of the corporation to call a special meeting of Shareholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any Shareholders meeting.

     If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of Shareholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a Shareholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other Shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

     The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation.

     The Bylaws of the Company contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of the Company's shares of stock. There can be no assurance that such provision will not be amended or eliminated at any time in the future.

     AMENDMENT TO THE CHARTER

     The Charter, including its provisions on classification of the Board of Directors and removal of Directors, may be amended only by the affirmative vote of the holders of not less than two thirds of all of the votes entitled to be cast on the matter.

     DISSOLUTION OF THE COMPANY

     The dissolution of the Company must be approved by the affirmative vote of the holders of not less than two thirds of all of the votes entitled to be cast on the matter.

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     ADVANCE NOTICE OF DIRECTOR NOMINATIONS AND NEW BUSINESS

     The Bylaws of the Company provide that (a) with respect to an annual meeting of Shareholders, nominations of persons for election to the Board of Directors and the proposal of business to be considered by Shareholders may be made only (i) pursuant to the Company's notice of the meeting, (ii) by the Board of Directors or (iii) by a Shareholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in the Bylaws and
(b) with respect to special meetings of Shareholders, only the business specified in the Company's notice of meeting may be brought before the meeting of Shareholders and nominations of persons for election to the Board of Directors may be made only (i) pursuant to the Company's notice of the meeting,
(ii) by the Board of Directors or (iii) provided that the Board of Directors has determined that Directors shall be elected at such meeting, by a Shareholder who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in the Bylaws.

     ANTI-TAKEOVER EFFECT OF CERTAIN PROVISIONS OF MARYLAND LAW AND OF THE CHARTER AND BYLAWS

     The business combination provisions and, if the applicable provision in the Bylaws is rescinded, the control share acquisition provisions of the MGCL, the provisions of the Charter on classification of the Board of Directors and removal of Directors and the advance notice provisions of the Bylaws could delay, defer or prevent a transaction or a change in control of the Company that might involve a premium price for holders of Common Stock or otherwise be in their best interest.


SHARES AVAILABLE FOR FUTURE SALE

     Upon the completion of the Offering, the Company will have outstanding 1,486,950 shares of Common Stock, of which 1,346,950 shares of Class A Common Stock will be held by former Mission Bay Limited Partners, Directors, the Public Offering purchasers, and the Hatfield Affiliates. Further, 140,000 shares of Class B Common Stock and 140,000 of Class C Common Stock will be held by the Hatfield Affiliates. The shares of Common Stock issued in the Offering to the Mission Bay Limited Partners and to the purchasers of Common Stock in the Public Offering will be freely tradeable by persons other than Affiliates of the Company without restriction under the Securities Act of 1933, as amended (the "Securities Act"), subject to certain limitations on ownership set forth in the Charter. See "The Company's Capital Stock -- Description of Securities -- Restrictions on Transfer."

     Class A Common Stock , Class B Common Stock, and Class C Common Stock issued to the AAG Partners in exchange for their Initial Shares which they received pursuant to the Contribution and Assumption Agreement and Class A Common Stock issued to the Independent Directors may be "restricted" securities under the meaning of Rule 144 promulgated under the Securities Act ("Rule 144") and may not be sold in the absence of registration under the Securities Act unless an exemption from registration is available, including exemptions contained in Rule 144. As described below, the Company has granted certain holders registration rights with respect to their shares of Common Stock.

     In general, under Rule 144 as currently in effect, if two years have elapsed since the later of the date of acquisition of restricted shares from the Company or any "Affiliate" of the Company, as that term is defined under the Securities Act, the acquirer or subsequent holder thereof is entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the then outstanding Common Stock or the average weekly trading volume of the Common Stock during the four calendar weeks preceding the date on which notice of the sale is filed with the Securities and Exchange Commission. Sales under Rule 144 also are subject to certain manner of sale provisions, notice requirements and the availability of current public information about the Company. If three years have elapsed since the date of acquisition of restricted shares from the Company or from any "Affiliate" of the Company, and the acquirer or subsequent holder thereof is deemed not to have been an "Affiliate" of the Company at any time during the 90 days preceding a sale, such person would be entitled to sell such shares in the public market under Rule 144(k) without regard to the volume limitations, manner of sale provisions, public information requirements or notice requirements.

     The Company has granted the AAG Partners who will acquire Class A Common Stock, Class B Common Stock, and

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Class C Common Stock pursuant to the Formation Transactions "primary" and
"piggyback" registration rights with respect to the Initial Shares of Common Stock issued to them. Such registration rights, which become effective on the sixth month anniversary of the closing of the Offering, grant the holders thereof, with certain limitations, the right to have such shares registered under any registration statement by the Company either separately or in conjunction with the issuance of other Common Stock or securities substantially similar to Common Stock. The Company will bear expenses incident to its registration requirements, except that such expenses shall not include any underwriting discounts or commissions, Securities and Exchange Commission or state securities registration fees or transfer taxes relating to such shares. Registration rights may be granted to future sellers of hotel properties to the Company who elect to receive, in lieu of cash, Common Stock or other securities convertible into Common Stock.

     Prior to the date of this Statement, there has been no public market for the Common Stock. Trading of the Common Stock on the American Stock Exchange is expected to commence following the completion of the Offering. No prediction can be made as to the effect, if any, that future sales of shares, or the availability of shares for future sale, will have on the market price prevailing from time to time. Sales of substantial amount of Common Stock, or the perception that such sales could occur, may affect adversely prevailing market prices of the Common Stock. See "Risk Factors -- No Prior Market for Common Stock" and "The Company's Capital Stock -- Shares Available for Future Sale."

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                        FEDERAL INCOME TAX CONSIDERATIONS
GENERAL

     The following is a summary of the material federal tax income tax considerations relevant to a prospective Shareholder of the Common Stock. The discussion does not purport to deal with all aspects of taxation that may be relevant to particular Shareholders in light of their personal investment or tax circumstances, or to certain types of shareholders (including insurance companies, Exempt Organizations, financial institutions or broker-dealers, foreign corporations, and persons who are not citizens or residents of the United States) subject to special treatment under the federal income tax laws.

     EACH PROSPECTIVE OFFEREE IS ADVISED TO CONSULT HIS OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO HIM OF THE PURCHASE, OWNERSHIP, AND SALE OF THE SHARES OF COMMON STOCK AND OF THE COMPANY'S ELECTION TO BE TAXED AS A REIT, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, SALE, AND ELECTION, AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

TAX TREATMENT OF THE FORMATION TRANSACTIONS

     The sale of the Mission Bay hotel by Mission Bay in exchange for the Company's shares of Common Stock will be a taxable transaction which will generate a taxable loss to Mission Bay. The extent to which a Mission Bay Limited Partner may utilize its distributive share of the partnership loss (and the character of such loss as a capital loss or an ordinary loss) will depend on various factors, including the adjusted basis of the partnership interest to such Mission Bay Limited Partner, whether such Mission Bay Limited Partner is an individual, a pension plan or an individual retirement account.

     MISSION BAY LIMITED PARTNERS SHOULD CONSULT WITH THEIR TAX ADVISORS TO DETERMINE THE PRECISE TAX TREATMENT TO THEM RESULTING FROM THIS TRANSACTION.

TAXATION OF THE COMPANY

     The Company plans to make an election to be taxed as a REIT under Sections 856 through 860 of the Code, commencing with its taxable year beginning January 1, 1996 and ending December 31, 1996. (During the Company's initial taxable year ending December 31, 1995 the Company anticipates little, if any, taxable income.) The Company believes that, commencing with its 1996 taxable year, it will be organized and will operate in such a manner so as to qualify for taxation as a REIT under the Code, and the Company intends to continue to operate in such a manner, but no assurance can be given that the Company will operate in a manner so as to qualify or remain qualified as a REIT.

     The sections of the Code relating to qualification and operation as a REIT are highly technical and complex. The following discussion sets forth the material aspects of the Code sections that govern for federal income tax treatment of a REIT and its stockholders. The discussion is qualified in its entirety by the applicable Code provisions, rules and regulations promulgated thereunder ("Treasury Regulations"), and administrative and judicial interpretations thereof, all of which are subject to change prospectively or retrospectively.

     The law office of Peter G. Aylward, of San Diego, California ("Aylward") has acted as counsel to the Company in connection with the Offering and the Company's election to be taxed as a REIT. In the opinion of Aylward, commencing with the Company's first taxable year ending December 31, 1996, and assuming that the elections and other procedural steps described in this discussion of "Federal Income Tax Considerations" are completed by the Company in a timely fashion, the Company will be organized in conformity with the requirements for qualification as a REIT, and its proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT under the Code. Investors should be aware, however, that opinions of counsel are not binding upon the IRS or any court. It must be emphasized that the opinion of Aylward is based on various assumptions and is conditioned upon certain representations made by the Company as to factual matters, including representations regarding the nature of the Company's properties and the future conduct of its business. Such factual assumptions and representations are described below in this discussion of "Federal Income Tax

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

Considerations" and are set out in the federal income tax opinion that will be delivered by Aylward at the closing of the Offering. Moreover, such qualification and taxation as a REIT depends upon (i) the Company's ability to meet on a continuing basis, (ii) actual annual operating results, (iii) distribution levels, (iv) stock ownership, and (v) various qualification tests imposed under the Code discussed below. Accordingly, no assurance can be given that the actual results of the Company's operation for any particular taxable year will satisfy such requirements. For a discussion of the tax consequences of failure to quality as a REIT, see "-- Failure to Qualify."

     If the Company qualifies for taxation as a REIT, it generally will not be subject to federal corporate income taxes on its net income that is distributed currently to the Shareholders. That treatment substantially eliminates the "double taxation" (i.e., taxation at both the corporate and stockholder levels) that generally results for investment in a corporation. However, the Company will be subject to federal income tax in the following circumstances. First, the Company will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains. Second, under certain circumstances, the Company may be subject to the "alternative minimum tax" on its items of tax preference. Third, if the Company has (i) net income from the sale or other disposition of "foreclosure property" that is held primarily for sale to customers in the ordinary course of business or (ii) other non-qualifying income from foreclosure property, it will be subject to tax at the highest corporate rate on such income. Fourth, if the Company has net income from prohibited transactions (which are, in general, certain sales or other dispositions of property (other than foreclosure property) held primarily for sale to customers in the ordinary course of business), such income will be subject to a 100% tax. Fifth, if the Company should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), and has nonetheless maintained its qualification as a REIT because certain other requirements have been met, it will be subject to a 100% tax on the net income attributable to the greater of the amount by which the Company fails the 75% or 95% gross income test. Sixth, if the Company should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior periods, the Company would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. Seventh, if the Company acquires any assets from a C corporation (i.e., a corporation generally subject to full corporate-level tax) in a transaction in which the basis of the asset in the Company's hands is determined by reference to the basis of the asset (or any other asset) in the hands of the C corporation and the Company recognizes gain on the disposition of such asset during the 10-year period beginning on the date on which such asset was acquired by the Company, then to the extent of such asset's "built-in gain" (i.e., the excess of the fair market value of such asset at the time of acquisition by the Company over the adjusted basis in such asset at such time), such gain will be subject to tax at the highest regular corporate rate applicable (as provided in Treasury Regulations that have not yet been promulgated). The Initial Hotels have built-in gain due to the Company's tax free acquisition of those properties from AAG. Accordingly, the Company may incur substantial tax liabilities in the future if the Company sells some or all of the Hotels within the next ten years.

REQUIREMENTS FOR QUALIFICATION

     REIT QUALIFICATIONS

     The Code defines a REIT as a corporation, trust or association (i) that is managed by one or more trustees or directors; (ii) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest; (iii) that would be taxable as a domestic corporation, but for Sections 856 through 860 of the Code; (iv) that is neither a financial institution nor an insurance company subject to certain provisions of the Code;
(v) the beneficial ownership of which is held by 100 or more persons; (vi) not more than 50% in value of the outstanding stock of which is owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of each taxable years (the "5/50 Rule");
(vii) that makes an election to be a REIT (or has made such election for a previous taxable year) and satisfies all relevant filing and other administrative requirements established by the IRS that must be met in order to elect and to maintain REIT status; (viii) that uses a calendar year for federal income tax purposes and complies with the record keeping requirements of the Code and Treasury Regulations promulgated thereunder; and (ix) that meets certain other tests, described below, regarding the nature of its income and assets. The Code provides that conditions (i) to (iv), inclusive, must be met during the entire taxable year and that condition (v) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year or less than 12 months. Conditions (v) and (vi) will not apply

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until after the first taxable year for which an election is made by the Company to be taxed as a REIT. The Company anticipates issuing Common Stock in sufficient proportions pursuant to the Offering to allow it to satisfy requirement (v). Upon the completion of the Formation Transactions, the Company intends to issue sufficient Common Stock so that by June 30, 1997 (i.e., the testing date for item (vi) above) the ownership of the Company's Common Stock on such date will satisfy the requirements of item (vi). However, no assurances can be given that the actual ownership of the Company's Common Stock will satisfy such requirements. In addition, the Company's Charter will provide for restrictions regarding transfer of the Common Stock that are intended to assist the Company in continuing to satisfy the share ownership requirements described in (v) and (vi) above. Such transfer restrictions are described in "Description of Capital Stock -- Charter and Bylaw Provisions -- Restrictions on Transfer."

     For purposes of determining stock ownership under the 5/50 Rule, a pension trust generally is considered an individual. However, for taxable years beginning on or after January 1, 1994, beneficiaries of certain pension trusts are treated as holding shares of a REIT in proportion to their actuarial interests in the pension trust for purposes of the 5/50 Rule.

     The Company does not currently have any subsidiaries, nor will it have any subsidiaries immediately after completion of the Offering, although it may have subsidiaries in the future. Code Section 856(i) provides that a corporation that is a "qualified REIT subsidiary" shall not be treated as a separate corporation, and all assets, liabilities, and items of income, deduction, and credit of a "qualified REIT subsidiary" shall be treated as assets, liabilities, and items of income, deduction, and credit of the REIT. Thus, in applying the requirements described herein, the Company's "qualified REIT subsidiaries" will be ignored, and all assets liabilities, and items of income, deduction, and credit of such subsidiaries will be treated as assets, liabilities and items of income, deduction, and credit of the Company.

     In the case of a REIT that is a partner in a partnership, Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the Company and will be deemed to be entitled to the gross income of the Company attributable to such share. In addition, the character of the assets and gross income of the Company will retain the same character in the hands of the REIT for purposes of Section 856 of the Code, including satisfying the gross income and asset tests, described below. Thus, the Company's proportionate share of the assets, liabilities and items of income of any partnerships in which it holds an interest will be treated as assets and gross income of the Company for purposes of applying the requirements described herein.

     INCOME TESTS

     In order for the Company to maintain its qualification as a REIT, there are three requirements relating to the Company's gross income that must be satisfied annually. First, at least 75% of the Company's gross income (excluding gross income from prohibited transactions) for each taxable year must consist of defined types of income derived directly or indirectly from investments relating to real property or mortgages on real property (including "rents from real property" and, in certain circumstances, interest) or temporary investment income. Second, at least 95% of the Company's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from such real property of temporary investments, and from any combination of the foregoing. Third, not more than 30% of the Company's gross income (including gross income from prohibited transactions) for each taxable year may be gain from the sale or other disposition of (i) stock or securities held for less than one year, (ii) dealer property that is not foreclosure property, and (iii) certain real property held for less than four years (apart from involuntary conversions and sales of foreclosure property). The specific application of these tests to the Company is discussed below.

     Rents received by the Company will qualify as "rents from real property" in satisfying the gross income requirements for a REIT described above only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts of sales. Second, the Code provides that rents received from a tenant will not qualify as "rents from real property" in satisfying the gross income tests if the Company directly or constructively owns 10% or more of such tenant (a "Related Party Tenant"). Third, if rent attributable to personal property, leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as "rents

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
from real property." Finally, for Rents received to qualify as "rents from real property," the Company generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an "independent contractor" from whom the Company derives no revenue. The "independent contractor" requirement, however, does not apply to the extent the services provided by the Company are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered "rendered to the occupant."

     Pursuant to the Percentage Leases, the Lessee will lease from the Company the land, buildings, improvements, furnishing, and equipment comprising the Hotels for a 15-year period. The Percentage Leases provide that the Lessee will be obligated to pay to the Company (i) the Base Rent; (ii) the Percentage Rent; and (iii) the Impositions (which exclude property taxes -- the Company will pay the property taxes on the Hotels), and (iv)the Additional Charges. The Percentage Rent is calculated by multiplying fixed percentages by the gross room revenues and food and beverage rent revenues for each of the Hotels in excess of certain levels. The Base Rent accrues and is required to be paid monthly. Percentage Rent is due quarterly and the Lessee will not be in default for non-payment of Percentage Rent due to any quarter if the Lessee pays within 20 days of the end of the quarter, the Percentage Rent due and unpaid with respect to such quarter.

     In order for the Base Rent, the Percentage Rent, the Impositions, and the Additional Charges to constitute "rents from real property," the Percentage Leases must be respected as true leases for federal income tax purposes and not treated as service contracts, joint ventures or some other type of arrangement. The determination of whether the Percentage Leases are true leases depends on an analysis of all the surrounding facts and circumstances. In making such a determination, courts have considered a variety of factors, including the following: (i) the intent of the parties, (ii) the form of the agreement,
(iii) the degree of control over the property that is retained by the property owner (e.g., whether the lessee has substantial control over the operation of the property or whether the lessee was required simply to use its best efforts to perform its obligations under the agreement), and (iv) the extent to which the property owner retains the risk of loss with respect to the property (e.g., whether the lessee bears the risk of increases in operating expenses or the risk of damage to the property).

     In addition, Code Section 7701(e) provides that a contract that purports to be a service contract (or a partnership agreement) is treated instead as a lease of property if the contract is properly treated as such, taking into account all relevant factors, including whether or not: (i) the service recipient is in physical possession of the property, (ii) the service recipient controls the property, (iii) the service recipient has the significant economic or possessory interest in the property (e.g., the property's use could be dedicated to the service recipient for a substantial portion of the useful life of the property, the recipient shares the risk that the property will decline in value, the recipient shares in any appreciation in the value of the property, the recipient shares in savings in the property's operating cots, or the recipient bears the risk of damage to or loss of the property), (iv) the service provider does not bear any risk of substantially diminished receipts or substantially increased expenditures if there is nonperformance under the contract, (v) the service provider does not use the property concurrently to provide significant services to entitles unrelated to the service recipient, and (vi) the total contract price does not substantially exceed the rental value of the property for the contract period. Since the determination whether a service contract should be treated as a lease is inherently factual, the presence or absence of any single factor may not be dispositive in every case.

     Aylward is of the opinion that the Percentage Leases will be treated as true leases for federal income tax purposes. Such opinion is based, in part, on the following facts: (i) the Company and the Lessee intend for their relationship to be that of a lessor and lessee and such relationship will be documented by lease agreements, (ii) the Lessee will have the right to exclusive possession and use and quiet enjoyment of the Hotels during the term of the Percentage Leases, (iii) the Lessee will bear the cost of, and be responsible for, day-to-day maintenance and repair of the Hotels, other than the cost of maintaining underground utilities and structural elements, and will dictate how the Hotels are operated, maintained, and improved, (iv) the Lessee will bear all of the costs and expenses of operating the Hotels (including the cost of any inventory and supplies used in their operation) during the term of the Percentage Leases (other than real and personal property taxes, and the cost of replacement or refurbishment of furniture, fixtures and equipment, to the extent such costs do not exceed the allowance for such costs provided by the Company under each Percentage Lease), (v) the Lessee will benefit from any savings in the costs of operating the Hotels during the term of the Percentage Leases, (vi) in the event of damage or destruction to any of the Hotels, the Lessee will be at economic risk because it will be obligated either (A) to restore the property to its prior condition, in which event it will bear all costs of such restoration or (B) purchase the Initial Hotels for

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

an amount generally equal to the Company's investment in the Property, (vii) the Lessee will indemnify the Company against all liabilities imposed on the Company during the term of the Percentage Leases by reason of (A) injury to persons or damage to property occurring at the Hotels or (B) the Lessee's use, management, maintenance or repair of the Hotels, (viii) the Lessee is obligated to pay substantial fixed rent for the period of use of the Hotels, and (ix) the Lessee stands to incur substantial losses (or reap substantial gains) depending on how successfully it operates the Hotels.

     Investors should be aware that there are no controlling Treasury Regulations, published rulings, or judicial decisions involving leases with terms substantially the same as the Percentage Leases that discuss whether such leases constitute true leases for federal income tax purposes. Therefore, the opinion of Aylward with respect to the relationship between the Company and the Lessee is based upon all of the facts and circumstances and upon rulings and judicial decision involving situations that are considered to be analogous. Opinions of counsel are not binding upon the IRS or any court, and there can be no complete assurance that the IRS will not assert successfully a contrary position. If the Percentage Leases are recharacterized as service contracts or partnership agreement, rather than true leases, part or all of the payments that the Company receives from the Lessee may not be considered rent or may not otherwise satisfy the various requirements for qualification as "rents from real property." In that case, the Company likely would not be able to satisfy either the 75% or 95% gross income tests and, as a result, would lose its REIT status.

     In order for the Rents to constitute "rents from real property," several other requirements also must be satisfied. One requirement is that the Rents attributable to personal property leased in connection with the lease of the real property comprising an Initial Hotel must not be greater than 15% of the Rents received under the Percentage Lease. The Rents attributable to the personal property in an Initial Hotel is the amount that bears the same ratio to total rent for the taxable year as the average of the adjusted basis of the personal property in the Initial Hotel at the beginning and at the end of the taxable years to the average of the aggregate adjusted basis of both the real and personal property comprising the Initial Hotel at the beginning and at the end of the such taxable year (the "Adjusted Basis Ratio"). The initial adjusted basis of the personal property is each Initial Hotel (which will be a carryover of the basis of AAG in the Initial Hotels as of January 1, 1995, and a basis equal to the aggregate Exchange Value of the Company's shares of Class A Common Stock issuable for the Acquisition Hotel) will be less than 15% of the initial adjusted basis of both the real and personal property comprising such hotel.
The basis of such personal property, to the extent it was included in the Hotels will be based on appraisals. The Company anticipates that any additional personal property that the Company acquires with a portion of the proceeds of the Offering likewise will not cause the Adjusted Basis Ratio under any Percentage Lease to exceed 15%. Further, in no event will the Company acquire additional personal property for an Initial Hotel to the extent that such acquisition would cause the Adjusted Basis Ratio for the hotel to exceed 15%. There can be no assurance, however, that the IRS would not assert that the personal property originally acquired by AAG and Mission Bay had a value in excess of the appraised value, or that a court would not uphold such assertion. If such a challenge were successfully asserted, the Company would fail the 15% Adjusted Basis Ratio as to one or more of the Percentage Leases, which in turn potentially could cause it to fail to satisfy the 95% or 75% gross income test and thus lose its REIT status.

     Another requirement for qualification of the Rents as "rents from real property" is that the Percentage Rent must not be based in whole or in part on the income or profits of any person. The Percentage Rent, however, will qualify as "rents from real property" if it is based on percentages of receipts or sales and the percentages (i) are fixed at the time the Percentage Leases are entered into, (ii) are not renegotiated during the term of the Percentage Leases in a manner that has the effect of basing Percentage Rent on income or profits, and
(iii) conform with normal business practice. More generally, the Percentage Rent will not qualify as "rents from real property" if, considering the Percentage Leases and all the surrounding circumstances, the arrangement does not conform with normal business practice, but is in reality used as a means of basing the Percentage Rent on income or profits. Since the Percentage Rent is based on fixed percentages of the gross revenues from the Hotels that are established in the Percentage Leases, and the Company has represented that the percentages (i) will not be renegotiated during the terms of the Percentage Leases in a manner that has the effect of basing the Percentage Rent on income or profits and (ii) conform with normal business practice, the Percentage Rent should not be considered based in whole or in part on the income or profits of any person. Furthermore, the Company has represented that, with respect to other hotel properties that it acquires in the future, it will not charge rent for any property that is based in whole or in part on the income or profits of any person (except by reason of being based on a fixed percentage of gross revenues, as described above).

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     A third requirement for qualification of the Rents as "rents from real
Partnership" is that the Company must not own, directly or constructively, 10% or more of the Lessee. The constructive ownership rules generally provide that, if 10% or more in value of the stock of the Company is owned, directly or indirectly, by or for any person, the Company is considered as owning the stock owned, directly or indirectly, by or for such person. The Company initially will not own, directly or constructively, stock of the Lessee. Furthermore, the Company has represented that with respect to other hotel properties that it acquires in the future, it will not rent any property to a Related Party Tenant.

     A fourth requirement for qualification of the Rents as "rents from real property" is that the Company cannot furnish or render non-customary services to the tenants of the Hotels, or manage or operate the Hotels, other than through an independent contractor from whom the Company itself does not derive or receive any income. Provided that the Percentage Leases are respected as true leases, the Company should satisfy that requirement because the Company is not performing any services other than customary ones for the Lessee. Furthermore, the Company has represented that, with respect to other hotel properties that it acquires in the future, it will not perform non-customary services with respect to the tenant of the property. As described above, however if the Percentage Leases are recharacterized as service contracts or Company agreements, the Rents likely would be disqualified as "rents from real property" because the Company would be considered to furnish or render services to the occupants of the Hotels and to manage or operate the Hotels other than through an independent contractor from whom the Company derives or receives no income.

     If the Rents do not qualify as "rents from real property" because the rents attributable to personal property exceed 15% of the total Rents for a taxable year, the portion of the Rents that is attributable to personal property will not be qualifying income for purposes of either the 75% or 95% gross income tests. Thus, if the Rents attributable to personal property, plus any other non-qualifying income, during a taxable year exceeds 5% of the Company's gross income during the year, the Company would lose its REIT status. If, however, the Rents do not qualify as "rents from real property" because either (i) the Percentage Rent is considered based on income or profits of the Lessee, (ii) the Company owns, directly or constructively, 10% or more of the Lessee, or (iii) the Company furnishes non-customary services to the tenants of the Hotels, or manages or operates the Hotels, other than through a qualifying independent contractor, none of the Rents would qualify as "rents from real property." In that case, the Company likely would lose its REIT status because it would be unable to satisfy either the 75% or 95% gross income tests.

     In addition to the Rents, the Lessee is required to pay to the Company the Additional Charges. To the extent that the Additional Charges represent either
(i) reimbursements of amounts that the Lessee is obligated to pay to third parties or (ii) penalties for nonpayment or late payment of such amounts, the Additional Charges should qualify as "rents from real property." To the extent, however, that the Additional Charges represent interest that is accrued on the late payment of the Rents or the Additional Charges, the Additional Charges should not qualify as "rents from real property," but instead should be treated as interest that qualifies for the 95% gross income test.

     Based on the foregoing, Aylward is of the opinion that the Rents and the Additional Charges will qualify as "rents from real property" for purposes of the 75% and 95% gross income, tests, except to the extent that the Additional Charges represent interest that is accrued on the late payment of the Rents or the Additional Charges (which will be qualifying gross income for the 95% test but not the 75% test). As described above, the opinion of Aylward is based upon an analysis of all the facts and circumstances and upon rulings and judicial decisions involving situations that are considered to be analogous, as well as representations by the Company and assumptions that are described above and set out in the federal tax opinion of Aylward, which is attached as an Exhibit to this Prospectus. Opinions of counsel are not binding upon the IRS or a court. Accordingly, there can be no complete assurance that the IRS will not assert successfully a contrary position and, therefore, prevent the Company from qualifying as a REIT.

     The term "interest," as defined for purposes of the 75% gross income test, generally does not include any amount received or accrued (directly or indirectly) if the determination of such amount depends in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "interest" solely by reason of being based on a fixed percentage or percentages of receipts or sales. Furthermore, to the extent that interest from a loan that is based on the residual cash proceeds from sale of the property securing the loan constitutes a "shared appreciation provision" (as defined in the Code), income attributable to such participation feature will be treated

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as gain from the sale of the secured property.

     Any gross income derived from a prohibited transaction is taken into account in applying the 30% income test necessary to qualify as a REIT (and the net income from that transaction is subject to a 100% tax). The term "prohibited transaction" generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of a trade or business. All inventory required in the operation of the Hotels will be purchased by the Lessee or its designee as required by the terms of the Percentage Leases. Accordingly, the Company and the Lessee believe that no asset owned by the Company or the Lessee is held for sale to customers and that a sale of any such asset will not be in the ordinary course of business of the Company or the Lessee. Whether property is held "primarily for sale to customers in the ordinary course of a trade or business" depends, however, on the facts and circumstances in effect from time to time, including those related to the particular property. Nevertheless, the Company and the Lessee will attempt to comply with the terms of safe-harbor provisions in the Code prescribing when asset sales will not be characterized as prohibited transactions. Complete assurance cannot be given, however, that the Company or the Lessee can comply with the safe-harbor provisions of the Code or avoid owning property that may be characterized as property held "primarily for sale to customers in the ordinary course of a trade or business.

     It is possible that, from time to time, the Company or the Lessee will enter into hedging transactions with respect to one or more of its assets or liabilities. Any such hedging transactions could take a variety of forms, including interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, and options. To the extent that the Company or the Lessee enters into an interest rate swap or cap contract to hedge any variable rate indebtedness incurred to acquire or carry real estate assets, any periodic income or gain from the disposition of such contract should be qualifying income for purposes of the 95% gross income test. Furthermore, any such contract would be considered a "security" for purposes of applying the 30% gross income test. To the extent that the Company or the Lessee hedges with other types of financial instruments or in other situations, it may not be entirely clear how the income from those transactions will be treated for purposes of the various income tests that apply to REITs under the Code. The Company intends to structure any hedging transactions in a manner that does not jeopardize its status as REIT.

     If the Company fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, it may nevertheless qualify as a REIT for such year if it is entitled to relief under certain provisions of the Code. Those relief provisions will be generally available if the Company's failure to meet such tests is due to reasonable cause and not due to willful neglect, the Company attaches a schedule of the sources of its income to its return, and any incorrect information on the schedule was not due to fraud with intent to evade tax. It is not possible, however, to state whether in all circumstances the Company would be entitled to the benefit of those relief provisions. As discussed above in "-- Taxation of the Company," even if those relief provisions apply, a tax would be imposed with respect to the net income attributable to the excess of 75% or 95% of the Company's gross income over its qualifying income in the relevant category, whichever is greater. No such relief is available for violations of the 30% income test.

     ASSETS TESTS

     The Company, at the close of each quarter of its taxable year, also must satisfy two tests relating to the nature of its assets. First, at least 75% of the value of the Company's total assets must be represented by cash or cash items (including certain receivable), government securities, "real estate assets," or, in cases where the Company raises new capital through stock or long-term (at least five-year) debt offerings, temporary investments in stock or debt instruments during the one-year period following the Company's receipt of such capital. The term "real estate assets" includes interests in real property, interests in mortgages on real property to the extent the mortgage balance does not exceed the value of the associated real property, and shares of other REITs. For purposes of the 75% asset requirement, the term "interest in real property" includes an interest in land and improvements thereon, such as buildings or other inherently permanent structures (including items that are structural components of such buildings or structures), a leasehold in real property, and an option to acquire real property (or a leasehold in real property). Second, of the investments not included in the 75% asset class, the value of any other issuer's securities owned by the Company may not exceed 5% of the value of the Company's total assets and the Company may not own more than 10% of any one issuer's outstanding voting securities (except for the stock of a subsidiary with respect to which it has held 100% of the stock at all times during the subsidiary's existence).


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     For purposes of the asset requirements, the Company will be deemed to own its proportionate share of the assets of any partnership of which it owns an interest, rather than its general partnership interest in the Company. The Company has represented that, as of the date of the Offering, (i) at least 75% of the value of its total assets will be represented by real estate assets, cash and cash items (including receivables), and government securities and (ii) it will not own any securities that do not satisfy the 75% asset requirement (except for the stock of subsidiaries with respect to which it has held 100% of the stock at all times during the subsidiary's existence). In addition, the Company has represented that it will not acquire or dispose, or cause the Company to acquire or dispose, of assets in the future in a way that would cause it to violate either asset requirement. Based on the foregoing, Aylward is of the opinion that the Company will satisfy both asset requirements for REIT status.

     If the Company should fail inadvertently to satisfy the asset requirements at the end of a calendar quarter, such a failure would not cause it to lose its REIT status if (i) it satisfied all of the asset tests at the close of the preceding calendar quarter and (ii) the discrepancy between the value of the Company's assets and its standards imposed by the asset requirements either did not exist immediately after the acquisition of any particular asset or was not wholly or partly caused by such an acquisition (i.e., the discrepancy arouse from changes in the market values of its assets). If the condition described in clause (ii) of the preceding sentence were not satisfied, the Company still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

     DISTRIBUTION REQUIREMENTS

     The Company, in order to qualify as a REIT, is required to distribute dividends (other than capital gain dividends) to its Shareholders in an amount at least equal to (i) the sum of (A) 95% of its "REIT taxable income" (computed without regard to the dividends paid deduction and its net capital gain) and (B) 95% of the net income (after tax), if any from foreclosure property, minus (ii) the sum of certain items of noncash income. Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before the Company timely files its tax return for such year and if paid on or before the first regular dividend payment after such declaration. To the extent that the Company does not distribute all of its net capital gain or distributes at least 95%, but less than 100%, of its "REIT taxable income," as adjusted, it will be subject to tax thereon at regular ordinary and capital gains corporate tax rates. Furthermore, if the income for such year, (ii) 95% of its REIT capital gain income for such year, and (iii) any undistributed taxable income from prior periods, the Company would be subject to a 4% nondeductible excise tax on the excess of such required distribution over the amounts actually distributed. The Company intends to make timely distributions sufficient to satisfy all annual distribution requirements.

     It is possible that, from time to time, the Company may experience timing differences between (i) the actual receipt of income and actual payment of deductible expenses and (ii) the inclusion of that income and deduction of such expenses in arriving at its REIT taxable income. For example, under the Percentage Leases, the Lessee may defer payment of the excess of the Percentage Rent over the Base Rent for a period of up to 90 days after the end of the calendar year in which such payment was due. In that case, the Company still would be required to recognize as income the excess of the Percentage Rent over the Base Rent in the calendar quarter to which it relates. Further, it is possible that, from time to time, the Company may be allocated a share of net capital gain attributable to the sale of depreciated property which exceeds its allocable share of cash attributable to that sale. Therefore, the Company may have less cash available for distribution than is necessary to meet its annual distribution requirements to avoid corporate income tax or the excise tax imposed on certain undistributed income. In such a situation, the Company may find it necessary to arrange for short-term (or possibly long-term) borrowings or to raise funds through the issuance of additional shares of common or preferred stock.

     Under certain circumstances, the Company may be able to rectify a failure to meet the distribution requirement for a year by paying "deficiency dividends" to its Shareholders in a later year, which may be included in the Company's deduction for dividends paid for the earlier year. Although the Company may be able to avoid being taxed on amounts distributed as deficiency dividends, it will be required to pay to the IRS interest based upon the amount of any deduction taken for deficiency dividends.

     Pursuant to applicable Treasury regulations, in order to be able to elect to be taxed as a REIT, the Company must

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maintain certain records and request on an annual basis certain information from its Shareholders designed to disclose the actual ownership of its outstanding stock. The Company intends to comply with such requirements.

     PARTNERSHIP ANTI-ABUSE RULE

     The Treasury Department recently issued a proposed regulation (the "Proposed Regulation") which would authorize the IRS, in the case of a certain abusive transaction involving partnerships, to disregard the form of the transaction and recast it for federal tax purposes as appropriate. The Proposed Regulation would apply only where a partnership is formed or availed of in connection with a transaction (or series of related transactions) with a principal purpose of substantially reducing the present value of the partners' aggregate federal tax liability in a manner that is inconsistent with the intent of the tax provisions that govern the taxation of partnerships and partners under the Code. The Proposed Regulation states that such partnership tax provisions are intended to permit taxpayers to conduct business for joint economic profit through a flexible arrangement that accurately reflects the partners' economic agreement without incurring an entity-level tax, but are not intended to permit taxpayers to (i) structure transactions using partnerships to achieve tax results that are inconsistent with the underlying economic arrangements of the parties or the substance of the transactions, or to (ii) use the existence of the partnerships to avoid the purposes of other provisions of the Code.

     If the conditions of the Proposed Regulation are met, the IRS is authorized to take appropriate remedial action, including disregarding the partnership for federal tax purposes or treating one or more partners as non-partners. The Proposed Regulation is proposed to be effective for all transactions relating to a partnership occurring on or after May 12, 1994. Subsequent to the issuance of the Proposed Regulation, representatives of the IRS and the Treasury Department have stated publicly that the Proposed Regulation is not intended to affect a corporation, such as the Company, that is seeking to qualify as a REIT and whose Affiliates own an interest in a partnership. Based on the foregoing, Aylward is of the opinion that such Proposed Regulation, if it were to be issued as a final regulation in its present form, would not adversely affect the Company's qualification as a REIT.

     DEPRECIATION

     For tax purposes, the Company's hotel properties will generally be depreciated on a straight line basis over 40 years and personal property owned by the Company generally will be depreciated over nine years.

FAILURE TO QUALIFY

     If the Company fails to qualify for taxation as REIT in any taxable year, and the relief provisions do not apply, the Company will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Distributions to the Shareholders in any year in which the Company fails to qualify will not be deductible by the Company nor will they be required to be made. In such event, to the extent of current and accumulated earnings and profits, all distributions to Shareholders will be taxable as ordinary income and, subject to certain limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, the Company also will be disqualified from taxation as a REIT for the four taxable years following the year during which the Company ceased to qualify as a REIT. It is not possible to state whether in all circumstances the Company would be entitled to such statutory relief.

TAXATION OF TAXABLE U.S. SHAREHOLDERS

     As long as the Company qualifies as a REIT, distributions made to the Company's taxable U.S. Shareholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken into account by such U.S. Shareholders as ordinary income and will not be eligible for the dividends received deduction generally available to corporations. As used herein, the term "U.S. Shareholder" means a holder of Common Stock that for U.S. federal income tax purposes is (i) a citizen or resident of the United States, (ii) a corporation, partnership, or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, or (iii) an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source. Distributions that are designated as capital gain

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dividends will be taxed as long-term capital gains (to the extent they do not exceed the Company's actual net capital gain for the taxable year) without regard to the period for which the Shareholder has held his Common Stock. However, corporate Shareholders may be required to treat up to 20% of certain capital gains dividends as ordinary income. Distributions in excess of current and accumulated earnings and profits will not be taxable to a Shareholder to the extent that they do not exceed the adjusted basis of the Shareholder's Common Stock, but rather will reduce the adjusted basis of such stock. To the extent that distributions in excess of current and accumulated earnings and profits exceed the adjusted basis of a Shareholder's Common Stock, such distributions will be included in income as long-term capital gain (or short-term capital gain if the Common Stock has been held for one year or less) assuming the Common Stock is a capital asset in the hands of the Shareholder. In addition, any distribution declared by the Company in October, November, or December of any year and payable to a Shareholder of record on a specified date in any such month shall be treated as both paid by the Company and received by the Shareholder on December 31 of such year, provided that the distribution is actually paid by the Company during January of the following calendar year.

     Shareholders may not include in their individual income tax returns any net operating losses or capital losses of the Company. Instead, such losses would be carried over by the Company for potential offset against its future income (subject to certain limitations). Taxable distribution from the Company and gain from the disposition of the Common Stock will not be treated as passive activity income and, therefore, Shareholders generally will not be able to apply any "passive activity losses" (such as losses from certain types of limited partnerships in which the Shareholder is a limited partner) against such income. In addition, taxable distributions from the Company and gain from the disposition of Common Stock generally will be treated as investment income for purposes of the investment interest limitations. The Company will notify the Shareholders after the close of the Company's taxable year as to the portions of the distributions attributable to the year that constitute ordinary income, return of capital, and capital gain.

TAXATION OF SHAREHOLDERS ON THE DISPOSITION OF THE COMMON STOCK

     In general, any gain or loss realized upon a taxable disposition of the Common Stock by a Shareholder who is not a dealer in securities will be treated as long-term capital gain or loss if the Common Stock has been held for more than one year and otherwise as short-term capital gain or loss. However, any loss upon a sale or exchange of Common Stock by a Shareholder who has held such stock for six months or less (after applying certain holding period rules), will be treated as a long-term capital loss to the extent of distributions from the Company required to be treated by such Shareholder as long-term capital gain. All or a portion of any loss realized upon a taxable disposition of the Common Stock may be disallowed if other shares of the Common Stock are purchased within 30 days before or after the disposition.

INFORMATION REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

     The Company will report to its U.S. Shareholders and the IRS the amount of distributions paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, a Shareholder may be subjected to backup withholding at the rate of 31% with respect to distributions paid unless such holder (i) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or (ii) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules. A Shareholder who does not provide the Company with his correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the Shareholder's income tax liability. In addition, the Company may be required to withhold a portion of capital gain distribution to any Shareholders who fail to certify their non-foreign status to the Company. See "Federal Income Tax Considerations -- Taxation of Foreign Shareholders."

TAXATION OF TAX-EXEMPT SHAREHOLDERS

     Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts ("Exempt Organizations"), generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income ("UBTI"). While many investments in real estate generate UBTI, the IRS has issued a published ruling that dividend distributions by a REIT to an exempt employee pension trust do not constitute UBTI, provided

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that the shares of the REIT are not otherwise used in an unrelated trade or business of the exempt employee pension trust. Based on that ruling and on the intention of the Company to invest its assets in a manner that will avoid the recognition of UBTI by the Company, amounts distributed by the Company to Exempt Organizations generally should not constitute UBTI. However, if an Exempt Organization finances its acquisition of the Common Stock with debt, a portion of its income from the Company will constitute UBTI pursuant to the "debt-financed property" rules. Furthermore, social clubs, voluntary employee benefits associations, supplemental unemployment benefit trust, and qualified group legal services plans that are exempt from taxation under paragraphs (7),
(9), (17), and (20), respectively, of Code Section 501(c) are subject to different UBTI rules, which generally will require them to characterize distributions from the Company as UBTI. In addition, for taxable years beginning on or after January 1, 1994, a pension trust that owns more than 10% of the Company is required to treat a percentage of the dividends from the Company as UBTI (the "UBTI Percentage") in certain circumstances. The UBTI Percentage is the gross income derived from an unrelated trade or business (determined as if the Company were a pension trust) divided by the gross income of the Company for the year in which the dividends are paid. The UBTI rule applies only if (i) the UBTI Percentage is at least 5%, (ii) the Company qualifies as a REIT by reason of the modification of the 5/50 Rule that allows the beneficiaries of the pension trust to be treated as holding shares of the Company in proportion to their actuarial interests in the pension trust, and
(iii) either (A) one pension trust owns more than 25% of the value of the Company's stock or (B) a group of pension trusts individually holding more than 10% of the value of the Company's stock collectively own more than 50% of the value of the Company's stock.

     While an investment in the Company by an Exempt Organization generally is not expected to result in UBTI except in the circumstances described in the preceding paragraph, any gross UBTI that does arise from such an investment will be combined with all other gross UBTI of the Exempt Organization for a taxable year and reduced by all deductions attributable to the UBTI plus $1,000. Any amount then remaining will constitute UBTI on which the Exempt Organization will be subject to tax. If the gross income taken into account in computing UBTI exceeds $1,000 the Exempt Organization is obligated to file a tax return for such year on an IRS Form 990-T. Neither the Company, the Board of Directors, nor any of their Affiliates expects to undertake the preparation or filing of IRS Form 990-T for any Exempt Organization in connection with an investment by such Exempt Organization in the Common Stock. Generally, IRS Form 990-T must be filed with the IRS by April 15 of the year following the year to which it relates.

CAPITAL GAIN AND LOSSES

     A capital asset generally must be held for more than one year in order for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The Omnibus Budget Reconciliation Act of 1993 increased the highest marginal individual income tax rate to 39.6%, but generally did not change the tax rate on net capital gains applicable to individuals. Thus the tax rate differential between capital gain and ordinary income for individuals may be significant. In addition, the characterization of income as capital or ordinary may affect the deductibility of capital losses. Capital losses not offset by capital gains may be deducted against an individual's ordinary income only up to a maximum annual deduction of $3,000. Unused capital losses may be carried forward. All net capital gain of a corporate taxpayer is subject to tax at ordinary corporate rates. A corporate taxpayer can deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

TAXATION OF FOREIGN SHAREHOLDERS

     UNITED STATES TAXATION RULES

     The rules governing U.S. federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and other foreign shareholders (collectively, "Non-U.S. Shareholders") are complex and no attempt will be made herein to provide more than a summary of such rules. PROSPECTIVE NON-U.S. SHAREHOLDERS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS TO DETERMINE THE IMPACT OF FEDERAL, STATE, AND LOCAL INCOME TAX LAWS WITH REGARD TO AN INVESTMENT IN THE COMMON STOCK, INCLUDING ANY REPORTING REQUIREMENTS.

     Distributions to Non-U.S. Shareholders that are not attributable to gain from sales or exchanges by the Company of U.S.

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real property interests and are not designated by the Company as capital gains dividends will be treated as dividends of ordinary income to the extent that they are made out of current or accumulated earnings and profits of the Company. Such distributions ordinarily will be subject to a withholding tax equal to 30% of the gross amount of the distribution unless an applicable tax treaty reduces or eliminates that tax. However, if income from the investment in the Common Stock is treated as effectively connected with the Non-U.S. Shareholder's conduct of a U.S. trade or business, the Non-U.S. Shareholder generally will be subject to federal income tax at graduated rates, in the same manner as U.S. Shareholders are taxed with respect to such distributions (and also may be subject to the 30% branch profits tax in the case of a Non-U.S. Shareholder that is a foreign corporation). The Company expects to withhold U.S. income tax at the rate of 30% of the gross amount of any such distributions made to a Non-U.S. Shareholder unless (i) a lower treaty rate applies and any required form evidencing eligibility for that reduced rate is filed with the Company or (ii) the Non-U.S. Shareholder files an IRS Form 4224 with the Company claiming that the distribution is effectively connected income. Distributions in excess of current and accumulated earnings and profits of the Company will not be taxable to a Shareholder to the extent that such distributions do not exceed the adjusted basis of the Shareholder's Common Stock, but rather will reduce the adjusted basis of such stock. To the extent that distributions in excess of current and accumulated earnings and profits exceed the adjusted basis of a Non-U.S. Shareholder's Common Stock, such distributions will give rise to tax liability if the Non-U.S. Shareholder would otherwise be subject to tax on any gain from the sale or disposition of his Common Stock, as described below. Because it generally cannot be determined at the time a distribution is made whether or not such distribution will be in excess of current and accumulated earnings and profits, the entire amount of any distribution normally will be subject to withholding at the same rate as a dividend. However, amounts so withheld are refundable to the extent it is determined subsequently that such distribution was, in fact, in excess of current and accumulated earnings and profits of the Company.

     For any year in which the Company qualifies as a REIT, distributions that are attributable to gain from sales or exchanges by the Company of U.S. real property interests will be taxed to a Non-U.S. Shareholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). Under FIRPTA, distributions attributable to gain from sales of U.S. real property interests are taxed to a Non-U.S. Shareholder as if such gain were effectively connected with a U.S. business. Non-U.S. Shareholders thus would be taxed at the normal capital gain rates applicable to U.S. Shareholders (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). Distributions also may be subject to a 30% branch profits tax in the hands of a foreign corporate Shareholder not entitled to treaty relief or exemption. The Company is required by currently applicable Treasury Regulations to withhold 34% of any distribution that is designated by the Company as a capital gains dividend. However, because of Omnibus Budget Reconciliation Act of 1993 provides for an increase in the rate of withholding for distributions made by certain domestic partnerships, trust, and estates to 35%, the Treasury Regulations could be amended to impose a similar withholding rate on REIT capital gain dividends. The amount withheld is creditable against the Non-U.S. Shareholder's FIRPTA tax liability.

     Gain recognized by a Non-U.S. Shareholder upon a sale of his Common Stock generally will not be taxed under FIRPTA if the Company is a "domestically controlled REIT," defined generally as a REIT in which at all times during a specified testing period less than 50% in value of the stock was held directly or indirectly by foreign persons. It is currently anticipated that the Company will be a "domestically controlled REIT" and, therefore, the sale of the Common Stock will not be subject to taxation under FIRPTA. However, because the Common Stock will be publicly traded, no assurance can be given that the Company will continue to be a "Domestically controlled REIT." Furthermore, gain not subject to FIRPTA will be taxable to a Non-U.S. Shareholder if (i) investment in the Common Stock is effectively connected with the Non-U.S. Shareholder's U.S. trade or business, in which case the Non-U.S. Shareholder will be subject to the same treatment as U.S. Shareholders with respect to such gain, or (ii) the Non-U.S. Shareholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable and certain other conditions apply, in which case the nonresident alien individual will be subject to a 30% tax on the individual's capital gains. If the gain on the sale of the Common Stock were to be subject to taxation under FIRPTA, the Non-U.S. Shareholder will be subject to the same treatment as U.S. Shareholders with respect to such gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). IN ADDITION, NON-U.S. SHAREHOLDERS SHOULD BE AWARE THAT LEGISLATIVE PROPOSALS HAVE BEEN MADE TO SUBJECT FOREIGN PERSONS TO U.S. TAX IN CERTAIN CIRCUMSTANCES ON THEIR GAINS FROM THE SALE OF STOCK IN U.S. CORPORATIONS. THERE CAN BE NO ASSURANCE THAT SUCH A PROPOSAL WILL NOT BE

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ENACTED INTO LAW IN A FORM DETRIMENTAL TO FOREIGN HOLDERS OF THE COMMON STOCK.

     OTHER TAX CONSEQUENCES

     The Company and its Shareholders may be subject to state or local taxation in various state or local jurisdictions, including those in which it or they transact business or reside. The state and local tax treatment of the Company and its Shareholders may not conform to the federal income tax consequences discussed above. CONSEQUENTLY, PROSPECTIVE SHAREHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE EFFECT OF STATE AND LOCAL TAX LAWS ON AN INVESTMENT IN THE COMPANY.

SALE OF THE COMPANY'S PROPERTY

     Generally, any gain realized by the Company on the sale of property by the Company held for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. However, as indicated above, a sale by the Company of any of the Hotels will also generate the "built-in gain" inherent in the Initial Hotels as of January 1, 1995, and in the Acquisition Hotel at the date of the Company's acquisition of the Acquisition Hotel. The Board of Directors has adopted a policy that any decision to sell the Hotels will be made by a majority of the Independent Directors. See "Risk Factors -- Conflicts of Interest."

     The Company's share of any gain realized by the Company on the sale of any property held by the Company as inventory or other property held primarily for sale to customers in the ordinary course of the Company's trade or business, however, will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Such prohibited transaction income also may have an adverse effect upon the Company's ability to satisfy the income test for REIT status. See "Federal Income Tax Considerations -- Requirements for Qualification -- Income Tests."

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                                  UNDERWRITING

     The Company will not use an underwriter with respect to the issuance of shares of its Class A Common Stock to Mission Bay. However, the Company has entered into an Underwriting Agreement with respect to the issuance and sale of
the 500,000 shares of its Class A Common Stock in the Public Offering.   The
Underwriting Agreement (between the Company and La Jolla Securities Corporation) provides for an "all or none" underwriting. Thus, if all 500,000 shares are not sold for $10.00 per share (for a gross consideration of $5 million), the Public Offering will not occur. The Underwriter has conditioned the closing of the underwritten Public Offering upon the prior receipt of an opinion from the Company's counsel stating that either: (i) the Mission Bay Acquisition is statutorily exempt from the Federal Roll-Up Rules, (ii) the Mission Bay Acquisition has been administratively exempted from the Federal Roll-Up Rules, or (iii) the Mission Bay Acquisition complies in all respects with the Federal Roll-Up Rules.

     Prior to this Offering, there has been no public market for the Company's Common Stock. The initial Exchange Value of the Common Stock being offered in the Formation Transactions will be $10 per share. Once the shares are listed and traded on either the AMEX or the NASDAQ National Market, the value of the Common Stock will be established by a market mechanism. Since this traded value could be lower (or possibly higher) than the Exchange Value, the value of the Common Stock after trading commences most likely would be different than the Exchange Value. The factors which will underlie this traded value, in addition to prevailing market conditions, will be dividend yields and certain financial characteristics of publicly traded REITs that are comparable to the Company, the expected results of operations of the Company (which are based on the results of operations of the Hotels in recent periods), the current state of the hotel industry and an assessment of the Company's management.

     The Company has applied for a listing of its shares of Class A Common Stock on the AMEX. While the Company expects this AMEX listing to occur, if for any reason the shares of Class A Common Stock are not listed on the AMEX, the shares of Class A Common Stock will be listed on the NASDAQ. Notwithstanding the listing of the Company's Class A Common Stock on the AMEX or the NASDAQ, there can be no assurance that an active public market for the Common Stock will develop and continue after the Offering.

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                                     EXPERTS

     The Financial Statements of the Initial Hotels as of December 31, 1994 and 1993 and for the years ended December 31, 1994, 1993, and 1992 included in this Statement have been audited by William H. Ling, Certified Public Accountant, San Diego, California, an independent accountant, as set forth in his reports thereon included elsewhere herein and in the Registration Prospectus. Such Financial Statements are included in reliance upon such reports given on his authority as an expert in accounting and auditing.

     The Financial Statements of AAG as of December 31, 1994 and 1993 and for the years ended December 31, 1994, 1993, and 1992 included in this Statement have been audited by William H. Ling, Certified Public Accountant, San Diego, California, an independent accountant, as set forth in his reports thereon included elsewhere herein and in the Registration Prospectus. Such Financial Statements are included in reliance upon such reports given on his authority as an expert in accounting and auditing.

     The Balance Sheet of Host Funding, Inc. as of April 1, 1995 included in this Statement has been audited by William H. Ling, Certified Public Accountant, San Diego, California, an independent accountant, as set forth in his reports thereon included elsewhere herein and in the Registration Prospectus. Such Balance Sheet is included in reliance upon such reports given on his authority as an expert in accounting and auditing.

     The Financial Statements of Mission Bay as of December 31, 1994, 1993, and 1992 and for the years ended December 31, 1994, 1993, and 1992 included in this Statement have been audited by Levitz, Zacks & Ciceric, Certified Public Accountants, San Diego, California, independent accountants, as set forth in their reports thereon included elsewhere herein and in the Registration Prospectus. Such Financial Statements are included in reliance upon such reports given on their authority as an expert in accounting and auditing.

     The results of the appraisals of the Hotels by Arthur Andersen LLP are included herein on the authority of said firm as an expert in valuations and appraisals of hotel properties.


                             REPORTS TO SHAREHOLDERS

     The Company intends to furnish its Shareholders with annual reports containing consolidated financial statements audited by its independent certified public accountants and with quarterly reports containing unaudited condensed consolidated financial statements for each of the first three quarters of each fiscal year.

                                  LEGAL MATTERS

     The validity of the shares of Common Stock offered hereby will be passed upon for the Company by attorney Peter G. Aylward, San Diego, California. In that connection, Mr. Aylward is relying upon an opinion of Ballard Spahr Andrews & Ingersoll of Baltimore, Maryland as to certain matters of Maryland law. In addition, the description of federal income tax consequences contained in the section of the Prospectus entitled "Federal Income Tax Considerations" is based on the opinion of attorney Peter G. Aylward, San Diego, California.

ADDITIONAL INFORMATION

     The Company has filed with the SEC a Registration Statement on Form S-4 under the Securities Act with respect to the securities offered hereby as well as a Form S-11 with respect to the securities issued in the Public Offering. This Prospectus does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the SEC. Descriptions and summaries contained in this Prospectus as to the content of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference and the exhibits and schedules hereto. For further information regarding the Company and the Common Stock offered hereby, reference is hereby made to the Registration Statements and such exhibits and schedules.

     The Registration Statements described above and the exhibits and schedules forming a part thereof filed by the Company with the Commission can be inspected and copies obtained from the Commission at Room 1204, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the

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Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

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                                    GLOSSARY

     Unless the context otherwise requires, the following capitalized terms shall have the meanings set forth below for the purposes of this Prospectus.

     "AAG" means All American Group, Ltd. a Delaware limited partnership.

     "AAG AFFILIATES" means Guy and Dorothy Hatfield and their respective Affiliates.

     "AAG PARTNERS" means the partners of AAG who have received Common Stock of the Company upon the consummation of the Contribution and Assumption Agreement.

     "ACQUISITION CO." means Host Acquisition Group, LLC, a Delaware limited liability company.

     "ACQUISITION HOTEL" means the Super 8 hotel located in San Diego, California which the Company will acquire from Mission Bay Super 8, Ltd., a California limited partnership, pursuant to the Mission Bay Acquisition.

     "ADDITIONAL CHARGES" means certain other amounts, including interest accrued on any late payments or charges, due under the Percentage Leases.

     "ADJUSTED APPRAISED VALUE" means the appraised value of Mission Bay determined by Arthur Andersen, LLP as adjusted for outstanding indebtedness, security deposits, prepayment penalties and selling costs.

     "ADVISOR" means Host Funding Advisors, Inc., a Delaware corporation.

     "ADVISORY AGREEMENT" means an Advisory Agreement between the Company and the Advisor pursuant to which the Advisor will provide management and investment services to the Company.

     "AFFILIATE" means (i) any person that, directly or indirectly, controls or is controlled by or is under common control with such person, (ii) any other person that owns, beneficially, directly or indirectly, five percent (5%) or more of the outstanding capital stock, shares or equity interests of such person, or (iii) any officer, director, employee, partner or trustee of such person or any person controlling, controlled by or under common control with such person (excluding trustees and persons serving in similar capacities who are not otherwise an Affiliate of such person). The term "person" means and includes individuals, corporations, general and limited partnerships, stock companies or associations, joint ventures, associations, companies, trusts, banks trust companies, land trusts, business trusts, or other entities and governments and agencies and political subdivisions thereof. For the purposes of this definition, "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, through the ownership of voting securities, partnership interests or other equity interests.

     "AMEX" means the American Stock Exchange.

     "APPLICATION" means the Applications for Qualification of Securities, as amended (of which this Prospectus/Consent Solicitation is a part) under the California Corporate Securities Law of 1968, with respect to the shares of Class A Common Stock to be issued in the Mission Bay Acquisition and shares of Class A Common Stock which are issuable in exchange for Limited Partnership Interests. See "Description of Shares - Exchange of Shares.

     "BASE RENT" means the fixed obligation of the Lessee to pay a sum certain in monthly rent under each of the Percentage Leases.

     "BOARD OF DIRECTORS" means the Board of Directors of the Company, as constituted from time to time.

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     "BYLAWS" means the Bylaws of the Company, as in effect from time to time, including the proposed Restated Bylaws to be effective prior to the consummation of the Mission Bay Acquisition.

     "CAPITAL EXPENDITURE RESERVE ACCOUNT" means the reserve account in which the Lessee must make quarterly deposits of an amount equal to a minimum of $125 per room per quarter (increased by an inflation factor for future years) to fund replacements of furniture, fixtures and equipment in the Hotels which replacements must be generally approved by the Company.

     "CASH AVAILABLE FOR DISTRIBUTION" means the pro forma net income increased by amortization and depreciation and decreased by estimated non-development related capital expenditures and estimated debt repayments plus adjustments for certain known events occurring after December 31, 1994 that are not reflected in the pro forma results of operations. Cash available for distribution should not be considered as an alternative to net income (determined in accordance with generally accepted accounting principles) as an indication of performance or to cash flow from operating activities as a measure of liquidity, nor is it necessarily indicative of sufficient cash flow to fund all the Company's needs.

     "CHARTER" means the Articles of Incorporation of the Company, together with the proposed Articles of Amendment and Restatement to be effective prior to the consummation of the Mission Bay Acquisition.

     "CLASS A COMMON STOCK" means the Company's shares of Class A Common Stock, $.01 par value.

     "CLASS B COMMON STOCK" means the Company's shares of Class B Common Stock, $.01 par value.

     "CLASS C COMMON STOCK" means the Company's shares of Class C Common Stock, $.01 par value.

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "COMMISSION" means the Securities and Exchange Commission.

     "COMMON STOCK" means the Common Stock of the Company, par value, $.01 per share, including the shares of Class A Common Stock, Class B Common Stock, and Class C Common Stock.

     "COMPANY" means Host Funding, Inc., a Maryland corporation.

     "CONSENT FORM" means the Transmittal Letter, the Partner Consent, the Statement of Election and the Power of Attorney, which, together with the Prospectus/Consent Solicitation Statement and partner information schedule constitute the Solicitation Materials. A form of CONSENT FORM is attached hereto as Appendix A.

     "CONTRIBUTION AND ASSUMPTION AGREEMENT" means the agreement entered into by and between AAG and the Company effective as of April 1, 1995, whereby the Company acquired the Initial Hotels and the Hatfield Note from AAG in exchange for 100 Initial Shares of Common Stock in the Company.

     "CPI" means the United States Consumer Price Index.

     "CROSSROADS PARENT" means Crossroads Hospitality Company, LLC, a Delaware limited liability company, which owns 75% of the voting interests in the Lessee and a 99% interest in the profits, losses, and distributions of the Lessee.

     "DEPARTMENT" means the California Department of Corporations.

     "DIRECTORS" means the members of the Company's Board of Directors.

     "DISINTERESTED DIRECTORS" means, with respect to any transaction proposed between the Company and another party (the "Contracting Party"), those directors who:

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     (a) do not serve as directors, officers, partners or trustees of, or in any similar capacity of control with respect to, the Contracting Party;

     (b) do not own, directly or indirectly, have a beneficial interest in, or have the right to vote, any of the equity and/or debt security of the Contracting Party; PROVIDED, HOWEVER, that the ownership, control or interest in less than 1% of the outstanding debt and/or equity securities of the Contracting Party shall not cause a director to lose his status as a Disinterested Director is the Contracting Party is a public company and the director's interest is disclosed to the Board of Directors before any action is taken with respect to the proposed transaction;

     (c) are not otherwise affiliated with the Contracting Party; and

     (d) have not received, and have no expectations or understanding with respect to the future receipt of compensation, fees, remuneration, commissions or other financial gain from the Contracting Party with respect to the proposed transaction or as to any other transaction if such financial gain is or could be construed as a reciprocal business arrangement.

     "DISSENTING PARTNER" means, with respect to Mission Bay, a Partner in Mission Bay who casts a vote against the Mission Bay Acquisition (and Mission Bay ultimately approves and closes said Mission Bay Acquisition), and elects to receive cash in lieu of shares of Class A Common Stock in accordance with "Voting Procedures--Dissenters' Rights."

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "EXCESS STOCK" means Common Stock owned directly or indirectly by a person in excess of the 9.9% Ownership Limit as set forth in the Company's Articles of Incorporation, with such Excess Stock being transferred by operation of law to the Company as trustee for the exclusive benefit of the transferee of the original holder of said excess shares; and while held in trust, the shares of Excess Stock will not be entitled to vote or share in any dividends.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and applicable regulations thereunder.

     "EXCHANGE VALUE" means the constant dollar value of $10 per share based on which the Company will issue its Common Stock in the Formation Transactions.

     "EXEMPT ORGANIZATIONS" means tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts.

     "FINANCIAL ASSET ACQUISITION AGREEMENT" means the agreement entered into by and between AAG and the Lessee effective as of January 1, 1995, whereby the Lessee acquired the financial assets of the Initial Hotels from AAG in exchange for the Lessee's assumption of liabilities and transfer of a promissory note to AAG in the amount of $60,135.

     "FINANCING AGREEMENT" means the agreement entered into by and between the Hatfield Affiliates and the Company effective April 1, 1995 whereby the Hatfield Affiliates promised to maintain real property security for the Hatfield Note.

     "FIRPTA" means the Foreign Investment in Real Property Tax Act of 1980, as amended.

     "FORMATION TRANSACTIONS" means the principal transactions in connection with the formation of the Company as a REIT, the acquisition of the Acquisition Hotel by the Company in exchange for its shares of Common Stock, and the Public Offering of shares of Common Stock of the Company for cash.

     "FUNDS FROM OPERATIONS" means net income (loss) before gain on sale of property plus certain non-cash items such as depreciation and amortization. Funds From Operations should not be considered as an alternative to net income (determined in accordance with generally accepted accounting principles), as an indication of performance or to cash flow from operating activities as a measure of liquidity, nor is it necessarily indicative of sufficient cash flow to fund all of the Company's needs.

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

     "GOVERNING DOCUMENTS" means the Charter and Bylaws of the Company.

     "HATFIELD AFFILIATES" means (i) any person that, directly or indirectly, controls or is controlled by or is under common control with Guy E. Hatfield or his Affiliates, (ii) any other person that owns, beneficially, directly or indirectly, five percent (5%) or more of the outstanding capital stock, shares or equity interests of any person in which Guy E. Hatfield owns capital stock, shares or equity interests, (iii) any officer, director, employee, partner or trustee of any entity in which Guy E. Hatfield controls or is under common control with Guy E. Hatfield (excluding trustees and persons serving in similar capacities who are not otherwise an Affiliate of Guy E. Hatfield), or (iv) any and all of the immediate family members of Guy E. Hatfield. The term "person" means and includes individuals, corporations, general and limited partnerships, stock companies or associations, joint ventures, associations, companies, trusts, banks trust companies, land trusts, business trusts, or other entities and governments and agencies and political subdivisions thereof. For the purposes of this definition, "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of any entity in which Guy E. Hatfield or his Affiliates own, through the ownership of voting securities, partnership interests or other equity interests.

     "HATFIELD AFFILIATES' CONTRIBUTION GAIN" means the Company's net asset deficit of $8,612,000 resulting from the contribution of assets by AAG to the Company pursuant to the Contribution and Assumption Agreement, which amounts to the difference of $8,612,000 between the book value of the net assets contributed by AAG to the Company pursuant to the Contribution and Assumption Agreement and the fair value of the Initial Shares received by the Hatfield Affiliates.

     "HATFIELD NOTE" means the secured promissory note for the amount of $1,805,675 of Guy Hatfield and certain of his Affiliates to AAG which was assigned by AAG to the Company as part of the Contribution and Assumption Agreement.

     "HATFIELD NOTE AMENDMENTS" means the amendments made to the (i) Financing Agreement, (ii) Hatfield Note, and (iii) Pledge Agreement, effective upon the closing of the Formation Transactions whereby the interest rate and security for the Hatfield Note will be altered and amended.

     "HOTELS" means collectively the (i) four Initial Hotels, and (ii) the Acquisition Hotel.

     "IHCM" means IHC Member Corporation, a Delaware corporation, that owns 25% of the voting interests in the Lessee and a 1% interest in the profits, losses, and distributions of the Lessee. IHCM also owns 25% of the voting interests and a 1% interest in the profits, losses, and distributions in Crossroads Parent.

     "IMPOSITIONS" means, other than the property taxes on the Hotels (the Company will pay such property taxes), all taxes, assessments, ground rents, water, sewer or other rents and charges, excises, tax inspection, authorization or similar fees and all other governmental charges.

     "INDEPENDENT DIRECTOR" means a director of the Company who is not an officer or employee of the Company, any Affiliate of an officer or employee or any Affiliate of (i) any advisor to the Company under an advisory agreement,
(ii) any lessee of any property of the Company, (iii) any subsidiary of the Company, or (iv) any partnership which is an Affiliate of the Company.

     "INFORMATION AGENT" means the Company or such other person or persons that have been engaged by the Company to solicit and/or tabulate Partner Consents from the Partners and to perform certain consulting, administrative and clerical work in connection with the Mission Bay Acquisition.

     "INITIAL HOTELS" means the four hotel properties acquired by the Company from AAG pursuant to the Contribution and Assumption Agreement; specifically the Poplar Bluff Super 8 located in Poplar Bluff, Missouri, the Rock Falls Super 8 located in Rock Falls, Illinois, the Miner Super 8 located in Miner, Missouri, and the Somerset Super 8 located in Somerset, Kentucky.

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

     "INITIAL SHARES" means the 100 shares of the Company's Common Stock presently held by the Hatfield Affiliates.

     "IRS" means the Internal Revenue Service.

     "INTERSTATE" means Interstate Hotels Corporation, a Pennsylvania corporation, which owns 75% of the voting interests and a 99% interest in the profits, losses, and distributions of the Lessee.

     "LESSEE" means Crossroads Hospitality Tenant Company, LLC, a Delaware limited liability company which will lease the Hotels from the Company pursuant to the Percentage Leases.

     "MASTER AGREEMENT" means the agreement which will be entered into by and between (i) the Company, (ii) the Lessee, and (iii) Crossroads Parent, whereby the Lessee is required to, and Crossroads Parent guaranties that the Lessee will, subject to certain terms and conditions, maintain certain net worths during the first five years of the Percentage Leases.

     "MGCL" means the General Corporation Law of Maryland.

     "MISSION BAY" means Mission Bay Super 8 Ltd., a California limited partnership, sometimes referred to as the "Partnership".

     "MISSION BAY ACQUISITION AGREEMENT" means the asset acquisition agreement by and between Mission Bay and the Company upon the consummation of which the Company will acquire the assets of Mission Bay (i.e., the Acquisition Hotel) in exchange for shares of Common Stock of the Company and after which the shares of Common Stock of the Company will be distributed to the Limited Partners of Mission Bay in a final liquidating distribution of Mission Bay.

     "MISSION BAY LIMITED PARTNERS" means the limited partners of Mission Bay Super 8, Ltd, sometimes referred to simply as Limited Partners.

     "NAREIT" means National Association of Real Estate Investment Trusts.

     "NON-COMPETITION AGREEMENT" means the agreement entered into by and between the Company, on one hand, and Guy and Dorothy Hatfield, on the other, dated September __, 1995, whereby Mr. Hatfield has agreed, except for the Hatfield Inn located in Sikeston, Missouri, not to develop, own, operate or manage any hotel properties within a five (5) mile radius of any hotel property owned by the Company.

     "NONQUALIFYING INCOME" means income not described in Section 856(c)(2) of the Code, or any successor provisions.

     "NON-U.S. SHAREHOLDERS" means nonresident alien individuals, foreign corporations, foreign partnership and foreign trusts and estates.

     "OFFERING" means the offerings of shares of Common Stock to the purchasers in the Public Offering as well as the offerings of shares of Common Stock to the Mission Bay Limited Partners pursuant to the Mission Bay Acquisition Agreement as well as the issuance of the Class A Common Stock, Class B Common Stock, and Class C Common Stock to the Hatfield Affiliates in exchange for the Initial Shares in the Formation Transactions.

     "OWNERSHIP LIMITATION" means the direct or constructive ownership by any stockholder or group of affiliated stockholders of more than 9.9% of the outstanding shares of Class A Common Stock.

     "OWNERSHIP LIMITATION PROVISION" means a provision of the Articles of Incorporation restricting the ownership of share of Common Stock to the Ownership Limitation.

     "PARTICIPATING PARTNER" means a Partner of Mission Bay who participates in the Mission Bay Acquisition and who is not a Dissenting Partner.


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

     "PARTNERS" means the general partners and the limited partners of Mission Bay and reference to a "PARTNER" shall be to any one of the Partners.

     "PARTNERSHIP AGREEMENT" means the partnership agreement of Mission Bay as amended and restated.

     "PERCENTAGE LEASES" means the operating leases between the Lessee and the Company pursuant to which the Lessee will leases the Hotels from the Company and which the Lessee will lease the Acquisition Hotel from the Company.

     "PERCENTAGE RENT" means rent based on percentages of revenue payable by the Lessee pursuant to the Percentage Leases.

     "POST-FORMATION ACQUISITION AGREEMENT" means the agreement which the Company and the Acquisition Co. will enter into upon the closing of the Offering whereby the Acquisition Co. will acquire additional hotel properties on behalf of the Company and subject to the investment criteria of the Company in exchange for a 6% placement fee.

     "PREFERRED STOCK" means the preferred stock, par value $.01 per share, of the Company.

     "PRO FORMA DISTRIBUTION" means the pro forma distribution rate the Company has established of $0.8825 for 1996 and $0.7925 for 1997.

     "PROSPECTUS/CONSENT SOLICITATION STATEMENT" means this Prospectus/Consent Solicitation Statement of the Company, as it may be further supplemented or amended from time to time.

     "PUBLIC OFFERING" means the offering of shares of Common Stock by the Company with a minimum required gross cash offering proceeds of $5,000,000.

     "QUALIFIED PLANS" means qualified pension, profit-sharing and other employee retirement benefit plans (including Keogh plans) and trusts, bank commingled trust funds for such plans and individual retirement accounts.

     "QUALIFYING DISTRIBUTIONS" means distributions made by the Company attributable to any calendar year to the extent they do not exceed 100% of REIT Taxable Income for such year.

     "REIT" means a real estate investment trust as defined in Section 856 of the Code or any successor provisions.

     "REIT QUALIFYING INCOME" means income described in Section 856(c)(3) of the Code, or any successor provision.

     "REIT QUALIFYING INVESTMENT" means an investment in assets described in
Section 856(c)(5) of the Code, or any successor provision.

     "REIT TAXABLE INCOME" means "real estate investment trust taxable income" as computed under Section 857 of the Code.

     "RENTS" mean the Base Rent and the Percentage Rent, collectively.

     "REVPAR" means revenue per available room.

     "RULE 144" means the rule promulgated under the Securities Act that permits holders of restricted securities as well as affiliates of an issuer of the securities, pursuant to certain conditions and subject to certain restrictions, to sell their securities publicly without registration under the Securities Act.

     "SEC" means the United State Securities and Exchange Commission.

     "SHAREHOLDERS" mean the holders of the Company's Common Stock.

     "SOLICITATION MATERIALS" means the Prospectus/Consent Solicitation Statement together with the Consent Form and any other materials approved for use in the solicitation, which will be used by the Company to solicit the votes of the Partners to the Mission Bay Acquisition.

     "SOLICITATION PERIOD" means the period during which the Mission Bay Partners may vote "for" or "against" the Mission Bay Acquisition which commences upon the delivery of the Prospectus to the Mission Bay Limited Partners (on or about ____, 1995) and will continue until the later of thirty (30) calendar days after the initial delivery of the Prospectus or such later date as may be selected by the Company and as to which notice is given to the Partner.

     "TARGET DISTRIBUTION" means the target distribution rate the Company has established with respect to shares of Class A Common Stock for the twelve month period commencing January 1, 1996 of $0.91 per share.

     "TREASURY REGULATIONS" means the United States Treasury Regulations promulgated under the Code, as such Treasury Regulations may be amended from time to time (including corresponding provisions of succeeding regulations) whether in final, temporary or proposed form.

     "UBTI" means unrelated business taxable income under the Code.

     "UNDERWRITER" means La Jolla Securities Corporation, a California corporation.

     "UNDERWRITING AGREEMENT" means the agreement entered into by and between the Company and the Underwriter dated August 22, 1995, and as amended on September __, 1995, whereby the Company has retained the Underwriter to conduct an "all or none" underwriting for the 500,000 shares of Class A Common Stock to be issued in the Public Offering.

     "VOTING STOCK" means, at any time, all of the then outstanding stock of the Company entitled to vote generally in the election of Directors.

                          INDEX TO FINANCIAL STATEMENTS



I.   HOST FUNDING, INC. FINANCIAL STATEMENTS:  THE INITIAL HOTELS

     Introduction to Pro Forma Financial Statements. . . . . . . . . . . . .F-3
     Unaudited Pro Forma Balance Sheet as of June 30, 1995 . . . . . . . . .F-4
     Unaudited Pro Forma Statement of Income for the year ended
             December 31, 1994, the twelve months ended June 30,
             1995 and the six months ended June 30, 1995 and June
             30, 1994. . . . . . . . . . . . . . . . . . . . . . . . . F-5 - F-8
     Notes to Unaudited Pro Forma Financial Statements . . . . . . . .F-9 - F-11
     Independent Auditor's Report. . . . . . . . . . . . . . . . . . . . . .F-12
     Balance Sheet as of April 1, 1995 and June 30, 1995 (unaudited) . . . .F-13
     Statement of Income for the six months ended June 30, 1995
             (Unaudited) . . . . . . . . . . . . . . . . . . . . . . . . . .F-14
     Statements of Cash Flows for the six months ended June 30, 1995
             (Unaudited) . . . . . . . . . . . . . . . . . . . . . . . . . .F-15
     Notes to Financial Statements . . . . . . . . . . . . . . . . . F-16 - F-18


II.  CROSSROADS HOSPITALITY TENANT COMPANY, LLC:  THE LESSEE

     Introduction to Pro Forma Financial Statements. . . . . . . . . F-19 - F-22
     Unaudited Pro Forma Balance Sheet as of June 30, 1995 . . . . . F-23 - F-24
     Unaudited Pro Forma Statement of Operations for the year ended
             December 31, 1994, the twelve months ended June 30,
             1995 and the six months ended June 30, 1995 and 1994. . .F-25 -F-28
     Notes to Unaudited Pro Forma Financial Statements . . . . . . . . . . .F-29

III. INITIAL HOTELS FINANCIAL STATEMENTS:  THE INITIAL HOTELS

     Independent Auditor's Report. . . . . . . . . . . . . . . . . . . . . .F-30
     Combined Statements of Assets, Liabilities and Net Investment
             and Advances as of December 31, 1994 and December 31, 1993
             and as of June 30, 1995 (Unaudited) . . . . . . . . . . . . . .F-31
     Combined Statements of Revenues and Expenses Excluding Income Taxes
             for the calendar years ended December 31, 1994, 1993 and
             1992 and the six months ended June 30, 1994 and 1995
             (unaudited) . . . . . . . . . . . . . . . . . . . . . . . . . .F-32
     Combined Statements of Cash Flows for the calendar years ended
             December 31, 1994, 1993 and for the six months ended
             June 30, 1995 (Unaudited) and June 30, 1994 (Unaudited). . . . F-33
     Notes to Combined Financial Statements. . . . . . . . . . . . . .F-34 -F-39

IV.  INN FUND, LLC FINANCIAL STATEMENTS (UNAUDITED):   THE CURRENT LESSEE

     Unaudited Balance Sheet as of June 30, 1995 . . . . . . . . . . . . . .F-40
     Unaudited Statements of Operations for the six months ended
             June 30, 1995 . . . . . . . . . . . . . . . . . . . . . . . . .F-41
     Unaudited Statement of Cash Flows for the six months ended
             June 30, 1995 . . . . . . . . . . . . . . . . . . . . . . . . .F-42
     Notes to Unaudited Financial Statements . . . . . . . . . . . . F-43 - F-45

V.   MISSION BAY SUPER 8, LTD.:    THE ACQUISITION HOTEL

     (A) Mission Bay's Financial Statements for the fiscal years ended December 31, 1993 and 1994 (included in Mission Bay's previously filed Form 10-K (SB) for the fiscal year ended December 31, 1994).

     Independent Auditor's Report on Financial Statements. . . . . . . . . .F-46
     Balance Sheet as of December 31, 1994 and 1993 . . . . . . . . .F-47 - F-48
     Statements of Operations Years Ended December 31, 1994,
             and 1993. . . . . . . . . . . . . . . . . . . . . . . . . . . .F-49
     Statements of Partners' Capital Years Ended December 31, 1994,
             and 1993. . . . . . . . . . . . . . . . . . . . . . . . . . . .F-50
     Statements of Cash Flows Years Ended December 31, 1994,
             and 1993. . . . . . . . . . . . . . . . . . . . . . . . . . . .F-51
     Notes to Financial Statements Years Ended December 31, 1994,
             1993. . . . . . . . . . . . . . . . . . . . . . . . . . F-52 - F-61

     (B) Mission Bay's Financial Statements for the fiscal years ended December 31, 1992 and 1993 (included in Mission Bay's previously filed Form 10-K (SB) for the fiscal year ended December 31, 1993).

     Independent Auditor's Report on Financial Statements. . . . . . . . . .F-62
     Balance Sheet as of December 31, 1993 and 1992. . . . . . . . . . . . .F-63
     Statements of Operations Years Ended December 31, 1993, and
             1992. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .F-64
     Statements of Partners' Capital Years Ended December 31,
             1993, and 1992. . . . . . . . . . . . . . . . . . . . . . . . .F-65
     Statements of Cash Flows Years Ended December 31, 1993,
             and 1992. . . . . . . . . . . . . . . . . . . . . . . . . . . .F-66
     Notes to Financial Statements Years Ended December 31, 1993,
             1992. . . . . . . . . . . . . . . . . . . . . . . . . . F-67 - F-69

     (C)  Mission Bay's Form-10Q (SB) for the quarter ended
          June 30, 1995 (including first quarter, unaudited
          financial information for Mission Bay) . . . . . . . . . . F-70 - F-82


VI.  ALL AMERICAN GROUP LIMITED PARTNERSHIP

     Independent Auditor's Report. . . . . . . . . . . . . . . . . . . . . .F-83
     Balance Sheets as of December 31, 1994 and 1993 and June 30, 1995
             (unaudited) . . . . . . . . . . . . . . . . . . . . . . . . . .F-84
     Statements of Operations Years Ended December 31, 1994, 1993,
             and 1992 and the Six Months Ended June 30, 1995
             and 1994 (unaudited). . . . . . . . . . . . . . . . . . . . . .F-85
     Statements of Changes in Partners' Equity (unaudited) Years
             Ended December 31, 1994, 1993, and 1992 and Six Months
             Ended June 30, 1995 (unaudited) . . . . . . . . . . . . . . . .F-86
     Statements of Cash Flows Years Ended December 31, 1994, 1993,
             and 1992 and the Six Months Ended June 30, 1995
             and 1994 (unaudited). . . . . . . . . . . . . . . . . . . . . .F-87
     Notes to Financial Statements . . . . . . . . . . . . . . . . . F-88 - F-94

                             HOST FUNDING, INC.

          PRO FORMA BALANCE SHEET AS OF JUNE 30, 1995 AND PRO FORMA
          STATEMENTS OF INCOME FOR THE YEAR ENDED DECEMBER 31, 1994
                    THE TWELVE MONTHS ENDED JUNE 30, 1995
               AND THE SIX MONTHS ENDED JUNE 30, 1994 AND 1995


   The following unaudited pro form balance sheet gives effect to: (i) the completion of the Stock Offering; (ii) the acquisition of the Initial Hotels;
(iii) the acquisition of Mission Bay; (iv) the commencement of the New Leases; and (v) certain other transactions described in the notes hereto as though such transactions described in the notes hereto as though such transactions occurred on June 30, 1995.

   The following unaudited pro forma statements of income give effect to: (i) the completion of the Stock Offering: (ii) the acquisition of the four Initial Hotels; (iii) the acquisition of Mission Bay; (vi) the commencement of the New Leases with Crossroads; and (v) certain other transactions described in the notes hereto as though such transactions occurred at January 1, 1994.

   The pro forma information is based in part upon the historical statements of income or operations and historical balance sheet of the Company, the Initial Hotels, and Mission Bay. Such information should be read in conjunction with all of the financial statements and notes thereto included in this Prospectus. In the opinion of management, all adjustments necessary to reflect the effects of the transactions discussed above have been reflected in the pro forma data.

   The following unaudited pro forma data is not necessarily indicative of what the actual financial position or results of operations for the Company would have been as of the date or for the period indicated, or does it purport to represent the financial position or results of operations for the Company for future periods.

                             HOST FUNDING, INC.
                           PRO FORMA BALANCE SHEET
                                 (Unaudited)



                                                                            As of June 30, 1995
                                                          ---------------------------------------------------
                                                                                 Pro Forma
                                                          Historical (A)        Adjustments         Pro Forma
                                                          --------------        -----------         ---------

                  ASSETS

Land, Property and equipment, net                          $ 2,706,922         $ 2,810,000 (B)     $ 5,516,922
Rent Receivable                                                205,744                                 205,744
Interest Receivable                                             54,170                                  54,170
Loan commitment fees, net                                       26,104             (11,104)(C)          15,000
Cash                                                               --              250,000 (D)         250,000
                                                           -----------                             -----------
   Total                                                   $ 2,992,940                             $ 6,041,836
                                                           ===========                             ===========


  LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

Long-term debt                                             $ 4,197,122         $(3,735,000)(E)     $   462,122
Deferred income taxes                                          166,000            (166,000)(F)               0
Accrued interest payable                                        44,052                                  44,052
Accounts payable -- related parties                             180,000                                 180,000
Accounts payable -- stock issuance costs                        500,000            (500,000)(G)               0
Income taxes payable                                             4,345                                   4,345
                                                           -----------                             -----------
   Total liabilities                                         5,091,519                                 690,519
                                                           -----------                             -----------

Shareholders' Equity (Deficit)
   Class A Common Stock, $.01 par value;
      authorized 50,000,000 shares; issued
      and outstanding 1,221,000 shares.                              1              12,209 (H)          12,210
   Class B Common Stock, $.01 par value;
      authorized 4,000,000 shares; issued
      and outstanding 140,000 shares.                           --                   1,400 (I)           1,400
   Class C Common Stock, $.01 par value;
      authorized 1,000,000 shares; issued
      and outstanding 140,000 shares.                           --                   1,400 (J)           1,400
   Additional paid in capital                                   --               7,455,048 (K)       7,455,048
   Accumulated deficit                                        (292,905)            279,839 (L)         (13,066)
   Less:  Mortgage note receivable --
      related parties                                       (1,805,675)                             (1,805,675)
   Less:  Share purchase notes                                                    (300,000)(M)        (300,000)
                                                           -----------                             -----------
      Total shareholders' equity (deficit)                  (2,098,579)                              5,351,317
                                                           -----------                             -----------
      Total                                               $  2,992,940                             $ 6,041,836
                                                          ============                             ===========


               See notes to pro forma financial statements.

                             HOST FUNDING, INC.
                       PRO FORMA STATEMENTS OF INCOME
                                 (Unaudited)



                                                            Year Ended December 31,1994
                                                     ---------------------------------------
                                                                     Pro Forma
                                                     Historical     Adjustments    Pro Forma
                                                     ----------     -----------    ---------

Revenues:
   Base rent                                          $    --        $1,029,800    $1,029,800
   Percentage rent                                         --           174,207       174,207
                                                      ----------     ----------    ----------
      Total rental income                                             1,204,007     1,204,007
   Interest income                                         --           237,681       237,681
                                                      ----------     ----------    ----------
      Total revenues                                       --         1,441,688(N)  1,441,688
                                                      ----------     ----------    ----------
Expenses:
   Interest                                                --            40,585(O)     40,585
   Property taxes                                          --           113,734(P)    113,734
   Depreciation and amortization                           --           183,778(Q)    183,778
   Advisory fees                                           --            30,000(R)     30,000
   General and administrative                              --           150,000(S)    150,000
   Amortization of share purchase plan costs               --            54,000(T)     54,000
   Provision for income taxes                              --              --  (U)         --
                                                     ----------      ----------    ----------
      Total expenses                                       --           572,097       572,097
                                                     ----------      ----------    ----------
Net income                                            $    --        $  869,591    $  869,591
                                                     ==========      ==========    ==========
Net income per share                                                               $     0.58
                                                                                   ==========
Weighted average shares outstanding                                                 1,501,000
                                                                                   ==========


               See notes to pro forma financial statements.

                             HOST FUNDING, INC.
                       PRO FORMA STATEMENTS OF INCOME
                                 (Unaudited)



                                                           Twelve Months Ended June 30, 1995
                                                      -----------------------------------------
                                                                     Pro Forma
                                                      Historical    Adjustments      Pro Forma
                                                      ----------    -----------      ----------
Revenues:
   Base rent                                            $232,750     $  797,050      $1,029,800
   Percentage rent                                        51,644        139,135         190,779
                                                        --------     ----------      ----------
      Total rental income                                284,394        936,185       1,220,579
   Interest income                                        54,170        183,511         237,681
                                                        --------     ----------      ----------
      Total revenues                                     338,564      1,119,696 (N)   1,458,260
                                                        --------     ----------      ----------
Expenses:
   Interest                                              104,148        (63,563)(O)      40,585
   Property Taxes                                           --          113,896 (P)     113,896
   Depreciation and amortization                          37,033        146,745 (Q)     183,778
   Advisory fees                                            --           30,000 (R)      30,000
   General and administrative                            180,000        (30,000)(S)     150,000
   Amortization of share purchase plan costs                --           54,000 (T)      54,000
   Provision for income taxes                              4,345         (4,345)(U)        --
                                                        --------     ----------      ----------
      Total expenses                                     325,526        246,733         572,259
                                                        --------     ----------      ----------
Net income                                              $ 13,038     $  872,963      $  886,001
                                                        ========     ==========      ==========
Net income per share                                                                 $     0.59
                                                                                     ==========
Weighted average shares outstanding                                                   1,501,000
                                                                                     ==========

                See notes to pro forma financial statements.

                             HOST FUNDING, INC.
                       PRO FORMA STATEMENTS OF INCOME
                                 (Unaudited)

                                                           Six Months Ended June 30, 1994
                                                       ----------------------------------------
                                                                      Pro Forma
                                                       Historical    Adjustments     Pro Forma
                                                       ----------    -----------     ----------

Revenues:
   Base rent                                           $   --          $514,900        $514,900
   Percentage rent                                         --            60,754          60,754
                                                       --------        --------        --------
      Total rental income                                  --           575,654         575,654
   Interest income                                         --           118,841         118,841
                                                       --------        --------        --------
      Total revenues                                       --           694,495(N)      694,495
                                                       --------        --------        --------
Expenses:
   Interest                                                --            20,293(O)       20,293
   Property taxes                                          --            57,904(P)       57,904
   Depreciation and amortization                           --            91,889(Q)       91,889
   Advisory fees                                           --            15,000(R)       15,000
   General and administrative                              --            75,000(S)       75,000
   Amortization of share purchase plan costs               --            27,000(T)       27,000
   Provision for income taxes                              --              --  (U)         --
                                                       --------        --------        --------
      Total expenses                                       --           287,086         287,086
                                                       --------        --------        --------
Net income                                             $   --          $407,409        $407,409
                                                       ========        ========        ========
Net income per share                                                                   $   0.27
                                                                                       ========
Weighted average shares outstanding                                                   1,501,000
                                                                                      =========


                See notes to pro forma financial statements.

                             HOST FUNDING, INC.
                       PRO FORMA STATEMENTS OF INCOME
                                 (Unaudited)

                                                           Six Months Ended June 30, 1995
                                                       ----------------------------------------
                                                                      Pro Forma
                                                       Historical    Adjustments      Pro Forma
                                                       ----------    -----------     ----------
Revenues:
   Base rent                                            $232,750      $ 282,150      $  514,900
   Percentage rent                                        51,644          9,976          61,620
                                                        --------      ---------      ----------
      Total rental income                                284,394        292,126         576,520
   Interest income                                        54,170         64,671         118,841
                                                        --------      ---------      ----------
      Total revenues                                     338,564        356,797 (N)     695,361
                                                        --------      ---------      ----------
Expenses:
   Interest                                              104,148        (83,855)(O)      20,293
   Property taxes                                           --           58,066 (P)      58,066
   Depreciation and amortization                          37,033         54,856 (Q)      91,889
   Advisory fees                                            --           15,000 (R)      15,000
   General and administrative                            180,000       (105,000)(S)      75,000
   Amortization of share purchase plan costs                --           27,000 (T)      27,000
   Provision for income taxes                              4,345         (4,345)(U)        --
                                                        --------      ---------      ----------
      Total expenses                                     325,526        (38,278)        287,248
                                                        --------      ---------      ----------
Net income                                              $ 13,038      $ 395,075      $  408,113
                                                        ========      =========      ==========
Net income per share                                                                 $     0.27
                                                                                     ==========
Weighted average shares outstanding                                                   1,501,000
                                                                                     ==========


                See notes to pro forma financial statements.

                             HOST FUNDING, INC.
                   NOTES TO PRO FORMA FINANCIAL STATEMENTS
                                 (Unaudited)


   (A) Represents the historical balance sheet of the company as of June 30, 1995.

   (B) Represents the proposed acquisition of the Acquisition Hotel on a pro forma basis on June 30, 1995.

   (C) Represents the proposed pro forma change in Loan Commitment Fees on June 30, 1995 upon the payoff, paydown and restructuring of certain mortgages upon completion of the Mission Bay acquisition and Stock Offering.

   (D) Net change represents the following proposed transactions:


         Proceeds from sale of 500,000 Class A Common shares in the Offering    $ 5,000,000
         Expenses of Offering                                                    (1,000,000)
         Loan fees                                                                  (15,000)
         Payments to reduce principal on long-term debt                          (3,735,000)
                                                                                -----------
                                                                                $   250,000
                                                                                ===========


   (E) Represents proposed payments to reduce principal on long-term debt from the proceeds from the Stock Offering.

   (F) Represents the proposed elimination of the deferred income tax liability upon the completion of the Possible Formation Transactions. The deferred tax liability is proposed to be eliminated upon the election of Host Funding to be taxed as a REIT under the Code.

   (G) Represents the proposed payment from the Stock Offering of accounts payable for stock issuance costs.

   (H) Represents the issuance of Class A par value ($.01) of shares expected to be issued in the following transactions:


         Issuance of 281,000 Shares to Mission Bay Partners in exchange for
            100% of Mission Bay Super 8                                         $ 2,810
         Issuance of Shares to AAG                                                4,099
         Sale of 500,000 Shares in the Stock Offering                             5,000
         Issuance of 30,000 Shares to Directors in exchange for
            Share Purchase Notes                                                    300
                                                                                -------
                                                                                $12,209
                                                                                =======


   (I) Represents the issuance of Class B par value ($.01) of shares expected to be issued to AAG in the Possible Formation Transactions.

   (J) Represents the issuance of Class C par value ($.01) of shares expected to be issued to AAG in the Possible Formation Transactions.

   (K) Represents the Additional Paid-in-Capital from shares expected to be issued in the following transactions:

         Issuance of 281,000 Shares to Mission Bay Partners in exchange for
            100% of Mission Bay Super 8                                         $2,807,190
         Issuance of Shares to AAG                                                  (6,899)
         Sale of 500,000 Shares in the Stock Offering                            4,995,000
         Issuance of 30,000 Shares to Directors in exchange for
            Share Purchase Notes                                                   299,700
         Commissions on stock issuance costs                                      (500,000)
         Reclass of portion of stock issuance costs charged to
            accumulated deficit                                                   (139,943)
                                                                                ----------
                                                                                $7,455,048
                                                                                ==========


   (L) Net change represents the following proposed adjustments to accumulated deficit:

         Reversal of deferred tax liability                                     $166,000
         Reclass of portion of stock issuance costs
            charged to retained deficit                                          139,943
         Write off of remaining loan fees paid off upon the Offering             (26,104)
                                                                                --------
                                                                                $279,839
                                                                                ========


   (M) Represents share purchase notes issued to directors upon completion of the Possible Formation Transactions.

   (N) Represents the effect of the New Leases on revenues. Rent is derived from annual base rent of $1,029,800 and percentage rent calculated based upon various revenue and percentage levels for individual leases on individual motels as follows:


                                                                             Twelve Mos.         Six Mos.        Six Mos.
                                                          Year Ended           Ended              Ended           Ended
                                                         December 31,         June 30,           June 30,        June 30,
                                                             1994               1995               1994            1995
                                                         ------------        ----------          --------        --------
   Base Rent                                             $1,029,800          $1,029,800          $514,900        $ 514,900
   Percentage Rent                                          174,207             190,779            60,754           61,620
   Less:  Amounts included in unaudited
      historical operating results from
      January 1 to June 30, 1995                                  0            (284,394)                0         (284,394)
                                                         ----------          ----------          --------         --------
                                                         $1,204,007          $  936,185          $575,654         $292,126
                                                         ==========          ==========          ========         ========

   Share purchase plan interest                          $   21,000         $    21,000          $ 10,500         $ 10,500
   Mortgage note receivable-related parties                 216,681             216,681           108,341          108,341
   Less:  Amounts included in unaudited
      historical operating results from
      January 1 to June 30, 1995                                  0             (54,170)                0          (54,170)
                                                         ----------         -----------          --------         --------
                                                         $  237,681         $   183,511          $118,841         $ 64,671
                                                         ==========         ===========          ========         ========


   (O) Represents the effects of payments due on remaining debt after the Possible Formation Transactions as follows:




                                                                             Twelve Mos.         Six Mos.        Six Mos.
                                                          Year Ended           Ended              Ended           Ended
                                                         December 31,         June 30,           June 30,        June 30,
                                                             1994               1995               1994            1995
                                                         ------------        ----------          --------        --------

   Interest Expense                                      $40,585              $  40,585          $20,293         $  20,293
   Less:  Amounts included in unaudited
      historical operating results from
      January 1 to June 30, 1995                               0               (104,148)               0          (104,148)
                                                         -------              ---------          -------         ---------
                                                         $40,585              $ (63,563)         $20,293         $ (83,855)
                                                         =======              =========          =======         =========


   (P) Represents the estimated property taxes due after the Possible Formation Transactions as follows:




                                                                             Twelve Mos.         Six Mos.        Six Mos.
                                                          Year Ended           Ended              Ended           Ended
                                                         December 31,         June 30,           June 30,        June 30,
                                                             1994               1995               1994            1995
                                                         ------------        ----------          --------        --------

   Property Taxes                                        $113,734            $113,896            $57,904         $58,066
   Less:  Amounts included in unaudited
      historical operating results from
      January 1 to June 30, 1995                                0                   0                  0               0
                                                         --------            --------            -------         -------
                                                         $113,734            $113,896            $57,904         $58,066
                                                        ========            ========            =======         =======


   (Q) Represents the effect of the acquisition of the Initial Hotels and Mission Bay as a result of the Possible Formation Transactions on depreciation expense. Depreciation expense is calculated on a straight line basis over the estimated lives of buildings, improvements and equipment of up to 35 years.

                                                               Twelve Mos.      Six Mos.     Six Mos.
                                               Year Ended        Ended           Ended         Ended
                                               December 31,     June 30,        June 30,     June 30,
                                                   1994           1995            1994         1995
                                               -----------    ------------   ------------   -----------
   Depreciation                                $   183,778    $   183,778    $   91,889     $   91,889
   Less:  Amounts included in unaudited
      historical operating results from
      January 1 to June 30, 1995                         0        (37,033)            0        (37,033)
                                               -----------    -----------    ----------     ----------
                                               $   183,778    $   146,745    $   91,889     $   54,856
                                               ===========    ===========    ==========     ==========



   (R) Under the terms of the Advisory Agreement, Advisors is paid its fee for providing investment, management and administrative services to Host Funding. The advisory fee is fixed at $30,000 annually.

                                                               Twelve Mos.      Six Mos.     Six Mos.
                                               Year Ended        Ended           Ended         Ended
                                               December 31,     June 30,        June 30,     June 30,
                                                   1994           1995            1994         1995
                                               -----------    ------------   ------------   -----------
   Advisory fee                                $    30,000    $     30,000   $     15,000   $   15,000
                                               ===========    ============   ============   ==========

   (S) Represents estimated general and administrative expenses of Host Funding related to independent trustee fees, legal, accounting and other administrative expenses as detailed below.

                                                               Twelve Mos.      Six Mos.     Six Mos.
                                               Year Ended        Ended           Ended         Ended
                                               December 31,     June 30,        June 30,     June 30,
                                                   1994           1995            1994         1995
                                               -----------    ------------   ------------   ----------


   Independent trustee fees                    $    20,000    $     20,000   $     10,000   $   10,000
   Legal fees                                       20,000          20,000         10,000       10,000
   Accounting fees                                  30,000          30,000         15,000       15,000
   Other administrative expense                     80,000          80,000         40,000       40,000
   Less:  Amounts included in unaudited
      historical operating results from
      January 1 to June 30, 1995                         0        (180,000)             0     (180,000)
                                               -----------    ------------    -----------   ----------
                                               $   150,000    $    (30,000)  $     75,000   $ (105,000)

   These amounts have been estimated by Host Funding based on management's experience and/or discussions with service providers.

   (T) Represents amortization of share purchase plan costs for independent directors pursuant to vesting provisions in the share purchase plan agreements and the assumption the directors will become fully vested.

   (U) Represents reversal of federal tax provision due to election of Host Funding to be taxed as a REIT under the Code.

INDEPENDENT AUDITOR'S REPORT

To the Shareholder and Directors of Host Funding, Inc.

I have audited the accompanying balance sheet of Host Funding, Inc., a Developmental Stage Company, as of April 1, 1995. This financial statement is the responsibility of the Company's management. My responsibility is to express an opinion on this financial statement based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. I believe that my audit of the balance sheet provides a reasonable basis for my opinion.

In my opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Host Funding, Inc., a Developmental Stage Company, as of April 1, 1995, in conformity with generally accepted accounting principles.

                              William H. Ling

July 11, 1995, except for the second paragraph of note 4 and the fourth paragraph of note 5, as to which the date is September 21, 1995
San Diego, California

                              HOST FUNDING, INC.
                       (A Developmental Stage Company)

                                BALANCE SHEET

                                                           As of             As of
                                                        April 1, 1995     June 30, 1995
                                                        -------------     -------------
                                                                           (Unaudited)

                                          ASSETS
LAND, PROPERTY AND EQUIPMENT - At cost:
  Building and improvements                             $   1,813,261     $  1,813,261
  Furnishings and equipment                                   285,929          285,929
  Less accumulated depreciation                                                (34,555)
                                                        -------------     ------------
                                                            2,099,190        2,064,635
  Land                                                        642,287          642,287
                                                        -------------     ------------
      Land, property and equipment - net                    2,741,477        2,706,922

RENT RECEIVABLE                                                 -              205,744

INTEREST RECEIVABLE                                             -               54,170

LOAN COMMITMENT FEES                                           28,582           26,104
                                                        -------------     ------------
      Total                                             $   2,770,059     $  2,992,940
                                                        -------------     ------------
                                                        -------------     ------------


                    LIABILITIES AND SHAREHOLDER'S DEFICIT

LIABILITIES:
CURRENT LIABILITIES:
  Current portion of long-term debt                     $   1,245,213     $  1,250,000
  Accrued interest payable                                      -               44,052
  Accounts payable - stock issuance costs                     500,000          500,000
  Accounts payable - related parties                            -              180,000
  Income taxes payable                                          -                4,345
                                                        -------------     ------------
      Total Current Liabilities                             1,745,213        1,978,397

LONG-TERM DEBT (NET OF CURRENT PORTION)                     2,970,463        2,947,122

DEFERRED INCOME TAXES                                         166,000          166,000
                                                        -------------     ------------

      Total liabilities                                     4,881,676        5,091,519
                                                        -------------     ------------

COMMITMENTS AND CONTINGENCIES

SHAREHOLDER'S DEFICIT:
  Common stock, $.01 par value; authorized
    1,000 shares; issued and outstanding 100 shares                 1                1
  Accumulated deficit                                        (305,943)        (292,905)
  Mortgage note receivable - related parties               (1,805,675)      (1,805,675)
                                                        -------------     ------------
      Total shareholder's deficit                          (2,111,617)      (2,098,579)
                                                        -------------     ------------
      Total                                             $   2,770,059     $  2,992,940
                                                        -------------     ------------
                                                        -------------     ------------


             See accompanying notes to financial statements.

                              HOST FUNDING, INC.
                       (A Developmental Stage Company)

                             STATEMENT OF INCOME
                                 (Unaudited)

                                                           Six Months
                                                              Ended
                                                          June 30, 1995
                                                          --------------
REVENUES:
   Lease revenue                                          $     284,394
   Interest income                                               54,170
                                                          -------------
      Total revenue                                             338,564
                                                          -------------
EXPENSES:
   Interest expense                                             104,148
   Depreciation and amortization                                 37,033
   Administrative expenses                                      180,000
                                                          -------------
      Total expenses                                            321,181
                                                          -------------
INCOME BEFORE INCOME TAXES                                       17,383

PROVISION FOR INCOME TAXES                                        4,345
                                                          -------------
NET INCOME                                                $      13,038
                                                          -------------
                                                          -------------


             See accompanying notes to financial statements.

                              HOST FUNDING, INC.
                       (A Developmental Stage Company)

                           STATEMENT OF CASH FLOWS
                                  (Unaudited)

                                                                                Six Months
                                                                                   Ended
                                                                               June 30, 1995
                                                                               --------------

OPERATING ACTIVITIES:
   Net income                                                                   $   13,038
   Adjustments to reconcile net income to net cash
      provided by operating activities
      Depreciation and amortization                                                 37,033
      Changes in operating assets and liabilities
      Rent receivable                                                             (205,744)
      Interest receivable                                                          (54,170)
      Accrued interest payable                                                      44,052
      Accounts payable - related parties                                           180,000
      Income taxes payable                                                           4,345
                                                                                ----------
      Net cash provided by operating activities                                     18,554

INVESTING ACTIVITIES:
   Contribution of net assets and liabilities for common stock and accumulated deficit
      Land, property and equipment                                  2,741,477
      Loan commitment fees                                             28,582
      Mortgage note receivable - related parties                    1,805,675
      Long-term debt                                               (4,215,676)
      Common Stock                                                         (1)
                                                                   ----------
                                                                      360,057
                                                                   ----------
   Less:  Liabilities and accumulated deficit resulting from
   the contribution of net assets and liabilities
      Accounts payable stock issuance costs                          (500,000)
      Deferred income taxes                                          (166,000)
      Accumulated deficit                                             305,943
                                                                   ----------
                                                                     (360,057)           0
                                                                   ----------

FINANCING ACTIVITIES:
   Payments on long-term debt                                                      (18,554)
                                                                                ----------

NET CHANGE IN CASH                                                                       0

CASH AND CASH EQUIVALENTS AT
   BEGINNING OF PERIOD                                                                   0
                                                                                ----------

CASH AND CASH EQUIVALENTS AT
   END OF PERIOD                                                                $        0
                                                                                ----------
                                                                                ----------

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
   INFORMATION
   Cash paid during the period for interest                                     $   60,096
                                                                                ----------
                                                                                ----------

   Cash paid during the period for income taxes                                 $        0
                                                                                ----------
                                                                                ----------


             See accompanying notes to financial statements.

                             HOST FUNDING, INC.
                       (A Developmental Stage Company)

                        NOTES TO FINANCIAL STATEMENTS

NOTE 1.  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION:
The accompanying balance sheet includes the accounts of Host Funding, Inc., a Maryland corporation ("Host Funding"). Host Funding was formed on December 22, 1994 to engage in any lawful act or activity (including, without limitation or obligation, engaging in business as a Real Estate Investment Trust ("REIT") under the Internal Revenue Code of 1986, as amended, or any successor statute (the "Code") for which corporations may be organized under the general laws of the State of Maryland as now or hereafter in force. Host Funding's fiscal year end is December 31. Host Funding was inactive from inception, December 22, 1994 to April 1, 1995.

On April 1, 1995, Host Funding and All American Group, Ltd., a Delaware limited partnership ("AAG") entered into a Contribution and Assumption Agreement (the "Contribution and Assumption Agreement"). Under the Contribution and Assumption Agreement AAG transferred, assigned and conveyed to Host Funding all of the real property, including land and personal property, and Host Funding agreed to assume all real property debt, at historical cost, of four (4) Super 8 motels located and doing business in Somerset, Kentucky; Miner, Missouri; Poplar Bluff, Missouri; and Rock Falls, Illinois. In addition, AAG contributed a Second Mortgage Note Receivable (the "Second Note") secured by four (4) motel properties located in Central City, Kentucky; Lebanon, Kentucky; Miner, Missouri; and Dexter, Missouri. In accordance with generally accepted accounting principles, the Second Note is included in shareholder's deficit as the Second Note was originally issued for equity in AAG. As collections are made on the Second Note, equity will be recognized (see Note 4). As consideration to AAG, Host Funding issued 100 shares of common stock. As of April 1, 1995, all of the outstanding stock of Host Funding is owned by AAG (see note 4). The balance sheet is for Host Funding only and has not been consolidated with Host Funding's parent, AAG. As of April 1, 1995, AAG's principal asset is the stock of Host Funding with no significant liabilities.

Host Funding is a "Developmental Stage Company," as defined under generally accepted accounting principles, and, as such, is exposed to the inherent risks of a company of this type. Reference should be made to note 5, "Possible Formation Transactions," for additional information regarding Host Funding.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
Buildings and improvements are being depreciated over useful lives of 35 years using the straight-line method. Hotel furnishings and equipment are being depreciated using primarily straight-line methods over useful lives ranging from 3 to 7 years. On April 1, 1995, Host Funding's net assets for federal tax reporting purposes totalled approximately $2,370,000.

Host Funding assesses impairment of its real estate properties based upon whether it is probable that undiscounted future cash flows from each individual property will be less than its net book value. No impairment has occurred as of April 1, 1995, or would be required to be recorded upon the effective date in December 1995 of Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-lived Assets and for Long-lived Assets to Be Disposed Of."

The loan commitment fees are amortized over the terms of the loans.

Host Funding has adopted the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," which requires the use of the liability method of accounting for deferred income taxes. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and income tax purposes and operating loss and tax credit carryforwards.
Host Funding, as a result of the Contribution and Assumption Agreement, has a timing difference regarding depreciation methods used for financial reporting and income tax purposes. On April 1, 1995, the deferred income taxes resulting from the timing difference regarding depreciation methods totalled $166,000, as Host Funding is presently taxed as a C Corporation (see note 5).

Stock issuance costs (the "Issuance Costs") have been capitalized and charged to shareholder's deficit. Should the transaction described in note 5 as "Possible Formation Transactions" not occur, the expenses will be charged to current period income.

The accompanying interim period financial statements are unaudited but, in the opinion of management, reflect all adjustments (consisting principally of normal recurring adjustments) necessary for a fair presentation of the results for the interim periods presented. The results for the interim periods are not necessarily indicative of the results to be obtained for the full fiscal year due to the seasonal nature of the business.

NOTE 2.  REAL ESTATE INVESTMENTS

As described in note 1, on April 1, 1995, Host Funding acquired fee interests in four motels. The motel properties are leased to Inn Fund, LLC, a Delaware limited liability company ("Inn Fund"). Guy E. Hatfield, the controlling partner of AAG, sole shareholder of Host Funding, owns 7.5% and Ian Gardner-Smith owns 92.5% of Inn Fund (see note 5). The four motels are operated for Inn Fund by All American Group, Inc., an entity 100% owned by Guy Hatfield and his wife ("AAG, Inc.").

The individual motel leases are for a term of 15 years, expiring on December 31, 2011, at combined total annual base rents of $931,000, or percentage rentals ranging from 35% to 55% for each individual property based upon gross revenue levels, whichever is greater. The leases are "triple net" in that Inn Fund is generally responsible for paying all operating expenses of the properties, including maintenance, insurance and property taxes. Further, Inn Fund is required to set aside in a replacement reserve 4% of gross room revenue to be used for capital additions to the properties.

Minimum future rents at April 1, 1995 due under non-cancelable operating leases for the period April 1 to December 31, 1995, and for the years ending December 31 and thereafter are as follows:

     Year/Period                               Amount
     -----------                            -----------
     1995                                   $   617,666
     1996                                       931,000
     1997                                       931,000
     1998                                       931,000
     1999                                       931,000
     Thereafter                               9,310,000
                                            -----------
     Total                                  $13,651,666
                                            -----------
                                            -----------

NOTE 3.  LONG-TERM DEBT

A summary of Host Funding's long-term debt as of April 1, 1995 follows:

First mortgage note payable; 8.5% interest until
March 1994, prime plus 1.5% but not less than
8.5% thereafter, adjusted annually; payments of
$11,823 monthly, due March 1998; personal
guarantees of Guy E. and Dorothy Hatfield.                       $1,113,144

First mortgage note payable; 8.75% interest;
payments of $11,244 monthly; due February 1998.                   1,043,915

First mortgage note payable; prime plus 2%,
adjusted quarterly; payments of $9,174 monthly,
due March 1998.                                                     898,617

First mortgage note payable; prime plus 1/2%
interest rate adjustable daily; accrued interest
plus principal are due on December 31, 1995                       1,160,000
                                                                 ----------
                                                                  4,215,676

Less current portion                                              1,245,213
                                                                 ----------
                                                                 $2,970,463
                                                                 ----------
                                                                 ----------

Aggregate principal payments for the period April 1 to December 31, 1995 and the next three calendar years ended December 31,subsequent to April 1, 1995 are as follows:

1995                                         $1,245,213
1996                                            118,810
1997                                            129,831
1998                                          2,721,822
                                             ----------
Total                                        $4,215,676
                                             ----------
                                             ----------


Substantially all of the assets of the Partnership are pledged as security for the above debt (see note 5).

NOTE 4. SHAREHOLDER'S DEFICIT, MORTGAGE NOTE RECEIVABLE - RELATED PARTIES, AND STOCK PLEDGE AGREEMENT

COMMON STOCK:
Host Funding is authorized to issue 1,000 shares of common stock, $.01 par value per share. As of April 1, 1995, 100 shares of Host Funding common stock are outstanding, and solely owned by AAG (see notes 1 and 5).

MORTGAGE NOTE RECEIVABLE - RELATED PARTIES:
As described in note 1, on April 1, 1995, AAG, as part of the Contribution and Assumption Agreement, contributed the Second Note to Host Funding. The Second Note is due from Guy and Dorothy Hatfield and their two children, sole limited partners, and AAG, Inc., sole general partner (the "AAG Partners"), of AAG. The principal balance of the Second Note dated March 31, 1995, is $1,805,675, with interest payable quarterly, commencing November 15, 1995, at 12% per annum, with remaining outstanding principal and unpaid accrued interest due and payable on March 31, 2000. The Second Note is secured by second trust deeds on properties located in Central City, Kentucky; Lebanon, Kentucky; Miner, Missouri; and Dexter, Missouri. The collateral for the Second Note was provided via a Lent Collateral Agreement from Hatfield Inn, Inc., a Delaware corporation ("Hatfield Inn") 100% owned by Guy and Dorothy Hatfield. In September 1995, the Second Note was amended to reflect that upon completion of the "Possible Formation Transactions" as described in note 5, the obligation of AAG to maintain real property security on the Second Note shall terminate conditioned upon the delivery to Host Funding of an unconditional guarantee by Guy and Dorothy Hatfield. The Second Note is classified in the Shareholder's Deficit section of the balance sheet as it was contributed to AAG and, in turn, Host Funding to provide equity to AAG and Host Funding, respectively.

Further, on April 1, 1995, the AAG Partners entered into a Stock Pledge Agreement (the "Stock Pledge Agreement") with Host Funding. Pursuant to the Stock Pledge Agreement, the AAG Partners agreed to pledge a security investment in 26.2 fraction shares, together with all additional shares issued to the AAG Partners by reason of stock split or stock dividend, of common stock in Host Funding to secure the Second Note.

NOTE 5.  SUBSEQUENT EVENT, POSSIBLE FORMATION TRANSACTIONS, AND
         COMMITMENTS AND CONTINGENCIES

SUBSEQUENT EVENTS:
In July 1995, Host Funding entered into a second mortgage secured by the Poplar Bluff, Missouri and Rock Falls, Illinois motels totalling $100,000 at an interest rate of prime plus 2% payable interest only on August 15, 1995 and, thereafter, in monthly installments of $12,000, including principal and interest, commencing September 15, 1995 (the "New Second Mortgage"). The due date of the New Second Mortgage is April 15, 1996, unless the "Possible Formation Transactions" as described below occur, at which time the entire amount is due and payable.

POSSIBLE FORMATION TRANSACTIONS AND COMMITMENTS AND CONTINGENCIES:
Host Funding intends to acquire certain assets of Mission Bay Super 8, Ltd., a California limited partnership ("Mission Bay"), the owner of a 117 room Super 8 motel located in San Diego, California, pursuant to an asset acquisition agreement (the "Mission Bay Acquisition Agreement") by which Host Funding will acquire the hotel assets of Mission Bay. Upon the acquisition of Mission Bay, Host Funding intends to lease the property under similar terms as described in note 2, "Real Estate Investments," to Inn Fund or to a similarly qualified third party hotel company. The Mission Bay Acquisition Agreement will exchange 281,000 shares of common stock in Host Funding at a stated value of $10.00 per share based upon an appraisal of Mission Bay for limited and general partnership interest in a final liquidating distribution by Mission Bay. Since the Mission Bay acquisition is conditioned upon the consent of the limited partners of Mission Bay, no assurance can be given that the Mission Bay asset acquisition will be consummated.

Further, Host Funding intends to raise additional capital via an initial public offering of common stock (the "Stock Offering") concurrent with the Mission Bay asset acquisition. The Stock Offering Host Funding intends to complete will offer at least 500,000 common shares at $10.00 per share. Host Funding plans to use the capital raised from the Stock Offering to pay down long-term debt, to pay expenses of the formation of Host Funding, and for working capital purposes. No assurance can be given that the Stock Offering will be consummated.

In addition, in September 1995, Host Funding has agreed to enter into new motel leases for the four existing motel properties and Mission Bay (the "New Leases") with a limited liability company of a nationally recognized hotel management company and operator, Crossroads Hospitality Company, a Delaware limited liability company ("Crossroads"), subject to completion of the Mission Bay Acquisition Agreement and the Stock Offering. The New Leases are for a term of 15 years from the final effective date of completion of the Mission Bay Acquisition and the Stock Offering. Combined total annual base rentals of $1,029,800 are due, plus percentage rentals ranging from 28.75% to 40% of year to date revenues less varying break even thresholds adjusted annually by defined percentages for each motel. The New Leases generally require Crossroads to pay all operating expenses of the properties, including maintenance and insurance, while Host Funding is responsible for property taxes. Further, Crossroads is required to set aside in a replacement reserve $125 per room, per quarter, increased annually by inflation factors, to be used for capital additions which generally must be approved by Host Funding. No assurance can be given that the New Leases will be consummated.

Upon completion of the Mission Bay acquisition, the Stock Offering and execution of the New Leases, Host Funding intends to elect to be taxed as a real estate investment trust under the Internal Revenue Code of 1986, as amended, or any successor statute (the "Possible Formation Transactions").

Hatfield Inn is the owner and operator of a 40 room motel adjacent to Host Funding's property located in Miner, Missouri. The motel owned by Hatfield Inn was newly constructed and is secured by a $730,500 first deed of trust (the "Hatfield Inn Note"). The Host Funding motel property located in Miner, Missouri serves as cross collateral under a second deed of trust (the "Cross Collateral Agreement") to secure payment of the Hatfield Inn Note. As the Hatfield Inn property is completed and has operating history, Host Funding has requested the Cross Collateral Agreement under the Hatfield Inn note be released. No assurance can be given that the Cross Collateral Agreement will be released by the lender, and Host Funding remains contingently liable under the Hatfield Inn Note. Further, Host Funding and Hatfield Inn have a shared parking agreement allowing cars to park in either property's parking facilities, compete for similar business, and are managed by the general partner of AAG.

AAG has been granted license agreements by Super 8 Motels, Inc. ("Super 8") for 20-year terms expiring in 2005. Pursuant to the terms of the agreement, AAG is required to pay a royalty fee and an advertising fee equal to 4% and 1%, respectively, of gross room revenue.

As part of, and only upon occurrence of, the Possible Formation Transactions, AAG intends to assign the franchise agreements to Crossroads. Mission Bay has a similar license agreement with Super 8, which likely will be assigned to the lessee. Super 8 has expressed a willingness to allow the assignments, but may require Crossroads to pay a higher royalty and advertising fee.

Host Funding, as indicated in note 1, is a "Developmental Stage Company." Various Possible Formation Transactions, described above, must occur to assure the continued existence of Host Funding. Issuance Costs of the Possible Formation Transactions are expected to total approximately $500,000, which have been accrued for in their financial statements. Funding for the Issuance Costs has principally been provided by certain AAG Partners; Ian Gardner-Smith; and GHG Hospitality, Inc., the general partner of Mission Bay (the "Related Parties"). Should the Possible Formation Transactions occur, the various Issuance Costs will be reimbursed to the Related Parties.

The deferred income tax liability will be reversed and credited to accumulated deficit upon consummation of the Possible Formation Transactions. The reason for the reversal of the deferred tax liability is that upon completion of the Possible Formation Transactions, Host Funding will have elected REIT status and intends to meet the Code requirements and be taxed as a REIT. As a result, no future deferred tax liability will be required.

Upon the proposed amendment and restatement of the charter, Host Funding will have authority to issue 75,000,000 shares of stock, consisting of 50,000,000 shares of Class A common stock, $.01 par value per share, and 4,000,000 shares of Class B common stock, $.01 par value per share and 1,000,000 shares of Class C common stock, $.01 par value per share. Upon completion of the Possible Formation Transactions, Host Funding will issue additional Class A, B and C shares to AAG in exchange for 100 initial shares now held by AAG based upon appraised values of Host Funding's assets net of liabilities prior to the Possible Formation Transactions. The Class B and C shares will include certain restrictions as to the future payment of dividends and are convertible to Class A common shares at certain times and under certain circumstances as defined in the charter.

Upon the amendment and restatement of the charter and completion of the Possible Formation Transactions, Host Funding will have 20,000,000 authorized preferred shares, $.01 par value, none of which are issued or outstanding.

Immediately after consummation of the Possible Formation Transactions, Host Funding intends to sell to each director then in office 10,000 shares of Class A common stock at a price per share equal to $10 per share. The purchase price will be paid by them through delivery of a five year promissory note executed in favor of Host Funding by each purchaser, which shall bear interest, payable quarterly, at a fixed rate equal to 7% per annum. Principal payments totalling 2% of the original principal will be due annually. The shares of common stock purchased by each independent director will be pledged to Host Funding to secure payment of the promissory note, which shall be non-recourse to the maker, except to 10% of the principal amount due from directors. Host Funding has agreed to forgive the promissory notes issued in exchange for the shares of common stock in increments of 18% of the principal amount per annum for each year that the maker remains a director of Host Funding. The estimated annual amortization of share purchase plan costs is expected to total $54,000 based upon the issuance of a total of 30,000 shares to three directors.

Host Funding intends to enter into an Advisory Agreement (the "Advisory Agreement") with Host Funding Advisors, Inc., a Delaware corporation (the "Advisor") on the close of the Possible Formation Transactions. The Advisor was formed on June 23, 1994. Pursuant to the Advisory Agreement, the Advisor will provide information, advice, assistance, and facilities to Host Funding in connection with Host Funding's future investment in hotel properties. Additionally, the Advisor will administer the daily operations of Host Funding, negotiate on Host Funding's behalf, act as agent for Host funding in collecting funds and paying debts, and generally manage and operate Host Funding. In consideration for such services, Host Funding will compensate the Advisor in the amount of $30,000 per year. Ian Gardner-Smith is Chief Executive Officer, Vice President and Secretary and owns 100% of the Advisor.

Host Funding intends to enter into a Post-Formation Acquisition Agreement (the "Post-Formation Acquisition Agreement") with Host Acquisition Group, a proposed Delaware limited liability company (the "Acquisition Company") on the close of the Possible Formation Transactions. Pursuant to the Post-Formation Acquisition Agreement, the Acquisition Company will manage, coordinate, and supervise Host Funding's acquisition program for the acquisition of additional hotel properties. The Acquisition company will have authority to negotiate for and prepare acquisition documentation for Host Funding's acquisition of additional hotel properties. In exchange for such services, Host Funding will pay the Acquisition Company six percent (6%) of the gross purchase price of any hotel properties acquired by Host Funding during the term of the Post-Formation Acquisition Agreement. Ian Gardner-Smith is the proposed President and Secretary of the Acquisition Company and owns controlling interest in HMR, the proposed owner of 99% of the Acquisition Company.

                CROSSROADS HOSPITALITY TENANT COMPANY, LLC (CROSSROADS)

               PRO FORMA BALANCE SHEET AS OF JUNE 30, 1995 AND PRO FORMA
               STATEMENTS OF INCOME FOR THE YEAR ENDED DECEMBER 31, 1994
                         THE TWELVE MONTHS ENDED JUNE 30, 1995
                    AND THE SIX MONTHS ENDED JUNE 30, 1994 AND 1995

     The following unaudited pro forma balance sheet gives effect the transfer of certain assets to Crossroads related to the acquisition of the Initial Hotels and Mission Bay by Host Funding as though such transactions occurred on June 30, 1995.

     The following unaudited pro forma statements of income give effect at January 1, 1994 to (i) the acquisition of four Initial Hotels by Host Funding;
(ii) the acquisition of Mission Bay by Host Funding; and (iii) the commencement of the New Leases with Crossroads.

     The pro forma information is based in part upon the historical statements of revenues and expenses excluding income taxes of the Initial Hotels and Mission Bay and certain pro forma balance sheet adjustments for Crossroads. Such information should be read in conjunction with all of the financial statements and notes thereto included in the Prospectus. In the opinion of management, all adjustments necessary to reflect the effects of the transactions discussed above have been reflected in the pro forma data.

     The following unaudited pro forma data is not necessarily indicative of what the actual financial position or results of operations for Crossroads would have been as of the date or for the period indicated, nor does it purport to represent the financial position or results of operations of Crossroads for future periods.

                     CROSSROADS HOSPITALITY TENANT COMPANY, LLC
                           (A LIMITED LIABILITY COMPANY)
                              PRO FORMA BALANCE SHEET
                                    (UNAUDITED)

                                                                                           As of June 30, 1995
                                                                        ----------------------------------------------------
                                                                                                  Pro Forma
                                                                           Historical (A)         Adjustments      Pro Forma
                                                                        -----------------      ----------------   ----------
                                       ASSETS

Accounts receivable                                                         $  --               $   87,000 (B)     $  87,000
Prepaid expenses                                                               --                  100,000 (B)       100,000
Cash                                                                           --                   13,000 (B)        13,000
                                                                        -----------------      ----------------   ----------
      Total                                                                 $  --               $  200,000         $ 200,000
                                                                        -----------------      ----------------   ----------
                                                                        -----------------      ----------------   ----------

                            LIABILITIES AND MEMBERS' EQUITY

Advances from Inn Fund and Mission Bay                                      $  --               $  200,000 (B)     $ 200,000
Members' Equity                                                                --                    --                --
                                                                        -----------------      ----------------   ----------
      Total                                                                 $  --               $  200,000         $ 200,000
                                                                        -----------------      ----------------   ----------
                                                                        -----------------      ----------------   ----------

                    See notes to pro forma financial statements.

                        CROSSROADS HOSPITALITY TENANT COMPANY, LLC
                             (A LIMITED LIABILITY COMPANY)
                           PRO FORMA STATEMENT OF OPERATIONS
                                      (UNAUDITED)

                                                                            Twelve Months Ended June 30, 1995
                                                          ---------------------------------------------------------------
                                                                   Historical  (C)
                                                          -------------------------------       Pro Forma
                                                           Initial Hotels     Mission Bay      Adjustments      Pro Forma
                                                          ---------------     -----------      -----------      ---------
REVENUES:
  Room Sales                                              $    2,613,759      $ 1,037,399      $    --        $ 3,651,158
  Telephone                                                       77,069           39,068           --            116,137
  Other - principally vending                                     41,990           30,705           --             72,695
                                                          ---------------     -----------      -----------      ---------
  Total                                                        2,732,818        1,107,172           --          3,839,990
                                                          ---------------     -----------      -----------      ---------
EXPENSES:
  Rent                                                           491,993           --              728,586 (D)  1,220,579
  Rooms                                                          564,201          312,832           --            877,033
  Interest                                                       199,462           --             (199,462)(E)       --
  Administrative and general                                     321,049          135,835           --            456,884
  Management fee                                                 109,871           66,279         (176,150)(F)       --
  Franchise                                                      130,719           61,277           62,649 (G)    254,645
  Repairs and maintenance                                        120,542           55,365           --            175,907
  Energy cost                                                    114,230           62,092           --            176,322
  Property taxes                                                  72,066           41,830         (113,896)(H)       --
  Telephone                                                       43,058           10,457           --             53,515
  Insurance                                                       47,987           22,540           --             70,527
  Marketing                                                       47,241           55,458           --            102,699
  Depreciation and amortization                                   79,830           90,197         (170,027)(I)       --
  Replacement reserve                                             --                --             184,500 (J)    184,500
  Provision for loss                                              --            1,534,950       (1,534,950)(K)       --
                                                          ---------------     -----------      -----------      ---------
      Total                                                    2,342,249        2,449,112       (1,218,750)     3,572,611
                                                          ---------------     -----------      -----------      ---------
NET INCOME (LOSS)                                         $      390,569      $(1,341,940)     $ 1,218,750     $  267,379
                                                          ---------------     -----------      -----------      ---------
                                                          ---------------     -----------      -----------      ---------

                    See notes to pro forma financial statements.

                    CROSSROADS HOSPITALITY TENANT COMPANY, LLC
                          (A LIMITED LIABILITY COMPANY)
                        PRO FORMA STATEMENT OF OPERATIONS
                                   (UNAUDITED)

                                                                            Twelve Months Ended June 30, 1994
                                                          ----------------------------------------------------------------
                                                                   Historical  (C)
                                                          -------------------------------       Pro Forma
                                                           Initial Hotels     Mission Bay      Adjustments       Pro Forma
                                                          ---------------     -----------      -----------      -----------
REVENUES:
  Room Sales                                              $    2,610,496     $    989,703      $   --          $ 3,600,199
  Telephone                                                       79,999           41,459          --              121,457
  Other - principally vending                                     43,971           23,657          --               67,628
                                                          ---------------     -----------      -----------      -----------
  Total                                                        2,734,466        1,054,819          --            3,789,284
                                                          ---------------     -----------      -----------      -----------
EXPENSES:
  Rent                                                            --                --           1,204,007 (D)  1,204,007
  Rooms                                                          562,350          301,504          --             863,854
  Interest                                                       400,003            --            (400,003)(E)       --
  Administrative and general                                     317,192          133,567          --             450,759
  Management fee                                                 135,478           63,215         (198,693)(F)       --
  Franchise                                                      130,553           59,391           62,107 (G)    252,051
  Repairs and maintenance                                        121,545           56,895          --             178,440
  Energy cost                                                    114,536           64,488          --             179,024
  Property taxes                                                  69,286           44,448         (113,734)(H)       --
  Telephone                                                       43,748           11,263          --              55,011
  Insurance                                                       42,795           23,444          --              66,239
  Marketing                                                       51,889           57,478          --             109,367
  Depreciation and amortization                                  139,112           85,204         (224,316)(I)       --
  Replacement reserve                                             --                --             184,500 (J)    184,500
  Provision for loss                                              --            1,534,950       (1,534,950)(K)       --
                                                          ---------------     -----------      -----------      -----------
      Total                                                    2,128,487        2,435,847       (1,021,082)      3,543,252
                                                          ---------------     -----------      -----------      -----------
NET INCOME (LOSS)                                         $      605,979      $(1,381,028)     $ 1,021,082      $  246,032
                                                          ---------------     -----------      -----------      -----------
                                                          ---------------     -----------      -----------      -----------

                    See notes to pro forma financial statements.

                    CROSSROADS HOSPITALITY TENANT COMPANY, LLC
                           (A LIMITED LIABILITY COMPANY)
                        PRO FORMA STATEMENT OF OPERATIONS
                                   (UNAUDITED)

                                                                               Six Months Ended June 30, 1994
                                                          ----------------------------------------------------------------
                                                                   Historical  (C)
                                                          -------------------------------       Pro Forma
                                                           Initial Hotels     Mission Bay      Adjustments       Pro Forma
                                                          ---------------     -----------      -----------      -----------
REVENUES:
  Room Sales                                             $     1,229,926    $     430,714      $  --            $ 1,660,640
  Telephone                                                       39,613           18,987         --                 58,600
  Other - principally vending                                     20,039            7,005         --                 27,044
                                                          ---------------     -----------      -----------      -----------
  Total                                                        1,289,578          456,706         --              1,746,284
                                                          ---------------     -----------      -----------      -----------
EXPENSES:
  Rent                                                           --                  --            575,654 (D)      575,654
  Rooms                                                          268,519          139,753         --                408,272
  Interest                                                       200,541             --           (200,541)(E)         --
  Administrative and general                                     146,498           70,572         --                217,070
  Management fee                                                  63,949           27,390          (91,339)(F)         --
  Franchise                                                       61,503           17,235           28,906 (G)      107,644
  Repairs and maintenance                                         51,657           27,514         --                 79,171
  Energy cost                                                     58,695           27,007         --                 85,702
  Property taxes                                                  32,560           25,344          (57,904)(H)         --
  Telephone                                                       21,345            5,701         --                 27,046
  Insurance                                                       18,911           12,571         --                 31,482
  Marketing                                                       25,092           29,685         --                 54,777
  Depreciation and amortization                                   59,282           37,609          (96,891)(I)         --
  Replacement reserve                                             --                 --             92,250 (J)       92,250
  Provision for loss                                              --                 --           --       (K)         --
                                                          ---------------     -----------      -----------      -----------
      Total                                                    1,008,552          420,381          250,135        1,679,068
                                                          ---------------     -----------      -----------      -----------
NET INCOME (LOSS)                                         $      281,026    $      36,325     $   (250,135)     $    67,216
                                                          ---------------     -----------      -----------      -----------
                                                          ---------------     -----------      -----------      -----------

                      See notes to pro forma financial statements.

                      CROSSROADS HOSPITALITY TENANT COMPANY, LLC
                            (A LIMITED LIABILITY COMPANY)
                         PRO FORMA STATEMENT OF OPERATIONS
                                    (UNAUDITED)

                                                                               Six Months Ended June 30, 1995
                                                          ----------------------------------------------------------------
                                                                   Historical  (C)
                                                          -------------------------------       Pro Forma
                                                           Initial Hotels     Mission Bay      Adjustments       Pro Forma
                                                          ---------------     -----------      -----------      -----------
REVENUES:
  Room Sales                                             $     1,233,189    $     478,410      $   --           $ 1,711,599
  Telephone                                                       36,684           16,596          --                53,280
  Other - principally vending                                     18,058           14,053          --                32,111
                                                          ---------------     -----------      -----------      -----------
  Total                                                        1,287,931          509,059          --             1,796,990
                                                          ---------------     -----------      -----------      -----------
EXPENSES:
  Rent                                                           491,993            --              84,527 (D)      576,520
  Rooms                                                          270,370          151,081          --               421,451
  Interest                                                        --                --             --      (E)       --
  Administrative and general                                     150,355           72,840          --               223,195
  Management fee                                                  38,342           30,454          (68,796)(F)       --
  Franchise                                                       61,669           19,121           29,448 (G)      110,238
  Repairs and maintenance                                         50,654           25,984          --                76,638
  Energy cost                                                     58,389           24,611          --                83,000
  Property taxes                                                  35,340           22,726          (58,066)(H)       --
  Telephone                                                       20,655            4,895          --                25,550
  Insurance                                                       24,103           11,667          --                35,770
  Marketing                                                       20,444           27,665          --                48,109
  Depreciation and amortization                                   --               42,602          (42,602)(I)       --
  Replacement reserve                                             --                --              92,250 (J)       92,250
  Provision for loss                                              --                --             --      (K)       --
                                                          ---------------     -----------      -----------      -----------
      Total                                                    1,222,314          433,646           36,761        1,692,721
                                                          ---------------     -----------      -----------      -----------
NET INCOME (LOSS)                                         $       65,617      $    75,413      $   (36,761)     $   104,269
                                                          ---------------     -----------      -----------      -----------
                                                          ---------------     -----------      -----------      -----------

                      See notes to pro forma financial statements.

                     CROSSROADS HOSPITALITY TENANT COMPANY, LLC
                            (A LIMITED LIABILITY COMPANY)
                     NOTES TO PRO FORMA FINANCIAL STATEMENTS
                                   (UNAUDITED)


     (A) Crossroads Hospitality Tenant Company, LLC, a Delaware Limited Liability Company, was formed on _____________, 1995. Therefore, no historical balance sheet of Crossroads exists at June 30, 1995.

     (B) Reflects the effects of the operating assets that are expected to be contributed Crossroads by Inn Fund and Mission Bay as a result of the Commencement of the New Leases between Crossroads and Host Funding.

     (C) Reflects the combined historical operating results of the Initial Hotels and Mission Bay for periods prior to the commencement date of the New Leases. Certain reclassifications have been made to historical data to conform with the pro forma Statement of Operations.

     (D) Represents the adjusted base and percentage rent to be paid by Crossroads to Host Funding under the New Leases. The New Leases require Crossroads to pay an aggregate minimum annual base rent of $1,029,800 plus percentage rentals ranging from 28.75% to 40% of year to date revenues less varying break-even thresholds adjusted annually by defined percentages for each hotel.

     (E) Represents the reversal of interest expense by Crossroads as Host Funding will either pay off or be responsible for long-term debt payments.

     (F) Represents the reversal of management fees by Crossroads as Crossroads is the lessee and operator of the Hotels.

     (G) Represents the estimated pro forma increase in franchise fees for Crossroads that is anticipated to allow Super 8 to assign the License Agreements.

     (H) Represents the reversal of property taxes by Crossroads as the lessor, Host Funding, is responsible for paying the property taxes.

     (I) Crossroads has no ownership interest in the real estate related to the Initial Hotels and, as such, there is no depreciation expense on a pro forma basis. The Replacement Reserve described in note (J) is treated as a current expense for pro forma purposes in each period projected.

     (J) Represents a replacement reserve equal to $125 per room, per quarter which the New Leases require Crossroads to set aside in a replacement reserve escrow bank account (the "Replacement Reserve") to be available for the cost of replacements and renovations to the Hotels which are treated as a period expense for pro forma purposes.

     (K) Represents the reversal of the provision for loss for Mission Bay established to write down the Mission Bay investment in Land, Property and Equipment to the appraised value of the property as of December 1, 1994.

INDEPENDENT AUDITOR'S REPORT


To the Owners of the Initial Hotels (as defined in Note 1):

I have audited the accompanying combined statements of assets, liabilities and net investment and advances of the Initial Hotels, as defined in Note 1, as of December 31, 1994 and 1993, and the related combined statements of revenues and expenses excluding income taxes, and cash flows for each of the three calendar years in the period ended December 31, 1994. These financial statements are the responsibility of All American Group Limited Partnership, Host Funding, Inc. and Inn Fund, LLC. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audits in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. I believe that my audits provide a reasonable basis for my opinion.

The accompanying financial statements have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the registration statement on Form S-4 and S-11 of Host Funding, Inc.) as described in Note 1 and are not intended to be a complete presentation of the Initial Hotels' assets, liabilities and net investment and advances, revenues and expenses or cash flows.

In my opinion, the financial statements referred to above present fairly, in all material respects, the assets, liabilities and net investment and advances of the Initial Hotels as of December 31, 1994 and 1993, and their revenues and expenses excluding income taxes, and their cash flows for each of the three calendar years in the period ended December 31, 1994, in conformity with generally accepted accounting principles.


                                        William H. Ling



April 4, 1995, except for paragraph 9 of note 6 as to which the date is September 21, 1995
San Diego, California

                           INITIAL HOTELS

              COMBINED STATEMENTS OF ASSETS, LIABILITIES,
                     AND NET INVESTMENT AND ADVANCES



                                                              June 30,               December 31,
                                                                1995       --------------------------------
                                                             (Unaudited)         1994             1993
                                                          ---------------  --------------   ---------------
                                              ASSETS

CURRENT ASSETS:
  Accounts receivable                                      $     69,323    $      49,475    $      40,907
  Prepaid expenses                                               30,659           33,553           33,823
                                                           --------------  --------------   --------------
      Total current assets                                       99,982           83,028           74,730
                                                           --------------  --------------   --------------

LAND, PROPERTY AND EQUIPMENT - At cost:
  Building and improvements                                       --           2,545,951        2,533,390
  Hotel furnishings and equipment                                30,107        1,754,437        1,628,191
  Less accumulated depreciation                                  (3,010)      (2,164,708)      (2,035,510)
                                                           --------------  --------------   --------------
                                                                 27,097        2,135,680        2,126,071
  Land                                                            --             642,287          659,627
                                                           --------------  --------------   --------------
      Land, property and equipment - net                         27,097        2,777,967        2,785,698
                                                           --------------  --------------   --------------

OTHER ASSETS:
  Loan commitment fees - net                                      --              31,060           40,974
  Restricted cash                                                18,950           18,950           18,950
  Due from related parties                                        --             582,873          463,437
                                                           --------------  --------------   --------------
      Total other assets                                         18,950          632,883          523,361
                                                           --------------  --------------   --------------
      Total                                                $    146,029    $   3,493,878    $   3,383,789
                                                           --------------  --------------   --------------
                                                           --------------  --------------   --------------

                             LIABILITIES AND NET INVESTMENTS AND ADVANCES

CURRENT LIABILITIES:
  Accounts payable and accrued expenses                    $    148,442    $     234,341    $     221,792
  Accounts payable - related parties                             41,840             --               --
  Current portion of long-term debt                                --          1,246,462          288,112
                                                           --------------  --------------   --------------
      Total current liabilities                                 190,282        1,480,803          509,904

LONG-TERM DEBT (net of current portion)                            --          3,132,088        4,378,551
                                                           --------------  --------------   --------------
      Total liabilities                                         190,282        4,612,891        4,888,455
                                                           --------------  --------------   --------------

COMMITMENTS AND CONTINGENCIES (notes 4, 5 and 6)

NET INVESTMENT AND ADVANCES                                     (44,253)      (1,119,013)      (1,504,666)
                                                           --------------  --------------   --------------
      Total                                                $    146,029    $   3,493,878    $   3,383,789
                                                           --------------  --------------   --------------
                                                           --------------  --------------   --------------


                  See accompanying notes to financial statements.

                                  INITIAL HOTELS

        COMBINED STATEMENTS OF REVENUES AND EXPENSES EXCLUDING INCOME TAXES

           FOR THE CALENDAR YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992
                 AND FOR THE SIX MONTHS ENDED JUNE 30, 1995 AND 1994

                                                        Six Months Ended June 30,             Years Ended December 31,
                                                       --------------------------  ------------------------------------------
                                                             1995          1994          1994           1993          1992
                                                       -------------- -----------  -------------  -------------   -----------
                                                               (Unaudited)
REVENUES:
  Room Sales                                            $ 1,233,189   $ 1,229,926   $ 2,610,496   $   2,441,913   $ 2,255,483
  Telephone                                                  36,684        39,613        79,999          66,983        36,337
  Other - principally vending                                18,057        20,039        43,971          46,714        32,827
                                                        ------------  ------------  ------------  --------------  ------------
  Total                                                   1,287,930     1,289,578     2,734,466       2,555,610     2,324,647
                                                        ------------  ------------  ------------  --------------  ------------

EXPENSES:
  Rooms                                                     270,371       268,519       562,350         519,762       476,569
  Interest                                                    --          200,541       400,002         516,116       631,489
  Administrative and general                                150,356       146,498       317,192         327,038       313,432
  Depreciation and amortization                               3,010        59,282       139,112         122,575       287,303
  Management fee                                             38,342        63,949       135,478         127,061        68,483
  Franchise                                                  61,670        61,503       130,554         122,112       112,790
  Repairs and maintenance                                    50,653        51,657       121,545         129,770       132,528
  Energy cost                                                58,389        58,695       114,536         109,721       106,641
  Property taxes                                             35,340        32,560        69,286          64,584        58,731
  Telephone                                                  20,653        21,345        43,748          46,775        46,296
  Insurance                                                  24,103        18,911        42,794          28,716        35,700
  Marketing                                                  20,444        25,092        51,890          51,335        45,287
  Rent                                                      521,125          --            --             --             --
  Loan restructuring costs                                    --             --            --           101,883        59,528
                                                        ------------  ------------  ------------  --------------  ------------
  Total (includes reimbursed costs and
    payments for services to related parties
    of $720,578 and $166,781 for the six
    months ended June 30, 1995 and 1994
    and $298,045, $311,933, and $281,986,
    for calendar years 1994, 1993 and 1992,
    respectively)                                         1,254,456     1,008,552     2,128,487       2,267,448     2,374,777
                                                        ------------  ------------  ------------  --------------  ------------

NET REVENUES OVER EXPENSES
(EXPENSES OVER REVENUES)                                $    33,474   $   281,026   $   605,979   $     288,162   $   (50,130)
                                                        ------------  ------------  ------------  --------------  ------------
                                                        ------------  ------------  ------------  --------------  ------------



                  See accompanying notes to financial statements.

                                  INITIAL HOTELS

                             STATEMENTS OF CASH FLOWS

           FOR THE CALENDAR YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992
                 AND FOR THE SIX MONTHS ENDED JUNE 30, 1995 AND 1994

                                                        Six Months Ended June 30,             Years Ended December 31,
                                                       --------------------------  ------------------------------------------
                                                             1995          1994          1994           1993          1992
                                                       -------------- -----------  -------------  -------------   -----------
                                                               (Unaudited)
OPERATING ACTIVITIES:
  Net income (loss)                                     $    33,474   $   281,026   $   605,979   $     288,162   $   (50,130)
  Adjustments to reconcile net income to net
    cash provided by operating activities
    Depreciation and amortization                             3,010        59,282       139,112         122,575       287,303
    Changes in operating assets and liabilities
      Accounts receivable                                   (19,848)      (21,273)       (8,568)        (10,145)        7,158
      Prepaid expenses                                        2,894         1,487           270            (923)        4,471
      Accounts payable and accrued expenses                 (85,899)       49,176        12,549          31,602         7,794
      Accounts payable - related parties                     41,840          --            --              --             --
                                                        ------------  ------------  ------------  --------------  ------------
      Net cash (used in) provided by
        operating activities                                (24,529)      369,698       749,342         431,271       256,596
                                                        ------------  ------------  ------------  --------------  ------------

INVESTING ACTIVITIES:
  Purchases of property and equipment                       (30,107)      (52,555)     (138,807)       (209,008)      (79,686)
  Loan commitment fees                                         --            --            --           (49,570)         --
  Restricted cash                                              --            --            --           (18,950)         --
  Due from related parties - net                               --         (79,801)     (119,436)         42,056      (452,149)
                                                        ------------  ------------  ------------  --------------  ------------
    Net cash used in investing activities                   (30,107)     (132,356)     (258,243)       (235,472)     (531,835)
                                                        ------------  ------------  ------------  --------------  ------------

FINANCING ACTIVITIES:
  Changes in net investment and advances                     54,636       (83,374)     (220,326)       (220,411)      287,003
  Borrowings on long-term debt                                 --                          --         3,456,156          --
  Payments on long-term debt                                   --        (153,968)     (288,113)     (3,431,544)      (11,764)
  Other                                                        --            --          17,340           --             --
                                                        ------------  ------------  ------------  --------------  ------------
    Net cash provided by (used in)
      financing activities                                   54,636      (237,342)     (491,099)       (195,799)      275,239
                                                        ------------  ------------  ------------  --------------  ------------

NET INCREASE (DECREASE) IN CASH                                --            --            --              --            --

CASH AND CASH EQUIVALENTS AT
  BEGINNING OF PERIOD                                          --            --            --              --            --
                                                        ------------  ------------  ------------  --------------  ------------

CASH AND CASH EQUIVALENTS AT
  END OF PERIOD                                         $      --     $      --     $      --     $        --     $      --
                                                        ------------  ------------  ------------  --------------  ------------
                                                        ------------  ------------  ------------  --------------  ------------



                See accompanying notes to financial statements.

                                  INITIAL HOTELS

                          NOTES TO FINANCIAL STATEMENTS


NOTE 1.  PROPOSED INITIAL PUBLIC OFFERING AND BASIS OF PRESENTATION

ORGANIZATION:

    Host Funding, Inc. ("Host Funding") is a Maryland corporation which has been recently established to acquire, own and lease hotel properties. Host Funding intends to operate as real estate investment trust under the Internal Revenue Code and is currently a wholly owned subsidiary of All American Group Limited Partnership, a Delaware Limited Partnership ("AAG"). Host Funding plans to issue shares in an initial public stock offering (the "Stock Offering").

BASIS OF PRESENTATION:

     AAG or a subsidiary or a predecessor thereof designed, constructed and acquired Super 8 Motels, including the 4 properties listed below
(collectively, the "Initial Hotels" and, individually, the "Hotel" or "Hotels") as follows:

               Miner, Missouri
               Poplar Bluff, Missouri
               Somerset, Kentucky
               Rock Falls, Illinois

     All of the Initial Hotels are included in the accompanying financial statements for all periods presented.

     The Initial Hotels include the land, property and equipment for each of the Hotels. Assets and liabilities of the Initial Hotels have been stated at AAG's historical cost basis.

     The accompanying combined financial statements have been prepared for the propose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the registration statement on Form S-4 and S-11 of Host Funding. The Initial Hotels, for the periods presented, were a component of AAG or a subsidiary of a predecessor. AAG has not historically allocated or charged individual units for interest on net advances and no such expenses are reflected in the accompanying financial statements. The accompanying financial statements also include no provision or assets or liabilities related to federal or state income taxes because the Initial Hotels did not pay income taxes and AAG does not allocate or charge these expenses to its individual units. Accordingly, the accompanying financial statements are not intended to be a complete presentation of the Initial Hotel's assets, liabilities and net investment and advances, revenues and expenses or cash flows.

     Changes in net investment and advances represent the revenues over expenses or expenses over revenue excluding income taxes, of the Initial Hotels adjusted for cash transferred between AAG and the Initial Hotels.

     An analysis of the activity in this balance for the three calendar years ended December 31, 1994 is as follows:

     Balance January 1, 1992..............................      $(1,809,290)
     Expenses over revenue excluding income taxes.........          (50,130)
     Net cash transferred from AAG........................          287,003
                                                                -----------
     Balance December 31, 1993............................        (1,572,417)
     Revenues over expenses excluding income taxes........           288,162
     Net cash transferred to AAG..........................          (220,411)
                                                                -----------
     Balance December 31, 1993............................        (1,504,666)
     Revenues over expenses excluding income taxes........           605,979
     Net cash transferred to AAG..........................          (220,326)
                                                                -----------
     Balance December 31, 1994............................       $(1,119,013)
                                                                -----------
                                                                -----------

     The average net investment and advances for calendar years 1992, 1993 and 1994 was approximately $(1.3) million, $(1.5) million and $(1.7) million, respectively.


NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     FISCAL YEAR:
     The Initial Hotels' calendar year ends on December 31.

     CASH AND CASH EQUIVALENTS:
     Cash equivalents, which equivalents have a maturity date of three months or less at date of purchase, represent the Initial Hotel's undivided interest in cash accounts managed by All American Group, Inc., a Delaware Corporation owned 100% by Guy and Dorothy Hatfield and the General Partner of AAG (the "General Partner") on behalf of General Partner managed properties. Funds transferred to the cash account are held primarily in business checking and merchant credit card accounts. The cash accounts are used to pay substantially all outstanding bills and to accumulate substantially all receipts on behalf of the Initial Hotels.

     LAND, PROPERTY AND EQUIPMENT:
     Buildings and improvements are being depreciated over useful lives of 35 years using the straight-line method. Hotel furnishing and equipment are being depreciated using primarily straight-line methods over useful lives ranging from 3 to 7 years.

     The Initial Hotels assess impairment of their real estate properties based upon whether it is probable that undiscounted future cash flows from each individual property will be less than its net book value. No such impairments have occurred through December 31, 1994.

     LOAN COMMITMENT FEES:
     Loan commitment fees are net of accumulated amortization. No loan commitment fees were outstanding in 1992. The amortization periods are the terms of the loans.

     RESTRICTED CASH:
     Restricted cash represents a certificate of deposit held by a bank as security for the State of Missouri to assure sales tax is timely paid.

     INTERIM FINANCIAL STATEMENTS:
     The accompanying interim period financial statements are unaudited but, in the opinion of management, reflect all adjustments (consisting principally of normal recurring adjustments) necessary for a fair presentation of the results for the interim periods presented. The results for the interim periods are not necessarily indicative of the results to be obtained for the full fiscal year due to the seasonal nature of the Initial Hotels' business.

     NEW STATEMENT OF FINANCIAL ACCOUNT STANDARDS:
     The Initial Hotels are required to adopt Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" no later than their Calendar year ending December 31, 1996. Management anticipates that adoption of SFAS No. 121 will not have a material effect on the Initial Hotels' financial statements.


NOTE 3.  MANAGEMENT AND RELATED PARTY TRANSACTIONS

     AAG had entered into a Management Agreement (the "Management
Agreement") with the General Partner, for a term of ten (10) years from January 1, 1992, with three (3) successive ten (10) year options to extend, to manage the motel operations. The Management Agreement could be terminated early upon the occurrence of certain events as specified in the Management Agreement. On January 1, 1995, in connection with the leasing of the motel properties described in note 6, AAG terminated the Management Agreement with the General Partner.

     Under the Management Agreement, the General Partner was paid a management fee equal to 5% of motel revenues, as defined. In 1992, the General Partner agreed to accept a reduced management fee equal to 3% of motel revenues as defined. Management fees paid in 1994, 1993 and 1992 totalled $135,478, $127,061 and $68,483.

     The Partnership has reimbursed or accrued a payable to the General Partner (based on actual costs incurred by the General Partner) for certain costs paid on behalf of the Partnership. These costs include insurance and workmen's compensation premiums, travel, legal costs and other expenses. The total of such costs reimbursed in 1994, 1993 and 1992 totalled $163,567, $184,872 and $213,503. In addition, the General Partner provided bookkeeping, refurbishment and capital addition advisory and partnership administration services to AAG, which services were provided as part of the Management Agreement.

     In February 1994, AAG sold land adjacent to the motels located in Miner, Missouri to an entity substantially owned by Guy and Dorothy Hatfield for $17,340, which was equal to its cost.


NOTE 4.  FRANCHISE AGREEMENTS

     AAG has been granted license agreements by Super 8 Motels, Inc. for 20-year terms expiring in 2005. Pursuant to the terms of the agreement, AAG is required to pay a royalty fee and an advertising fee equal to 4% and 1%, respectively, of gross room revenue (See Note 6).

NOTE 5.  LONG-TERM DEBT, LOAN RESTRUCTURING COSTS AND CONTINGENCY

     A summary of the Initial Hotels long-term debt as of December 31, 1994 and 1993 follows:

First mortgage note payable; 8.5% interest until
March 1994, prime plus 1.5% but not less than
8.5% thereafter, adjusted annually; payments of
$11,823 monthly, due March 1998; personal
guarantees of Guy E. and Dorothy Hatfield.                       $1,121,406       $1,165,914

First mortgage note payable; 8.75% interest;
payments of $11,244 monthly; due February 1998.                   1,051,351        1,091,098

First mortgage note payable; prime plus 2%,
adjusted quarterly; payments of $9,174 monthly,
due March 1998.                                                     898,617          930,167

Modified first mortgage note payable; interest
at greater of prime or six (6) month commercial
paper rates plus 3%, but not less than 9%;
variable monthly payment of interest plus
principal to amortize over ten (10) years from
July 1993; due August 1995 (see below).                           1,061,656        1,154,871

Three (3) modified second mortgage notes payable;
interest at greater of prime or six (6) month
commercial paper rate plus 3%, but not less than
9%, variable monthly payments of interest plus
principal to amortize over five (5) years from
July 1993; due July 1998 (see below).                               242,835          324,613
                                                                -----------       ----------
                                                                  4,378,550        4,666,663

Less current portion                                              1,246,462          288,112
                                                                -----------       ----------
                                                                 $3,132,088       $4,378,551
                                                                -----------       ----------
                                                                -----------       ----------

Aggregate principal payments for the next four calendar years ended December 31, are as follows:

          1995                          $1,246,462
          1996                             209,867
          1997                             200,400
          1998                           2,721,821
                                        ----------
          Total                         $4,378,550
                                        ----------
                                        ----------

Substantially all of the assets of the Initial Hotels are pledged as security for the above debt.

     The Initial Hotels were in default under their Loan Agreement ("Loan Agreement") with the lender that held first mortgage notes payable on all of the motel properties in 1992, with a combined balance outstanding of $4,642,051 as of December 31, 1992. In August 1992, March 1993 and July 1993, the Partnership entered into agreements to modify the original Loan Agreement. Under the Loan Agreement, as modified, the Partnership was required to refinance or sell the property located in Somerset, Kentucky by August 1995 and retire the debt outstanding.
 In March 1995, the modified first mortgage note payable totalling $1,061,656 and the three modified second mortgage notes payable totalling $242,835 were refinanced into a first mortgage note payable totalling $1,160,000 at an annual interest rate of prime plus 1/2%, adjusted daily and payable monthly with the outstanding principal and any remaining accrued interest due December 31, 1995.

     As part of the Loan Agreement, the Initial Hotels agreed to pay costs and expenses of the lenders totalling $101,883 and $59,528, which amounts were expensed as loan restructuring costs in 1993 and 1992, respectively.

     Hatfield Inn, Inc., a Delaware Corporation 100% owned by Guy E. Hatfield and his wife (the "Hatfield Inn"), is the owner and operator of a motel adjacent to the Partnership's property located in Miner, Missouri. The motel owned by Hatfield Inn was newly constructed and is secured by a $730,500 first deed of trust (the "Hatfield Inn Note"). The Initial Hotel property located in Miner, Missouri serves as cross collateral under a second deed of trust (the "Cross Collateral Agreement") to secure payment of the Hatfield Inn Note. As the Hatfield Inn property is completed and has operating history, the Initial Hotels have requested the Cross Collateral Agreement under the Hatfield Inn note be released. No assurance can be given that the Cross Collateral Agreement will be released by the lender, and the Initial Hotels remain contingently liable under the Hatfield Inn Note. Further, the Initial Hotels and Hatfield Inn have a shared parking agreement allowing cars to park in either property's parking facilities, compete for similar business, and are commonly managed by the General Partner of AAG.


NOTE 6.  SUBSEQUENT EVENTS

     On January 1, 1995, AAG agreed to lease the four motel properties located in Somerset, Kentucky; Rock Falls, Illinois; and Poplar Bluff and Miner, Missouri to Inn Fund, LLC a Delaware limited liability company ("Inn Fund"). Guy and Dorothy Hatfield and Ian Gardner-Smith own 7.5% and 92.5%, respectively, of Membership Interest in Inn Fund. The lease terms are for a period of 15 years at combined total annual base rents of $931,000 or percentage rentals ranging from 35% to 55% for each individual property based upon gross revenue levels, whichever is greater.

     On March 31, 1995, Guy and Dorothy Hatfield and their two children, via a capital contribution, contributed a second mortgage note receivable (the "Second Note") in the amount of $1,805,675 to AAG. This Second Note was secured by four (4) motel properties located in Central City and Lebanon, Kentucky; Miner, Missouri; and Dexter, Missouri, which collateral was provided by Hatfield Inns, via a Lent Collateral Agreement. The Second Note bears interest at 12% per annum, payable quarterly commencing on November 15, 1995, with remaining outstanding principal and unpaid interest due and payable on March 31, 2000.

     On April 1, 1995, AAG entered into an agreement with Host Funding to contribute certain assets of AAG's four motel properties located in Somerset, Kentucky; Rock Falls, Illinois; and Poplar Bluff and Miner, Missouri; and the Second Note (the "Contribution and Assumption Agreement") for 100% of the common stock in Host Funding. Host Funding assumed AAG's leases with Inn Fund concurrent with the transfer.

    Further, on April 1, 1995, the Partners of AAG entered into a Stock Pledge Agreement (the "Stock Pledge Agreement") with Host Funding. Pursuant to the Stock Pledge Agreement, the General and Limited Partners agreed to pledge a security investment in 26.2 fraction shares, together with all additional shares issued to the General and Limited Partners by reason of stock split or stock dividend, of common stock in Host Funding to secure the Second Note.

     In addition, Host Funding intends to acquire certain assets of Mission Bay Super 8, Ltd., a California limited partnership ("Mission Bay"), the owner of a 117 room Super 8 motel located in San Diego, California, pursuant to an asset acquisition agreement (the "Mission Bay Acquisition Agreement") by which Host Funding will acquire the hotel assets of Mission Bay. The Mission Bay Acquisition Agreement will exchange common stock in Host Funding for limited and general partnership interest in a final liquidating distribution by Mission Bay. Since the Mission Bay acquisition is conditioned upon the consent of the limited partners of Mission Bay, no assurance can be given that the Mission Bay asset acquisition will be consummated.

     Further, Host Funding intends to raise additional capital via the Stock Offering, concurrent with the Mission Bay asset acquisition. Host Funding plans to use the capital raised from the Stock Offering to pay down long-term debt, to pay expenses of the formation of Host Funding, and for working capital purposes. No assurance can be given that the Stock Offering will be consummated.

     In addition, in September 1995, Host Funding agreed to enter into new motel leases for the four existing motel properties and Mission Bay (the "New Leases") with a limited liability company of a nationally recognized hotel management company and operator, Crossroads Hospitality Company, a Delaware Limited Liability Company ("Crossroads"), subject to completion of the Mission Bay Acquisition Agreement and the Stock Offering. The New Leases are for a term of 15 years from the final effective date of completion of the Mission Bay Acquisition and the Stock Offering. Combined total annual base rentals of $1,029,800 are due, plus percentage rentals ranging from 28.75% to 40% of year to date revenues less varying break even thresholds adjusted annually by defined percentages for each motel. The New Leases generally require Crossroads to pay all operating expenses of the properties, including maintenance and insurance, while Host Funding is responsible for property taxes. Further, Crossroads is required to set aside in a replacement reserve $125 per room, per quarter, increased annually by inflation factors, to be used for capital additions which generally must be approved by Host Funding. No assurance can be given that the New Leases will be consummated.

    Upon completion of the Mission Bay acquisition, the Stock Offering and execution of the New Leases, Host Funding intends to elect to be taxed as a real estate investment trust under the Internal Revenue Code of 1986, as amended, or any successor statute (the "Possible Formation Transactions").

    In September 1995, the Second Note was amended to reflect that upon completion of the Possible Formation Transactions, the obligation of AAG to maintain real property security on the Second Note shall terminate conditioned upon the delivery to Host Funding of an unconditional guarantee by Guy and Dorothy Hatfield.

    As part of, and only upon occurrence of, the Possible Formation Transactions, AAG intends to assign the franchise agreements to Crossroads. Mission Bay has a similar license agreement with Super 8, which likely will be assigned to the lessee. Super 8 has expressed a willingness to allow the assignments, but may require Crossroads to pay a higher royalty and advertising fee.

                                 INN FUND, LLC
                         (A LIMITED LIABILITY COMPANY)

                                 BALANCE SHEET
                                 JUNE 30, 1995
                                  (UNAUDITED)
-------------------------------------------------------------------------------

                                     ASSETS

CURRENT ASSETS:
  Cash and cash equivalents                                          $ 77,727
  Accounts receivable                                                  69,323
  Prepaid expenses                                                     30,659
                                                                     --------

    Total current assets                                              177,709
                                                                     --------

PROPERTY AND EQUIPMENT - At cost:
  Furnishings and equipment                                            30,107
  Less accumulated depreciation                                        (3,010)
                                                                     --------

    Property and equipment - net                                       27,097
                                                                     --------

RESTRICTED CASH                                                        18,950
                                                                     --------

    Total                                                            $223,756
                                                                     --------
                                                                     --------


                        LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable and accrued expenses                              $148,442
  Accounts payable - related parties                                   41,840
                                                                     --------

    Total current liabilities                                         190,282

MEMBERS' EQUITY                                                        33,474
                                                                     --------

    Total                                                            $223,756
                                                                     --------
                                                                     --------



            See accompanying notes to unaudited financial statements
-------------------------------------------------------------------------------

                                 INN FUND, LLC
                         (A LIMITED LIABILITY COMPANY)

                            STATEMENT OF OPERATIONS
                    FOR THE SIX MONTHS ENDED JUNE 30, 1995
                                  (UNAUDITED)
-------------------------------------------------------------------------------

REVENUES:
  Room Sales                                                       $1,233,189
  Telephone                                                            36,684
  Other - principally vending                                          18,057
                                                                   ----------

  Total                                                             1,287,930
                                                                   ----------

EXPENSES:
  Rooms                                                               270,371
  Rent                                                                521,125
  Administrative and general                                          150,356
  Depreciation                                                          3,010
  Management fee                                                       38,342
  Franchise                                                            61,670
  Repairs and maintenance                                              50,653
  Energy cost                                                          58,389
  Property taxes                                                       35,340
  Telephone                                                            20,653
  Insurance                                                            24,103
  Marketing                                                            20,444
                                                                   ----------

  Total (includes reimbursed costs and payments
   for services to related parties of $720,578)                     1,254,456
                                                                   ----------

NET INCOME                                                         $   33,474
                                                                   ----------
                                                                   ----------



            See accompanying notes to unaudited financial statements
-------------------------------------------------------------------------------

                                 INN FUND, LLC
                         (A LIMITED LIABILITY COMPANY)

                            STATEMENT OF CASH FLOWS
                    FOR THE SIX MONTHS ENDED JUNE 30, 1995
                                  (UNAUDITED)
-------------------------------------------------------------------------------

OPERATING ACTIVITIES:
  Net income                                                         $ 33,474
  Adjustments to reconcile net income to net cash
    provided by operating activities:
    Depreciation                                                        3,010
    Changes in operating assets and liabilities
      Accounts receivable                                             (69,323)
      Prepaid expenses                                                (49,609)
      Accounts payable and accrued expenses                           148,442
      Accounts payable - related parties                               41,840
                                                                     ---------

      Net cash provided by operating activities                       107,834

INVESTING ACTIVITIES:
  Purchase of property and equipment                                  (30,107)
                                                                     --------

NET INCREASE IN CASH                                                   77,727

CASH AND CASH EQUIVALENTS AT
  BEGINNING OF PERIOD                                                       0
                                                                     ---------

CASH AND CASH EQUIVALENTS AT
  END OF PERIOD                                                      $ 77,727
                                                                     ---------
                                                                     ---------



            See accompanying notes to unaudited financial statements
-------------------------------------------------------------------------------

                                 INN FUND, LLC
                         (A LIMITED LIABILITY COMPANY)


                    NOTES TO UNAUDITED FINANCIAL STATEMENTS
-------------------------------------------------------------------------------


NOTE 1.   ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Inn Fund, LLC, a Delaware Limited Liability Company ("Inn Fund"), was formed on December 30, 1994 for the purpose of leasing four motel properties located in Somerset, Kentucky; Rock Falls, Illinois; and Poplar Bluff and Miner, Missouri. Prior to January 1, 1995, Inn Fund was inactive. Guy and Dorothy Hatfield and Ian-Gardner Smith (the "Members") own 7.5% and 92.5%, respectively, of
     Membership Interest ("Membership Interest") in Inn Fund.

     Net profits, losses and cash flows from operations of Inn Fund are allocated to the Members in proportion to their respective
     Membership Interests as provided in the Membership Agreement.

     Cash equivalents, which equivalents have a maturity date of three months or less at date of purchase, represent Inn Fund's undivided interest in cash accounts managed by All American Group, Inc., a Delaware Corporation (the "Manager"), 100% owned by Guy and Dorothy Hatfield of behalf of Manager operated properties. Funds transferred to the cash account are held primarily in business checking and merchant credit card accounts. The cash accounts are used to pay substantially all outstanding bills and to accumulate substantially all receipts on behalf of Inn Fund.

     In accordance with the provisions of the Internal Revenue Code, Inn Fund is not subject to the payment of income taxes, and no provision therefore is required to be made herein.


NOTE 2.   LEASES

     On January 1, 1995, Inn Fund leased four motels from All American Group Limited Partnership, a Delaware Limited Partnership ("AAG") that is 100% owned by Guy and Dorothy Hatfield and their children, which leases, on April 1, 1995, were transferred to Host Funding, Inc., a Maryland Corporation ("Host Funding"), 100% owned by AAG. The four motels are operated for Inn Fund by the Manager.

     The individual motel leases are for a term of 15 years, expiring on December 31, 2011, at combined total annual base rents of $931,000, or percentage rentals ranging from 35% to 55% for each individual property based upon gross revenue levels, whichever is greater. The leases are "triple net" in that Inn Fund is generally responsible for paying all operating expenses of the properties, including maintenance, insurance and property taxes. Further, Inn Fund is required to set aside in a replacement reserve an amount equal to 4% of gross room revenue to be used for capital additions to the properties.

     Minimum future rents at June 30, 1995 due under non-cancelable operating leases for the period July 1 to December 31, 1995,and for the four years ending December 31, 1996 to 1999 and thereafter are as follows:

               Year/Period                   Amount
               -----------                 -----------
               1995                        $   665,500
               1996                            931,000
               1997                            931,000
               1998                            931,000
               1999                            931,000
               Thereafter                    9,310,000
                                           -----------

               Total                       $13,499,500
                                           -----------
                                           -----------


NOTE 3.   MANAGEMENT

     Inn Fund has entered into a Management Agreement ("Management Agreement") with the Manager for a term of fifteen (15) years from January 1, 1995 to manage the motel operations. The Management Agreement may be terminated early upon the occurrence of certain events as specified in the Management Agreement (see note 5).

     Under the Management Agreement, the General Partner is paid a management fee equal to 3% of motel revenues, as defined, plus an incentive fee based upon a predetermined formula in the Management Agreement.


NOTE 4.   FRANCHISE AGREEMENTS

     AAG has been granted License Agreements ("License Agreements") by Super 8 Motels, Inc. ("Super 8") for 20-year terms expiring in 2005. Pursuant to the terms of the License Agreements, AAG is required to pay a royalty fee and an advertising fee equal to 4% and 1%, respectively, of gross room revenue, which obligation has been assigned to Inn Fund without Super 8's permission. It is the intention of Inn Fund to seek Super 8's permission to permanently assign the License Agreements should Inn Fund continue to lease the properties.


NOTE 5.   POSSIBLE REORGANIZATION AND LIMITED LIABILITY COMPANY
   LIQUIDATION

     Host Funding, lessor of Inn Funds four motel properties, intends to acquire certain assets of Mission Bay Super 8, Ltd., a California limited partnership ("Mission Bay"), the owner of a 117 room Super 8 motel located in San Diego, California, pursuant to an asset acquisition agreement (the "Mission Bay Acquisition Agreement") by which Host Funding will acquire the hotel assets of Mission Bay. The Mission Bay Acquisition Agreement will exchange common stock in Host Funding for limited and general partnership interest in a final liquidating distribution by Mission Bay.
     Since the Mission Bay acquisition is conditioned upon the consent of the limited partners of Mission Bay, no assurance can be given that the Mission Bay asset acquisition will be consummated.

     Further, Host Funding intends to raise additional capital via an initial public stock offering (the "Stock Offering") concurrent with the Mission Bay asset acquisition. Host Funding plans to use the capital raised from the Stock Offering to pay down long-term debt, to pay expenses of the formation of Host Funding, and for working capital purposes. No assurance can be given that the Stock Offering will be consummated.

     In addition, in September 1995, Host Funding has agreed (with Inn Fund's consent) to enter into new motel leases for the four existing motel properties and Mission Bay (the "New Leases") with a limited liability company of a nationally recognized hotel management company and operator, Crossroads Hospitality Company, a Delaware Limited Liability Company ("Crossroads"), subject to completion of the Mission Bay Acquisition Agreement and the Stock Offering. The New Leases are for a term of 15 years from the final effective date of completion of the Mission Bay Acquisition and the Stock Offering. Combined total annual base rentals of $1,029,800 will be due, plus percentage rentals ranging from 28.75% to 40% of year to date revenues less varying break even thresholds adjusted annually by defined percentages for each motel. The New Leases generally require Crossroads to pay all operating expenses of the properties, including maintenance and insurance, while Host Funding is responsible for property taxes. Further, Crossroads is required to set aside in a replacement reserve $125 per room, per quarter, increased annually by inflation factors, to be used for capital additions which generally must be approved by Host Funding. No assurance can be given that the New Leases will be consummated.

     Upon completion of the Mission Bay acquisition, the Stock Offering and the execution of the New Leases, Host Funding intends to elect to be taxed as a real estate investment trust under the Internal Revenue Code of 1986, as amended, or any successor statute (the "Possible Formation Transactions").

     It is the present intention of management upon completion of the Possible Formation Transactions to liquidate Inn Fund. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                          INDEPENDENT AUDITOR'S REPORT



The Partners
Mission Bay Super 8 Ltd.,
A California Limited Partnership

     We have audited the balance sheets of Mission Bay Super 8 Ltd., A California Limited Partnership, as of December 31, 1994 and 1993, and the related statements of operations, partners' capital, and cash flows for the years then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mission Bay Super 8 Ltd., A California Limited Partnership, as of December 31, 1994 and 1993, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

San Diego, California
February 3, 1995

                            MISSION BAY SUPER 8 LTD.,
                        A California Limited Partnership
                                 Balance Sheets
                           December 31, 1994 and 1993


                                  ...ASSETS...

                                                1994         1993
                                             ----------   ----------
Current Assets:
  Cash and cash equivalents                  $   43,260   $    9,501
  Accounts receivable                            15,428       11,539
  Operating supplies                             19,204       18,521
  Prepaid expenses                                9,884       18,171
  Due from affiliates                            27,431          -0-
                                             ----------   ----------
      Total current assets                      115,207       57,732
                                             ----------   ----------

Investment property, at carrying value:
  Land                                        1,212,000    2,620,612
  Building and improvements                   2,024,033    2,161,590
  Furniture, fixtures and equipment             702,412      698,083
                                             ----------   ----------
                                              3,938,445    5,480,285

  Less accumulated depreciation               1,128,445    1,044,241
                                             ----------   ----------
      Investment property, net                2,810,000    4,436,044
                                             ----------   ----------

Franchise fees, net                              12,829       13,829
                                             ----------   ----------

      Total assets                           $2,938,036   $4,507,605
                                             ----------   ----------
                                             ----------   ----------

                 See accompanying notes to financial statements.

                     ...LIABILITIES AND PARTNERS' CAPITAL...

                                                  1994         1993
                                               ----------   ----------
Current Liabilities:
  Accounts payable                             $   20,782   $   10,943

  Accrued expenses                                 11,264        8,618

  Due to affiliates                                   -0-        1,026
                                               ----------   ----------

      Total current liabilities                    32,046       20,587
                                               ----------   ----------

Partners' Capital:
  General partner:
    Cumulative net income                          7,953      146,056
    Cumulative cash distributions               (286,197)    (266,197)
                                               ----------   ----------

                                                (278,244)    (120,141)
                                               ----------   ----------

  Limited partners (6,600 interests):
    Capital contributions, net of
     offering costs                             5,761,115    5,761,115
    Cumulative net income                          71,565    1,314,490
    Cumulative cash distributions             (2,648,446)  (2,468,446)
                                               ----------   ----------

                                                3,184,234    4,607,159
                                               ----------   ----------

      Total partners' capital                   2,905,990    4,487,018
                                               ----------   ----------

      Total liabilities and partners' capital  $2,938,036   $4,507,605
                                               ----------   ----------
                                               ----------   ----------

                            MISSION BAY SUPER 8 LTD.,
                        A California Limited Partnership
                            Statements of Operations
                     Years Ended December 31, 1994 and 1993


                                                  1994         1993
                                               -----------  ----------
Revenues:
  Room revenues                                $   989,703  $  960,166
  Phone revenues                                    41,459      27,649
  Interest income                                    1,207       2,618
  Other                                             22,450      31,352
                                               -----------  ----------

      Total revenues                             1,054,819   1,021,785
                                               -----------  ----------

Expenses:
  Unrealized loss due to decline in value of
    investment property (Note 5)                 1,534,950         -0-
  Property operating expenses                      377,255     391,470
  General and administrative                       133,567     156,769
  Depreciation                                      84,204      89,706
  Management fees                                   63,215      61,150
  Royalties and advertising                         59,391      57,610
  Marketing                                         57,478      59,936
  Repairs and maintenance                           56,895      58,924
  Real estate taxes                                 44,448      45,588
  Property and liability insurance                  23,444      25,872
  Amortization                                       1,000       1,000
                                               -----------  ----------

      Total expenses                             2,435,847     948,025
                                               -----------  ----------

      Net income (loss)                        $(1,381,028)  $  73,760
                                               -----------  ----------
                                               -----------  ----------

      Net income (loss) per interest           $   (188.32) $    10.06
                                               -----------  ----------
                                               -----------  ----------

                 See accompanying notes to financial statements.

                            MISSION BAY SUPER 8 LTD.,
                        A California Limited Partnership
                         Statements of Partners' Capital
                     Years Ended December 31, 1994 and 1993


                                                    General Partner
                                          -------------------------------------
                                                        Cumulative
                                          Cumulative        Cash
                                          Net Income   Distributions     Total
                                          ----------   -------------   --------

Balance, December 31, 1992                  $ 138,680    $(248,197)   $(109,517)

Net income, year ended December 31, 1993        7,376           -0-       7,376

Cash distributions ($24.55 per interest)          -0-      (18,000)     (18,000)
                                            ---------    ---------     ---------

Balance, December 31, 1993                    146,056     (266,197)    (120,141)

Net loss, year ended December 31, 1994      (138,103)           -0-    (138,103)

Cash distributions ($27.27 per interest)         - 0-      (20,000)     (20,000)
                                            ---------    ---------    --------


Balance, December 31, 1994                  $   7,953    $(286,197)   $(278,244)
                                            ---------    ---------     --------
                                            ---------    ---------     --------


                 Limited Partners
--------------------------------------------------------
                               Cumulative                   Total
  Capital       Cumulative      Cash                       Partners'
Contributions   Net Income   Distributions    Total        Capital
-------------   ----------   -------------   --------     ----------

$5,761,115     $1,248,106    $(2,306,446)   $4,702,775    $4,593,258

       -0-         66,384             -0-       66,384        73,760

       -0-            -0-       (162,000)     (162,000)     (180,000)
----------     ----------    -----------   -----------    ----------

 5,761,115      1,314,490     (2,468,446)    4,607,159     4,487,018

       -0-     (1,242,925)           -0-    (1,242,925)   (1,381,028)

       -0-            -0-       (180,000)     (180,000)     (200,000)
----------     ----------    -----------   -----------   -----------


$5,761,115     $   71,565    $(2,648,446)   $3,184,234    $2,905,990
----------     ----------    -----------   ----------    ----------
----------     ----------    -----------   ----------    ----------


                 See accompanying notes to financial statements.

                            MISSION BAY SUPER 8 LTD.,
                        A California Limited Partnership
                            Statements of Cash Flows
                     Years Ended December 31, 1994 and 1993

                                                        1994        1993
                                                   -----------  -----------
Cash flows from operating activities:
  Net income (loss)                                $(1,381,028)  $   73,760
  Adjustments to reconcile net income (loss)
   to net cash provided by operating activities:
    Unrealized loss due to decline in value of
     investment property                              1,534,950         -0-
    Depreciation and amortization                        85,204      90,706
    (Increase) decrease in:
      Accounts receivable                               (3,889)       3,228
      Operating supplies                                  (683)     (1,223)
      Prepaid expenses                                    8,287       7,272
      Due from affiliates                               (3,931)         -0-
    Increase (decrease) in:
      Accounts payable                                    9,839     (7,431)
      Accrued expenses                                    2,646     (4,381)
      Due to affiliates                                 (1,026)     (1,098)
                                                   -----------  -----------

        Net cash provided by operating
         activities                                     250,369     160,833
                                                   -----------  -----------

Cash flows from investing activities:
  Investment property expenditures                     (16,610)    (93,265)
                                                   -----------  -----------

        Net cash used in investing activities          (16,610)    (93,265)
                                                   -----------  -----------

Cash flows from financing activities:
  Cash distributions to partners                      (200,000)   (180,000)
                                                   -----------  -----------

        Net cash used in financing activities         (200,000)   (180,000)
                                                   -----------  -----------

        Net increase (decrease) in cash and
         cash equivalents                               33,759   (112,432)

Cash and cash equivalents, beginning of year             9,501     121,933
                                                   -----------  -----------

Cash and cash equivalents, end of year             $    43,260   $   9,501
                                                   -----------  -----------
                                                   -----------  -----------


Schedule of noncash investing and financing activities:

    Sale of carpeting to related party (Note 4).


                 See accompanying notes to financial statements.

                            MISSION BAY SUPER 8 LTD..
                        A Californial Limited Partnership
                          Notes to Financial Statements


Note 1.   THE PARTNERSHIP AND A SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

          Mission Bay Super 8 Ltd., A California Limited Partnership (the Partnership), formerly Motels of America Series IX, A California Limited Partnership, was formed on February 5, 1987 pursuant to the California Revised Uniform Limited Partnership Act. The purpose of the Partnership is to construct, own, and operate a 117-room "economy" motel under a Super 8 franchise. The motel was opened in November 1987.

          The following is a summary of the Partnership's significant accounting policies:

          CASH AND CASH EQUIVALENTS

          The Partnership considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents.

          INVESTMENT PROPERTY

          Investment property is recorded at cost. Depreciation is computed using the straight-line method based on estimated useful lives of 5 to 35 years. Maintenance and repairs costs are expensed as incurred, while significant improvements, replacements, and major renovations are capitalized.

          FRANCHISE FEES

          Franchise fees are amortized over the 20-year life of the franchise agreement.

          INCOME TAXES

                            MISSION BAY SUPER 8 LTD..
                        A Californial Limited Partnership
                          Notes to Financial Statements
                                   (Continued)

          No provision for income taxes has been made as any liability for such taxes would be that of the partners rather than the Partnership.

          NET INCOME (LOSS) PER INTEREST

          Net income (loss) per interest is based upon the 90% allocated to limited partners divided by 6,600 limited partner interests outstanding throughout the year.


Note 2.   PARTNERSHIP AGREEMENT

          Net income or loss and cash distributions from operations of the Partnership are allocated 90% to the limited partners and 10% to the general partner. Profits from the sale or other disposition of Partnership property are to be allocated to the general partner until its capital account equals zero; thereafter, to the limited partners until their capital accounts equal their capital contributions reduced by prior distributions of cash from sale or refinancing plus an amount equal to a cumulative but not compounded annual 8% return thereon which cumulative return shall be reduced (but not below zero) by the aggregate amount of prior distributions of cash available for distribution; thereafter, gain shall be allocated 15% to the general partner and 85% to the limited partners. Loss from sale shall be allocated 1% to the general partner and 99% to the limited partners.

Note 3.   FRANCHISE AGREEMENT

          The Partnership has entered into a twenty-year franchise agreement with Super 8 Motels, Inc. to provide the Partnership with consultation in the areas of design, construction, and operation of the motel. The agreement required the payment of initial franchise fees of $20,000 and requires ongoing royalties equal to 4% of gross room revenues and chain-affiliated advertising fees equal to 2% of gross room revenues.

                            MISSION BAY SUPER 8 LTD..
                        A Californial Limited Partnership
                          Notes to Financial Statements
                                   (Continued)

Note 4.   RELATED PARTY TRANSACTIONS

          The motel is operated pursuant to a management agreement with the general partner, GHG Hospitality, Inc. (GHG). The agreement provides for the payment of monthly management fees of 6% of gross revenues.

          The Partnership has agreed to reimburse GHG for certain expenses related to services performed in maintaining the books and administering the affairs of the Partnership.

          GHG and an affiliate, Grosvenor Management Services, Inc. (GMS), allocate to the Partnership certain marketing, accounting, and maintenance salaries and certain other expenses directly related to the operation of the Partnership.




Note 4.   RELATED PARTY TRANSACTIONS (continued)

          Fees, reimbursements, salaries, and other expenses paid to GHG and GMS and included in total expenses for the years ended December 31, 1994 and 1993 are as follows:

                                               1994        1993
                                             --------    --------
          Management fees                    $ 63,215    $ 61,150
          Reimbursement for partnership
            administration expenses            40,423      50,987
          Salaries and other allocated
            expenses                          108,740     131,466
                                             --------    --------

                                             $212,378    $243,603
                                             --------    --------
                                             --------    --------

                            MISSION BAY SUPER 8 LTD..
                        A Californial Limited Partnership
                          Notes to Financial Statements
                                   (Continued)

          In addition, all motel employees are paid by GMS. The Partnership reimbursed GMS $232,629 in 1994 and $210,693 in 1993, including a one percent processing fee, for the wages of these employees.

          During 1994, the Partnership transferred carpeting to GMS at the Partnership's cost of $23,500 and recorded a receivable from GMS.

Note 5.   PROPOSED EXCHANGE OF INVESTMENT PROPERTY AND
          WRITEDOWN TO APPRAISED VALUE

          Management is presently considering the possibility of exchanging substantially all of the Partnership's investment property for common stock in a real estate investment trust (REIT). Under this proposal, the common stock in the REIT would be distributed to the limited partners and the Partnership would be dissolved. The proposed transaction is contingent upon management reaching a satisfactory agreement with the REIT and is subject to the approval of the limited partners.

          In connection with this proposed transaction, an independent appraiser valued the Partnership's investment property at $2,810,000 as of August 1, 1994. Because of the significant decrease in the market value of investment property, and the proposed exchange of investment property for common stock in a REIT, management has elected to writedown the Partnership's investment property to its appraised value of $2,810,000 as of December 31, 1994.

Item 8.   CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
          ACCOUNTING AND FINANCIAL DISCLOSURE

          None

                                    PART III

Item 9.   DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

          The general partner has general responsibility and ultimate authority in all matters affecting the business of the Partnership.

          The general partner and its directors and executive officers as of December 31, 1994 are as follows:

          GHG HOSPITALITY, INC. (GHG) was incorporated in November 1989 under the laws of the state of Delaware. GHG was elected as general partner effective January 1, 1990.

          J. MARK GROSVENOR, 47, is President and a Director of GHG. From 1976 to 1988, he served as chief executive officer of Nite Lite Inns, a California corporation, which owned Grosvenor Enterprises, a California limited partnership, which owns Grosvenor Inn. In 1984, he acquired Medallion Foods, Inc., a food processing company, located in Newport, Arkansas. Mr. Grosvenor graduated from San Diego State University with a bachelor's degree in business and finance.

          STEPHEN D. BURCHETT, 35, is General Counsel and a Director of GHG. From 1984 to 1991 he worked in private business law practice in San Diego, California with Schall, Boudreau & Gore and Kaufman, Lorber, Grady & Farley.
Mr. Burchett graduated from California State University Fullerton in 1981 with a bachelor's degree in finance and from the University of Santa Clara School of Law in 1984 with a juris doctorate.

          SYLVIA MELLOR CLARK, 50, is Controller and a Director of GHG. In 1978, she joined Grosvenor Industries, Inc., where she is controller and a director. Prior to joining Grosvenor Industries, Inc., she operated her own accounting firm from 1976 to 1978. Ms. Clark graduated from San Diego State University and National University.

Item 10.  EXECUTIVE COMPENSATION

          The Partnership has not paid and does not propose to pay any executive compensation to the general partner or any of its affiliates (except as described in Item 12 below). There are no compensatory plans or arrangements regarding termination of employment or change of control.



Item 11.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

          (a) No person or group is known to the Partnership to be the beneficial owner of more than 5% of the outstanding limited partnership interests in the Partnership.

          (b) The general partner does not directly or indirectly own any limited partnership interests in the Partnership. The general partner does not possess a right to acquire beneficial ownership of limited partnership interests in the Partnership.

          (c) There are no arrangements, known to the Partnership, which may result in a change in control of the Partnership other than the proposal to exchange the Partnership's investment property for common stock in a REIT as discussed in Item 6.

Item 12.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

          The motel is operated pursuant to a management agreement with GHG.
The agreement provides for the payment of monthly management fees of 6% of gross revenues.

          The Partnership has agreed to reimburse GHG for certain expenses related to services performed in maintaining the books and administering the affairs of the Partnership.

          GHG and an affiliate, Grosvenor Management Services, Inc. (GMS), allocate to the Partnership certain marketing, accounting, and maintenance salaries and other expenses directly related to the operation of the Partnership.

          Fees, reimbursements, salaries, and other expenses paid to GHG and GMS and included in total expenses for the years ended December 31, 1994 and 1993 are as follows:

                                                    1994        1993
                                                  --------    --------
          Management fees                         $ 63,215    $ 61,150
          Reimbursement for partnership
            administration expenses                 40,423      50,987
          Salaries and other allocated expenses    108,740     131,466
                                                  --------    --------

                                                  $212,378    $243,603
                                                  --------    --------
                                                  --------    --------

          In addition, all motel employees are paid by GMS. The Partnership reimbursed GMS $232,629 in 1994 and $210,693 in 1993, including a one percent processing fee, for the wages of these employees.

          During 1994, the Partnership transferred carpeting to GMS at the Partnership's cost of $23,500 and recorded a receivable from GMS.


Item 13.  EXHIBITS AND REPORTS ON FORM 8-K

          (a)  The following documents are filed as part of this report:

               1. Financial Statements (see Index to Financial Statements filed with this annual report).

               2.   Exhibits:

                    3-A. The Prospectus of the Partnership dated November 19,
                         1986, as filed with the Commission, is hereby incorporated herein by reference.

                    3-B. Agreement of Limited Partnership set forth as Exhibit B to the Prospectus, as filed with the Commission, is incorporated herein by reference.

                    3-C. Amendment to Agreement of Limited Partnership dated
                         January 1, 1990, as filed with the Commission, is incorporated herein by reference.

          (b) No reports on Form 8-K were filed during the last quarter of the period covered by this report.

          No annual report or proxy material for the fiscal year 1994 has been sent to the limited partners of the Partnership. An annual report will be sent to the limited partners subsequent to this filing and the Partnership has incorporated such reports in this filing.

                                   SIGNATURES


     In accordance with Section 13 or 15(d) of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MISSION BAY SUPER 8 LTD.,
A California Limited Partnership

By: GHG Hospitality, Inc.
    Corporate General Partner



By:                                                    Date: March 27, 1995
      --------------------------------------------
      J. Mark Grosvenor
      President and Director of GHG


     In accordance with the Exchange Act, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

By: GHG Hospitality, Inc.
    Corporate General Partner



By:                                                    Date: March 27, 1995
      --------------------------------------------
      J. Mark Grosvenor
      President and Director of GHG



By:                                                    Date: March 27, 1995
      --------------------------------------------
       Stephen D. Burchett
       General Counsel and Director of GHG



By:                                                    Date: March 27, 1995
      --------------------------------------------
      Sylvia Mellor Clark
      Controller and Director of GHG

                                   SIGNATURES


     In accordance with Section 13 or 15(d) of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MISSION BAY SUPER 8 LTD.,
A California Limited Partnership

By: GHG Hospitality, Inc.
    Corporate General Partner



By:   J. Mark Grosvenor                                Date: March 27, 1995
      --------------------------------------------
      J. Mark Grosvenor
      President and Director of GHG


     In accordance with the Exchange Act, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

By: GHG Hospitality, Inc.
    Corporate General Partner



By:   J. Mark Grosvenor                                Date: March 27, 1995
      --------------------------------------------
      J. Mark Grosvenor
      President and Director of GHG



By:   Stephen D. Burchett                              Date: March 27, 1995
      --------------------------------------------
      Stephen D. Burchett
      General Counsel and Director of GHG



By:   Sylvia Mellor Clark                              Date: March 27, 1995
      --------------------------------------------
      Sylvia Mellor Clark
      Controller and Director of GHG

                      [Levitz, Zacks & Ciceric Letterhead]



                          INDEPENDENT AUDITOR'S REPORT


The Partners
Mission Bay Super 8 Ltd.,
A California Limited Partnership

     We have audited the balance sheets of Mission Bay Super 8 Ltd., A California Limited Partnership, as of December 31, 1993 and 1992, and the related statements of operations, partners' capital, and cash flows for the years then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mission Bay Super 8 Ltd., A California Limited Partnership, as of December 31, 1993 and 1992, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


/s/ Levitz, Zacks & Ciceric

San Diego, California
February 21, 1994

                            MISSION BAY SUPER 8 LTD.,
                        A California Limited Partnership
                                 Balance Sheets
                           December 31, 1993 and 1992

                         ...ASSETS...                                              ...LIABILITIES AND PARTNERS' CAPITAL...

                                        1993           1992                                                  1993           1992
                                     ----------     ----------                                            ----------     ----------
Current Assets:                                                       Current Liabilities:
  Cash and cash equivalents          $    9,501     $  121,933          Accounts payable                  $   10,943     $   16,302
  Accounts receivable                    11,539         14,767          Accrued expenses                       8,618         12,999
  Operating supplies                     18,521         17,298          Due to affiliates                      1,026          2,124
  Prepaid expenses                       18,171         25,443                                            ----------     ----------
                                     ----------     ----------

      Total current assets               57,732        179,441              Total current liabilities         20,587         31,425
                                     ----------     ----------                                            ----------     ----------

                                                                      Partners' Capital:
Investment property, at cost:                                           General partner:
  Land                                2,620,612      2,620,612            Cumulative net income              146,056        138,680
  Building and improvements           2,161,590      2,087,536            Cumulative cash distributions     (266,197)      (248,197)
  Furniture, fixtures and equipment     698,083        676,800                                            ----------     ----------
                                     ----------     ----------                                              (120,141)      (109,517)
                                                                                                          ----------     ----------
                                      5,480,285      5,384,948

                                                                      Limited partners (6,600 interests):
  Less accumulated depreciation       1,044,241        954,535          Capital contributions, net of
                                     ----------     ----------           offering costs                    5,761,115      5,761,115
                                                                        Cumulative net income              1,314,490      1,248,106
      Investment property, net        4,436,044      4,430,413          Cumulative cash distributions     (2,468,446)    (2,306,446)
                                     ----------     ----------                                            ----------     ----------

                                                                                                           4,607,159      4,702,775
Franchise fees, net                      13,829         14,829                                            ----------     ----------
                                     ----------     ----------
                                                                            Total partners' capital        4,487,018      4,593,258
                                                                                                          ----------     ----------

                                                                            Total liabilities and
      Total assets                   $4,507,605     $4,624,683               partners' capital            $4,507,605     $4,624,683
                                     ----------     ----------                                            ----------     ----------
                                     ----------     ----------                                            ----------     ----------


          See accompanying notes to financial statements.

                            MISSION BAY SUPER 8 LTD.,
                        A California Limited Partnership
                            Statements of Operations
                     Years Ended December 31, 1993 and 1992

                                                          1993           1992
                                                       ----------     ----------
Revenues:
  Room revenues                                        $  960,166     $1,201,412
  Phone revenues                                           27,649         29,964
  Interest income                                           2,618          5,460
  Other                                                    31,352         14,426
  MOA settlement                                              -0-         10,354
                                                       ----------     ----------

      Total revenues                                    1,021,785      1,261,616
                                                       ----------     ----------

Expenses:
  Property operating expenses                             391,470        383,784
  General and administrative                              156,769        171,233
  Depreciation                                             89,706        193,152
  Management fees                                          61,150         75,459
  Marketing                                                59,936         69,796
  Repairs and maintenance                                  58,924         37,536
  Royalties and advertising                                57,610         72,085
  Real estate taxes                                        45,588         42,504
  Property and liability insurance                         25,872         20,625
  Amortization                                              1,000          1,245
                                                       ----------     ----------

      Total expenses                                      948,025      1,067,419
                                                       ----------     ----------


      Net income                                       $   73,760     $  194,197
                                                       ----------     ----------
                                                       ----------     ----------

      Net income per interest                          $    10.06     $    26.48
                                                       ----------     ----------
                                                       ----------     ----------


                 See accompanying notes to financial statements.

                            MISSION BAY SUPER 8 LTD.,
                        A California Limited Partnership
                         Statements of Partners' Capital
                     Years Ended December 31, 1993 and 1992

                                                         General Partner
                                              ----------------------------------------
                                                            Cumulative
                                              Cumulative       Cash
                                              Net Income   Distributions      Total
                                              ----------   -------------   -----------

Balance, December 31, 1991                    $ 319,259     $ (214,101)    $  (91,842)

Net income, year ended December 31, 1992         19,421            -0-         19,421

Cash distributions ($46.50 per interest)            -0-        (34,096)       (34,096)
                                              ---------     ----------     ----------

Balance, December 31, 1992                      138,680       (248,197)      (109,517)

Net income, year ended December 31, 1993          7,376            -0-          7,376

Cash distributions ($24.55 per interest)            -0-        (18,000)       (18,000)
                                              ---------     ----------     ----------


Balance, December 31, 1993                    $ 146,056     $ (266,197)    $ (120,141)
                                              ---------     ----------     ----------
                                              ---------     ----------     ----------
                                                                Limited Partners
                                            -------------------------------------------------------
                                                                          Cumulative                       Total
                                               Capital      Cumulative       Cash                        Partners'
                                            Contributions   Net Income   Distributions      Total         Capital
                                            -------------   ----------   -------------    ----------     ----------

Balance, December 31, 1991                   $5,761,115     $1,073,330    $(1,999,546)    $4,834,899     $4,740,057

Net income, year ended December 31, 1992            -0-        174,776            -0-        174,776        194,197

Cash distributions ($46.50 per interest)            -0-            -0-       (306,900)      (306,900)      (340,996)
                                             ----------     ----------    -----------     ----------     ----------

Balance, December 31, 1992                    5,761,115      1,248,106     (2,306,446)     4,702,775      4,593,258

Net income, year ended December 31, 1993            -0-         66,384            -0-         66,384         73,760

Cash distributions ($24.55 per interest)            -0-            -0-       (162,000)      (162,000)      (180,000)
                                             ----------     ----------    -----------     ----------     ----------

Balance, December 31, 1993                   $5,761,115     $1,314,490    $(2,468,446)    $4,607,159     $4,487,018
                                             ----------     ----------    -----------     ----------     ----------
                                             ----------     ----------    -----------     ----------     ----------


                 See accompanying notes to financial statements.

                            MISSION BAY SUPER 8 LTD.,
                        A California Limited Partnership
                            Statements of Cash Flows
                     Years Ended December 31, 1993 and 1992

                                                          1993           1992
                                                       ----------     ----------
Cash flows from operating activities:
  Net income                                            $  73,760     $ 194,197
  Adjustments to reconcile net income to net
   cash provided by operating activities:
    Depreciation and amortization                          90,706       194,397
    (Increase) decrease in:
      Accounts receivable                                   3,228         9,887
      Operating supplies                                   (1,223)         (495)
      Prepaid expenses                                      7,272        (8,246)
    Increase (decrease) in:
      Accounts payable                                     (7,431)       (2,548)
      Accrued expenses                                     (4,381)       (2,314)
      Due to affiliates                                    (1,098)       (9,150)
                                                        ---------     ---------

        Net cash provided by operating activities         160,833       375,728
                                                        ---------     ---------

Cash flows from investing activities:
  Investment property expenditures                        (93,265)      (44,151)
                                                        ---------     ---------

        Net cash used in investing activities             (93,265)      (44,151)
                                                        ---------     ---------

Cash flows from financing activities:
  Cash distributions to partners                         (180,000)     (340,996)
                                                        ---------     ---------

        Net cash used in financing activities            (180,000)     (340,996)
                                                        ---------     ---------

        Net decrease in cash and cash equivalents        (112,432)       (9,419)

Cash and cash equivalents, beginning of year              121,933       131,352
                                                        ---------     ---------

Cash and cash equivalents, end of year                  $   9,501     $ 121,933
                                                        ---------     ---------
                                                        ---------     ---------


                 See accompanying notes to financial statements.

                            MISSION BAY SUPER 8 LTD.,
                        A California Limited Partnership
                          Notes to Financial Statements


Note 1.   THE PARTNERSHIP AND A SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

          Mission Bay Super 8 Ltd., A California Limited Partnership (the Partnership), formerly Motels of America Series IX, A California Limited Partnership, was formed on February 5, 1987 pursuant to the California Revised Uniform Limited Partnership Act. The purpose of the Partnership is to construct, own, and operate a 117-room "economy" motel under a Super 8 franchise. The motel was opened in November 1987.

          The following is a summary of the Partnership's significant accounting policies:

          CASH AND CASH EQUIVALENTS

          The Partnership considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents.

          INVESTMENT PROPERTY

          Investment property is recorded at cost. Depreciation is computed using the straight-line method based on estimated useful lives of 5 to 35 years. Maintenance and repairs costs are expensed as incurred, while significant improvements, replacements, and major renovations are capitalized.

          FRANCHISE FEES

          Franchise fees are amortized over the 20-year life of the franchise agreement.

          INCOME TAXES

          No provision for income taxes has been made as any liability for such taxes would be that of the partners rather than the Partnership.

          NET INCOME PER INTEREST

          Net income per interest is based upon the 90% allocated to limited partners divided by 6,600 limited partner interests outstanding throughout the year.

                            MISSION BAY SUPER 8 LTD.,
                        A California Limited Partnership
                          Notes to Financial Statements
                                   (Continued)

Note 2.   PARTNERSHIP AGREEMENT

          Net income or loss and cash distributions from operations of the Partnership are allocated 90% to the limited partners and 10% to the general partner. Profits from the sale or other disposition of Partnership property are to be allocated to the general partner until its capital account equals zero; thereafter, to the limited partners until their capital accounts equal their capital contributions reduced by prior distributions of cash from sale or refinancing plus an amount equal to a cumulative but not compounded annual 8% return thereon which cumulative return shall be reduced (but not below zero) by the aggregate amount of prior distributions of cash available for distribution; thereafter, gain shall be allocated 15% to the general partner and 85% to the limited partners. Loss from sale shall be allocated 1% to the general partner and 99% to the limited partners.

Note 3.   FRANCHISE AGREEMENT

          The Partnership has entered into a twenty-year franchise agreement with Super 8 Motels, Inc. to provide the Partnership with consultation in the areas of design, construction, and operation of the motel. The agreement required the payment of initial franchise fees of $20,000 and requires ongoing royalties equal to 4% of gross room revenues and chain-affiliated advertising fees equal to 2% of gross room revenues.

Note 4.   TRANSFER OF GENERAL PARTNER INTEREST

          On December 31, 1989, Motels of America Inc., a Delaware Corporation
          (MOA) and the former general partners sold their rights to manage the Partnership's motel and their interests in the Partnership to Grosvenor Hospitality Group, Inc., a Delaware Corporation (GHG). This change of general partner and management (for the life of Partnership) was approved by the limited partners at a special meeting in December 1989.

Notes 5.  MOA SETTLEMENT

          The Partnership entered into an agreement with MOA whereby the Partnership received $10,000 and MOA and the Partnership released any and all claims that they had against each other. The Partnership recorded income from this settlement of $10,354 in 1992, which consisted of cash received and receivables and payables written off less legal fees and costs.

                            MISSION BAY SUPER 8 LTD.,
                        A California Limited Partnership
                          Notes to Financial Statements
                                   (Continued)

Notes 6.  RELATED PARTY TRANSACTIONS

          The motel is operated pursuant to a management agreement with GHG. The agreement provides for the payment of monthly management fees of 6% of gross revenues.

          The Partnership has agreed to reimburse GHG for certain expenses related to services performed in maintaining the books and administering the affairs of the Partnership.

          GHG and an affiliate, Grosvenor Management Services, Inc. (GMS), allocate to the Partnership certain marketing, accounting, and maintenance salaries and certain other expenses directly related to the operation of the Partnership.

          Fees, reimbursements, salaries, and other expenses paid to GHG and GMS and included in total expenses for the years ended December 31, 1993 and 1992 are as follows:

                                                           1993           1992
                                                         --------       --------
          Management fees                                $ 61,150       $ 75,459
          Reimbursement for partnership
            administration expenses                        50,987         58,095
          Salaries and other allocated
            expenses                                      131,466        151,991
                                                         --------       --------

                                                         $243,603       $285,545
                                                         --------       --------
                                                         --------       --------

          In addition, all motel employees are paid by GMS. The Partnership reimbursed GMS $210,693 in 1993 and $207,316 in 1992, including a one percent processing fee, for the wages of these employees.

Note 7.   COMMITMENTS AND CONTINGENCIES

          In 1992, the Partnership was notified by its franchisor, Super 8 Motels, Inc., that it was required to make certain improvements to its motel property in order to retain the franchise. In addition, the Partnership decided to make certain discretionary improvements to its motel property. The total estimated cost of these improvements was approximately $87,000. Management made most of these improvements in 1993, and plans to make the remainder in 1994 to the extent of available case. Approximately $5,000 of improvements remained to be made as of December 31, 1993.

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549

                                    Form 10-Q

(MARK ONE)

   /X/      QUARTERLY REPORT UNDER SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

            FOR THE QUARTERLY PERIOD ENDED June 30, 1995
                                    OR

   / /      TRANSITION REPORT UNDER SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

            FOR THE TRANSITION PERIOD FROM          to
            COMMISSION FILE NUMBER:   33-9075-LA

           MISSION BAY SUPER 8 LTD., A CALIFORNIA LIMITED PARTNERSHIP

        (Exact name of small business issuer as specified in its charter)

           CALIFORNIA                         33-0202890
(State or other jurisdiction of          (I.R.S. Employer
incorporation or organization)         Identification Number)

     3145 Sports Arena Blvd.
         San Diego, CA                          92110
(Address of principal executive offices)      (Zip Code)

Registrant's telephone number, including area code:(619) 226-1212

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Sections 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the issuer was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.
                   Yes   X     No
                       -----      -----

State the number of limited partnership interests outstanding as of the latest practicable date: 6,600

                 PART I. -- FINANCIAL INFORMATION

ITEM 1.  FINANCIAL STATEMENTS

Incorporated herein is the following unaudited financial information:

     Balance Sheet as of June 30, 1995 and December 31, 1994.

     Statement of Operations for the three- and six-month periods ended June 30, 1995 and June 30, 1994.

     Statement of Cash Flows for the six-month periods ended June 30, 1995 and June 30, 1994.

     Notes to Financial Statements.

                            MISSION BAY SUPER 8 LTD.
                        A California Limited Partnership
                                  Balance Sheet
                                    (Part 1)

                                        June 30,     December 31,
                                          1995           1994

          ASSETS
Current Assets:
 Cash and cash equivalents              $  105,975    $   43,260
 Accounts receivable                        18,464        15,428
 Operating Supplies                         19,660        19,204
 Prepaid expenses                           34,179         9,884
 Due from affiliates (Note 4)               31,362        27,431
                                        ----------    ----------

Total Current Assets                    $  209,640    $  115,207
                                        ----------    ----------

Investment property, at cost:
 Land                                    1,212,000     1,212,000
 Building and improvements (Note 5)      2,024,033     2,024,033
 Furniture, fixtures and equipment         719,211       702,412
                                        ----------    ----------

                                         3,955,244     3,938,445
 Less accumulated depreciation           1,170,547     1,128,445
                                        ----------    ----------
   Investment property, net of
    accumulated depreciation             2,784,697     2,810,000

Deferred organization costs and
 franchise fee, net (Note 3)                12,329        12,829
Construction in Progress                         0             0
                                        ----------    ----------

                                        $3,006,666    $2,938,036
                                        ----------    ----------
                                        ----------    ----------

                            MISSION BAY SUPER 8 LTD.
                        A California Limited Partnership
                                  Balance Sheet
                                    (Part 2)

                                        June 30,     December 31,
                                          1995           1994


         LIABILITIES AND
    PARTNER'S CAPITAL ACCOUNTS

Current liabilities:
 Accounts payable                       $   18,440    $   20,782
 Accrued expenses                            6,823        11,264
 Due to affiliates (Note 5)                      0             0
                                        ----------    ----------

Total current liabilities                   25,263        32,046
                                        ----------    ----------
Partners' capital accounts (deficit):
 General Partners:
  Cumulative net earnings                   15,494         7,953
  Cumulative cash distributions           (286,197)     (286,197)
                                        ----------    ----------

                                          (270,703)     (278,244)

Limited partners:
 Capital contributions,
  net of offering costs                  5,761,115     5,761,115
 Cumulative net earnings                   139,437        71,565
 Cumulative cash distributions          (2,648,446)   (2,648,446)
                                        ----------    ----------

                                         3,252,106     3,184,234
                                        ----------    ----------

Total partners' capital accounts         2,981,403     2,905,990
                                        ----------    ----------

                                        $3,006,666    $2,938,036
                                        ----------    ----------
                                        ----------    ----------

                 See accompanying notes to financial statements.

                            MISSION BAY SUPER 8 LTD.,
                        A California Limited Partnership
                             Statement of Operations
                                   (Unaudited)

                                          THREE MONTHS ENDED                 SIX MONTHS ENDED
                                               JUNE 30,                         JUNE 30,
                                     ----------------------------       -----------------------------
                                        1995              1994             1995              1994
                                     ----------        ----------       -----------       -----------

Revenues:
  Room revenues                      $  287,034        $  236,189        $  478,410        $  430,714
  Phone revenues                          8,306             9,338            16,596            18,987
  Interest income                            76                97               182               201
  Other income                            9,327             4,985            13,871             6,804
                                     ----------        ----------        ----------        ----------
                                        204,316           206,097           509,059           456,706
                                     ----------        ----------        ----------        ----------

Expenses:
  Property operating expenses            96,293            91,312           180,587           172,461
  Depreciation                           21,051            18,554            42,102            37,109
  General and Administrative             41,194            36,689            72,840            70,572
  Amortization                              250               250               500               500
  Management fees                        18,250            15,030            30,454            27,390
  Royalties                              11,495             9,448            19,121            17,235
  Repairs and Maintenance                13,859            13,301            25,984            27,514
  Real estate taxes                      10,963            12,947            22,726            25,344
  Marketing                              16,866            14,869            27,665            29,685
  Property and liability insurance        5,833             7,921            11,667            12,571
                                     ----------        ----------        ----------        ----------
                                        236,054           220,321           433,646           420,381
                                     ----------        ----------        ----------        ----------

Net earnings                         $   68,689        $   30,288        $   75,413        $   36,325
                                     ----------        ----------        ----------        ----------
                                     ----------        ----------        ----------        ----------

Net earnings per limited
 partnership interest                $     9.37        $     4.13        $    10.28        $     4.95
                                     ----------        ----------        ----------        ----------
                                     ----------        ----------        ----------        ----------

                 See accompanying notes to financial statements.

                            MISSION BAY SUPER 8 LTD.,
                        A California Limited Partnership
                             Statement of Cash Flows
                                   (Unaudited)


                                                                            SIX MONTHS ENDED
                                                                                JUNE 30,
                                                                      -----------------------------
                                                                         1995               1994
                                                                      ----------         ----------
Cash flows from operating activities:
  Net earnings                                                        $   75,412         $   36,325
  Adjustments to reconcile net earnings to cash:
    Depreciation and amortization                                         42,602             37,609
    Changes in assets and liabilities:
      (Increase) in other assets:                                        (27,787)            (6,908)
      Increase in liabilities:
        Accounts payable and accrued expenses                             (6,783)             5,432
                                                                      ----------         ----------

          Net cash provided by operating activities                       83,445             72,458
                                                                      ----------         ----------

Cash flows used in or provided from investing activities:
  Acquisition and construction costs of investment property              (16,799)           (15,341)
  Depletion of investment property (note 5)                                                  25,702
                                                                      ----------         ----------

          Net cash provided from investing activities                    (16,799)            10,361
                                                                      ----------         ----------

Cash flows from financing activities:
  Increase (decrease) in due to affiliates                                (3,931)           (26,009)
  Cash distributions                                                           0                  0
                                                                      -----------        ----------

          Net cash (used in) financing activities                         (3,931)           (26,009)
                                                                      ----------         ----------

Net increase (decrease) in cash                                           62,715             58,810

Cash and cash equivalents at beginning of period                          43,260              9,501
                                                                      ----------         ----------

Cash and cash equivalents at end of period                            $  105,975         $   66,311
                                                                      ----------         ----------
                                                                      ----------         ----------

                 See accompanying notes to financial statements.

                          Notes to Financial Statements
                                 June 30, 1995
                                   (Unaudited)


Readers of this quarterly report should refer to the partnership audited financial statements and annual report Form 10-KSB (File No. 33-9075-LA) for the period ended December 31, 1994, as certain footnote disclosures which would substantially duplicate those contained in such financial reports have been omitted from this report.

1.  THE PARTNERSHIP AND A SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Mission Bay Super 8 Ltd., A California Limited Partnership (the Partnership), (formerly Motels of America Series IX), a California Limited Partnership, was formed on February 5, 1987 pursuant to the California Revised Uniform Limited Partnership Act. The purpose of the Partnership is to construct, own, and operate a 117-room "economy" motel under a Super 8 Franchise. The motel was opened in November 1987.

The following is a summary of the Partnership's significant accounting policies:

   CASH AND CASH EQUIVALENTS

The Partnership considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents.

   INVESTMENT PROPERTY

Investment property is recorded at cost. Depreciation is computed using the straight-line method based on estimated useful lives of 5 to 35 years. Maintenance and repair costs are expensed as incurred, while significant improvements, replacements, and major renovation are capitalized.

   FRANCHISE FEES

Franchise fees are amortized over the 20-year life of the franchise agreement.

   INCOME TAXES

No provision for income taxes has been made as any liability for such taxes would be that of the partners rather than the Partnership.

                                                            (Continued)
                                     F-76

                            MISSION BAY SUPER 8 LTD.,
                        A California Limited Partnership
                    Notes to Financial Statements, Continued

   NET INCOME PER INTEREST

Net income per interest is based upon the 90% allocated to limited partners divided by 6,600 limited partner interests outstanding throughout the year.

2.  PARTNERSHIP AGREEMENT

Net income or loss and cash distributions from operations of the Partnership are allocated 90% to the limited partners and 10% to the general partner. Profits from the sale or other disposition of Partnership property are to be allocated to the general partner until its capital account equals zero; thereafter, to the limited partners until their capital accounts equal their capital contributions reduced by prior distributions of cash from sale or refinancing plus an amount equal to a cumulative but not compounded annual 8% return thereon which cumulative return shall be reduced (but not below zero) by the aggregate amount of prior distributions of cash available for distribution; thereafter, gain shall be allocated 15% to the general partner and 85% to the limited partners. Loss from sale shall be allocated 1% to the general partner and 99% to the limited partners.

3.  FRANCHISE AGREEMENT

The Partnership has entered into a twenty-year franchise agreement with Super 8 Motels, Inc. to provide the Partnership with consultation in the areas of design, construction and operation of the motel. The agreement required the payment of an initial fee of $20,000 and ongoing royalties equal to 4% of gross room revenues and a chain-affiliated advertising fee equal to 2% of gross room revenues.

4.  RELATED PARTY TRANSACTIONS

The motel is operated pursuant to a management agreement with GHG. The agreement provides for the payment of monthly management fees of 6% of gross revenues.

The Partnership has agreed to reimburse GHG for certain expenses related to services performed in maintaining the books and administering the affairs of the Partnership.

GHG and an affiliate, GMS Management Services, Inc. (GMS), allocate to the Partnership certain marketing, accounting, and maintenance salaries and certain other expenses directly related to the operation of the Partnership.

                                                            (Continued)
                                     F-77

                            MISSION BAY SUPER 8 LTD.,
                        A California Limited Partnership

                    Notes to Financial Statements, Continued

4.  RELATED PARTY TRANSACTIONS (Continued)

Fees and reimbursements for partnership administration expenses paid to GHG and GMS for the three months ended June 30, 1995 and June 30, 1994 and for the six months ended June 30, 1995 and June 30, 1994 are as follows:

                          THREE MONTHS ENDED    SIX MONTHS ENDED
                          ------------------   ------------------
                          6/30/95    6/30/94   6/30/95    6/30/94
                          -------    -------   -------    -------
Management Fees           $12,204    $12,360   $30,454    $27,390
Reimbursement for
  partnership admini-
  stration expenses       $10,105    $10,620   $20,211    $21,240


In addition, all motel employees are paid by GMS. The Partnership reimburses GMS for the wages of these employees plus a one percent processing fee.

During 1994, the Partnership transferred carpeting to GMS at the Partnership's cost of $23,500 and recorded a receivable from GMS.

At June 30, 1995, $31,362 was due from GHG and GMS relating to reimbursement for these operating expenses.

5.  PROPOSED EXCHANGE OF INVESTMENT PROPERTY AND WRITEDOWN TO APPRAISED VALUE

Management is presently considering the possibility of exchanging substantially all of the Partnership's investment property for common stock in a real estate investment trust (REIT). Under this proposal, the common stock in the REIT would be distributed to the limited partners and the Partnership would be dissolved. The proposed transaction is contingent upon management reaching a satisfactory agreement with the REIT and is subject to the approval of the limited partners.

In connection with this proposed transaction, an independent appraiser valued the Partnership's investment property at $2,810,000 as of August 1, 1994. Because of the significant decrease in the market value of investment property, and the proposed exchange of investment property for common stock in a REIT, management has elected to writedown the Partnership's investment property to its appraised value of $2,810,000 as of December 31, 1994.

                                                            (Continued)
                                     F-78

                            MISSION BAY SUPER 8 LTD.,
                        A California Limited Partnership

                    Notes to Financial Statements, Continued


6.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

(a) No person or group is known to the Partnership to be the beneficial owner of more than 5% of the outstanding limited partnership interests in the Partnership.

(b) The general partner does not directly or indirectly own any limited partnership interests in the Partnership. The general partner does not possess a right to acquire beneficial ownership of limited partnership interests in the Partnership.

(c) There are no arrangements, known to the Partnership, which may result in a change in control of the Partnership other than the proposal to exchange the Partnership's investment property for common stock in a REIT as discussed in
Note 5.

7.  ADJUSTMENTS

In the opinion of the general partners, all adjustments (consisting solely of normal recurring adjustments) necessary for a fair presentation have been made to the accompanying figures as of and for the three months ended June 30, 1995.

8.  SUBSEQUENT EVENTS

In August 1995, the partnership paid a distribution of $89,999.07 to the limited partners.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Financial Condition:

On November 19, 1986, the Partnership commenced its public offering pursuant to its Prospectus. On June 15, 1987, the Partnership completed the public offering. The Partnership received $5,761,115 (net of offering costs of $838,885) from the sale of limited partnership interests. These funds were available for investment in property, to pay legal fees and other costs related to the investments, to pay operating expenses, and for working capital. The majority of the proceeds was used to acquire and construct the 117-room "economy" motel on approximately 1.056 acres of land.

The Partnership's liquidity is indicated by net working capital which was $184,377 at June 30, 1995 and $83,161 at December 31, 1994.

At June 30, 1995, the Partnership had cash and cash equivalents of approximately $105,975. Such funds will be utilized to make distributions to partners and for working capital requirements.

Results of Operations:

For the three months ended June 30, 1995, room revenues were $287,034, the occupancy rate was 58.6% and the average daily rate was $46.03. This compares to the three months ended June 30, 1994 with room revenues of $236,189, occupancy rate of 51.76% and an average daily rate of $42.86. For the three months ended June 30, 1995, the hotel experienced a profit of $68,689. This compares to the three months ended June 30, 1994, which resulted in a profit of $30,288.

For the six months ended June 30, 1995, room revenues were $478,410, the occupancy rate was 55.1% and average daily rate was $41.00. This compares to June 30, 1994 with room revenues of $430,714, occupancy rate of 51.18% and an average daily rate of $39.74.

There is significant competition in the lodging market. The Partnership is in competition either directly or indirectly with a large number of hotels and motels of varying quality and sizes, including other motels which are part of national or regional chains. The Partnership's motel does not compete directly with any large budget motel chains, but competes indirectly in the greater San Diego area with such budget motels as Comfort Inns and E-Z "8" Motels.

A leading industry publication had reported that, in the economy and budget market, occupancies in this region are expected to increase by 1% and average daily room rates are expected to increase by $2.00 in 1995. The downward trend of 1994 and the first quarter 1995 has begun to reverse beginning in this

                                                            (Continued)
                                     F-80

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS (Continued)

second quarter 1995. San Diego hosted several city-wide conventions during June 1995 that increased occupancy and average daily room rates compared to 1994 and 1993. Management expects the remaining summer months of 1995 to be increased over 1994 and 1993 but not as significantly increased as this quarter ended June 30, 1995.

The effect of current operations on liquidity was net cash provided by operating activities of $83,445 for the six months ended June 30, 1995 and net cash provided by operating activities of $72,458 for the six months ended June 30, 1994.

Seasonality:

The motel business is seasonal with the third quarter being the strongest due to the tourist business and the last half of the fourth quarter and the first half of the first quarter being the weakest.

                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

(REGISTRANT)        MISSION BAY SUPER 8 LTD.,
                    A California Limited Partnership
                    By:  GHG Hospitality, Inc.
                         Corporate General Partner

BY (SIGNATURE)      /s/ J. Mark Grosvenor
(NAME AND TITLE)    J. Mark Grosvenor, President and Director
(DATE)              August 11, 1995

BY (SIGNATURE)      /s/ Sylvia Mellor Clark
(NAME AND TITLE)    Controller and Director
(DATE)              August 11, 1995

INDEPENDENT AUDITOR'S REPORT

To the Partners
All American Group Limited Partnership (a Limited Partnership)

I have audited the accompanying balance sheets of All American Group Limited Partnership (a Limited Partnership) as of December 31, 1994, 1993 and 1992 and the related statements of operations, changes in partners' equity (deficit), and cash flows for each of the three years in the period ended December 31, 1994. These financial statements are the responsibility of the Partnership's management. My responsibility is to express an opinion on these financial statements based on my audit.

I have conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosure in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, such financial statements present fairly, in all material respects, the financial position of the Partnership at December 31, 1994, 1993 and 1992 and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1994 in conformity with generally accepted accounting principles.

As discussed in Note 6 to the financial statements, the Partnership, on April 1, 1995, has transferred substantially all of their assets to Host Funding, Inc., a Maryland corporation, in exchange for common stock. It is the present intention of management of the Partnership to distribute the Host Funding, Inc. common stock to the Partners upon completion of the Possible Formation Transactions resulting in a substantial liquidation of the Partnership. Management's plans concerning these matters are also described in Note 6. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                                  William H. Ling



April 4, 1995, except for paragraphs 8 and 10 of note 6 as to which the date is September 21, 1995
San Diego, California

                       ALL AMERICAN GROUP LIMITED PARTNERSHIP
                             (A LIMITED PARTNERSHIP)
                (FORMERLY M.A.C. DEVELOPMENT LIMITED PARTNERSHIP)

                                 BALANCE SHEETS
-------------------------------------------------------------------------------

                                            June 30, 1995                December 31,
                                             (Unaudited)        ---------------------------
                                                                   1994             1993
-------------------------------------------------------------------------------------------
                                            ASSETS
CURRENT ASSETS:
  Cash and cash equivalents                $    -               $     83,846     $    60,361
  Accounts receivable                           -                     68,411          66,017
  Prepaid expenses                              -                     42,672          43,808
                                           ----------           ------------     ------------
      Total current assets                      -                    194,929         170,186
                                           ----------           ------------     ------------
LAND, PROPERTY AND EQUIPMENT - At cost:
  Building and improvements                     -                  3,551,352       3,526,331
  Hotel furnishings and equipment               -                  2,452,338       2,278,400
  Less accumulated depreciation                 -                 (3,016,957)     (2,833,179)
                                           ----------           ------------     ------------
                                                -                  2,986,733       2,971,552
  Land                                          -                    907,287         924,627
                                           ----------           ------------     ------------
      Land, property and equipment - net        -                  3,894,020       3,896,179
                                           ----------           ------------     ------------
OTHER ASSETS:
  Loan commitment fees - net                    -                    129,799          40,973
  Restricted cash                               -                     18,950          18,950
  Due from related parties                    335,093                393,655         239,820
  Due from related parties                    360,057                    -              -
                                           ----------           ------------     ------------
      Total other assets                      695,150                542,404         299,743
                                           ----------           ------------     ------------
      Total                                $  695,150           $  4,631,353     $ 4,366,108
                                           ----------           ------------     ------------
                                           ----------           ------------     ------------

                              LIABILITIES AND PARTNERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
  Accounts payable and accrued expenses     $    -              $    256,828     $   276,835
  Accounts payable - related parties             -                    26,165          26,065
  Current portion of long-term debt              -                 1,270,674         348,112
                                           ----------           ------------     ------------
      Total current liabilities                  -                 1,553,667         651,012

LONG-TERM DEBT (net of current portion)          -                 4,819,423       5,978,854
                                           ----------           ------------     ------------
      Total liabilities                          -                 6,373,090       6,629,866
                                           ----------           ------------     ------------
COMMITMENTS AND CONTINGENCY
  (notes 2, 3, 4, 5 and 6)

PARTNERS' EQUITY (DEFICIT):
  General Partner                              32,349                  7,170           -
  Limited Partners                            662,801             (1,748,907)      (2,263,758)
                                           ----------           ------------     ------------
      Total Partners' equity (deficit)        695,150             (1,741,737)      (2,263,758)
                                           ----------           ------------     ------------
      Total                                $  695,150           $  4,631,353     $  4,366,108
                                           ----------           ------------     ------------
                                           ----------           ------------     ------------


                          See accompanying notes to financial statements.
-------------------------------------------------------------------------------

                           ALL AMERICAN GROUP LIMITED PARTNERSHIP
                                  (A LIMITED PARTNERSHIP)
                     (FORMERLY M.A.C. DEVELOPMENT LIMITED PARTNERSHIP)

                                  STATEMENTS OF OPERATIONS

-------------------------------------------------------------------------------

                                                            Six Months Ended June 30,            Years Ended December 31,
                                                            ------------------------    -------------------------------------
                                                               1995          1994          1994         1993           1992
                                                                   (Unaudited)
------------------------------------------------------------------------------------------------------------------------------
REVENUES:
  Room Sales                                                $   -          $1,607,745   $  3,389,674   $  3,389,734   $  4,545,142
  Rents                                                       236,731            -             -              -              -
  Telephone                                                     -              53,047        105,088         95,424         74,572
  Other - principally vending                                   -              24,557         53,079         53,208         56,093
  Gain (Loss) on disposition of propertie                     485,937            -             -            876,106       (119,881)
  Gain on early extinguishment of debt                        128,852            -             -              -              -
                                                         ------------      ----------   ------------   ------------   ------------
  Total                                                       851,520       1,685,349      3,547,841      4,414,472      4,555,926
                                                         ------------      ----------   ------------   ------------   ------------
EXPENSES:
  Rooms                                                         -             361,069        746,891        736,546        989,574
  Interest                                                    101,240         273,039        542,432        830,404      1,374,894
  Administrative and general                                    -             188,577        411,177        490,431        672,555
  Depreciation and amortization                                38,968          85,550        195,784        217,131        559,194
  Management fee                                                -              83,484        175,730        175,980        138,016
  Franchise                                                     -              80,395        169,515        169,505        227,273
  Repairs and maintenance                                       -              73,723        166,572        167,777        239,083
  Energy cost                                                   -              84,344        164,329        177,082        241,487
  Property taxes                                                -              41,398         88,904         89,108        111,942
  Telephone                                                     -              30,588         61,260         69,244        101,441
  Insurance                                                     -              25,072         54,230         44,147         76,809
  Marketing                                                     -              26,763         53,996         62,312         79,714
  Loan restructuring costs                                      -                -              -           135,844        119,056
                                                         ------------      ----------   ------------   ------------   ------------
  Total (includes reimbursed costs and payments
    for services to related parties of $205,598
    during the six months ended June 30, 1994
    and $378,602, $389,225 and $523,192
    during 1994, 1993 and 1992 respectively)                  140,208       1,354,002      2,830,820      3,365,511      4,931,038
                                                         ------------      ----------   ------------   ------------   ------------
NET INCOME (LOSS)                                        $    711,312      $  331,347   $    717,021   $  1,048,961   $   (375,112)
                                                         ------------      ----------   ------------   ------------   ------------
                                                         ------------      ----------   ------------   ------------   ------------
ALLOCATION OF NET INCOME (LOSS):
  General Partner                                        $      7,113      $    3,313   $      7,170   $     -        $    (75,022)
  Limited Partners                                            704,199         328,034        709,851      1,048,961       (300,090)
                                                         ------------      ----------   ------------   ------------   ------------
      Total                                              $    711,312      $  331,347   $    717,021   $  1,048,961   $   (375,112)
                                                         ------------      ----------   ------------   ------------   ------------
                                                         ------------      ----------   ------------   ------------   ------------

                    See accompanying notes to financial statements.
------------------------------------------------------------------------------

                       ALL AMERICAN GROUP LIMITED PARTNERSHIP
                             (A LIMITED PARTNERSHIP)
                (FORMERLY M.A.C. DEVELOPMENT LIMITED PARTNERSHIP)

              STATEMENTS OF CHANGES IN PARTNERS' EQUITY (DEFICIT)
                  YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992
               AND SIX MONTHS ENDED JUNE 30, 1995 (Unaudited)
-------------------------------------------------------------------------------

                                                        GENERAL            LIMITED
                                                        PARTNER            PARTNERS'
                                                     EQUITY (DEFICIT)      (DEFICIT)        TOTAL
-----------------------------------------------------------------------------------------------------
BALANCE, JANUARY 1, 1992                             $   (830,311)      $ (2,017,296)  $ (2,847,607)

NET LOSS                                                  (75,022)          (300,090)      (375,112)
                                                     ------------       ------------   ------------
BALANCE, DECEMBER 31, 1992                               (905,333)        (2,317,386)    (3,222,719)

TRANSFER                                                  905,333           (905,333)          -

NET INCOME                                                   -             1,048,961      1,048,961

DISTRIBUTIONS TO PARTNERS                                    -               (90,000)       (90,000)
                                                     ------------       ------------   ------------
BALANCE, DECEMBER 31, 1993                                   -            (2,263,758)    (2,263,758)

NET INCOME                                                  7,170            709,851        717,021

DISTRIBUTIONS TO PARTNERS                                    -              (195,000)      (195,000)
                                                     ------------       ------------   ------------
BALANCE, DECEMBER 31, 1994                                  7,170         (1,748,907)    (1,741,737)

CAPITAL CONTRIBUTIONS  (Unaudited)                         18,066          1,788,509      1,806,575

NET INCOME  (Unaudited)                                     7,113            704,199        711,312

DISTRIBUTIONS  (Unaudited)                                   -               (81,000)       (81,000)
                                                     ------------       ------------   ------------
BALANCE, JUNE 30, 1995  (Unaudited)                  $     32,349       $    662,801   $    695,150
                                                     ------------       ------------   ------------
                                                     ------------       ------------   ------------



                   See accompanying notes to financial statements.
-------------------------------------------------------------------------------

                      ALL AMERICAN GROUP LIMITED PARTNERSHIP
                             (A LIMITED PARTNERSHIP)
               (FORMERLY M.A.C. DEVELOPMENT LIMITED PARTNERSHIP)

                            STATEMENTS OF CASH FLOWS
-------------------------------------------------------------------------------

                                                               Six Months Ended June 30,            Years Ended December 31,
                                                            -----------------------------    -------------------------------------
                                                                1995            1994           1994         1993           1992
                                                                     (Unaudited)
-----------------------------------------------------------------------------------------------------------------------------------
OPERATING ACTIVITIES:
  Net income (loss)                                         $  711,312      $  331,347     $   717,021   $  1,048,961  $  (375,112)
  Adjustments to reconcile net income to net
    cash provided by operating activities
    Depreciation and amortization                               38,968          85,550         195,784        217,131      559,194
    (Gain) loss on disposition of properties                  (485,937)           -               -          (876,106)     119,881
    (Gain) on early extinguishment of debt                    (128,852)           -
    Changes in operating assets and liabilities
      Accounts receivable                                       68,411         (20,264)         (2,394)       (15,401)      34,705
      Prepaid expenses                                          42,672          (6,675)          1,136         14,407       39,012
      Accounts payable and accrued expenses                   (256,828)         (7,251)        (20,007)        24,030          535
      Accounts payable - related parties                       (26,165)           -                100          2,899         -
                                                            ----------       ---------     -----------    -----------  -----------
      Net cash (used in) provided by
        operating activities                                   (36,419)        382,707         891,640        415,921      378,215
                                                            ----------       ---------     -----------    -----------  -----------
INVESTING ACTIVITIES:
  Purchases of property and equipment                             -            (32,496)       (198,959)      (279,474)    (170,263)
  Loan commitment fees                                            -               -           (100,413)       (49,570)        -
  Restricted cash                                                 -               -               -           (18,950)        -
  Due from related parties - net                                58,562         (24,205)       (136,495)      (223,784)    (493,283)
  Net proceeds from disposition of land, property
    and equipment                                                 -               -               -         2,295,968    1,635,000
                                                            ----------      ----------      ----------    -----------  -----------
    Net cash provided by (used in)
      investing activities                                      58,562         (56,701)       (435,867)     1,724,190      971,454
                                                            ----------      ----------      ----------    -----------  -----------
FINANCING ACTIVITIES:
  Distributions to Partners                                    (81,000)        (69,000)       (195,000)       (90,000)        -
  Borrowings on long-term debt                               1,160,000            -          1,719,000      3,456,156         -
  Payments on long-term debt                                (1,192,022)       (187,177)     (1,955,869)    (5,520,037)  (1,428,815)
  Other                                                          7,033            -               (419)         6,112       39,772
                                                            ----------      ----------     -----------    -----------  -----------
    Net cash used in financing activities                     (105,989)       (256,177)       (432,288)    (2,147,769)  (1,389,043)
                                                            ----------      ----------     -----------    -----------  -----------
NET INCREASE (DECREASE) IN CASH                                (83,846)         69,829          23,485         (7,658)     (39,374)

CASH AND CASH EQUIVALENTS AT
  BEGINNING OF PERIOD                                           83,846          60,361          60,361         68,019      107,393

CASH AND CASH EQUIVALENTS AT
  END OF PERIOD                                             $     -         $  130,190     $    83,846    $    60,361  $    68,019
                                                            ----------      ----------     -----------    -----------  -----------
                                                            ----------      ----------     -----------    -----------  -----------
SUPPLEMENTAL DISCLOSURE OF
  CASH FLOW INFORMATION -
  Cash paid during the period for interest                  $  159,628      $  262,316     $   525,321    $   841,085  $ 1,324,936
                                                            ----------      ----------     -----------    -----------  -----------
                                                            ----------      ----------     -----------    -----------  -----------



                    See accompanying notes to financial statements.
-------------------------------------------------------------------------------

                      ALL AMERICAN GROUP LIMITED PARTNERSHIP
                           (A  LIMITED PARTNERSHIP)
               (FORMERLY M.A.C. DEVELOPMENT LIMITED PARTNERSHIP)

                         NOTES TO FINANCIAL STATEMENTS


NOTE 1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND GENERAL
         INFORMATION

The accompanying financial statements include the accounts of All American Group Limited Partnership, a Delaware limited partnership (the "Partnership"), of M.A.C. Development Limited Partnership, a previous Wyoming limited partnership (the "M.A.C."), and of Florence LLC, a Delaware limited liability company (the "Florence LLC"). The Partnership was formed on January 27, 1993 for the purpose of owning, maintaining, operating, managing, mortgaging, creating security interests in, refinancing, leasing, improving and/or eventually disposing of seven motel properties (five remaining as of December 31, 1993 and four as of 1995 (see notes 5 and 6) located in Illinois (1), Kentucky (1) and Missouri (2) (previously Nevada), and such other property as may be received by the Partnership from time to time, and engaging in any and all activities related or incidental thereto. The motel properties owned by the Partnership were acquired at historical costs as a reorganization of entities under common control via transfer of the assets, liabilities and capital accounts of M.A.C. Development Limited Partnership, a Wyoming limited partnership ("MAC") formed in April 1984. The transfer occurred concurrent with the formation of the Partnership in January 1993. MAC disposed of two properties located in Kentucky in 1992. Florence Corporation was formed on April 4, 1994 and merged into Florence LLC on December 20, 1994, for the purpose of holding the real estate assets of a motel located in Florence, Kentucky, to enable the Partnership to refinance and obtain a new first mortgage payable on these assets. Florence LLC commenced operating the motel on January 1, 1995. As of December 31, 1994, Florence LLC was 99% owned by the Partnership and 1% owned by Guy E. Hatfield (see note 6).

The General Partner of the Partnership is All American Group, Inc., a Delaware corporation ("the General Partner"), who during 1993 did not own a capital or net profits and losses interest, which remaining interests are owned 100% collectively by the Limited Partners.
Effective January 1, 1994, the General Partner re-acquired a 1% interest in the Partnership via transfer from the Limited Partners. Prior to 1993, the General Partner was M.A.C. Development, Inc., who owned a 20% interest in the Partnership, which interest was transferred to the Limited Partners in January 1993. The General Partner has the sole and exclusive control of the management of the business and affairs of the Partnership. The term of the Partnership is until December 31, 2010, unless the term is earlier terminated or extended by unanimous written agreement of all the Partners as provided in the Partnership Agreement ("the Agreement") (see notes 2 and 6). Partner distributions payable to limited partners totalling $18,000 are included in accounts payable and accrued expenses as of December 31, 1994.

Net profits, losses and cash flows from operations of the Partnership are allocated to the Partners in proportion to their respective
Partnership interests as provided in the Agreement.

Cash equivalents, which equivalents have a maturity date of three months or less at date of purchase, represent the Partnership's undivided interest in cash accounts managed by the General Partner (see Note 2) on behalf of General Partner-managed properties. Funds transferred to the cash account are held primarily in business checking and merchant credit card accounts. The cash accounts are used to pay substantially all outstanding bills and to accumulate substantially all receipts on behalf of the Partnership.

Buildings and improvements are being depreciated over useful lives of 35 years using the straight-line method. Hotel furnishings and equipment are being depreciated using primarily straight-line methods over useful lives ranging from 3 to 7 years.

The Partnership assesses impairment of its real estate properties based upon whether it is probable that undiscounted future cash flows from each individual property will be less than its net book value. No such impairments have occurred through December 31, 1994.

The loan commitment fees are net of accumulated amortization of $20,607 in 1994 and $8,601 in 1993. No loan commitment fees were outstanding in 1992. The amortization periods are the terms of the loans.

Restricted cash represents a certificate of deposit held by a bank as security for the State of Missouri to assure sales tax is timely paid.

In accordance with the provisions of the Internal Revenue Code, the Partnership is not subject to the payment of income taxes, and no provision therefore is required to be made herein. At December 31, 1994 and 1993, the Partnership's net assets for Federal tax reporting purposes totalled approximately $3,760,000 and $3,725,000, respectively.

The accompanying interim period financial statements are unaudited but, in the opinion of management, reflect all adjustments necessary for a fair presentation of the results for the interim periods presented. Please refer to note 6 regarding the occurrence of significant subsequent events and the possible liquidation of the Partnership. The results for the interim periods are not comparable due to the occurrence of the events described in note 6.

NOTE 2.   MANAGEMENT AND RELATED PARTY TRANSACTIONS

The Partnership had entered into a Management Agreement ("Management Agreement") with the General Partner for a term of ten (10) years from January 1, 1992, with three (3) successive ten (10) year options to extend, to manage the motel operations. The Management Agreement could be terminated early upon the occurrence of certain events as specified in the Management Agreement. On January 1, 1995, in connection with the Partnership's leasing of the motel properties described in note 6, the Partnership terminated the Management Agreement with the General Partner.

All of the outstanding stock of the General Partner is owned by Guy E. Hatfield. Prior to December 31, 1994, Guy E. Hatfield, his wife and two children were directly or indirectly owners of approximately 83% of the General and Limited Partner interest in the Partnership. Effective January 1, 1995, the Hatfields acquired the remaining limited partners' approximate 17% interest (see note 6).

Under the Management Agreement, the General Partner was paid a management fee equal to 5% of motel revenues, as defined. In 1992, the General Partner agreed to accept a reduced management fee equal to 3% of motel revenues as defined. Management fees paid in 1994, 1993 and 1992 totalled $175,728, $175,980 and $138,017.

The Partnership has reimbursed or accrued a payable to the General Partner (based on actual costs incurred by the General Partner) for certain costs paid on behalf of the Partnership. These costs include insurance and workmen's compensation premiums, travel, legal costs and other expenses. The total of such costs reimbursed in 1994, 1993 and 1992 totalled $202,874, $213,245 and $321,401. In addition, the General Partner provided bookkeeping, refurbishment and capital addition advisory and partnership administration services to the Partnership, which services were provided as part of the Management Agreement.

In February 1994, the Partnership sold land adjacent to the motel located in Miner, Missouri to an entity substantially owned by Guy and Dorothy Hatfield for $17,340, which was equal to its cost.

Other assets as of December 31, 1994 and 1993 include interest free net advances due from related parties totalling $393,655 and $239,820, respectively. Effective December 31, 1994, the amounts due from related parties have been included in an unsecured note receivable due from related parties. The unsecured note receivable is non-interest bearing and is payable on December 31, 1996.

NOTE 3.   FRANCHISE AGREEMENTS

The Partnership has been granted License Agreements ("License Agreements") by Super 8 Motels, Inc. ("Super 8") for 20-year terms expiring in 2005. Pursuant to the terms of the License Agreement, the Partnership is required to pay a royalty fee and an advertising fee equal to 4% and 1%, respectively, of gross room revenue. The License Agreement has been assigned to Inn Fund as of January 1, 1995. It is the intention of Inn Fund or their successor to seek Super 8's permission to permanently assign the License Agreements, which may result in increased royalty and advertising fees.

NOTE 4.   LONG-TERM DEBT, LOAN RESTRUCTURING COSTS AND CONTINGENCY

A summary of the Partnership's long-term debt as of December 31, 1994 and 1993 follows:


                                                        1994             1993
                                                     -----------      ----------
First mortgage note payable; 8.5% interest until
March 1994, prime plus 1.5% but not less than
8.5% thereafter, adjusted annually; payments of
$11,823 monthly, due March 1998; personal
guarantees of Guy E. and Dorothy Hatfield.            $1,121,406       $1,165,914

First mortgage note payable; 8.75% interest;
payments of $11,244 monthly; due February
1998.                                                  1,051,351        1,091,098

First mortgage note payable; prime plus 2%,
adjusted quarterly; payments of $9,174 monthly,
due March 1998.                                          901,301          930,167


Modified first mortgage note payable; interest
at greater of prime or six (6) month commercial
paper rates plus 3%, but not less than 9%;
variable monthly payment of interest plus
principal to amortize over ten (10) years from
July 1993; due August 1995 (see below).                 1,061,656          1,154,871

Three (3) modified second mortgage notes payable;
interest at greater of prime or six (6) month
commercial paper rate plus 3%, but not less than
9%; variable monthly payments of interest plus
principal to amortize over five (5) years from
July 1993; due July 1998 (see below).                     242,835            324,613

First mortgage note payable; 11.57% interest;
payments of $18,515 monthly; due September 2014.        1,711,548               -

Modified first mortgage note payable; interest
at greater of prime or six (6) month commercial
paper rate plus 3%, but not less than 9%;
variable monthly payment of interest plus
principal to amortize over fifteen (15) years
from July 1993; due August 1995.                           -               1,660,303
                                                       ----------         ----------
                                                        6,090,097          6,326,966

Less current portion                                    1,270,674            348,112
                                                       ----------         ----------
                                                       $4,819,423         $5,978,854
                                                       ----------         ----------
                                                       ----------         ----------

Aggregate principal payments for the next five years and thereafter subsequent to December 31, 1994 are as follows:

1995                               $1,270,674
1996                                  237,034
1997                                  230,682
1998                                2,756,023
1999                                   38,376
Thereafter                          1,557,308
                                   ----------
Total                              $6,090,097
                                   ----------
                                   ----------


Substantially all of the assets of the Partnership are pledged as security for the above debt.

The Partnership was in default under their Loan Agreement ("Loan Agreement") with the lender that held first mortgage notes payable on all of the motel properties in 1992, with a combined balance outstanding of $8,390,847 as of December 31, 1992. In August 1992, March 1993 and July 1993, the Partnership entered into agreements to modify the original Loan Agreement whereby: four
(4) of the motel properties were sold for cash in 1993 and 1992 (see note 5) and the net proceeds totalling $2,292,139 and $1,438,816, respectively, were applied to reduce debt outstanding; three motels in 1993 and one motel in August 1994 were refinanced, with the proceeds totalling $3,059,433 and $1,622,212, respectively, applied to reduce debt outstanding; and, the remaining debt outstanding was modified into a first mortgage note payable on one motel and three modified second mortgage notes payable on three motels, as described above. Under the Loan Agreement, the Partnership was required to refinance or sell the property located in Somerset, Kentucky by August 1995 and retire the debt outstanding. In March 1995, the modified first mortgage note payable totalling $1,061,656 and the three modified second mortgage notes payable totalling $242,835 were refinanced into a first mortgage note payable totalling $1,160,000 at an annual interest rate of prime plus 1/2%, adjusted daily, payable monthly with the outstanding principal and any accrued interest due December 31, 1995.

As part of the Loan Agreement, the Partnership agreed to pay costs and expenses of the lenders totalling $135,844 and $119,056, which amounts were expensed as loan restructuring costs in 1993 and 1992, respectively.

Hatfield Inn, Inc., a Delaware Corporation 100% owned by Guy E. Hatfield and his wife (the "Hatfield Inn"), is the owner and operator of a motel adjacent to the Partnership's property located in Miner, Missouri. The motel owned by Hatfield Inn was newly constructed and is secured by a $730,500 first deed of trust (the "Hatfield Inn Note"). The Partnership's motel property located in Miner, Missouri serves as cross collateral under a second deed of trust (the "Cross Collateral Agreement") to secure payment of the Hatfield Inn Note. As the Hatfield Inn property is completed and has operating history, the Partnership has requested the Cross Collateral Agreement under the Hatfield Inn note be released. No assurance can be given that the Cross Collateral Agreement will be released by the lender, and the Partnership remains contingently liable under the Hatfield Inn Note. Further, the Partnership and Hatfield Inn have a shared parking agreement allowing cars to park in either property's parking facilities, compete for similar business, and are managed by the general partner of AAG.

NOTE 5.   PROPERTY SALES

In March and May 1993, the Partnership sold for cash two motel properties located in Elizabethtown, Kentucky and Elko, Nevada, respectively. Substantially all of the net cash proceeds from the sales of $2,295,968 were used to retire outstanding debt via previous agreement with the Partnership's lender (see note 4). As result of the property sales, the Partnership recognized gain on disposition of properties of $876,106 in 1993.

In May and September 1992, the Partnership sold for cash two motels located in Richmond and Bowling Green, Kentucky, respectively. Substantially all of the net cash proceeds from the sales of $1,552,541 were used to retire outstanding debt via previous agreement with the Partnership's lender (see note 4). As a result of the property sales, the Partnership recognized loss on disposition of properties of $119,881 in 1992.

NOTE 6.   SUBSEQUENT EVENTS AND POSSIBLE PARTNERSHIP LIQUIDATION

On February 28, 1995, the minority limited partner, James R. Vickery ("Vickery") and the Hatfield family general and limited partner interests agreed to exchange the Partnership's 99% interest in Florence LLC for Vickery's 16.85% limited partnership interest in the Partnership.

On January 1, 1995, the Partnership agreed to lease the four remaining motel properties located in Somerset, Kentucky; Rock Falls, Illinois; and Poplar Bluff and Minor, Missouri to Inn Fund, LLC, a Delaware limited liability company ("Inn Fund"). Guy E. Hatfield and Ian Gardner-

Smith own 7.5% and 92.5% Membership Interest in Inn Fund, respectively. The lease terms are for a period of 15 years at combined total annual base rents of $931,000 or percentage rentals ranging from 35% to 55% for each individual property based upon gross revenue levels, whichever is greater.

On March 31, 1995, Guy E. Hatfield, his wife and two children, via a capital contribution, contributed a second mortgage note receivable (the "Second Note") in the amount of $1,805,675 to the Partnership. This Second Note is secured by four (4) motel properties located in Central City, Kentucky; Lebanon, Kentucky; Miner, Missouri; and Dexter, Missouri, which collateral was provided by Hatfield Inns, Inc., a Delaware corporation, 100% owned by Guy E. Hatfield and his wife, via a Lent Collateral Agreement. The Second Note bears interest at 12% per annum, payable quarterly commencing on November 15, 1995, with remaining outstanding principal and unpaid interest due and payable on March 31, 2000.


On April 1, 1995, the Partnership entered into an agreement with Host Funding, Inc., a Maryland corporation ("Host Funding") to contribute certain assets of the Partnership's four remaining motel properties located in Somerset, Kentucky; Rock Falls, Illinois; and Poplar Bluff and Sikeston, Missouri; and the Second Note (the "Contribution and Assumption Agreement") for 100% of the common stock in Host Funding. Host Funding assumed the Partnership's leases with Inn Fund concurrent with the transfer.

Further, on April 1, 1995, the General and Limited Partners entered into a Stock Pledge Agreement (the "Stock Pledge Agreement") with Host Funding. Pursuant to the Stock Pledge Agreement, the General and Limited Partners agreed to pledge a security investment in 26.2 fraction shares, together with all additional shares issued to the General and Limited Partners by reason of stock split or stock dividend, of common stock in Host Funding to secure the Second Note.

In addition, Host Funding intends to acquire certain assets of Mission Bay Super 8, Ltd., a California limited partnership ("Mission Bay"), the owner of a 117 room Super 8 motel located in San Diego, California, pursuant to an asset acquisition agreement (the "Mission Bay Acquisition Agreement") by which Host Funding will acquire the hotel assets of Mission Bay. The Mission Bay Acquisition Agreement will exchange common stock in Host Funding for limited and general partnership interest in a final liquidating distribution by Mission Bay. Since the Mission Bay acquisition is conditioned upon the consent of the limited partners of Mission Bay, no assurance can be given that the Mission Bay asset acquisition will be consummated.

Further, Host Funding intends to raise additional capital via an initial public offering of common stock (the "Stock Offering") concurrent with the Mission Bay asset acquisition. Host Funding plans to use the capital raised from the common stock offering to pay down long-term debt, to pay expenses of the formation of Host Funding, and for working capital purposes. No assurance can be given that the Stock Offering will be consummated.

In addition, in September 1995, Host Funding has agreed (with the Partnership's consent) to enter into new motel leases for the four existing motel properties and Mission Bay (the "New Leases") with a limited liability company of a nationally recognized hotel management company and operator, Crossroads Hospitality Company, a Delaware limited liability company ("Crossroads"), subject to completion of the Mission Bay Acquisition Agreement and the Stock Offering. The New Leases are for a term of 15 years from the final effective date of completion of the Mission Bay Acquisition and the Stock Offering. Combined total annual base rentals of $1,029,800 are due plus percentage rentals ranging from 28.75% to 40% of year to date revenues less varying break even thresholds adjusted annually by defined percentages for each motel. The New Leases generally require Crossroads to pay all operating expenses of the properties, including maintenance and insurance, while Host Funding is responsible for property taxes. Further, Crossroads is required to set aside in a replacement reserve $125 per room, per quarter, increased annually be inflation factors, to be used for capital additions which generally must be approved by Host Funding.
No assurance can be given that the New Leases will be consummated.

Upon completion of the Mission Bay acquisition, the Stock Offering and the execution of the New Leases, Host Funding intends to elect to be taxed as a real estate investment trust under the Internal Revenue Code of 1986, as amended, or any successor statute (the "Possible Formation Transactions").

Further, in September 1995, the Second Note was amended to reflect that upon completion of the Possible Formation Transactions, the obligation of AAG to maintain real property security on the Second Note shall terminate conditioned upon the delivery to Host Funding of an unconditional guarantee by Guy and Dorothy Hatfield.

It is the present intention of management of the Partnership to distribute the Host Funding common stock to the Partners upon completion of the Possible Formation Transactions resulting in a substantial liquidation of the Partnership. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

APPENDIX A--FORM OF CONSENT FORM


                                  CONSENT FORM



     Please read this entire Consent Form Section. You should receive and complete separate Proxy Cards (Parts 1 through 2) (including this cover note) if you have interests in different capacities (e.g., (i) as husband and wife, (ii) individually, (Information Agent) in trust, or (iv) in an IRA).

     Please read the Transmittal Letter.

                                     PART 1
                               TRANSMITTAL LETTER

     The attached Proxy Card should be completed by Partners of Mission Bay Super 8 Ltd., a California limited partnership who has received a Prospectus/Consent Solicitation Statement with respect to the acquisition of assets of the Mission Bay Partnership by Host Funding, Inc. Capitalized terms used herein and not otherwise defined herein shall have the respective meaning as set forth in the Prospectus/Consent Solicitation Statement of Host Funding, Inc. dated ____________, 1995.

You should complete and return this Proxy Card. If you have interests in more than one capacity (e.g., (i) as husband and wife, (ii) individually, (Information Agent) in trust, or (iv) in an IRA), you will receive a separate Proxy Card for each capacity.

THE CONSENT FORM CONSISTS OF TWO PARTS:

     1. TRANSMITTAL LETTER. (PINK PAPER) The first part is this Transmittal Letter, which highlights the procedures for completing the Proxy Card. For a more detailed discussion of these procedures, see the section entitled "Voting Procedures" in the Prospectus/Consent Solicitation Statement.

     2. PARTNER CONSENT. (PROXY CARD) The second part is the Partner Consent which seeks your consent to the Mission Bay Acquisition and certain related matters. A Partner who submits a signed Proxy Card but fails to make one or more of the three elections required by the Partner Consent will be deemed to have voted "for" the Mission Bay Acquisition. You should receive and complete separate Partner Consents for each capacity in which you serve as a Partner. You may receive multiple versions of the Partner Consent in this Consent Form package.


     WHEN SIGNING AS A GENERAL PARTNER, CORPORATE OFFICER, ATTORNEY-IN-FACT, EXECUTOR, TRUSTEE, ADMINISTRATOR, GUARDIAN, CORPORATE OFFICER, ETC., PLEASE GIVE YOUR FULL TITLE AND SEND PROPER EVIDENCE OF AUTHORITY WITH THE CONSENT FORM. FOR JOINT OWNERS, EACH JOINT OWNER MUST SIGN. BY SIGNING THE PROXY CARD, YOU HEREBY AGREE TO ALL THE PROVISIONS CONTAINED IN THIS TRANSMITTAL LETTER. IF ANY PART OF THE CONSENT FORM IS UNDATED, YOUR SIGNATURE WILL BE AUTHORITY FOR THE COMPANY TO ENTER THE DATE OF RECEIPT.

     If the Partner whose name is printed on the Proxy Card is not an individual, the person signing the Proxy Card hereby represents that he or she is, in his or her representative capacity, empowered and duly authorized by the governing documents, trust instruments, pension plan, charter, certificate or articles of incorporation, bylaw provision or board or stockholder resolution to complete and execute this Proxy Card in such capacity on behalf of the Partner. The Company reserves the right to require from such partner evidence or an opinion of counsel, acceptable to the Company, that the entity has met all of the requirements of its governing instruments and is authorized to vote on the proposal. If the Partner is an Individual Retirement Account or pension plan pursuant to which the beneficiary thereof is permitted to direct the investment, the person signing this Proxy Card further represents that such document has been completed pursuant to direction of such beneficiary.


     CONSENT OF A PARTNER (I.E., A VOTE "FOR") CONSTITUTES APPROVAL OF THE MISSION BAY ACQUISITION BY THE COMPANY AND ALL THE TRANSACTIONS CONTEMPLATED IN THE SECTION OF THE PROSPECTUS/CONSENT SOLICITATION STATEMENT ENTITLED "THE FORMATION TRANSACTIONS".

     Before filling out this Proxy Card, you and your advisor if any, should carefully review the Prospectus/Consent Solicitation Statement, including appendices.

     If you have any questions regarding the Mission Bay Acquisition or if you would like assistance in completing this Consent Form, please contact Elaine Ruff at (619) 226-1212.

     FOR THE PROXY CARD TO BE EFFECTIVE, THE EXECUTED PROXY CARD MUST BE RETURNED TO, AND RECEIVED AT ANY TIME PRIOR TO 11:59 P.M. PACIFIC TIME ON ___________, 1995 BY THE INFORMATION AGENT AT THE FOLLOWING ADDRESS:


     The Proxy Cards will be effective only upon actual receipt by the Information Agent at the address specified above. A self-addressed stamped envelope for return of the Consent Form has been included.


     Consents given by Limited Partners in the form of Proxy Card accompanying this Prospectus and Proxy Statement will, when executed and delivered to the General Partner, be revocable by written notice to the General Partner until such time as unrevoked consents are received from Limited Partners holding more than 50% of the outstanding Mission Bay Limited Partnership interests. Accordingly, the action would be approved and the right of revocation automatically will terminate, upon receipt of unrevoked consents from Mission Bay Limited Partners holding more than 50% of the outstanding Mission Bay Limited Partnership interests.

                                     PART 2
                                 PARTNER CONSENT



MESSRS. HATFIELD AND GROSVENOR RECOMMEND THAT YOU VOTE "FOR" THE MISSION BAY ACQUISITION.

     Vote "for" or "against" participation by the Company of the Mission Bay Acquisition or "abstain" by marking "X" in the appropriate box on the attached proxy card ("Proxy Card"). A vote to approve the Mission Bay Acquisition also operates as an approval of all the transactions contemplated in the section of the Prospectus/Consent Solicitation Statement entitled "The Formation Transactions", including approval of the Mission Bay Acquisition Agreement in substantially the form set forth in Appendix B to the Prospectus/Consent Solicitation Statement, and including the liquidation and/or dissolution of Mission Bay. Partners who return a signed Partner Consent but fail to indicate their approval or disapproval will be deemed to have voted to approve.

     Consents given by Limited Partners in the form of consent form accompanying this Prospectus and Proxy Statement will, when executed and delivered to the General Partner, be revocable by written notice to the General Partner until such time as unrevoked consents are received from Limited Partners holding more than 50% of the outstanding Mission Bay Limited Partnership interests. Accordingly, the action would be approved and the right of revocation automatically will terminate, upon receipt of unrevoked consents from Mission Bay Limited Partners holding more than 50% of the outstanding Mission Bay Limited Partnership interests.

     Under penalty of perjury, the Partner whose name is printed herein, by executing and returning the enclosed Proxy Card, certifies that the following, to the best of his/her/its knowledge and belief, is true, correct and complete:
(1) My address and social security or tax identification number are as provided on the Transmittal Letter; (2) I am not subject to backup withholding under Internal Revenue Code ("Code") section 3406(a)(1) either because (a) I have not been notified by the Internal Revenue Service that I am subject to backup withholding as a result of a failure to report all interest and dividends or (b) the Internal Revenue Service has notified me that I am no longer subject to backup withholding; and (3) I am a citizen or resident of a State of the United States and am NOT a nonresident alien, nor is the entity for which I am signing this document (if applicable) a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Code and Income Tax Regulations).

PART 2 - PARTNER CONSENT


     If the Partner whose name is printed on the Partner Consent is not an individual, the person signing this Proxy Card hereby represents that he or she is, in his or her representative capacity, empowered and duly authorized by the governing documents, trust instruments, pension plan, charter, certificate or articles of incorporation, bylaw provision or board or stockholder resolution to complete and execute this Partner consent in such capacity on behalf of the Partner. The Company reserves the right to require from such Partner evidence or an opinion of counsel, acceptable to the Company, that the entity has met all of the requirements of its governing instruments and is authorized to vote on the proposal. If the Partner is an Individual Retirement Account or pension plan pursuant to which the beneficiary thereof is permitted to direct the investment, the person signing this Proxy Card further represents that such document has been completed pursuant to direction of such beneficiary.

     By executing the Proxy Card the undersigned represents and warrants that as of the date hereof and the date of the consummation of the Mission Bay Acquisition (i) the undersigned has received a copy of the Prospectus/Consent Solicitation Statement, (ii) the undersigned is the owner of the Mission Bay percentage indicated on the Partner Consent and the undersigned has good, marketable and unencumbered title to such interests, and (iii) the undersigned has full legal right, power and authority to execute an deliver the Proxy Card. BY SIGNING THE PROXY CARD, THE UNDERSIGNED HEREBY AGREES TO ALL THE PROVISIONS CONTAINED IN THE TRANSMITTAL LETTER. If any of this information is incorrect, please notify the Information Agent at the address set forth in the Transmittal Letter as soon as possible.

     WHEN SIGNING AS A GENERAL PARTNER, CORPORATE OFFICER, ATTORNEY-IN-FACT, EXECUTOR, TRUSTEE, ADMINISTRATOR, GUARDIAN, CORPORATE OFFICER, ETC., PLEASE GIVE YOUR FULL TITLE AND SEND PROPER EVIDENCE OF AUTHORITY WITH THE CONSENT FORM.
FOR JOINT OWNERS, EACH JOINT OWNER MUST SIGN. YOUR SPOUSE MUST SIGN AS WELL (REGARDLESS OF HOW TITLE IS HELD AND REGARDLESS OF WHETHER YOUR SPOUSE'S NAME IS INDICATED ABOVE) IF YOUR INTEREST IS COMMUNITY PROPERTY. FOR IRAS, BOTH THE BENEFICIARY AND TRUSTEE MUST SIGN. IF NO SPECIFICATION IS MADE, YOU WILL HAVE VOTED "FOR" THE CONSOLIDATION AS SET FORTH ABOVE. IF THIS PARTNER CONSENT IS UNDATED, YOUR SIGNATURE WILL BE AUTHORITY FOR THE OPERATING PARTNERSHIP TO ENTER THE DATE OF RECEIPT.


                                   PROXY CARD

     The undersigned hereby acknowledges receipt of the Prospectus/Consent Solicitation Statement of Host Funding, Inc., dated ______________, 1995, for the acquisition of the assets of Mission Bay in exchange for Shares of the Company and the undersigned votes as follows as to such transactions:

VOTE HERE:

     FOR                 AGAINST             ABSTAIN

     / /                   / /                 / /

SIGN HERE:

-------------------------------------------  ---------------
Sign exactly as your name(s) appear(s) on    Date

                                   APPENDIX B
                        MISSION BAY ACQUISITION AGREEMENT


     THIS MISSION BAY ACQUISITION AGREEMENT (this "Agreement") is made and entered into as of _______________, 1995, by and between Host Funding, Inc., a Maryland corporation (the "Company") and Mission Bay Super 8, Ltd., a California limited partnership (the "Partnership").


                                    RECITALS

     WHEREAS, the Company currently owns four hotels and it wishes to acquire a hotel owned by the Partnership and to close certain transactions in connection therewith;

     WHEREAS, in connection with the public offering of its Class A Common
Stock on the American Stock Exchange and its election of REIT status for federal income tax purposes (the "Formation Transactions"), the partners of the Partnership have approved the sale of all of the Property (as hereinafter defined) of the Partnership to the Company pursuant to the terms of the Prospectus/Consent Solicitation Statement dated ________, 1995, with such sale to be effected through the transfer of all of the applicable assets and certain of the liabilities of the Partnership to the Company upon the terms and conditions provided herein;

     WHEREAS, the Partnership owns the real and personal property comprising the Mission Bay Super 8 hotel (the "Hotel") located in San Diego, California; and

     WHEREAS, upon consummation of this Agreement, the Company will lease the Hotel to Crossroads Hospitality Tenant Company, LLC, a Delaware limited liability company (the "Lessee"), pursuant to a Percentage Lease identical in form to the Percentage Leases which were entered into by and between the Company and the Lessee with respect to the four hotels the Company currently owns.

     NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants set forth herein, the parties hereto hereby agree as follows:


                                    SECTION I
                                   DEFINITIONS

     Certain of the terms used in this Agreement that are not otherwise defined herein shall have the meanings set forth below:

     "ACCOUNTANTS" shall have the meaning set forth in Subsection 7.7 of this Agreement.

     "ACQUIRED ASSETS" shall have the meaning set forth in Subsection 2.1 of this Agreement.

     "AFFILIATE" - with respect to any entity, any natural person or firm, corporation, partnership, association, trust or other entity which controls is controlled by, or is under common control with, the subject entity; a natural person or entity which controls an Affiliate under the foregoing shall also be deemed to be an Affiliate of such entity. For purposes hereof, the term "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of any such entity, or the power to veto major policy decisions of any such entity, whether through the ownership of voting securities, by contract, or otherwise.

     "AGREEMENT" shall mean this Mission Bay Acquisition Agreement, as the name may be amended from time to time.

     "APPLICATION" means the Application for Qualification of Securities under the Corporate Securities Law of 1968 filed by the Company with the California Department of Corporations on August 7, 1995 in connection with the Formation Transactions, as such application is amended.

     "APPURTENANCES" shall mean all rights, privileges, interests, licenses, claims, easements, benefits, covenants, conditions and servitudes of any type of nature which are appurtenant to or otherwise benefit the Land (as such term is defined below) and/or Improvements (as such term is defined below), including without limitation, all minerals, oil, gas and other hydrocarbon substances on or under the Land, to the extent such rights, privileges, easements, benefits, covenants, conditions and servitudes are owned by the Partnership, as well as all development rights, air rights, water, water rights and water stock relating to the Land and any other easements, rights of way or appurtenances owned by the Partnership and used in connection with the beneficial operation, use and enjoyment of the Land, the Improvements (as such term is defined below), the Miscellaneous Hotel Assets (as such term is defined below) or any other appurtenance, together with all rights of the Partnership in and to streets, sidewalks, alleys, gores, strips, driveways, parking areas and areas adjacent thereto or used in connection therewith, and all rights of the Partnership in any land lying in the bed of any existing or proposed street adjacent to the Land.

     "ASSET TRANSFER CONDITIONS" shall have the meaning set forth in Section VI of this Agreement.

     "ASSUMED LIABILITIES" shall have the meaning set forth in Subsection 2.1 of this Agreement.

     "BOOKINGS" shall mean the contracts for the use or occupancy of guest rooms and/or the meeting facilities of the Hotel.

     "CLASS A COMMON STOCK" shall mean Class A shares of the Company's Common Stock.

     "CLOSING" shall have the meaning set forth in Subsection 2.4 hereof.

     "CLOSING DATE" shall have the meaning set forth in Subsection 2.4 hereof.

     "CLOSING REPRESENTATIVES" shall have the meaning set forth in Subsection
7.6 hereof.

     "CLOSING STATEMENTS" shall mean the Preliminary Closing Statement and Final Closing Statement as required under the provisions of Section VII.

     "COMMON STOCK" shall mean the shares of the Common Stock of the Company as that term is described in the Prospectus/Consent Solicitation Statement and the attachment thereto.

     "COMPANY" shall mean Host Funding, Inc., a Maryland corporation.

     "CONSIDERATION" shall have the meaning set forth in Subsection 2.3 of this Agreement.

     "CONSUMABLES" shall mean all engineering, maintenance and housekeeping supplies, including soap, cleaning materials and matched; stationery and printing; stock for in-room servi-bars; and other supplies of all kinds, whether used, unused or held in reserve storage for future use in connection with the maintenance and operation of the Hotel, which are on hand on the date hereof, subject to such depletion and including such resupplies as shall occur and be made in the normal course of business, excluding, however, (i) Operating Equipment and (ii) all items of personal property owned by guests, employees, or other persons furnishings, goods or services to the Hotel.

     "CONTRACTS" shall mean all written or oral management, architectural, engineering, leasing, insurance, bonding, construction, financing, guarantee, indemnity, service, maintenance, operating, repair, collective bargaining, employment, employee benefit, equipment leasing, supply, warranty, purchase, consulting, professional service, advertising, promotion, public relations and other contracts and commitments to which the Partnership is a party in any way relating to the Property or Hotel (such terms are defined below) or any part thereof and which are material to the Partnership or the operations of the Property or Hotel, but excluding, however: (i) the Operating Leases; (ii) Excluded Contracts, and (iii) Bookings.

     "CUT-OFF TIME" shall mean 12:01 a.m. on the day of the Closing Date.

     "DEPOSITS AND REIMBURSEMENTS" shall mean, with respect to the Land, Improvements and the Property, or any part thereof or interest therein, (a) deposits made with or tendered to utility companies to secure service or to permit the Partnership or its predecessors in interest to tie in to existing service grids or to cause a utility company to install connections or extensions necessary to provide service, (b) deposits made by the Partnership or its predecessors in interest with any bonding or surety company or deposits, bonds or other financial security devices posted with or for the benefit of any governmental or quasi-governmental agency, in connection with subdivision or public improvement bonds obtained by the Partnership or its predecessors in interest or map, and (c) any refundable fees, payments or reimbursements which the Partnership or its predecessors in interest or the then-current owner or occupant of the Land or Improvements is entitled to receive from any governmental or quasi-governmental or private body in respect of the ownership and development of the Land or Improvements or any public improvements made in connection with the Land or Improvements.

     "DISCLOSURE SCHEDULE" shall mean the document labeled "Disclosure Schedule" and attached hereto. The Disclosure Schedule shall include and incorporate by reference the Title Policy with respect to the Real Property.

     "ENGINEERING/ARCHITECTURAL REPORTS" shall mean the
Engineering/Architectural Reports dated ____________ prepared by _____________ relating to the Real Property (as such term is defined below) owned by the Partnership.

     "ENVIRONMENT REQUIREMENTS" shall mean all applicable present statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, franchises and similar items, of all governmental agencies, departments, commissions, boards, bureaus or instrumentalities of the United States, states and political subdivisions thereof and all applicable judicial and administrative and regulatory decrees, judgments and orders relating to the protection of human health or the environment, including, without limitation: (i) all requirements, including but not limited to those pertaining to reporting, licensing, permitting, investigation and remediation of emissions, discharges, releases or threatened releases of Hazardous Materials (as such term is defined below), chemical substances, pollutants, contaminants or hazardous or toxic substances, materials or wastes whether solid, liquid or gaseous in nature, into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use treatment, storage, disposal, transport or handling of chemical substances, pollutants, condiments or hazardous or toxic substances, materials, or wastes, whether solid, liquid gaseous in nature; and (ii) all requirements pertaining to the protection of the health and safety of employees or the public.

     "ESCROW" shall mean an escrow opened with Escrow Agent to facilitate the transactions contemplated by this Agreement.

     "ESCROW AGENT" shall be _________________ at the following address:
_______________.

     "EXCESS CASH" shall mean, at any time, all cash and cash equivalents of the Partnership not to exceed the amount, if any, by which the current assets of such entity exceed the current liabilities of the Partnership at such time.

     "EXCLUDED CONTRACTS" shall mean the contracts pertaining to the ownership, maintenance, operation, provisioning, or equipping of the Hotel (a) between either the Franchisor and/or the Management Company or any of its Affiliates on the one hand, and the Partnership, on the other, (i) pertaining only to this Hotel including the Management Agreement and the Franchise Agreement, or (ii) which provide services to the Hotel on the same or similar basis as that provided to other hotels owned or managed by the Management Company, including insurance, the furnishing of credit cards, advertising, Software Programs and software maintenance and reservation services; and (b) which provide the benefits of group incentive, profit-sharing, retirement, welfare and employee benefit plan to sharing, retirement, welfare and employee benefit plans to employees of the Hotel and to employees of other hotels owned or managed by the Management Company; and (c) any union or employment contracts (including pension and benefit plans between the Management Company, as manager of the Hotel, and any other person or entity.

     "EXCLUDED PERMITS" shall mean the non-transferable permits and licenses and other Permits that are indicated as Excluded Permits on Exhibit C.

     "FF&E" shall mean all fixtures, furniture, furnishings, fittings, equipment, machinery, apparatus, appliances, and other articles of Personal Property now located on the Real Property and used or usable in connection with any part of the Hotel, subject to such depletions, resupplies, substitutions and replacements as shall occur and be made in the ordinary course of business and in accordance with Subsection 5.8 excluding, however (i) Consumables, (ii) Operating Equipment, (iii) equipment and property leased pursuant to Contracts,
(iv) property owned by guests, employees or other persons furnishing goods or services to the Hotel, (v) Improvements, and (vi) Software Programs.

     "FORMATION TRANSACTIONS" shall have the meaning set forth in the first paragraph of the Recitals herein.

     "FRANCHISE AGREEMENT" shall mean the agreement between Franchisor and the Partnership.

     "FRANCHISOR" shall mean Super 8, Inc.

     "GENERAL PARTNER" shall mean Grosvenor Hospitality Group, Inc., a California corporation, the existing general partner of the Partnership.

     "HAZARDOUS MATERIALS" shall mean (i) any flammables, explosive or radioactive materials, hazardous wastes, toxic substances or related materials including, without limitation, substances defined as "hazardous substances," "hazardous materials," "toxic substances" or "solid waste" in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Sec. 9601, ET SEQ.; the Hazardous Materials Transportation Act, 49 U.S.C.
Section 1801, ET SEQ.; the Toxic Substances Control Act, 15 U.S.C., Section 2601 ET SEQ.; the Resource Conservation and Recovery Act of 1976, 42 U.S.C., Section 6901 ET SEQ.; and in the regulations adopted and publications promulgated pursuant to said laws; (ii) those substances listed in the United States Department of Transportation Table (49 C.F.R. 172.101 and amendments thereto) or by the Environmental Protection Agency (or any successor agency) as hazardous substances (40 C.F.R. Part 302 and amendments thereto); (iii) those substances defined as "hazardous wastes," "hazardous substances" or "toxic substances" in any similar federal, state or local laws or in the regulations adopted and publications promulgated pursuant to any of the foregoing laws or which otherwise are regulated by any governmental authority, agency, department, commission, board of instrumentality of the United States of America, the State of California or any political subdivision thereof; (iv) any pollutant or contaminant or hazardous dangerous or toxic chemicals, materials, or substances within the meaning of any other applicable federal, state, or local law, regulation, ordinance, or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic, or dangerous waste, substance or material, all as amended; (v) petroleum or any by-products thereof; (vi) any radioactive material, including any source, special nuclear or by-product material as defined at 42 U.S.C. Sections 2011 ET SEQ., as amended, and in the regulations adopted and publications promulgated pursuant to said law; (vii) asbestos in any form or condition; and (viii) polychlorinated biphenyls.

     "HOTEL" shall mean the hotel referred to in the third paragraph of the Recitals.

     "HOTEL NAMES" shall mean any names, logos and designs (other than those owned by the Management Company) used in the ownership or operation of the Hotel, including without limitation, any such set forth on Exhibit B hereto and the names, logos and designs now used in connection with the restaurants, cocktail lounges, night clubs, banquet rooms and meeting rooms in and/or about the Hotel, together with the good will appurtenant to each of such names, logos and designs.

     "IMPROVEMENTS" shall mean all improvements, structures or fixtures constructed upon the Land, including without limitation, all buildings and structures presently located on the Land, all apparatus, equipment and appliances presently located on the Land and used in connection with the operation or occupancy thereof, such as parking services, refrigeration, ventilation, garbage disposal, recreation or other services thereto, and all landscaping and leasehold improvements of tenants, if any, which become the property of the lessor upon termination of a Operating Lease.

     "LAND" shall mean that certain real property with respect to the Partnership described in the Disclosure Schedule.

     "LEASES" shall mean all leases, subleases, licenses, franchises, concessions, and other occupancy agreements, whether or not of record, oral or written, for the use or occupancy of any portion of the Real Property, excluding, however,

(i) Bookings, (ii) the Management Agreement, and (iii) the Franchise Agreement.

     "LESSEE" shall mean Crossroads Hospitality Tenant Company, LLC, a Delaware limited liability company.

     "LICENSES AND ENTITLEMENTS" shall mean all licenses, franchises, certifications, authorizations, approvals, rights, privileges, entitlements and permits issued or approved by any governmental or quasi-governmental authority or other person or entity having authority over the Property, and all applications, filings and submittals therefor, in each case relating to the operation, ownership, subdivision, development, use or maintenance of the Property or any part thereof, including, without limitation, construction permits, grading permits, elevator permits, machinery permits, business licenses, ingress and egress permits, development agreements, subdivision, parcel and tract maps and approvals thereof, plans and/or permits required under the applicable zoning regulations, variances, utility agreements and commitments, improvement agreements, certificates of occupancy and the like, but excluding therefrom for all purposes of this Agreement any licenses issued to or solely on behalf of any Tenant.

     "MANAGEMENT AGREEMENT" shall mean the Hotel Management Agreement, the terms and provisions of which are being observed and performed by and between the Management Company and the Partnership regarding the present management of the Hotel by the Management Company.

     "MANAGEMENT COMPANY" shall mean Grosvenor Hospitality Group, Inc., a California Corporation.

     "MISCELLANEOUS HOTEL ASSETS" shall mean all contract rights, leases, concessions, trademarks, service marks, trade names, inventions, patents, trade secrets, know-how, copyrights, (including any registration or applications for registration of any of the foregoing), Deposits and Reimbursements, Licenses and Entitlements, environmental and hazardous and toxic waste reports and studies, surveys, maps, correspondence, inspection reports, management reports, marketing reports, marketing displays and brochures, insurance policies, proceeds and unearned premiums, all books and records, assignable warranties, and other items of intangible personal property relating to the ownership or operation of the Hotel, but such term shall not include (i) Contracts, (ii) the items specifically enumerated as exclusions from the definition of Contracts, (iii) Permits, (iv) Hotel Names, (v) cash or other funds, whether in petty cash or house banks, or on deposit in bank accounts or in transit for deposit, (vi) books and records (except as provided in Subsection 5.13), (vii) receivables,
(viii) refunds, rebates, or other claims, or any interest thereon, for periods or events occurring prior to the Cut-Off Time, (ix) utility and similar deposits, or (x) prepaid insurance or other prepaid items, and (xi) the Software Programs.

     "NOTICE" shall have the meaning as set forth in Subsection 8.4.

     "OFFERING" shall mean the offering of the Company's Class A Common Stock as the term "Offering" is defined in the Prospectus/Consent Solicitation Statement.

     "OPERATING EQUIPMENT" shall mean all china, glassware, linens, silverware and uniforms (if owned), whether in use or held in reserve storage for future use in connection with the operations of the Hotel, which are on hand on the date hereof, subject to such depletion and including such resupplies as shall be made in the normal course of business and in accordance with Subsection 4.19.

     "OPERATING LEASES" shall mean all leases, occupancy agreements and other similar agreements, together with all modifications, extensions and renewals thereof, and any guarantees of any of the foregoing with respect to or demising any part of the Real Property.

     "PARTNERSHIP" shall have the meaning set forth in the first paragraph of this Agreement.

     "PARTNERSHIP AGREEMENT" shall mean the Agreement of Limited Partnership of the Partnership as amended through and including January 1, 1990 by an "AMENDMENT OF AGREEMENT OF LIMITED PARTNERSHIP OF MOTELS OF AMERICA, SERIES IX, a California Limited Partnership".

     "PERMITS" shall mean all licenses, franchises and permits owned by the Partnership and used in or relating to the ownership, occupancy or operation of any part of the Hotel.

     "PERMITTED EXCEPTIONS" shall mean San Diego County secured real property taxes and assessments, the matters shown as recorded in the official records of San Diego County, California by the Title Commitments as well as those matters which would be disclosed by a physical inspection of the land as shown on the Survey all approved or deemed approved by the Company pursuant to Subsection 2.9 hereof to which title to the Property may be subject on the Closing Date.

     "PERMITTED LIENS" shall mean with respect to the respective Property, those liens described on the Disclosure Schedule which included liens for real property taxes and assessments for utilities not yet delinquent, the outstanding principal balance of mortgage debt, rights of tenants under the Operating Leases, and obligations arising under the Contracts.

     "PERSONAL PROPERTY" shall mean and include any and all tangible personal property owned by the respective Partnership located at, upon or about, or affixed or attached to, or installed in the Real Property or used or to be used in connection with or incorporated into or otherwise relating to the Real Property or its ownership, use, development, construction, maintenance, management, operation, marketing, leasing, occupancy, sale or financing, including, but not limited to, fixtures, furniture, furnishings, tools, machinery, appliances and other apparatus and equipment supplies and other inventories, office equipment, communications equipment, vehicles, storage tanks, spare and replacement parts, fuel, plans, specifications, operational handbooks, machinery and/or equipment operational instructions and/or specifications, surveys, drawings, and records, files and papers, whether in hard copy or computer format, including, without limitation, structural and engineering information, sales and promotional literature, manuals and data, sales and purchase correspondence, lists of present and former suppliers, lists of present and former leases and clients, personnel and employment records, and any information relating taxes imposed on the Property.

     "PROPERTY" shall mean the Real Property, Personal Property, and the Miscellaneous Hotel Assets.

     "PROSPECTUS/CONSENT SOLICITATION STATEMENT" shall mean the Prospectus/Consent Solicitation Statement filed with the Application.

     "REAL PROPERTY" shall mean the Land, the Appurtenances and the Improvements.

     "SOFTWARE PROGRAMS" shall mean the computer software programs for accounting functions for the Hotel's general ledger, accounts payable, accounts receivable and payroll.

     "SURVEY" as defined in Subsection 2.8.

     "TENANT" shall mean each lessee, tenant or other entity occupying any portion of the Property.

     "TITLE COMMITMENTS" shall have the meaning set forth in Subsection 2.6 of this Agreement.

     "TITLE COMPANY" shall have the meaning set forth in Subsection 2.6 of this Agreement.

     "TITLE POLICY" shall have the meaning set forth in Subsection 2.6 of this Agreement.

     "TRANSACTION" shall have the meaning set forth in Subsection 2.1 of this Agreement.

                                   SECTION II
                                 THE TRANSACTION


     2.1 ASSETS TO BE ACQUIRED AND LIABILITIES TO BE ASSUMED. When the Asset Transfer Conditions are satisfied through the requisite vote of holders of partnership interests of the Partnership, and subject to the terms and conditions set forth herein, on the Closing Date:

          (a) The Partnership shall sell, transfer, deliver to the Company, and the Company shall acquire from the Partnership, all of the Partnership's right, title and interest in each of the following items (herein collectively called the "Acquired Assets"):

          (i)       the Real Property;

          (ii)      the Personal Property;

          (iii)     the FF&E;

          (iv)      the Consumables and Operating Equipment;

          (v)       the Hotel Names and the Franchise Agreement;

          (vi)      the Permits (other than Excluded Permits);

          (vii)     the transferable contract rights, title
                    and interest of the Partnership in, to
                    and under all the Bookings and
                    Contracts; and

          (viii)    all Miscellaneous Hotel Assets.

          (b) The Company shall assume, and therefore be responsible for paying and satisfying, to the extent not discharged prior to Closing, all of the debts, liabilities and obligations of the Partnership of every kind, character or description, whether accrued, contingent or otherwise (collectively, the "Assumed Liabilities").

          (c) Notwithstanding anything in this Subsection 2.1 to the contrary, the Partnership shall retain all of its right, title and interest in and to the Excess Cash such Partnership may hold at the time of Closing, and such Excess Cash shall be excluded from the transfers to the Company contemplated herein.

          (d) The transfer and conveyance of the Acquired Assets and the assumption of the Assumed Liabilities of the Partnership and the related transactions contemplated herein are collectively referred to as the "Transaction."

     2.2 "AS IS" SALE. THE COMPANY ACKNOWLEDGES THAT, EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT OR IN ANY DOCUMENT DELIVERED BY THE PARTNERSHIP TO THE COMPANY AT CLOSING, THE PARTNERSHIP HAS MADE NO REPRESENTATION OR WARRANTY, AND THE COMPANY IS NOT RELYING ON ANY REPRESENTATION OR WARRANTY MADE (WHETHER ORALLY OR IN WRITING) BY ANY PERSON ACTING ON THE PARTNERSHIP'S BEHALF, PERTAINING TO ALL OR ANY PART OF THE PROPERTY OR THE PHYSICAL CONDITION, INCOME POTENTIALS, EXPENSES OF OPERATION, CURRENT USES OR PRIOR USES THEREOF OR THE PRESENCE OF HAZARDOUS OR TOXIC MATERIALS OR CONDITIONS WITHIN OR ABOUT THE PROPERTY.

THE COMPANY HAS EXAMINED THE PROPERTY AND, EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT OR IN ANY DOCUMENT DELIVERED BY THE PARTNERSHIP TO THE COMPANY AT CLOSING, WILL PURCHASE THE PROPERTY "AS IS" ON THE DATE OF THIS AGREEMENT, ORDINARY WEAR AND TEAR THEREAFTER EXCEPTED, AND SUBJECT TO ANY SUBSEQUENT CHANGES WHICH MAY BE

PERMITTED UNDER SECTION V HEREOF.

     2.3 PURCHASE PRICE. The Consideration to be paid by the Company to the Partnership for the Property shall be the following:

          (i) 281,000 shares of the Company's Common Stock ("Class A Common Stock") as determined in accordance with the methodology described in the Prospectus/Consent Solicitation Statement. The Partnership may request prior to Closing that such Class A Common Stock to be paid to it pursuant to this Subsection 2.3 be issued for and in the name of its partners in accordance with the terms of the Partnership Agreement or other governing document; and

          (ii) Upon Closing, cash equal to the amount of the excess of the total current assets (excluding cash) of the Partnership over total current liabilities ("Cash"). Such amount of Cash shall be computed at Closing and in accordance with General Accounting Principles. In order to avoid post-Closing adjustments and to determine the amount of Cash, the parties shall agree to a reasonable estimate of total current assets and total current liabilities as the parties reasonably expect them to be upon the Closing of Escrow.

     2.4 CLOSING TIME AND PLACE. Unless another date or place is agreed to by the parties, the closing of the Transaction (the "Closing") shall take place (the "Closing Date") at the offices of Host Funding, Inc., 7825 Fay Avenue, Suite 250, La Jolla, CA 92037 upon the satisfaction or waiver of all conditions to Closing set forth in Sections VI and VII hereof.

     2.5 TITLE. On the Closing Date, the Partnership will convey to the Company marketable, fee simple title to the Real Property (and title to the Personal Property), free and clear of all liens, encumbrances, judgments tenancies, adverse interests, easements, encroachments, rights-of-way, and restrictions, other than the Permitted Liens.

     2.6  TITLE INSURANCE

          (a) The Company has obtained preliminary title reports or commitments for title insurance (collectively, the "Title Commitments") for the Real Property issued by a recognized national title insurance company (the "Title Company") licensed to do business in California, upon which the Title Company will issue a standard ALTA Form B (1992) owner's policy of title insurance (the "Title Policy") in the policy amount of not less than the amount specified on the Disclosure Schedule. The Title Policy shall included (i) as exceptions to coverage only the applicable Permitted Liens, and (ii) appropriate endorsements, including without limitation, access, covenant, condition and restriction, contiguity, encroachment, improvement, mineral rights, subdivision map act, and other endorsements, in each case to the extent applicable.

          (b) If, as of the Closing Date, the Partnership cannot convey title subject only to Permitted Liens or any other liens of encumbrances on the Property which do not materially effect the value or marketability thereof, the Company shall have as its sole remedy the option, exercisable immediately, to terminate this Agreement with respect to the Partnership. Notwithstanding the existence of any title defect that may arise with respect to any Real Property, the Company shall have, at any time on or prior to the Closing Date, the right to waive such title defect and proceed to Closing, in which case the Company shall be deemed to have waived all claims, actions and rights against the Partnership affected by such title defect.

     2.7 DUE DILIGENCE Prior to the execution and delivery hereof, the Company and its agents and representatives have had access to the Property to study, survey and investigate the Property and the Partnership's ownership and the Management Company's management and operation of the Property and to interview the employees and consultants of the Partnership and the Management Company regarding the Property. The investigation included an examination of all books and records of the Hotel, other documents relating to the ownership and operation of the Property, and one or more on-site physical inspections of the Property. In the course of such investigation, the Partnership has delivered all material books, records, reports and studies in the possession or under the control of the Partnership or the Management Company and has disclosed all material facts and information known to the Partnership, relevant to the ownership, operation or financial condition of the Property.

     2.8 SURVEY. As soon as practicable after the date hereof, the Company, at the Partnership's sole cost and expense, shall obtain an ALTA survey of current date ("Survey"), showing the location of (i) all Improvements, (ii) all easements, roads and rights-of-way (together with related recording information), (iii) the 100-year flood plain, if applicable, (iv) any encroachments or protrusions over boundary lines to the Real Property, and (v) all dedicated streets adjoining the Real Property and the distances thereto.
The Survey shall contain a legal description of the Land, and the surveyor shall certify to the Title Company and to the Company that the Survey was made on the ground of the Real Property, that the Survey is correct, and that there are no encroachments, improvements, or visible uses except as are shown on the Survey.

     2.9 PERMITTED EXCEPTIONS. The Company has approved the title matters set forth on Exhibit E hereto and agrees that such matters shall be "Permitted Exceptions" hereunder. The Company shall have five (5) days after the receipt by the Company of the Survey or any supplement to the Title Report to approve or disapprove any items shown thereon. Such notice of approval or disapproval shall specify (i) any objections the Company has to the sufficiency of the Survey or any matters shown on any supplement to the Title Report, (ii) a list of the matters approval of which is conditioned upon receipt at Closing of an endorsement as to such exceptions and (iii) a list of all endorsements to the Company of the title policy shall require at Closing. In the event that the Company shall object to any matter or require any endorsement as provided herein, the Partnership shall have two (2) days to approve the Company's notice, in which case each item disapproved by the Company shall be corrected, and as a condition to Closing, the Title Policy shall include each of the endorsements specified by the Company, or to disapprove the Company's notice, in which case this Agreement shall terminate and be of no further force and effect (except as provided below), and the deposit and interest accrued thereon shall be returned to the Company. Failure by the Partnership to give notice of its approval or disapproval of the Company's notice shall be deemed to be an approval of the Company's notice. If the Partnership shall disapprove the Company's notice hereunder, the Partnership shall specify the matters resulting in such disapproval of the Company's notice. Notwithstanding the foregoing, if after receipt of Seller's notice disapproving the Company's notice, that the Company waives its disapproval of the subject matter or its requirement of the subject endorsement, this Agreement shall remain in full force and effect and such matter shall be deemed to be a Permitted Exception or such endorsement shall not be required as a condition to Closing.

     2.10 MANAGEMENT AGREEMENT TERMINATION. As a condition to Closing, the Partnership agrees to secure written certification from the Management Company and the Partnership that the Management Agreement will terminate upon consummation of the Transaction.

     2.11 FRANCHISOR CONSENT. As a condition to Closing, the Partnership will secure written certification from the Franchisor stating that: (i) the Franchisor consents to the assignment by the Partnership of the Hotel to the Company, (ii) the Franchisor will enter an agreement similar to the Franchise Agreement with the Company.

                                   SECTION III
                         REPRESENTATIONS AND WARRANTIES
                                 OF THE COMPANY


          The Company hereby represents and warrants to the Partnership as follows:

     3.1 ORGANIZATION, POWER AND AUTHORITY, AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland. The Company has the requisite power and authority to carry on its respective business as it is now being conducted. The Company is now or by the Closing Date will be qualified to do business and is now or by the Closing date will be in good standing in each jurisdiction in which the character of its property owned or leased or the nature of its activities makes such qualification necessary, except where the failure to be so qualified and in good standing would not have a material adverse effect on the business or financial condition of the Company, as the case may be.

     3.2 AUTHORITY RELATIVE TO THIS AGREEMENT. The Company has taken all action necessary to authorize the execution, delivery and performance of this Agreement by the Company and no other proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement and the consummation of the Transaction.

     None of the execution and delivery of this Agreement by the Company, the consummation by the Company of the Transaction or compliance by the Company with any of the provisions hereof will (a) conflict with or result in any breach of any provisions of the charter or bylaws of the Company; (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Company is a party or by which it or any of its properties or assets may be bound; or (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of the properties or assets of the Company; except in the case of (b) or (c) for violations, breaches, or defaults (A) that would not in the aggregate have a material adverse effect on the business or financial condition of the Company, as the case may be, and that will not impair the effectiveness of the Transaction contemplated hereby, or (B) for which waivers or consents have been or will be obtained prior to the Closing Date.

     3.3 BINDING OBLIGATION. This Agreement has been duly and validly executed and delivered by the Company to the Partnership, and constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except that such enforcement may be subject to bankruptcy, conservatorship, receivership, insolvency, moratorium, or similar laws affecting creditors' rights generally or the rights of creditors of limited partnerships and to general principles of equity.

     3.4 INSOLVENCY. There are not attachments, executions or assignments for the benefit of creditors, or voluntary or involuntary proceedings in bankruptcy, or under any other debtor relief laws, contemplated by or pending or threatened against the Company.

     3.5 BROKERS. The Company has employed no broker or finder, or incurred any liability therefore, in connection with the Transaction.

     3.6 VALID CONSIDERATION. The Class A Common Stock, when issued in accordance with this Agreement and the Articles of Incorporation of the Company, will be duly and validly issued, fully paid and nonassessable, and the issuance thereof will not be subject to preemptive or other similar rights.


                                   SECTION IV
                REPRESENTATIONS AND WARRANTIES OF THE PARTNERSHIP

     The Partnership represents and warrants to the Company (with respect only to the Partnership and the Acquired Assets of such Partnership), except as disclosed in the Prospectus/Consent Solicitation Statement or on the Disclosure Schedule, that:

     4.1 AUTHORITY; NO VIOLATION. The Partnership is a partnership duly organized, validly existing, and in good standing under the laws of the State of California, and has the power to own all of its properties and assets and to carry on its business as presently conducted. The execution, delivery and performance of this Agreement has been duly and validly authorized by all necessary action of the Partnership and this Agreement is a valid and binding obligation of the Partnership, enforceable against the Partnership in accordance with its terms. To the knowledge of the Partnership, the execution and delivery of this Agreement by the Partnership and the consummation of the transactions contemplated hereby will not result in or constitute any of the following except as would not have a material adverse effect on the Partnership or the Property:
(i) a default or an event that, with notice or lapse of time or both would be a default, breach, or violation of the partnership agreement of the Partnership or any Contract or any Operating Lease, License or Entitlement, promissory note, conditional sales contract, commitment, indenture, mortgage, deed of trust, or other agreement, instrument or arrangement to which the Partnership is a party or by which it or the Property is bound, (ii) an event that would permit any party to terminate any Contract by which the Partnership is bound or to accelerate the maturity of any indebtedness or other obligation of the

Partnership, except with respect to indebtedness which the Company has identified as indebtedness which it intends to satisfy with the proceeds of the Initial Private Placement and listed on the Disclosure Schedule, (iii) a violation or conflict with any term or provision of any judgment, decree, order, statute, injunction, rule or regulation of a governmental unit applicable to the Partnership or the Property, or (iv) the creation or imposition of any lien, charge or encumbrance on the Property.

     4.2 COMPLIANCE WITH LAWS. In connection with its Property, to the knowledge of the Partnership, the Partnership has complied in all material respects with all applicable laws, ordinances, rules and regulations (including without limitation those relating to zoning), except as would not have a material adverse effect on the Partnership or the Property, and the Partnership has not received any written notice of a violation of any such laws, rules or regulations which individually or in the aggregate would have a material adverse effect on the Partnership or the value of the Property. The Partnership has not received written notice or knowledge that any government agency or any government employee or official considers the construction of the Property or its operation or use to have failed to comply with any law, ordinance, regulation or order or that any investigation has been commenced or is contemplated respecting any such possible failure of compliance which individually or in the aggregate would have a material adverse effect on the Partnership or the use of the Property. To the knowledge of the Partnership, there are no unsatisfied requirements for repairs, restorations or improvements from any person (other than from any Tenant), entity or authority, including, but not limited to, any lender, insurance carrier or governmental authority.
The Partnership has not received from any insurance company or board of fire underwriters any written or actual notice, which remains uncured, of any defect or inadequacy in connection with the Property or its operation.

     4.3 LICENSES, PERMITS, CERTIFICATES OF OCCUPANCY, ZONING, ETC. To the knowledge of the Partnership, all Licenses and Entitlements required in connection with the construction, use, or occupancy of the Property have been obtained and are in full force and effect and in good standing, except as such would not have a material adverse effect on the Partnership or the Property. To the knowledge of the Partnership, such Partnership has not taken any action or failed to take any action that would result in the revocation of such License and Entitlements nor has it received written notice that any governmental entity has revoked or intends to revoke any of them as to a violation that has not been cured or otherwise resolved to the satisfaction of such governmental entity, except as such would not have a material adverse effect on the Partnership or the Property.

     4.4 NO CONSENTS OR APPROVALS. No consent, waiver, approval or authorization of, or filing, registration or qualification with, or notice to, any governmental unit or any other person is required to be made, obtained or given by the Partnership in connection with the execution, delivery or performance of this Agreement, except those which have already been obtained or those which individually or in the aggregate would not have a material adverse effect on the Partnership or the Property or those identified on the Disclosure Schedule.

     4.5 ENVIRONMENTAL MATTERS. Except as disclosed in the Phase i Environmental Reports, copies of which have been delivered to the Company, to the knowledge of the Partnership: (i) neither the Partnership nor any previous owner, tenant, occupant or user of the Property, nor any other person, has engaged in or permitted any operations or activities upon, or any use or occupancy of the Property, or any portion thereof, for the purpose of or in any way involving the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal of any Hazardous Materials (whether legal or illegal, accidental or intentional) on, under, in or about the Property, or transported any Hazardous Materials to, from or across the Property, except in all cases in compliance with Environmental Requirements, except where failure to do so would not have a material adverse effect on the Partnership or the Property, and only in the course of legitimate business operations at the Property (which shall not include any business primarily or substantially devoted to the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal of Hazardous Materials); and (ii) no Hazardous Materials are presently constructed, deposited, stored, or otherwise located on, under, in or about the Property, except in all cases in compliance with Environmental Requirements.

     4.6 TAXES AND ASSESSMENTS. All real and personal property taxes relating to the Partnership, excepting those for the current tax year which are not yet overdue (i.e., which are still payable without interest or penalty), have been paid in full. The Partnership has not received written or actual notice of and does not have any actual knowledge of (i) any proposed increase in the assessed valuation of the Property, or (ii) any existing or proposed assessment that has or may become a lien on the Property.

     4.7 PHYSICAL CONDITION. Except as disclosed in the Engineering/Architectural Reports, the Partnership has no knowledge of any structural defects or deficiencies in the improvements comprising any portion of the Land which individually or in the aggregate would have a material adverse effect on the Partnership or on the value of the Property. To the knowledge of the Partnership, the improvements and tangible Personal Property (including, without limitation, plumbing equipment, HVAC, electric wiring and fixtures, gas distribution system, and water and sewage drainage systems presently on or in the Property) are in good working order and condition, except as such would not individually or in the aggregate have a material adverse effect on the operations of the Partnership.

     4.8 THE OPERATING LEASES. A list of the current Operating Leases in effect as of the date hereof is provided on the Disclosure Schedule. Except for the Operating Leases, there are no other leases, licenses or other agreements affecting the occupancy of the Property which would become an obligation of the Company after the Closing except as provided on the Disclosure Schedule. With respect to each Operating Lease, except as individually or in the aggregate would not have a material adverse effect on the Partnership or the Property:
(i) there is no default by the Partnership under any Operating Lease and to the best of the Partnership's knowledge, there is no existing or threatened default by any Tenant under any Operating Lease and (ii) the Operating Lease is assignable by the Partnership to the Company.

     4.9 NO DEFAULTS AFFECTING THE PROPERTY. To the knowledge of the Partnership, neither the Partnership, nor to the best of the Partnership's knowledge, any other party is in material default under any agreement affecting the Property, and, to the knowledge of the Partnership, no event exists which, with the passage of time or the giving of notice or both, will become a material default thereunder on the part of the Partnership or, to the best of the Partnership's knowledge, any other party thereto. To the knowledge of the Partnership, the Partnership is in full compliance with the terms and provisions of the covenants, conditions, restrictions, rights-of-way or easements affecting the Property, except as such would not have a material adverse effect on the Partnership or the Property.


     4.10 NO LITIGATION OR ADVERSE EVENTS. There are no investigations, actions, liens, proceedings or claims pending or, to the knowledge of the Partnership, threatened against or affecting the Partnership or the Property, at law or in equity brought before or by any federal, state, municipal or other governmental department, commission, board, agency, or instrumentality, domestic or foreign, except for such arising in the ordinary course of business or such that would not have a material adverse effect on the Partnership or the Property. To the knowledge of the Partnership, it is not subject to any order, writ, injunction or decree of any court or federal, state, municipal or other governmental agency or department, commission, board, agency or instrumentality.

     4.11 EMINENT DOMAIN. There is no existing or, to the knowledge of the Partnership, proposed or threatened eminent domain, condemnation or similar proceeding, or private purchase in lieu of such a proceeding, which would affect the Property in any way whatsoever.

     4.12 CONTRACTS AND AGREEMENTS. All Contracts (other than Operating Leases) are listed on the Disclosure Schedule, and there are no other Contracts which would become an obligation of the Company after the Closing. With respect to each Contract: (1) the Contract has been duly and validly executed and delivered by the Partnership, (ii) the contract is in full force and effect,
(iii) the copy of the Contract delivered by the Partnership to the Company is true and accurate and is unmodified except as shown therein, and (iv) to the knowledge of the Partnership, neither the Partnership nor any other party thereto is in material default under the Contract.

     4.13 NON-FOREIGN PERSON. The Partnership is not a "foreign person" as such term is defined in Section 1445(f) of the Internal Revenue Code of 1986, as amended, and the Partnership is not subject to withholding under Section 26131 of the California Revenue and Taxation Code.

     4.14 EMPLOYEES. No employee employed by the Partnership in connection with the Property is covered by a collective bargaining agreement and there are no retroactive increases or other accrued and unpaid sums owed to any such employee. There is no labor trouble, dispute, grievance, controversy or strike pending or, to the knowledge of the Partnership, threatened against the Partnership or any Tenant which, individually or in the aggregate, would have a material adverse effect on the Partnership or the Property, and the Partnership does not know of any basis for any such trouble, dispute, grievance, controversy or strike which, individually or in the aggregate, would have a material adverse effect on the Partnership or the Property.

     4.15 OPERATING STATEMENTS. The Application contains audited statements of profit and loss of the Partnership with respect to the Property for calendar years 1993 and 1994 and unaudited statements for the six months ended June 30, 1995 (the "Operating Statements"). These statements properly reflect the profit or loss from the management and operation of the Property for such periods and, in all material respects, accurately reflect all rents and other gross receipts, and all amounts paid by the Partnership for electricity, water, sewer, other utility services, insurance, fuel, maintenance and repairs (whether capitalized or expensed), real estate taxes, payroll and payroll taxes and all other operating and other expenses associated with the Property. Since the end of the latest period covered by such financial statements, there have been no transactions or occurrences materially affecting the operating expenses (or items thereof) associated with the Property.

     4.16 DISCLOSURE. No representation or warranty of the Partnership in this Agreement, or any information, statement or certificate furnished or to be furnished by or on behalf of the Partnership pursuant to this Agreement or in connection with the transactions contemplated hereby, contains or shall contain any untrue statement of a material fact or omits or shall omit to state a material fact necessary to make the statements contained therein not misleading.

     4.17 KNOWLEDGE OF THE PARTNERSHIP. As used in this Section IV, the phrase "to the knowledge of the Partnership" shall mean to the actual knowledge of the General Partner, without the obligation to perform any investigation, research or due diligence whatsoever into the accuracy or truth of the subject matter of such representation.

     4.18 BOOKINGS.    Exhibit D attached hereto identifies (i) all Bookings
with groups or with corporate clients which provide for the occupancy of a room or rooms at the Hotel by an individual or individuals such that such occupancy would, in the aggregate, exceed ten (10) room-nights (i.e., one room for ten nights, two rooms for five nights, etc.), and (ii) all contracts, agreements, or other arrangements, oral or written, pursuant to which rooms in the Hotel are provided at a discount below posted room rates.

     4.19 INVENTORIES. The inventories of Consumables, Operating Equipment, and FF&E issued to operating departments of the Hotel are at levels generally consistent with levels carried by the Management Company in the normal operation of a comparable hotel under the Management Company's management.

     4.20 HOTEL NAMES.    Exhibit B identifies all Hotel Names which are used in
the business of operating the Hotel and is true, complete and correct in all material respects.


     4.21 PERMITS. With regard to Permits: (i) Exhibit C identifies all extant Permits; (ii) The Partnership has delivered true and correct copies of all such Permits to the Company; (iii) to the best knowledge of the Partnership, no default has occurred in the Company's due observance or condition of any Permit, except as disclosed in Exhibit C; and (iv) The Partnership has not received any notice from any source to the effect that there is lacking any Permit needed in connection with the operation of the Hotel, nor is the Partnership aware that such is the case.

     4.22 CONTRACTS. Exhibit A identifies all Contracts, excluding any purchase order with an unpaid balance less than $200.00 the Partnership has delivered copies true and correct in all material respects, of all Contracts to the Company. There are no material defaults under any Contract by the Partnership, or to the best knowledge of the Partnership by any other party thereto, other than disclosed in Exhibit A hereto.


                                    SECTION V
                   COVENANTS AND AGREEMENTS OF THE PARTNERSHIP

          The Partnership hereby covenants and agrees with the Company that subsequent to the execution of this

Agreement and prior to the Closing Date:

     5.1 ACTIONS AFFECTING ASSETS. The Partnership shall not sell, assign, lease, pledge, transfer or encumber any of the Property, or enter into any other consent, commitment, understanding or other agreement, or incur any material obligation or liability (contingent or absolute) with respect to the Property or merge or consolidate with or into any other entity or enter into any agreements relating thereto, other than in the ordinary course of business.

     5.2 ACCESS TO PROPERTY AND RECORDS. Upon reasonable notice and during regular business hours, the Partnership shall give the Company, and authorized representatives of the Company, full access to the Partnership's personnel, properties, documents, contracts, facilities, books, equipment and records.

     5.3 LICENSES AND ENTITLEMENTS. The Partnership shall maintain all Licenses and Entitlements in full force and effect, shall file timely all reports, statements, renewal applications and other filings, and shall pay timely all fees and charges in connection therewith that are required to keep the Licenses and Entitlements in full force and effect.

     5.4 MATERIAL CONTRACTS. Except for agreements (including Operating Leases with prospective Tenants) entered into in the ordinary course of the Partnership's business and terminable without penalty on not more than 90 days' notice, the Partnership will not enter into any new contracts or agreements without in each case obtaining the Company's prior written consent.

     5.5 INSURANCE. The Partnership shall maintain in full force and effect substantially the same public liability and casualty insurance coverage now in effect with respect to the Property.

     5.6 TAXES AND ASSESSMENTS. The Partnership shall pay or discharge before delinquent all tax liabilities and obligations, including, without limitation, those for federal, state or local income, property, unemployment, withholding, sales, use and other taxes.

     5.7 BINDING COMMITMENTS. The Partnership shall not make any material commitments or representations to any applicable government authorities, any adjoining or surrounding property owners, any civic association, any utility or any other similar person or entity that would in any manner be binding upon the Company or the Property without the Company's prior written consent in each case.

     5.8 OPERATION OF PROPERTY. The Partnership shall continue to operate and maintain the Property in the ordinary course of its business and shall maintain inventories in the operating departments at present levels.

     5.9 NO NEW LEASES. The Partnership will not enter into any new Leases, without the prior written consent of the Company.

     5.10 PERMITS.    The Partnership will execute, and the Company, where
necessary, will join in the execution of, all applications and instruments required in connection with the transfer of all Permits (other than Excluded Permits) in order to transfer the benefits of such Permits to the Company on or prior to the Closing Date. Seller, subject to the next succeeding sentence, shall use its commercially reasonable efforts to preserve in force all existing Permits and to cause all those expiring to be renewed prior to the Closing Date. If any such Permit shall be suspended or revoked, the Partnership shall promptly so notify the Company and shall take all measures necessary to cause the reinstatement of such Permit without any additional limitation or condition.

     5.11 REPRESENTATIONS AND WARRANTIES.   The Partnership shall provide prompt
Notice to the Company if the Partnership becomes aware of any transaction or occurrence prior to the Closing Date which would make any of the representations, warranties and agreements of the Partnership contained in
Section IV not true in any material respect. The receipt by the Company of any such Notice shall not negate or impair any of Purchaser's rights hereunder.

     5.12 ZONING.    The Partnership shall not make any application for a change in zoning or platting for the Real

Property nor consent to or apply for the creation of a special taxing district including the Real Property.

     5.13 BOOKS AND RECORDS.    Although the Transaction hereby does not include
any sale or transfer of the books and records of the Partnership with respect to the Hotel, the Partnership agrees that all books, records, files and correspondence pertaining to the business of the Hotel will remain in the Hotel for use by the Company for such reasonable time as the Company may desire; provided, however, that the above shall not include general ledgers, general journals, voucher registers and other records not pertaining to the business of the Hotel, all of which may be removed by the Partnership within a reasonable time after the Closing Date. The Partnership agrees to preserve all books and records, files and correspondence described in the first sentence of this clause
(i) remaining at the Hotel after the Closing Date, and not to destroy or dispose of the same for at least seven (7) years after the Closing Date, and then only after 60 days prior to written Notice to the Company, and the Company and its representatives shall have access to such books, records, correspondence and files at all reasonable times.


                                   SECTION VI
                    CONDITIONS TO CONSUMMATION OF TRANSACTION

     The respective obligations of each party to consummate the Transaction shall be subject to fulfillment (or waiver) at or prior to the Closing Date of the following conditions (the "Asset Transfer Conditions"):

     6.1 REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations, warranties and covenants, including, without limitation, the mutual covenants contained in Section II hereof, made by the Partnership and the Company in this Agreement or in any document delivered by either of them pursuant to this Agreement shall be true and correct in all material respects when made and on and as of the Closing Date as though such representations, warranties and covenants were made on and as of such date, except as otherwise permitted by the terms of this Agreement (including Subsection 7.2(f) and Subsection 7.3(d)).

     6.2 NO MATERIAL ADVERSE CHANGE. There shall have been no material adverse change in the value or condition of the Partnership or its Property since the date hereof, except for changes contemplated by this Agreement and changes in the ordinary course of business that do not have a material adverse effect on the business or financial condition of such Partnership or its Property.

     6.3 CONSENTS. With respect to a Partnership, the equity owners of the Partnership shall have approved the Formation Transactions with the requisite vote as set forth in and contemplated by the Prospectus/Consent Solicitation Statement. If any of the Limited Partners of the Partnership vote against this Agreement, and perfect their dissenters' rights as set forth in the Prospectus/Consent Solicitation Statement, then the Company can terminate this Agreement in accordance with the terms of Exhibit F.

     6.4 FORMATION TRANSACTIONS. In addition to the conditions set forth in this Section VI, all conditions to the closing of the Formation Transactions set forth in Prospectus/Consent Solicitation Statement shall have been satisfied on terms satisfactory to the Company in its sole discretion.


                                   SECTION VII
                                   THE CLOSING

     Subject to the terms and conditions of this Agreement, the Closing shall take place promptly after satisfaction or waiver of the conditions set forth in this Section VII hereof.

     7.1 CLOSING. Within five (5) days after the execution and delivery hereof, the Company and Seller shall deliver a fully executed copy of this Agreement to Escrow Agent. This Agreement, together with any supplemental instructions jointly executed by the Company and Seller and delivered to Escrow Agent, shall constitute the escrow instructions by which the transactions contemplated herein shall be consummated, provided that in the event of an inconsistency between any such supplemental instructions and the terms of this Agreement, the terms of this Agreement shall prevail. Subject to adjournments as provided elsewhere in this Agreement, the closing (the "Closing") of the within transaction shall take place upon the satisfaction or waiver of all conditions to Closing set forth in Section VI and the recordation of the grant deed of the Property to the Company, which shall occur on October 15, 1995, or on such other date as the parties shall mutually approve (the "Closing Date"). Time is expressly declared to be of the essence. On the business day before the anticipated Closing Date, a pre-closing shall occur at the offices of the Partnership, at which the actions specified in Subsections 7.2 and 7.3 below shall be taken, all of which will be deemed taken simultaneously at the Closing and no one of which will be deemed completed until all have been completed and the Closing shall have occurred.

     7.2 DELIVERIES BY THE PARTNERSHIP. At Closing, the Partnership shall deliver or cause to be delivered the following:

          (a) A special warranty deed conveying good and marketable fee simple title to the Real Property (subject only to Permitted Liens);

          (b) Appropriate recording and transfer tax returns and related documents necessary or appropriate;

          (c) Such assignment and assumption agreements, or confirmatory instruments with respect thereto, as may be deemed necessary and appropriate by the Partnership and the Company pursuant to which the Partnership shall assign to the Company the Acquired Assets, and pursuant to which the Company shall assume the Assumed Liabilities, if any;

          (d) A certificate duly executed by the Partnership under penalty of perjury, setting forth the Partnership's address and federal tax identification number and certifying that the Partnership is not a "foreign person" in accordance with the provisions of Section 1445 (as may be amended prior to the date hereof) of the Internal Revenue Code of 1986, as amended, any regulations promulgated thereunder;

          (e) A certificate from the Partnership certifying that the representations and warranties of the Partnership set forth herein are true and accurate in all material respects as of the Closing Date, or if not true and correct because of events or circumstances occurring since the date hereof, stating such changes as appropriate and certifying that the revisions to such representations and warranties are true and accurate in all material respects as of the Closing Date; and

          (f) Such other documents and instruments as the Company and the Partnership agree are necessary or appropriate.

     7.3 DELIVERIES BY THE COMPANY. At Closing, the Company shall deliver or cause to be delivered the following:


          (a) The Class A Common Stock in the names and denominations specified by the Partnership;

          (b) A certificate from a duly authorized representative of the Company certifying that the representations and warranties of the Company, set forth herein are true and accurate as of the Closing Date, or if not true and correct because of events or circumstances occurring since the date hereof, stating such changes as appropriate and certifying that the revisions to such representations and warranties are true and accurate in all material respects as of the Closing Date;

          (c) The assignment and assumption agreements or confirmatory instruments with respect thereto referenced in Subsection 7.2(c) above; and

          (d) Such other documents and instruments as the Partnership and the Company agree are necessary or appropriate.

     7.4 CLOSING COSTS. The Company will pay or provide for all costs associated with the closing of the acquisition of the Property of the Partnership pursuant to this Agreement, including (i) costs of obtaining a title insurance policy for the benefit of the Company and (ii) all documentary and transfer fees and taxes and all recording charges, fees and taxes imposed on or in connection with the Transaction.

     7.5 POSSESSION. At Closing, the Partnership shall deliver possession of its Property to the Company or its designee (subject to the rights of Tenants under the Operating Leases), which Property shall be in the same condition as of the date of execution of this Agreement, reasonable wear and tear excepted.

     7.6 NOTICES TO TENANTS. The Partnership at the Company's expense shall cause the manager of each parcel of Real Property to mail via first-class mail (postage prepaid) or personally deliver to each Tenant under such Partnership's Operating Leases, within 20 days after the Closing, a letter in substantially the form reached hereto as Exhibit F advising each tenant of the applicable change of ownership and the holding of security deposits, all in conformity with the requirements of California Civil Code Section 1950.5(g)(1). If the notice to the Tenant is made by personal delivery, the Tenant shall acknowledge receipt of the notice and sign his or her name on the Partnership's copy of the notice.

     7.7 THE ACCOUNTANTS CLOSING STATEMENTS. The Partnership shall provide such preliminary inventories and schedules necessary to make the prorations and adjustments necessary to accurately reflect the inventories as of the Closing. Thereafter, the parties hereto authorize J. Mark Grosvenor, as the Partnership's representative, and Ian Gardner-smith, as the Company's representative (collectively the "Closing Representatives") to enter the Hotel at all reasonable times, both before and after the Closing Date, for the purpose of making such additional inventories, examinations and audits of the Hotel, and of the books and records of the Hotel, as the Closing Representatives may deem necessary in order to verify such preliminary inventories and schedules provided by the Partnership and to make the adjustments and prorations required to accurately reflect the inventories as of the Closing. Based upon such preliminary schedules and inventories and the Closing Representatives' verifications thereof, at the Closing the Closing Representatives will prepare and deliver to each of the parties a Preliminary Closing Statement, which will show the net amount due either to the Partnership or to the Company as the result thereof, and such net amount will be added to or subtracted from the payment of the cash portion of the purchase price to be paid to the Partnership pursuant to Subsection 2.1 hereof. Within thirty (30) days following the Closing Date, the Closing Representative shall deliver a Final closing Statement to each of the parties setting forth the final determination of all items to be included on the Closing Statements. The net amount due the Partnership or the Company, if any, by reason of adjustments in the Preliminary Closing Statement as shown in the Final Closing Statement, shall be paid in cash by the party obligated therefor within ten (10) days following that party's receipt of the Final Closing Statement.

     If the Closing Representatives are unable to agree on the Preliminary Closing Statement or the Final Closing Statement, the dispute shall be submitted to William H. Ling, C.P.A., 3655 Ruffin Road, Suite 320, San Diego, California, 92123 (the "Accountant") for resolution. If so submitted, the adjustments, prorations and determinations of the Accountants shall be conclusive and binding on the parties hereto. Notwithstanding the foregoing, if, at any time within one (1) year following the Closing Date, either party discovers any items which should have been included in the Closing Statements but were omitted therefrom, then such items shall be adjusted in the same manner as if their existence had been known at the time of the preparation of the Closing Statement. The foregoing limitations shall not apply to any items which, by their nature, cannot be finally determined within the periods specified.

     The Company shall have the right to have its representatives present, both before and after the Closing Date, for the purpose of observing the taking of any inventories (including the counting of house funds), and such representatives shall be given reasonable access to the books and records of the Hotel which are relevant to the preparation of the Closing Statements.

     In connection with the preparation of the Preliminary Closing Statement, if it is determined upon the basis of reasonable information that there is a deficiency in any item or items of Operating Equipment or Consumables in the operating departments of the Hotel as of the Cut-Off Time, then the Partnership shall make up such deficiency by either issuing additional Operating Equipment or Consumables out of reserve storage or by giving the Company an appropriate credit on the Preliminary Closing Statement, such credit to be determined by the Closing Representatives or the Accountants.


                                  SECTION VIII
                               GENERAL PROVISIONS

     8.1 LIMITATIONS ON LIABILITY. Notwithstanding anything in this Agreement or applicable law to the contrary, in the event of liability under this Agreement, the Company hereby waives the right to assert a claim for breach against the Partnership or any Partner of the Partnership, or against any proceeds of the Transaction distributed or distributable to the Partners of the Partnership, the intent being that no Partner of the Partnership shall have any personal liability to the Company under this Agreement or applicable law.

     Notwithstanding anything to the contrary in this Agreement, no officer, director, employee or stockholder of the Company shall have any personal liability to the Partnership under this Agreement.

     8.2 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties shall survive the Closing. Any claim, action, suit or proceeding with respect to the truth, accuracy or completeness of the representations and warranties shall be commenced or made, if at all, within one year after the Closing in the case of any and all representations and warranties other than in connection with the representations and warranties set forth in Subsection 4.5 "Environmental Matters," and three years after the Closing in the case of any and all representations and warranties set forth in Section 4.5 "Environmental Matters."

     8.3 EXPENSES. All costs and expenses incurred in connection with the consummation of the Transaction and the Formation Transactions shall be paid by the Company.

     8.4 NOTICE. All notices, demands, requests or other communications that may be or are required to be given or made by any party pursuant to this Agreement shall be in writing and shall be hand delivered or transmitted by certified mail, express overnight mail or delivery service, telegram, telex, or facsimile transmission.





               (a) to the Partnership at:

               Grosvenor Hospitality Group, Inc.
               3145 Sports Arena Boulevard
               San Diego, CA 92110
               Attention:  J. Mark Grosvenor

               (b) with a copy to:

               Steven D. Burchett, Esq.
               Grosvenor Hospitality Group, Inc.
               3145 Sports Arena Boulevard
               San Diego, CA 92110

               (c) to the Company at:

               Host Funding, Inc.
               7825 Fay Avenue, Suite 250
               La Jolla, CA 92037


               (d) with a copy to:

               Peter G. Aylward, Esq.
               3250 Vista Diego Road
               Jamul, CA 91935

or such other address as the addressee may indicate by written notice to the other parties.

     Each notice, demand, request or communication that is given or made in the manner described above shall be deemed sufficiently given or made for all purposes at such time as it is delivered to the addressee (with the delivery receipt, the affidavit of messenger time (with respect to a telex) the answer back being deemed conclusive but not exclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

     8.5 GOVERNING LAW. This Agreement, the rights and obligations of the parties hereto and any claims or disputes relating to such rights and obligations shall be governed by and construed under the laws of the State of California, without giving effect to its choice of law principles.

     8.6 HEADINGS. Section and subsection headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

     8.7 FURTHER ASSURANCES. Each party agrees to cooperate fully with the other parties and to prepare, execute, and deliver such further instruments of conveyance, sale, assignment, or transfer and shall take or cause to be taken such other or further action as either party shall reasonably request at any time or from time to time in order to consummate the terms and provisions and to carry into effect the intents and purposes of this Agreement.

     8.8 BENEFIT AND ASSIGNMENT. Neither party shall assign this Agreement, in whole or in part, whether by operation of law or otherwise, without the prior written consent of the other party hereto. Any purported assignment contrary to the terms hereof shall be null, void and of no force and effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns as permitted hereunder. No Affiliate of either party, no person, nor any other entity other than the parties hereto is or shall be entitled to bring any action to enforce any provision of this Agreement against any of the parties hereto, and the covenants and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, the parties hereto or their respective successors and assigns as permitted hereunder.

     8.9 RISK OF LOSS. The Partnership shall bear the risk of loss or damage to all or any part of its Property by fire or other casualty prior to the Closing. Notwithstanding the foregoing, in the event all or part of the Partnership's Property is damaged by a fire or other casualty subsequent to the execution hereof but prior to the Closing Date, the Company shall not be relieved of its obligation to consummate the Transaction when and as required to do so hereunder so long as the Partnership has in place, at the time of the casualty, casualty insurance in an amount equal to the full replacement cost of the improvements located on its Property. In the event of such damage to all or part of its Property, the Partnership shall assign to the Company at Closing all of the Partnership's right, title and interest in and to all of the proceeds of insurance payable by virtue of such casualty.

     8.10 COUNTERPARTS. To facilitate execution, this Agreement may be executed in as many counterparts as may be required. It shall not be necessary that the signatures of, or on behalf of, each party, or that the signatures of all persons required to bind any party appear on each counterpart, but it shall be sufficient that the signature of, or on behalf of, each party, appear on one or more of the counterparts. All counterparts shall collectively constitute a single agreement. It shall not be necessary in making proof of this Agreement to produce or account for more than a number of counterparts containing the respective signatures of, or on behalf of, all of the parties hereof.

     8.11 SEVERABILITY. If any part of any provision of this Agreement or any other agreement, document or writing given pursuant to or in connection with this Agreement shall be invalid or unenforceable under applicable law, such part shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining parts of such provisions or the remaining provisions of said agreement so long as the economic and legal substance of the Transaction is not affected in any manner materially adverse to either party.

     8.12 ENTIRE AGREEMENT: AMENDMENT. The Exhibits and the Schedules attached hereto are hereby incorporated into the Agreement as if fully set forth herein. This Agreement and the Exhibits and Schedules attached hereto (each of which shall be deemed incorporated herein and made a part hereof) contain the final and entire agreement between the parties hereto with respect to the Transaction, supersede all prior oral and written memoranda and agreements with respect to the matters contemplated herein, and are intended to be an integration of all prior negotiations and understandings. Neither the Partnership nor the Company shall be bound by any terms, conditions, statements, warranties or representations, oral or written, not contained or referred to herein or therein. No change or modification of this Agreement shall be valid unless the same is in writing and signed by the parties hereto.

     8.13 NO WAIVER. No delay or failure on the part of any party hereto in exercising any right, power or privilege under this Agreement or under any other instrument or attachment given in connection with or pursuant to this Agreement shall impair any such right, power or privilege or be construed as a waiver of any default or any acquiescence herein. No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege. No waiver shall be valid against any party hereto unless made in writing and signed by the party against whom enforcement of such waiver is sought and then only to the extent expressly specified therein.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed and delivered on its behalf as of the date first above written.





     "PARTNERSHIP"       MISSION BAY SUPER 8, LTD.
                         By:  Grosvenor Hospitality Group, Inc.
                         Its: General Partner




                         ----------------------------------------
                         By:  J. Mark Grosvenor
                         Its: President


     "COMPANY"           HOST FUNDING, INC.





                         ----------------------------------------
                         By:  Michael S. McNulty
                         Its:  President

                               DISCLOSURE SCHEDULE
                                       TO
                        PARTNERSHIP ACQUISITION AGREEMENT

                [To be completed prior to execution and Closing]

                                  EXHIBIT LIST



CONTRACTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A

HOTEL NAMES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . B

PERMITS/EXCLUDED PERMITS . . . . . . . . . . . . . . . . . . . . . . . . . . . C

BOOKINGS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . D

PERMITTED EXCEPTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . E

DISSENTERS CONDITION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------




     No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or the solicitation of any offer to buy any security other than the Common Stock offered by this Prospectus, nor does it constitute an offer to sell or a solicitation of an offer to buy the Common Stock by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.


                          ----------------------------


                            SUMMARY TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

Summary. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Risk Factors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .20
The Company in General . . . . . . . . . . . . . . . . . . . . . . . . . . . .34
Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .36
Distribution Policy. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .37
Pro Forma Capitalization . . . . . . . . . . . . . . . . . . . . . . . . . . .40
Selected Financial Information . . . . . . . . . . . . . . . . . . . . . . . .41
Financial Considerations . . . . . . . . . . . . . . . . . . . . . . . . . . .56
Business and Properties. . . . . . . . . . . . . . . . . . . . . . . . . . . .69
Formation Transactions and Other Related Transactions. . . . . . . . . . . . .83
Allocation of Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . .87
Voting Procedures. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .88
Comparison of Ownership of Mission Bay Interests
  and Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .92
Policies and Objectives With Respect to Certain
  Activities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 101
Management . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 105
Principal Shareholders . . . . . . . . . . . . . . . . . . . . . . . . . . . 108
The Company's Capital Stock. . . . . . . . . . . . . . . . . . . . . . . . . 109
Federal Income Tax Considerations. . . . . . . . . . . . . . . . . . . . . . 116
Underwriting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 129
Experts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 130
Reports to Shareholders. . . . . . . . . . . . . . . . . . . . . . . . . . . 130
Legal Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 130
Glossary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 132
Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-1
Appendix A . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-1
Appendix B . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . B-1

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
--------------------------------------------------------------------------------







                                 281,000 SHARES



                               HOST FUNDING, INC.


                                     Class A
                                  Common Stock



                           --------------------------

                               PROSPECTUS/CONSENT

                             SOLICITATION STATEMENT





                                           , 1995
                               -----------




--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Maryland General Corporate Law ("MGCL") permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The charter of the Company contains such a provision which eliminates such liability to the maximum extent permitted by Maryland law.

     The charter of the Company authorizes it, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer or (b) any individual who, while a director of the Company and at the request of the Company, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The Bylaws of the Company obligate it, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer who is made a party to the proceeding by reason of his service in that capacity or (b) any individual who, while a director of the Company and at the request of the Company, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity. The charter and Bylaws also permit the Company to indemnify and advance expenses to any person who served a predecessor of the Company in any of the capacities described above and to any employee or agent of the Company or a predecessor of the Company.

     The MGCL requires a corporation (unless its charter provides otherwise, which the Company's charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation. In addition, the MGCL requires the Company, as a condition to advancing expenses, to obtain (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the Company as authorized by the Bylaws and (b) a written statement by or on his behalf to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that the standard of conduct was not met.



ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a)   Financial Statement Schedules

          See Index to Financial Statements.

(b)     Exhibits:

3.1     Amended and Restated Charter of the Registrant

3.2     Amended and Restated By-Laws of the Registrant

4.1     Form of Share Certificate

5.1     Form of Opinion of Peter G. Aylward

5.2     Form of Opinion of Ballard Spahr Andrews & Ingersoll

8.1     Form of Opinion of Peter G. Aylward as to Tax Matters

10.1    Form of Percentage Leases

10.2    Master Agreement

10.3    Advisory Agreement

10.4    Mission Bay Acquisition Agreement (See Appendix B to Form S-4)

10.5    Appraisal Report for Super 8 Motel in Miner, Missouri

10.6    Appraisal Report for Super 8 Motel in Poplar Bluff, Missouri

10.7    Appraisal Report for Super 8 Motel in Rock Falls, Illinois

10.8    Appraisal Report for Super 8 Motel in Somerset, Kentucky

10.9    Appraisal Report for the Mission Bay Super 8 Motel in San Diego,
        California

10.10   Post-Formation Acquisition Agreement

10.11   Underwriting Agreement

10.12   Non-Competition Agreement

13.1 Mission Bay's Annual Report on Form 10-K (SB) for the fiscal year ended December 31, 1994.

23.1    Consent of Peter G. Aylward, APC (included in Exhibit 5.1)

23.2    Consent of Ballard Spahr Andrews & Ingersoll (included in 5.2)

23.3    Consent of Peter G. Aylward, APC (included in Exhibit 8.1)

23.4    Form of Consent of William H. Ling, C.P.A.

23.5    Form of Consent of Levitz, Zacks & Ciceric

99.1    Form of Proxy Card for Vote without a Meeting by Mission Bay Limited
        Partners

99.2    Consents of persons named to become directors

------------------------------

ITEM 22.  UNDERTAKINGS

     (a) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     (b) The registrant undertakes that every prospectus (A) that is filed pursuant to paragraph (a) immediately preceding, or (B) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be anew registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (d) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporation documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (e) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     (f) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus us sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Diego, State of California on the 29th day of September, 1995.

                                   HOST FUNDING, INC.
                                   a Maryland corporation


                                   /s/ Michael S. McNulty
                                   -----------------------------------------
                                   By: Michael S. McNulty
                                   Its: Chairman of the Board and President


                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Michael S. McNulty as his or her true and lawful attorney-in-fact, for him or her and in his or her name, place and stead, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to cause the same to be filed with the Securities and Exchange Commission, hereby granting to said attorneys-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite or desirable to be done in and about the premises as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact may do or cause to be done by virtue of these presents.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on the 29th day of September, 1995 by the following persons in the capacities indicated.

     Signature                     Title
     ---------                     -----


\s\ Michael S. McNulty             Chairman of the Board, President, Treasurer
------------------------------     and Director
Michael S. McNulty


\s\ Michael D. Fedynyshyn          Vice-President, Secretary and Director
------------------------------
Dorothy Hatfield


\s\ Don W. Cockroft                Director
------------------------------
Don W. Cockroft


\s\ William Birdsall               Director
------------------------------
William Birdsall


\s\ Guy E. Hatfield                Director
------------------------------
Guy E. Hatfield


\s\ Charles R. Dunn                Director
------------------------------
Charles R. Dunn

                                  EXHIBIT INDEX


Exhibit                                                          Sequential
Number              Exhibit                                       Page No.**
------              -------                                      -----------

3.1       Amended and Restated Charter of the Registrant

3.2       Amended and Restated By-Laws of the Registrant

4.1       Form of Share Certificate

5.1       Form of Opinion of Peter G. Aylward

5.2       Form of Opinion of Ballard Spahr Andrews & Ingersoll

8.1       Form of Opinion of Peter G. Aylward as to Tax Matters

10.1      Form of Percentage Leases

10.2      Master Agreement

10.3      Advisory Agreement

10.4      Mission Bay Acquisition Agreement (See Appendix B to Form S-4)

10.5      Appraisal Report for Super 8 Motel in Miner, Missouri

10.6      Appraisal Report for Super 8 Motel in Poplar Bluff, Missouri

10.7      Appraisal Report for Super 8 Motel in Rock Falls, Illinois

10.8      Appraisal Report for Super 8 Motel in Somerset, Kentucky

10.9      Appraisal Report for the Mission Bay Super 8 Motel in San Diego,
          California

10.10     Post-Formation Acquisition Agreement

10.11     Underwriting Agreement

10.12     Non-Competition Agreement

13.1 Mission Bay's Annual Report on Form 10-K (SB) for the fiscal year ended December 31, 1994.

23.1      Consent of Peter G. Aylward, APC (included in Exhibit 5.1)

23.2      Consent of Ballard Spahr Andrews & Ingersoll (included in Exhibit
          5.2)

23.3      Consent of Peter G. Aylward, APC (included in Exhibit 8.1)

23.4      Form of Consent of William H. Ling, C.P.A.

23.5      Form of Consent of Levitz, Zacks & Ciceric

99.1      Form of Proxy Card for Vote without a Meeting by Mission Bay Limited
          Partners

99.2      Consents of persons named to become directors